 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1998

                                                     REGISTRATION NO. 333-37601

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                         CAREER EDUCATION CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    610000                   39-3932190
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR       CLASSIFICATION CODE NO.)
      ORGANIZATION)

2800 WEST HIGGINS ROAD, SUITE 790, HOFFMAN ESTATES, ILLINOIS 60195, (847) 781-
                                     3600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                JOHN M. LARSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         CAREER EDUCATION CORPORATION
2800 WEST HIGGINS ROAD, SUITE 790, HOFFMAN ESTATES, ILLINOIS 60195, (847) 781-
                                     3600
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
        LAWRENCE D. LEVIN, ESQ                 DENNIS V. OSIMITZ, ESQ.
          MARK D. WOOD, ESQ.                       SIDLEY & AUSTIN
         KATTEN MUCHIN & ZAVIS                ONE FIRST NATIONAL PLAZA
  525 WEST MONROE STREET, SUITE 1600           CHICAGO, ILLINOIS 60603
        CHICAGO, ILLINOIS 60661                    (312) 853-7000
            (312) 902-5200

                               ----------------


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 26, 1998

                                2,850,000 Shares

                                      LOGO

                                  Common Stock

                                  -----------

 The 2,850,000 shares of Common Stock, $.01 par value (the "Common Stock"), of
  Career Education Corporation  ("CEC" or the "Company")  offered hereby (the
   "Offering") are  being offered  by  the Company.  Prior to  the Offering, there has been no public market for the Common Stock. It is anticipated that the  initial public  offering price will  be between  $13.00 and
      $15.00  per   share.  For  information  relating  to   the  factors
       considered in determining the initial offering price to the public, see "Underwriting."

  The Common Stock has been approved for listing on the Nasdaq National Market under the symbol "CECO," subject to official notice of issuance.

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS" ON PAGE 8 HEREIN.

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY   OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                       UNDERWRITING
                                             PRICE TO  DISCOUNTS AND PROCEEDS TO
                                              PUBLIC    COMMISSIONS  COMPANY(1)
                                            ---------- ------------- -----------
Per Share..................................   $           $            $
Total (2).................................. $           $            $

(1) Before deduction of expenses payable by the Company estimated at $2,200,000.

(2) The Company has granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase a maximum of 427,500 additional shares to cover over-allotments of shares. If the option is
    exercised in full, the total Price to Public will be $   , Underwriting
    Discounts and Commissions will be $   , and Proceeds to Company will be
    $   .

  The shares of Common Stock are offered by the several Underwriters when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the shares of Common
Stock will be ready for delivery on or about      , 1998, against payment in
immediately available funds.

CREDIT SUISSE FIRST BOSTON                                  SALOMON SMITH BARNEY

                       Prospectus dated           , 1998

CAREER
EDUCATION
CORPORATION

                                                                    BUILDING
                                                                    THE FUTURE
                                                                    OF PRIVATE
                                                                    POST-
                                                                    SECONDARY
                                                                    EDUCATION

 PHOTOGRAPH OF FIVE STUDENTS FROM ALLENTOWN BUSINESS SCHOOL WALKING ON CAMPUS.

                                                      COMPUTER TECHNOLOGIES
                                                      VISUAL COMMUNICATION
                                                      AND DESIGN TECHNOLOGIES
                                                      BUSINESS STUDIES
                                                      CULINARY ARTS

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                       [FRONT COVER GATEFOLD--LEFT]

PICTURE OF THE FRONT OF AN OFFICE BUILDING          BUSINESS STUDIES
("NUMBER 126") WHICH HOUSES THE KATHARINE
GIBBS SCHOOL IN BOSTON, MASSACHUSETTS.

                                               The philosophy of our Business
                                               Studies program is to provide
                                               quality education that is
                                               relevant to the job market,
                                               implemented by an experienced
                                               and dedicated staff, and geared
                                               to those seeking a solid
                                               foundation in knowledge and
                                               skills. Our schools are driven
                                               to developing people for career
                                               positions using hands-on
                                               teaching techniques, externship
                                               positions and the latest
                                               technologies in a variety of
                                               fields, including the
                                               following: Accounting, Business
                                               Administration, Hotel and
                                               Restaurant Management,
                                               Marketing, Office Management,
                                               Secretarial, Travel, and Legal
                                               Executive Assistant.

PICTURE OF TWO STUDENTS AND ONE INSTRUCTOR
AT ONE OF THE COMPANY'S SCHOOLS. THEY ARE
ALL LOOKING AT A COMPUTER SCREEN.

PICTURE OF TWO PEOPLE AT A DESK IN A TRAVEL
AGENT'S OFFICE WHERE STUDENTS ARE TAUGHT
ABOUT TRAVEL-RELATED BUSINESS.

                                                . Allentown Business School .

                                                . The Katharine Gibbs School .

                                 PICTURE OF A KITCHEN CLASSROOM AT WESTERN
                                 CULINARY INSTITUTE, WITH SEVERAL CHEFS. IN
                                 THE FOREGROUND A CHEF INSTRUCTOR IS TEACHING
                                 A STUDENT.

                                 PICTURE OF A STUDENT FROM WESTERN CULINARY
                                 INSTITUTE DECORATING A CAKE.
      CULINARY ARTS

The core of our Culinary Arts
program is the hands-on
teaching of cooking and
baking skills as well as the
theoretical knowledge that
must underlie competency in
both fields. It endeavors to
present students the
different styles and
experiences of the school's
chef instructors, and to
introduce students to a wide
variety of equipment, all of
which will prepare them for
the area of the food service
or hospitality industry they
choose to enter.

      . Western Culinary
       Institute .

   . International Culinary
        Academy .

   (a division of School of
  Computer Technology)

                                 AN AERIAL PHOTO OF THE PORTLAND AREA WHERE
                                 WESTERN CULINARY INSTITUTE IS LOCATED.

                       [FRONT COVER GATEFOLD--RIGHT]


                                                    COMPUTER TECHNOLOGIES
PICTURE OF A BUILDING WHICH
HOUSES THE SCHOOL OF
COMPUTER TECHNOLOGY.

                                               Our Computer Technologies
                                               programs emphasize the
                                               technical training,
                                               development, and preparation
                                               necessary for our graduates to
                                               succeed in the various computer
                                               technology fields. Whether it
                                               is Computer Programming,
                                               Computer Technical Support,
                                               Computer Information
                                               Management, Electronics,
                                               Network Management, PC/LAN or
                                               PC/Net, active learning and
                                               real-time training are a
                                               primary emphasis in our
                                               facilities.

PICTURE OF A STUDENT IN A
COMPUTER TECHNOLOGIES
PROGRAM AT ONE OF THE
COMPANY'S SCHOOLS EXAMINING
SEVERAL CIRCUIT BOARDS,
WHILE AN INSTRUCTOR POINTS
TO AN AREA ON THE CIRCUIT
BOARD.

PICTURE OF TWO STUDENTS WHO
STUDY COMPUTER TECHNOLOGIES
AT ONE OF THE COMPANY'S
SCHOOLS AND AN INSTRUCTOR
IN FRONT OF COMPUTERS. THE
INSTRUCTOR IS POINTING AT A
COMPUTER SCREEN.

                                                 . Al Collins Graphic Design
                                                        School .

PICTURE OF A STUDENT IN A                       . Allentown Business School .
VISUAL COMMUNICATIONS
PROGRAM AT ONE OF THE
COMPANY'S SCHOOLS WORKING                          . Brooks College .
AT A DRAWING EASEL.
                                                   . Brown Institute .

                                                  . International Academy of
                                               Merchandising and Design .

PICTURE OF A STUDENT IN A
VISUAL COMMUNICATIONS
PROGRAM AT ONE OF THE
COMPANY'S SCHOOLS BEHIND A
VIDEO CAMERA WITH OTHER
STUDENTS AND BROADCASTING
EQUIPMENT IN THE
BACKGROUND.

PICTURE OF AN OFFICE                               VISUAL COMMUNICATION AND
BUILDING WHICH HOUSES ONE                            DESIGN TECHNOLOGIES
OF THE INTERNATIONAL
ACADEMY OF MERCHANDISING &
DESIGN SCHOOLS

                                               The fields of Visual
                                               Communication and Design
                                               Technologies, i.e., CADD,
                                               Fashion Design and
                                               Merchandising,
                                               Interactive/Digital Media,
                                               Interior Design, Internet,
                                               Package Design, Print Media
                                               and Broadcasting, are
                                               pervasive in our society.
                                               With a focus on providing
                                               thorough knowledge of the
                                               techniques used to create and
                                               produce all forms of Visual
                                               Communication, our schools
                                               prepare today's graduates to
                                               succeed in these creative
                                               fields. What keeps our
                                               students at the leading edge
                                               of these technologies is
                                               their own creativity and
                                               imagination, coupled with the
                                               solid training offered by our
                                               schools.

                                                 . Al Collins Graphic Design
                                                           School .
                                                . Allentown Business School .
                                                      . Brooks College .
                                                     . Brown Institute .
                                                  . International Academy of
                                                  Merchandising and Design .

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus. Prospective investors should consider carefully, among other things, the information set forth under "Risk Factors" in this Prospectus. Unless otherwise indicated, all information in this Prospectus (i) reflects the consummation of the Transactions (as defined under "The Transactions") and (ii) assumes no exercise of the Underwriters' over-allotment option. See "The Transactions" and "Description of Capital Stock." As used in this Prospectus, unless the context indicates otherwise, the terms "Company" and "CEC" refer to Career Education Corporation and its subsidiaries, including all of their schools and campuses; the term "school" means a campus or group of campuses known by a single brand name (such as The Katharine Gibbs Schools or Al Collins Graphic Design School); the term "campus" means a single location of any school (such as the New York campus of The Katharine Gibbs Schools or the Al Collins Graphic Design School in Tempe, Arizona); and the term "institution" means a main campus and its additional locations, as such are defined under regulations of the United States Department of Education.

                                  THE COMPANY

  Career Education Corporation (the "Company" or "CEC") is one of the largest providers of private, for-profit postsecondary education in North America, with approximately 13,000 students enrolled as of October 31, 1997. CEC operates nine schools, with 18 campuses located in 13 states and two Canadian provinces. These schools enjoy long operating histories and offer a variety of bachelor's degree, associate degree and non-degree programs in career-oriented disciplines within the Company's core curricula of (i) computer technologies, (ii) visual communication and design technologies, (iii) business studies and (iv) culinary arts.

  CEC was founded in January 1994 by John M. Larson, the Company's President and Chief Executive Officer, who has over 23 years of experience in the career-oriented education industry. The Company was formed to capitalize on opportunities in the large and highly fragmented postsecondary school industry. Since its inception, CEC has completed nine acquisitions. The Company has acquired schools that it believes possess strong curricula, leading reputations and broad marketability but have been undermanaged from a marketing and financial standpoint. The Company seeks to apply its expertise in operations, marketing and curricula development, as well as its financial strength, to improve the performance of these schools. The schools acquired by the Company and their improved populations are summarized in the following table:

                                                   STUDENT POPULATION
                                                     AT OCTOBER 31,
                                   YEAR     DATE   ------------------
             SCHOOL               FOUNDED ACQUIRED   1996      1997    % INCREASE
             ------               ------- -------- --------- --------- ----------
AL COLLINS GRAPHIC DESIGN SCHOOL
 ("Collins")                       1978     1/94         891     1,008     13%
BROOKS COLLEGE ("Brooks")          1970     6/94         960     1,112     16
ALLENTOWN BUSINESS SCHOOL
 ("Allentown")                     1869     7/95         781       927     19
BROWN INSTITUTE ("Brown")          1946     7/95       1,452     1,575      8
WESTERN CULINARY INSTITUTE
 ("Western Culinary")              1983    10/96         453       467      3
SCHOOL OF COMPUTER TECHNOLOGY
 ("SCT") (2 campuses)              1967     2/97         940     1,053     12
THE KATHARINE GIBBS SCHOOLS
 ("Gibbs") (7 campuses)            1911     5/97       2,982     3,556     19
INTERNATIONAL ACADEMY OF MER-
 CHANDISING & DESIGN (U.S.)
 ("IAMD-U.S.") (2 campuses)        1977     6/97       1,202     1,518     26
INTERNATIONAL ACADEMY OF MER-
 CHANDISING & DESIGN (CANADA)
 ("IAMD-Canada") (2 campuses)      1983     6/97       1,228     1,776     45

  The Company's success in completing acquisitions and improving the financial performance of acquired schools has enabled it to achieve rapid growth. Net revenue has increased from $7.5 million in 1994 to $33.6 million in 1996. For the first nine months of 1997, net revenue was $50.8 million. 1996 pro forma net revenue, reflecting the results of operations of schools the Company acquired in 1997, would have been $87.5 million.

BUSINESS AND OPERATING STRATEGY

  The Company was founded based upon a business and operating strategy which it believes has enabled it to achieve significant improvements in the performance of its acquired schools. The Company believes this strategy will enable it to continue to capitalize on favorable economic, demographic and social trends which are driving demand for career-oriented education. These trends include increasing technological requirements for entry-level jobs, growing numbers of high school students and greater recognition of the value of higher education. The key elements of this strategy are as follows:

  . Focusing on Core Curricula. The Company's schools offer educational programs principally in four career-related fields of study identified by the Company as areas with highly interested and motivated students, strong entry-level employment opportunities and ongoing career and salary advancement potential.

  . Adapting and Expanding Educational Programs. Each of the Company's schools strives to meet the changing needs of its students and the employment markets by regularly refining and adapting its existing educational programs, selectively duplicating successful programs from other CEC schools and introducing entirely new programs of study.

  . Direct Response Marketing. The Company seeks to increase school enrollment and profitability through intensive local, regional and national direct response marketing programs specifically crafted for each school to maximize that school's market penetration.

  . Improving Student Retention. The Company focuses substantial attention on student retention, as modest improvements in student retention rates can result in meaningful increases in school revenue and profitability. The Company strives to improve retention by treating students as valued customers.

  . Emphasizing Employment of Graduates. The Company devotes significant resources to graduate placement efforts because it believes that maintaining high employment rates for graduates of its schools enhances the overall reputation of the schools and their ability to attract new students.

  . Making Capital Investments. The Company makes substantial investments in its facilities and equipment to attract, retain and prepare students for the increasing technical demands of the workplace.

  . Emphasizing School Management Autonomy and Accountability. The Company provides significant operational autonomy and appropriate performance-based incentives to its campus-level managers. The Company believes these policies foster among these managers an important sense of personal responsibility for achieving campus performance objectives and provide the Company with a significant advantage in recruiting and retaining highly-motivated, entrepreneurial individuals.

  The Company believes that its application of this strategy has been a major factor in improving operations at the four schools owned by the Company as of July 1995: Allentown, Brooks, Brown and Collins. At these schools, the aggregate student population has increased over 38% over the past two years, from 3,347 at October 31, 1995 to 4,622 at October 31, 1997. In addition, approximately 88% of the available 1996 graduates of these four schools obtained employment related to their program of study within six months of graduation.

GROWTH STRATEGY

  The Company believes it can achieve superior long-term growth in revenue and profitability through:

  . Expanding Existing Operations. Through the execution of its business and operating strategy, the Company intends to achieve continued growth at its existing campuses.

  . Acquiring Additional North American Schools. The Company intends to continue to acquire schools in the U.S. and Canada that have, among other things, leading reputations, broad marketability and demonstrated compliance with regulatory requirements and accreditation standards. The Company plans to acquire schools which it believes have been undermanaged and will benefit from the implementation of the Company's business and operating strategy.

  . Establishing New Campuses. The Company expects to open new campuses, most likely as additional locations of existing institutions, to capitalize on new markets or geographic regions that exhibit strong enrollment potential and/or the opportunity to establish a successful school operation in one of the Company's core curricula areas.

  . Entering New Service Areas. The Company plans to develop new services, such as distance learning (offering educational products and services for working adults through video, Internet and other distribution channels) and educational publishing (producing and marketing educational publications), which the Company believes offer strong long-term growth potential. Additionally, the Company plans to expand its contract training operations (providing customized training on a contract basis for business and government organizations).

  . Expanding Internationally. The Company may also acquire or establish operations outside North America where the Company believes significant opportunities exist.

  CEC was incorporated in Delaware on January 5, 1994. CEC's principal executive offices are located at 2800 West Higgins Road, Suite 790, Hoffman Estates, Illinois 60195 and its telephone number is (847) 781-3600. The address of the Company's web site is http://www.careered.com. Web sites for most of the Company's schools can be accessed through hyperlinks at the Company's web site.

                                  THE OFFERING

Common Stock offered............... 2,850,000 shares
Common Stock to be outstanding
 after the Offering................ 6,729,775 shares (1)
Use of proceeds.................... Repayment of certain indebtedness. See "Use of Proceeds."
Proposed Nasdaq National Market
 symbol............................ CECO

--------

(1) Assumes an initial public offering price of $14.00 per share and excludes
    (i) 26,262 shares of Common Stock issuable upon exercise of a warrant issued to The Provident Bank, a former lender to the Company (the "Provident Warrant"), (ii) 498,746 shares of Common Stock issuable upon the exercise of outstanding options (including 257,100 shares of Common Stock issuable upon the exercise of options granted on the date of this Prospectus to certain directors, officers and employees) and (iii) an aggregate of 1,050,306 shares of Common Stock reserved for issuance under the Career Education Corporation 1995 Stock Option Plan, the Career Education Corporation 1998 Employee Incentive Compensation Plan, the Career Education Corporation 1998 Non-Employee Directors' Stock Option Plan and the Career Education Corporation 1998 Employee Stock Purchase Plan (collectively, the "Stock Plans"). See "Management--Stock Plans" and "Description of Capital Stock."

                 SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

  The following table sets forth certain consolidated financial and other operating data for the Company. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus. See "Unaudited Pro Forma Condensed Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                            YEAR ENDED       NINE MONTHS ENDED    NINE MONTHS ENDED
                           YEARS ENDED DECEMBER 31,      DECEMBER 31, 1996     SEPTEMBER 30,      SEPTEMBER 30, 1997
                          -----------------------------  ------------------  -------------------  -------------------
                                                                     PRO                                       PRO
                                                                   FORMA AS                                  FORMA AS
                                                           PRO     ADJUSTED                          PRO     ADJUSTED
                          1994(1)      1995      1996    FORMA(2)   (2)(3)     1996      1997     FORMA(2)    (2)(3)
                          ---------- --------  --------  --------  --------  --------  ---------  ---------  --------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
 DATA:
Revenue:
 Tuition and
  registration fees,
  net...................  $  5,794   $ 16,330  $ 29,269  $79,640   $79,640   $ 19,299  $  45,615  $ 68,172   $68,172
 Other, net.............     1,692      3,066     4,311    7,836     7,836      3,130      5,152     6,464     6,464
                          --------   --------  --------  -------   -------   --------  ---------  --------   -------
   Total net revenue....     7,486     19,396    33,580   87,476    87,476     22,429     50,767    74,636    74,636
Depreciation and
 amortization (4).......       980      1,330     2,134   10,517    10,517      1,481      5,000     8,199     8,199
Income (loss) from
 operations.............    (1,455)       404     2,420     (437)     (437)       393       (354)   (1,034)   (1,034)
Income (loss) before
 extraordinary item.....    (1,589)        69     1,495   (5,041)   (2,269)        21     (1,392)   (4,431)   (2,360)
Extraordinary loss (5)..       --         --        --       --        --         --        (418)      --        --
                          --------   --------  --------  -------   -------   --------  ---------  --------   -------
Net income (loss).......    (1,589)        69     1,495   (5,041)   (2,269)        21     (1,810)   (4,431)   (2,360)
                          ========   ========  ========  =======   =======   ========  =========  ========   =======
Income (loss) before
 extraordinary item
 attributable to common
 stockholders (6).......    (1,982)      (804)      137   (5,041)   (2,269)      (995)    (3,563)   (4,460)   (2,389)
                          ========   ========  ========  =======   =======   ========  =========  ========   =======
Net income (loss)
 attributable to common
 stockholders (6).......    (1,982)      (804)      137                          (995)    (3,981)
                          ========   ========  ========                      ========  =========
Pro forma income (loss)
 before extraordinary
 item attributable to
 common stockholders
 (7)....................                       $  1,495  $(5,041)  $(2,269)  $     21  $  (1,421) $ (4,460)  $(2,389)
                                               ========  =======   =======   ========  =========  ========   =======
Pro forma income (loss)
 before extraordinary
 item per share
 attributable to common
 stockholders (7)(8)....                                           $ (0.40)                                  $ (0.42)
                                                                   =======                                   =======
OTHER DATA:
EBITDA (9)..............  $   (475)  $  1,734  $  4,554  $10,080   $10,080   $  1,874  $   4,646  $  7,165   $ 7,165
EBITDA margin (9).......      (6.3)%      8.9%     13.6%    11.5%     11.5%       8.4%       9.2%      9.6%      9.6%
Cash flow provided by
 (used in):
 Operating activities...    (1,000)       235     5,275                           600     (6,274)
 Investing activities...    (2,372)    (3,478)   (9,518)                         (952)   (39,733)
 Financing activities...     6,014      4,566     8,076                          (509)    43,650
Capital expenditures,
 net....................       153        897     1,231                           915      2,010
Student population (10).     1,131      3,347     4,537   10,889                3,533     10,951    10,951
Number of campuses (11).         2          4         5       18                    4         18        18
                                                                                            SEPTEMBER 30, 1997
                                                                                       ------------------------------
                                                                                                               PRO
                                                                                                             FORMA AS
                                                                                                     PRO     ADJUSTED
                                                                                        ACTUAL    FORMA(12)  (12)(13)
                                                                                       ---------  ---------  --------
                                                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.....................................................         $   5,448  $  5,448   $ 9,670
Working capital...............................................................             1,402     1,402     5,624
Total assets..................................................................           103,369   103,369   107,591
Long-term debt, net of current maturities.....................................            46,892    46,892    16,207
Redeemable preferred stock and warrants.......................................            34,027       289       289
Total stockholders' investment................................................            (1,774)   31,964    66,871

--------
(1) Commencing January 5, 1994, the date of the Company's incorporation.
(2) Gives effect to the Company's acquisitions of Western Culinary, SCT, Gibbs, IAMD-U.S. and IAMD-Canada and the Transactions as if they had occurred at the beginning of each period presented. See "Unaudited Pro Forma Condensed Consolidated Financial Data."
(3) Gives effect to the sale of 2,850,000 shares of Common Stock offered hereby, at an assumed initial public offering price of $14.00 per share, and the application of the estimated net proceeds therefrom as described in "Use of Proceeds," as if they had occurred as of the beginning of each period presented. See "Unaudited Pro Forma Condensed Consolidated Financial Data."
(4) Amount includes depreciation of property and equipment, amortization of goodwill, student contracts and covenants not to compete and excludes the amortization of debt discount and deferred financing costs.
(5) Represents the extraordinary loss of $651, net of a $233 tax benefit, resulting from the early extinguishment of debt during the nine months ended September 30, 1997. See Note 4 of the Notes to the Company's Consolidated Financial Statements.
(6) Includes reductions to income (loss) before extraordinary item for dividends paid or added to the redemption value of preferred stock, and the accretion to redemption value of preferred stock and warrants. See Note 2 of the Notes to the Company's Consolidated Financial Statements.

(7) For the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997, pro forma income (loss) before extraordinary item is derived by eliminating the effect of dividends paid or accrued on preferred stock and the accretion to redemption value of preferred stock and warrants (to be converted or exercised in connection with the Offering) from historical income (loss) before extraordinary item attributable to common stockholders.

(8) Pro forma as adjusted weighted average number of common and common stock equivalent shares outstanding totalling 5,649,336 and 5,641,861 at December 31, 1996 and September 30, 1997, respectively, includes (i) 2,200,000 and 2,191,786 shares, for the respective periods, of Common Stock issued in the Offering at an assumed initial public offering price of $14.00 in order to repay indebtedness as described in "Use of Proceeds," as if the Offering had occurred as of January 1, 1996 and (ii) 2,521,857 shares, for both periods, of Common Stock to be issued upon the Preferred Stock Conversion, assuming an initial public offering price of $14.00 per share. See "The Transactions" and "Use of Proceeds."
(9) For any period, EBITDA equals earnings before interest expense, taxes, depreciation and amortization (including amortization of debt discount and deferred financing costs), and EBITDA margin equals EBITDA as a percentage of net revenue. EBITDA and EBITDA margin are presented because the Company believes they allow for a more complete analysis of the Company's results of operations. EBITDA and EBITDA margin should not be considered as alternatives to, nor is there any implication that they are more meaningful than, any measure of performance or liquidity as promulgated under Generally Accepted Accounting Principles ("GAAP").
(10) Represents the total number of students attending the Company's schools
     (a) in the case of each full year, as of October 31, or (b) for the nine months ended September 30, 1996 and 1997, as of September 30.
(11) Represents the total number of campuses operated by the Company as of the end of the period.
(12) Gives effect to the Transactions.
(13) As adjusted to give effect to the sale of 2,850,000 shares of Common Stock offered hereby at an assumed initial public offering price of $14.00 per share, after deducting estimated underwriting discounts and commissions and offering expenses, and the application of the net proceeds therefrom as described in "Use of Proceeds."

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing any shares of Common Stock offered hereby. This Prospectus contains certain forward-looking statements that are based on the beliefs of, as well as assumptions made by and information currently available to, the Company's management. The words "believe," "anticipate," "intend," "estimate," "expect" and similar expressions are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements. Such statements reflect the current views of the Company or its management and are subject to certain risks, uncertainties and assumptions, including, but not limited to, those set forth in the following Risk Factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements in 1998 and beyond could differ materially from those expressed in, or implied by, such forward-looking statements. The Company undertakes no obligation to release publicly any revisions to any such forward-looking statements that may reflect events or circumstances after the date of this Prospectus.

SUBSTANTIAL DEPENDENCE ON STUDENT FINANCIAL AID; POTENTIAL ADVERSE EFFECTS OF REGULATION

  Students attending the Company's schools finance their education through a combination of family contributions, individual resources (including earnings from full or part-time employment) and government-sponsored financial aid. The Company estimates that over 71% of the students at its U.S. schools receive some government-sponsored (federal or state) financial aid. For the 1996-97 award year (July 1, 1996 to June 30, 1997), approximately 81% of the Company's U.S. tuition and fee revenue (on a cash basis) was derived from some form of such financial aid received by the students of its schools. In addition, students attending IAMD-Canada receive government-sponsored financial aid. A reduction in U.S. or Canadian government funding levels could lead to lower enrollments at the Company's schools and require the Company to seek alternative sources of financial aid for students enrolled at its schools. If student enrollments are lowered or such alternative sources cannot be arranged, the Company's business, results of operations and financial condition would be adversely affected.

 Potential Adverse Effects of Failure to Comply with U.S. Financial Aid Regulatory Requirements

  The Company and its U.S. schools are subject to extensive regulation by federal and state governmental agencies and accrediting bodies. In particular, the Higher Education Act of 1965, as amended (the "HEA"), and the regulations promulgated thereunder by the United States Department of Education (the
"DOE") subject the Company's U.S. schools to significant regulatory scrutiny on the basis of numerous standards that schools must satisfy in order to participate in the various federal student financial assistance programs under Title IV of the HEA (the "Title IV Programs"). Under the HEA and its implementing regulations, certain of these standards must be complied with on an institutional basis. For purposes of these standards, the regulations define an institution as a main campus and its additional locations, if any. Under this definition, each of the Company's U.S. campuses is a separate institution, except for The Katharine Gibbs School in Piscataway, New Jersey, which is an additional location of The Katharine Gibbs School in Montclair, New Jersey ("Gibbs-Montclair"), and the School of Computer Technology in Fairmont, West Virginia, which is an additional location of the School of Computer Technology in Pittsburgh, Pennsylvania. Among other things, the standards under the HEA and its implementing regulations with which the Company's U.S. institutions must comply: (i) require each institution to maintain a rate of default by its students on federally guaranteed or funded student loans that is below a specified rate, (ii) limit the proportion of an institution's revenue that may be derived from the Title IV Programs, (iii) establish certain financial responsibility and administrative capability standards, (iv) restrict the ability of an institution or its parent corporation to engage in certain types of transactions that would result in a change in ownership and control of that institution or corporation, (v) prohibit the payment of certain incentives to personnel engaged in student recruiting and admissions activities related to educational programs eligible for Title IV Program funds and (vi) require certain short-term educational programs to achieve stringent completion and placement outcomes in order to be eligible for Title IV Program funds. Under the rule concerning the limitation on the amount of revenue that may be derived from the Title IV Programs, commonly referred to as the "85/15 Rule," an institution would be disqualified from participation in those programs if more than 85% of its revenue (on a cash basis) in any fiscal year was derived from the Title IV Programs. The Company has calculated that, since this requirement took effect in 1995, none of the Company's U.S. institutions has derived more than 83% of its revenue (on a cash basis) from the Title IV Programs for any fiscal year, and that for 1996 the range for the Company's U.S. institutions was from approximately 52% to approximately 82%. The Company is required to engage an independent auditor to conduct a compliance review of each U.S. institution's Title IV Program operations and to submit the results of such audits to the DOE on an annual basis. The Company has complied with its obligations in this regard on a timely basis. Based upon the most recent annual compliance audits of the Company's U.S. institutions and upon other reviews and audits by independent and governmental entities relating to compliance with the requirements established by the HEA and the regulations thereunder, the Company's institutions have been found to be in substantial compliance with the requirements for participating in the Title IV Programs, and the Company believes that its institutions continue to be in substantial compliance with those requirements. However, the DOE has asserted that the Company and certain of its institutions are not in compliance with certain financial responsibility requirements, as further discussed in "--Potential Loss of Student Financial Aid Due to Failure to Meet Financial Responsibility Standards" below.

  The HEA mandates specific regulatory responsibilities for each of the following components of the higher education regulatory triad: (i) the federal government through the DOE; (ii) the non-governmental accrediting agencies recognized by the DOE (see "--Potential Loss of Student Financial Aid Due to Failure to Maintain Accreditations"); and (iii) state postsecondary education regulatory bodies (see "--Potential Loss of Student Financial Aid Due to Failure to Maintain State Licenses or Authorizations"). As in the case of the HEA and its implementing regulations, the regulations, standards and policies of the accrediting and state education regulatory bodies frequently change, and changes in, or new interpretations of, applicable laws, regulations, standards or policies could have a material adverse effect on the schools' accreditation, authorization to operate in various states, permissible activities, receipt of funds under the Title IV Programs or costs of doing business. The Company's failure to maintain or renew any required regulatory approvals, accreditations or authorizations could have a material adverse effect on the Company's business, results of operations and financial condition. See "Financial Aid and Regulation--Federal Oversight of the Title IV Programs--Increased Regulatory Scrutiny."

  In the event of a determination by the DOE that one of the Company's institutions had improperly disbursed Title IV Program funds, the affected institution could be required to repay those funds and could be assessed an administrative fine of up to $25,000 per violation of the Title IV Program requirements. In addition, the DOE could transfer that institution from the "advance" system of payment of Title IV Program funds, under which an institution requests and receives funding from the DOE in advance based on anticipated needs, to the "reimbursement" system of payment, under which an institution must disburse funds to students and document their eligibility for Title IV Program funds before receiving funds from the DOE or from Federal Family Education Loan ("FFEL") program lenders. Violations of the Title IV Program requirements could also subject an institution or the Company to sanctions under the False Claims Act as well as other civil and criminal penalties. The failure by any of the Company's institutions to comply with applicable federal, state or accrediting agency requirements could result in the limitation, suspension or termination of that institution's ability to participate in the Title IV Programs or the loss of state licensure or accreditation. Any such event could have a material adverse effect on the Company's business, results of operations and financial condition. There are no proceedings for any such purposes pending against any of the Company's institutions, and the Company has no reason to believe that any such proceeding is contemplated. See "Financial Aid and Regulation--Federal Oversight of the Title IV Programs."

 Risk That Legislative Action Will Reduce Financial Aid Funding or Increase Regulatory Burden

  The Title IV Programs are subject to significant political and budgetary pressures. The process of reauthorizing the HEA by the U.S. Congress, which takes place approximately every five years, has begun and is expected to be completed in 1998. It is not possible to predict the outcome of the reauthorization process. Although there is no present indication that the Congress will decline to reauthorize the Title IV Programs, there can be no assurance that government funding for the Title IV Programs will continue to be available or maintained at current levels. A reduction in government funding levels could lead to lower enrollments at the Company's schools and require the Company to seek alternative sources of financial aid for students enrolled in its schools. Given the significant percentage of the Company's revenue that is indirectly derived from the Title IV Programs, the loss of or a significant reduction in Title IV Program funds available to students at the Company's schools could have a material adverse effect on the Company's business, results of operations and financial condition.

  In addition, there can be no assurance that current requirements for student and institutional participation in the Title IV Programs will be unchanged or that one or more of the present Title IV Programs will not be replaced by other programs with materially different student or institutional eligibility requirements. Numerous changes to the HEA have been proposed by the DOE and other parties. Thus, the reauthorization process could result in revisions to the HEA that increase the compliance burden on the Company's institutions. If the Company cannot comply with the provisions of the HEA, as revised during the reauthorization process, or if the cost of such compliance is excessive, the Company's business, results of operations and financial condition would be materially adversely affected. The DOE has also circulated proposals that would impact guaranty agencies and lenders which could impact the access of the Company's institutions and their students to FFEL program loans. See "Financial Aid and Regulation--Nature of Federal Support for Postsecondary Education in the U.S." There can be no assurance that any legislation will not include statutory language that is different from, or in addition to, that which is currently being proposed by the DOE or that in the future there will not be enacted other different legislation amending the HEA or otherwise impacting institutions, guaranty agencies or lenders.

POTENTIAL LOSS OF STUDENT FINANCIAL AID DUE TO FAILURE TO MEET FINANCIAL RESPONSIBILITY STANDARDS

  The HEA and its implementing regulations establish specific standards of financial responsibility that must be satisfied in order to qualify for participation in the Title IV Programs. Under such standards, an institution must: (i) have an acid test ratio (defined as the ratio of cash, cash equivalents and current accounts receivable to current liabilities) of at least 1:1 at the end of each fiscal year, (ii) have a positive tangible net worth at the end of each fiscal year and (iii) not have a cumulative net operating loss during its two most recent fiscal years that results in a decline of more than 10% of the institution's tangible net worth at the beginning of that two-year period. In order to make this determination, the DOE requires an institution annually to submit audited financial statements prepared on an accrual basis.

  An institution that is determined by the DOE not to meet any one of the standards of financial responsibility is nonetheless entitled to participate in the Title IV Programs if it can demonstrate that it is financially responsible on an alternative basis. An institution may do so by posting surety, either in an amount equal to 50% (or greater, as the DOE may require) of the total Title IV Program funds received by students enrolled at such institution during the prior year or in an amount equal to 10% (or greater, as the DOE may require) of such prior year's funds if the institution also agrees to transfer to the reimbursement system of payment for its Title IV Program funds. The DOE has interpreted this surety condition to require the posting of an irrevocable letter of credit in favor of the DOE. In November 1997, the DOE published new regulations regarding financial responsibility to take effect on July 1, 1998. See "Financial Aid and Regulation--Federal Oversight of the Title IV Programs--Financial Responsibility Standards."

  In reviewing the Company's acquisitions in the last 14 months, it has been the DOE's practice to measure financial responsibility on the basis of the financial statements of both the acquired institutions and the Company. In its review of the Company's financial statements as filed with the DOE in connection with the Company's applications for DOE certification of institutions acquired subsequent to September 1996, the DOE has questioned the Company's accounting for certain direct marketing costs and its valuation of courseware and other instructional materials of the Company's recently acquired institutions.

  As a result of the DOE's concerns regarding the Company's accounting for direct marketing costs and courseware, the DOE has offered the Company the alternative of posting a letter of credit in favor of the DOE with respect to each institution the Company has acquired since September 1996. While the Company continues to disagree with the position taken by the DOE, in order to obtain certification of the institutions to resume participation in the Title IV Programs in a timely fashion, the Company has posted and currently has outstanding letters of credit in the amount of $1.9 million with respect to Western Culinary, expiring on September 30, 1998; $1.2 million with respect to SCT, expiring on October 31, 1998; $12.0 million with respect to Gibbs, expiring on October 31, 1998; and $5.3 million with respect to IAMD-U.S., expiring on October 31, 1998.

  Further, beginning in October 1997, the DOE has imposed a condition that, through September 30, 1998, SCT, Gibbs and IAMD-U.S. may not disburse Title IV Program funds in excess of the total Title IV Program funds that students enrolled at each institution received in the most recent award year for which data are available to the DOE, which the DOE has calculated as $1.6 million in the case of SCT, $16.0 million in the case of Gibbs, and $7.0 million in the case of IAMD-U.S. In subsequent discussions, the DOE has agreed to consider potential increases in the Title IV Program funding available to students at the affected institutions, if the Company so requests and with the understanding that the Company would secure any such increase in Title IV Program funding by increasing the applicable letter of credit in an amount commensurate with the additional Title IV Program funding utilized by such students. The DOE has advised the Company that the DOE does not include William D. Ford Federal Direct Loan ("FDL") funds in calculating the amount of any letter of credit and that FDL funds are not considered in determining the total Title IV Program funding available to an affected institution. SCT disburses significant amounts of FDL funds to students enrolled in its educational programs. The DOE also has stated that, prior to a determination that the Company satisfies the standards of financial responsibility, the DOE will not consider applications to resume Title IV Program participation on behalf of any institutions that the Company may acquire in the future or applications that seek approval of any action that would expand the Title IV Program participation of any of the Company's U.S. institutions that already is certified for such participation. See "--Reliance on and Risks of Acquisition Strategy," "Business--Growth Strategy" and "Financial Aid and Regulation--Federal Oversight of the Title IV Programs--Financial Responsibility Standards."

  In accordance with applicable law, the DOE will be required to rescind the letters of credit and related requirements if the Company and its U.S. institutions demonstrate that they satisfy the standards of financial responsibility using accounting treatments that are acceptable to the DOE. After discussions with the DOE, the Company changed its accounting to eliminate deferred direct marketing costs from its financial statements. In the course of further discussions with the DOE, the Company provided additional information regarding the valuation of courseware and instructional materials at one of the recently acquired institutions where such valuation was questioned by the DOE. Based upon these discussions, the Company believes its valuation of courseware and instructional materials as will be presented in its 1997 audited financial statements will not impair a determination by the DOE that the Company is financially responsible. Further, the DOE agreed that in the conduct of its next review of the financial responsibility of the Company and its U.S. institutions, the DOE will consider financial information reflecting the results of the Offering, as well as the 1997 audited financial statements of each entity. The Company expects to receive net proceeds from the Offering of approximately $34.9 million. See "Use of Proceeds." The Company believes that such proceeds and the cash generated from operations during 1997 will enable the Company and each of its U.S. institutions to satisfy each of the DOE's standards of financial responsibility, based on their 1997 audited financial statements and the Company's post-Offering financial information. Accordingly, the Company intends to seek the DOE's review of the Company's and its U.S. institutions' audited 1997 financial statements and the Company's post-Offering financial information on an expedited basis in the spring of 1998. However, there can be no assurance that the DOE will expedite its review or of the outcome of such review.

  As a result of the DOE's requirement that the Company provide the letters of credit discussed above, the Company has utilized approximately $20.4 million of availability under its credit agreement. In addition, the DOE limitation on the aggregate dollar value of the Title IV Program participation of SCT, Gibbs and IAMD-

U.S. could significantly reduce the Company's ability to provide financial assistance to additional students at those institutions, which in turn could reduce the Company's ability to enroll such additional students. The inability of the Company to significantly increase aggregate enrollment at SCT, Gibbs or IAMD-U.S. or to file applications with the DOE for other newly acquired U.S. institutions to seek Title IV Program participation, could have a material adverse effect on the Company's business, results of operations and financial condition and on its ability to generate sufficient liquidity to continue to fund growth in its operations and purchase other institutions. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources."

  Under a separate standard of financial responsibility, if an institution has made late Title IV Program refunds to students in its prior two years, the institution is required to post a letter of credit in favor of the DOE in an amount equal to 25% of the total Title IV Program refunds paid by the institution in its prior fiscal year. Based on this standard, since July 1, 1997, the Company has posted a total of $310,000 in additional letters of credit with respect to Brown, Collins, Gibbs-Montclair, SCT, Western Culinary and The Katharine Gibbs School in New York, New York ("Gibbs-New York"). See "Financial Aid and Regulation--Federal Oversight of the Title IV Programs-- Financial Responsibility Standards."

POTENTIAL LOSS OF STUDENT FINANCIAL AID DUE TO HIGH STUDENT LOAN DEFAULT RATES

  The Company is substantially dependent on continued participation by its institutions in the student loan programs included in the Title IV Programs. For the 1996-97 award year (July 1, 1996 to June 30, 1997), federally guaranteed or funded student loans represented approximately 56% of the Company's U.S. tuition and fee revenue (on a cash basis). Under the HEA, an institution could lose its eligibility to participate in some or all of the Title IV Programs if the defaults of its students on their FFEL or FDL loans exceed specified rates for specified periods of time. An institution's annual cohort default rate on FFEL or FDL loans, including a "weighted average" cohort default rate for institutions that participate in both loan programs, is calculated as the rate at which borrowers scheduled to begin repayment on such loans in one year default on those loans by the end of the following year. If an institution's cohort default rate is 25% or greater in any one of the three most recent federal fiscal years, the DOE may determine that the institution lacks administrative capability and may place that institution on "provisional certification" status for up to four years. Provisional certification does not limit an institution's access to Title IV Program funds, but does subject that institution to closer review by the DOE and possible summary adverse action if that institution commits violations of the Title IV Program requirements. If an institution has cohort default rates of 25% or greater for three consecutive federal fiscal years, that institution will no longer be eligible to participate in the FFEL or FDL programs for the remainder of the federal fiscal year in which the determination of ineligibility is made and for the two subsequent federal fiscal years. An institution whose cohort default rate for any federal fiscal year exceeds 40% may have its eligibility to participate in all of the Title IV Programs limited, suspended or terminated. In addition, if an institution's cohort default rate for loans under the Federal Perkins Loan ("Perkins") program exceeds 15% for any federal award year, the DOE may determine that the institution lacks administrative capability and place the institution on provisional certification status for up to four years. See "Financial Aid and Regulation--Federal Oversight of the Title IV Programs-- Cohort Default Rates."

  None of the Company's institutions has published FFEL or FDL cohort default rates of 25% or greater for three consecutive federal fiscal years. One of the Company's institutions, The Katharine Gibbs School, Norwalk, Connecticut ("Gibbs-Norwalk"), has a cohort default rate of 27.4% for federal fiscal year 1995, which is the most recent year for which rates have been published. Two of the Company's institutions, including Gibbs-Norwalk, have had a cohort default rate exceeding 25% in one of the last three federal fiscal years for which such rates have been published. Nine of the Company's institutions have Perkins cohort default rates in excess of 15% for students who were scheduled to begin repayment in the 1996-1997 federal award year, the most recent year for which such rates have been calculated. See "Financial Aid and Regulation--Federal Oversight of the Title IV Programs--Cohort Default Rates." These nine institutions collectively accounted for approximately 59% of the Company's 1996 pro forma net revenue, reflecting the Company's acquisitions of Western Culinary, SCT, Gibbs, IAMD-U.S. and IAMD-Canada as if they had occurred as of January 1, 1996 ("1996 Pro Forma Net Revenue"). The Perkins program cohort default rates for these nine institutions ranged from 20.7% to 64.3%. Thus, these institutions could, for this reason, be placed on provisional certification status for all Title IV Program purposes, which would subject them to closer review by the DOE and possible summary adverse action if they commit any violation of the Title IV Program requirements. To date, none of these institutions has been placed on such status solely for this reason. The Perkins loans disbursed to students in the Company's institutions in the 1996-97 award year equaled approximately 1% of the Company's U.S. tuition and fee revenue (on a cash basis). In 1995, the Gibbs institutions voluntarily chose to discontinue participation in the Perkins program. IAMD-U.S., SCT and Western Culinary also do not participate in the Perkins program. The loss of eligibility to participate in any or all of the Title IV Programs by any of the Company's institutions could have a material adverse effect on the Company's business, results of operations and financial condition.

POTENTIAL ADVERSE REGULATORY CONSEQUENCES OF A CHANGE OF OWNERSHIP OR CONTROL

  When the Company expands through the acquisition of an institution that is eligible to participate in the Title IV Programs, that institution undergoes a "change of ownership" that results in a "change of control," as defined in the HEA and applicable regulations. In such event, that institution becomes ineligible to participate in the Title IV Programs and may receive and disburse only certain previously committed Title IV Program funds to its students until it has applied for and received from the DOE recertification under the Company's ownership. Approval of an application for recertification must be based upon a determination by the DOE that the institution under its new ownership is in compliance with the requirements of institutional eligibility. The time required to act on such an application can vary substantially and may take several months. If an institution is recertified following a change of ownership, it will be on a provisional basis. Provisional certification does not limit an institution's access to Title IV Program funds, but does subject that institution to closer review by the DOE and possible summary adverse action if that institution commits violations of the Title IV Program requirements.

  Each of the U.S. institutions acquired by the Company has undergone a recertification review under the Company's ownership and has been recertified to participate in the Title IV Programs in accordance with the DOE's change of ownership requirements and procedures. The DOE recertified such institutions within periods ranging from two and one-half months to five months from the dates of their respective acquisitions. Of the U.S. institutions that have been recertified, 13 are presently participating in the Title IV Programs under provisional certification.

  Under the HEA and its implementing regulations, a change of ownership resulting in a change in control would occur upon the transfer of a controlling interest in the voting stock of an institution or such institution's parent corporation. For a corporation such as the Company that is, prior to the Offering, neither publicly traded nor closely held (as defined under the HEA), a change of ownership resulting in a change in control would occur if any person either acquires or ceases to hold at least 25% of such corporation's total outstanding voting stock and that person gains or loses actual control of the corporation. With respect to a publicly-traded corporation, which the Company will be following consummation of the Offering, a change of ownership resulting in a change in control occurs when there is an event that would obligate that corporation to file a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") disclosing a change of control. A change of ownership and control also could require an institution to reaffirm its state authorization and accreditation. The requirements of state and accrediting agencies with jurisdiction over the Company's schools vary widely in this regard. See "Financial Aid and Regulation--Federal Oversight of the Title IV Programs--Restrictions on Acquiring or Opening Additional Schools and Adding Educational Programs."

  After a review of a description of the Offering submitted by the Company, the DOE issued a letter stating its determination that the Offering will not constitute a change of ownership resulting in a change in control under the HEA or the DOE's regulations. However, if the Offering were determined to constitute a change of ownership resulting in a change in control under state and/or accrediting agency standards, the Company would be required to reestablish the state authorization and accreditation of each of the affected U.S. campuses. Based upon its review of applicable state and accrediting agency standards, the Company does not believe that the Offering will constitute a change of ownership resulting in a change of control for state authorization or accreditation purposes, except as identified immediately below. The Offering will constitute a change of ownership under the standards of the Accrediting Council for Independent Colleges and Schools ("ACICS"), which provide that a change from a privately owned corporation to a publicly traded corporation is considered a change of ownership. As a result, 10 of the Company's U.S. institutions will be subject to review by ACICS to reaffirm their accreditation. In addition, the Accrediting Commission of Career Schools and Colleges of Technology ("ACCSCT") is still considering whether it will treat the Offering as a change of ownership and may choose to view the Offering as a substantive change in the existing accreditation of the affected institutions which would require review by ACCSCT or a change of ownership that would require the Company to reaffirm the accreditation of the affected institutions. The Company has been advised that certain states will consider the Offering to constitute a change of ownership. Therefore, the Company will be required to reaffirm the state approvals of the institutions operating in those states. A significant delay in reobtaining or the failure to reobtain state authorization or accreditation for any or all of the Company's institutions could have a material adverse effect on the Company's business, results of operations and financial condition.

  Once the Company is deemed to be publicly traded, the potential adverse implications of a change of ownership resulting in a change in control could influence future decisions by the Company and its stockholders regarding the sale, purchase, transfer, issuance or redemption of the Company's capital stock.

POTENTIAL LOSS OF STUDENT FINANCIAL AID DUE TO FAILURE TO MAINTAIN STATE LICENSES OR AUTHORIZATIONS

  In order to operate and award degrees, diplomas and certificates and to participate in the Title IV Programs, a campus must be licensed or authorized to offer its programs of instruction by the relevant agencies of the state in which such campus is located. Each state has its own standards and requirements for licensure or authorization, which vary substantially among the states. Typically, state laws require that a campus demonstrate that it has the personnel, resources and facilities appropriate to its instructional programs. Each of the Company's U.S. campuses is licensed or authorized by the relevant agencies of the state in which such campus is located. If any of the Company's campuses were to lose its state license or authorization, such campus would lose its eligibility to participate in the Title IV Programs, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Financial Aid and Regulation--State Authorization."

POTENTIAL LOSS OF STUDENT FINANCIAL AID DUE TO FAILURE TO MAINTAIN
ACCREDITATIONS

  In order to participate in the Title IV Programs, an institution must be accredited by an accrediting agency recognized by the DOE. Accreditation is a non-governmental process through which an institution submits to qualitative review by an organization of peer institutions, based on the standards of the accrediting agency and the stated aims and purposes of the institution. See "Financial Aid and Regulation--Accreditation." Certain states require institutions to maintain accreditation as a condition of continued authorization to grant degrees. Each of the Company's U.S. institutions is accredited by an accrediting agency recognized by the DOE, namely, ACICS, ACCSCT, and the Accrediting Commission for Community and Junior Colleges/Western Association of Schools and Colleges ("WASC/ACCJC"). The HEA requires accrediting agencies recognized by the DOE to review and monitor many aspects of an institution's operations and to take appropriate disciplinary action when the institution fails to comply with the accrediting agency's standards. Several of the Company's institutions were on reporting status, requiring them regularly to report their placement or retention results or both to their accrediting agency, during 1997. However, the Company expects all but two of these institutions, IAMD-U.S. in Chicago and Brown, to be removed from such reporting status in 1998. IAMD-U.S. in Chicago has also been and will continue to be on financial reporting to ACICS during 1998, based solely on the financial status of IAMD-U.S. in Chicago under its previous ownership. If any of the Company's campuses were to lose its accreditation, such campus would lose its eligibility to participate in the Title IV Programs, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Financial Aid and Regulation--Accreditation."

DEPENDENCE ON CANADIAN FINANCIAL AID; POTENTIAL ADVERSE EFFECTS OF CANADIAN REGULATION

  A substantial majority of the students attending IAMD-Canada receive student financial assistance from Canadian federal and/or provincial financial aid programs. Specifically, Canadian students, other than those who reside in the province of Quebec, are eligible to receive loans under the Canada Student Loan ("CSL") program. Students who are residents of the province of Quebec are eligible to receive loans from the Quebec Loans and Bursaries Program ("QLBP"). Students who are residents of the province of Ontario receive financial assistance under both the CSL program and the Ontario Student Loans Plan ("OSLP").

  To enable its students to receive such financial aid, a Canadian institution must meet certain eligibility standards to administer these programs and must comply with extensive statutes, rules, regulations and requirements. In particular, to maintain its right to administer Ontario student financial assistance programs, an institution, such as the IAMD-Canada campus in Toronto, must, among other things, be registered and in good standing under the Private Vocational Schools Act ("PVSA") and must be approved by the Ontario Ministry of Education and Training as an eligible institution. Similarly, among other requirements, IAMD-Canada's institution and programs in Quebec must continue to be designated by the Quebec Minister of Education (the "QME") in order for the institution's students to be eligible for financial aid. Any failure of IAMD-Canada to meet the eligibility standards or comply with the applicable statutes, rules, regulations and requirements could have a material adverse effect on the Company's business, results of operations and financial condition. See "Financial Aid and Regulation--Canadian Regulation."

  Additionally, the Company may not operate a private vocational school in the province of Ontario unless such school is registered under the PVSA. IAMD-Canada, in Quebec, is subject to the Act Respecting Private Education ("ARPE"). In accordance with ARPE, a company may not operate a private educational institution without holding a permit issued by the QME for the institution itself and for the educational services to be provided.

  The legislative, regulatory and other requirements relating to student financial assistance programs in Ontario and Quebec are subject to change by applicable governments due to political and budgetary pressures, and any such change may affect the eligibility for student financial assistance of the students attending IAMD-Canada which, in turn, could materially adversely affect the Company's business, results of operations and financial condition.

LIMITED OPERATING HISTORY; RISKS OF INTEGRATING ACQUISITIONS

  The Company was incorporated in January 1994 and has grown rapidly since that date. Although all the Company's current schools have been in existence for substantial periods of time, the Company itself has only a limited operating history upon which to evaluate the Company and its prospects. Particularly since 13 of the Company's 18 campuses have been acquired in 1997, the Company's campuses have operated together, as parts of a combined entity, for a very limited period of time. Although comprised of individuals with substantial education industry experience, the Company's senior executive team has somewhat limited experience in managing the Company's schools. In addition, the Company's rapid growth could place a strain on the Company's management, operations, employees and resources. There can be no assurance that the Company will be able to maintain or accelerate its current growth rate, effectively manage its expanding operations or achieve planned growth on a timely or profitable basis. If the Company is unable to manage its growth effectively, its business, results of operations, financial condition and regulatory compliance could be materially adversely affected.

  The anticipated benefits of the Company's most recent acquisitions may not be achieved unless the Company successfully integrates these schools into its operations and is able to effectively manage, market and apply its business strategy to these schools. The difficulties of integration may initially be increased by the necessity of integrating personnel with disparate business backgrounds and corporate cultures. Management's focus on the integration of acquired companies and on the application of the Company's business strategy to these schools could interrupt, or cause loss of momentum in, other ongoing activities of the Company, which could have a material adverse effect on the Company's business, results of operations, financial condition and regulatory compliance. See "Business--Overview."

HISTORY OF LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY

  Since its inception in 1994, the Company has experienced an operating loss and net loss for 1994 and the first nine months of 1997; and a net loss attributable to common stockholders for 1994, 1995 and the first nine months of 1997. For the year ended December 31, 1996, on a pro forma basis reflecting the results of operations of schools the Company acquired in 1997, the Company would have incurred an operating loss, net loss and net loss attributable to common stockholders. To the extent that the Company earned operating income, net income or income attributable to common stockholders for any prior periods, the amounts earned were not substantial. The Company anticipates that it will report a net loss and a net loss attributable to common stockholders for the year ending December 31, 1997. See "Selected Historical Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the related notes thereto appearing elsewhere in this Prospectus. The Company may continue to incur losses, and there can be no assurance as to if or when the Company will be profitable in the future or, if profitability is achieved, that it can be sustained or that earnings will be substantial. The Company's future operating results will depend upon a number of factors, including the other factors discussed in these "Risk Factors."

RELIANCE ON AND RISKS OF ACQUISITION STRATEGY

  The Company expects to continue to rely on acquisitions as a key component of its strategy for growth. The Company from time to time engages in, and is currently engaged in, evaluations of, and discussions with, possible acquisition candidates, including evaluations and discussions relating to acquisitions that may be material in size and/or scope. However, the Company currently has no agreements or commitments with respect to any acquisitions. There can be no assurance that the Company will continue to be able to identify educational institutions that provide suitable acquisition opportunities or to acquire any such institutions on favorable terms. The Company's acquisition strategy may also be adversely affected by the DOE's request that the Company not submit additional applications to resume Title IV Program participation on behalf of any other institutions that the Company may acquire prior to a determination by the DOE that the Company satisfies the standards of financial responsibility. See "--Potential Loss of Student Financial Aid Due to Failure to Meet Financial Responsibility Standards." Furthermore, there can be no assurance that any acquired institutions can be successfully integrated into the Company's operations or be operated profitably. Acquisitions involve a number of special risks and challenges, including the diversion of management's attention, assimilation of the operations and personnel of acquired companies, adverse short-term effects on reported operating results, possible loss of key employees and difficulty of presenting a unified corporate image. Continued growth through acquisition may also subject the Company to unanticipated business or regulatory uncertainties or liabilities. No assurance can be given that any potential acquisition will succeed in enhancing the Company's business and will not ultimately have a material adverse effect on the Company. See "Business--Growth Strategy."

  When the Company acquires an existing school, a significant portion of the purchase price for such school typically will be allocated to goodwill and intangibles (e.g., non-competition agreements). The Company amortizes goodwill over a period of 40 years and intangible assets over periods of three to five years. In addition, the Company's acquisition of a school would constitute a change in ownership, resulting in a change of control with respect to such school for purposes of eligibility to participate in the Title IV Programs. Generally, the

Company intends to acquire schools subject to the condition that they be recertified promptly for such eligibility by the DOE. The failure of the Company to manage its acquisition program effectively could have a material adverse effect on the Company's business, results of operations, financial condition and regulatory compliance. See "--Potential Adverse Regulatory Consequences of a Change of Ownership or Control," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Aid and Regulation--Federal Oversight of the Title IV Programs--Restrictions on Acquiring or Opening Additional Schools and Adding Educational Programs."

RISKS ASSOCIATED WITH EXPANSION PLANS

  Although to date the Company has added new schools only through acquisitions, in the future the Company expects to develop, open and operate new schools, most likely as additional locations of existing schools, but possibly also as entirely separate, freestanding institutions. Establishing new schools would pose unique challenges and require the Company to make investments in management, capital expenditures, marketing expenses and other resources different, and in some cases greater, than those required with respect to the operation of acquired schools. In addition, in order to open a new school, the Company would be required to obtain appropriate state or provincial and accrediting agency authorizations and approvals. In addition, to be eligible for Title IV Program funding, such schools would need federal authorization and approvals. In the case of entirely separate, freestanding U.S. institutions, a minimum of two years' operating history would be required for them to be eligible for Title IV Program funding. Because the Company has not yet established a new school, there can be no certainty as to the Company's ability to be successful in any such endeavor or as to the ultimate profitability of any such school. Additionally, while the Company expects that its career-oriented school business will continue to provide the substantial majority of its revenue in the near term, the Company plans to expand its contract training business, currently only offered to a limited extent by a few of the Company's schools, and may also decide to provide other education-related services, such as distance learning or educational publishing. There can be no assurance as to what, if any, new service areas the Company will decide to enter nor as to the Company's ability to succeed in markets beyond its current career-oriented school business. Any failure of the Company to effectively manage the operations of newly established schools or service areas, or any diversion of management's attention from the Company's core career-oriented school operating activities, could have a material adverse effect on the Company's business, results of operations, financial condition and regulatory compliance. See "Business--Growth Strategy" and "Financial Aid and Regulation--Federal Oversight of the Title IV Programs--Restrictions on Acquiring or Opening Additional Schools and Adding Educational Programs." The Company may also consider acquiring or establishing operations outside of the United States and Canada. See "--Risks of International Operations."

RISK ASSOCIATED WITH CHANGES IN MARKET NEEDS AND TECHNOLOGY

  Prospective employers of graduates of the Company's schools increasingly demand that their entry-level employees possess appropriate technological skills. Educational programs at these schools, particularly programs in computer technologies and visual communications, must keep pace with such shifting requirements. The inability of the Company to adequately respond to changes in industry requirements for whatever reason could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Technology."

SEASONALITY

  The Company's results of operations fluctuate primarily as a result of changes in the level of student enrollment at the Company's schools. The Company's schools experience a seasonal increase in new enrollments in the fall, traditionally when the largest numbers of new high school graduates begin postsecondary education. Furthermore, although the Company encourages year-round attendance at all schools, Brooks has a traditional summer break for its fashion design, interior design and fashion merchandising students. As a result of these factors, total student enrollment and net revenue are typically highest in the fourth quarter (October through

December) and lowest in the second quarter (April through June) of the Company's fiscal year. The Company's costs and expenses do not, however, fluctuate as significantly on a quarterly basis. The Company anticipates that these seasonal trends at its schools will continue. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Seasonality."

HIGHLY COMPETITIVE MARKET

  The postsecondary education market is highly competitive. The Company's schools compete with traditional public and private two-year and four-year colleges and universities and other proprietary schools. Certain public and private colleges and universities, as well as other private career-oriented schools, may offer programs similar to those of the Company's schools. Although tuition at private nonprofit institutions is, on average, higher than tuition at CEC's schools, some public institutions are able to charge lower tuition than CEC's schools, due in part to government subsidies, government and foundation grants, tax-deductible contributions and other financial sources not available to proprietary schools. Some of the Company's competitors in both the public and private sectors have substantially greater financial and other resources than the Company. See "Business--Competition."

RISKS OF INTERNATIONAL OPERATIONS

  Although the Company's operations have thus far been limited to the U.S. and Canada, the Company intends to explore opportunities outside those markets. There may be difficulties and complexities associated with any expansion by the Company into international markets, and there can be no assurance that the Company's strategies will succeed beyond the U.S. and Canada. International operations present inherent risks, including currency fluctuations, varying political and economic conditions, unanticipated changes in regulation, trade barriers, staffing and management problems and adverse tax consequences. Also, in expanding internationally, the Company would be required to comply with different, and potentially more onerous, regulatory requirements. There can be no assurance that such factors will not have a material adverse effect on the Company's business, results of operations or financial condition in the future. See "Business--Growth Strategy."

SIGNIFICANT OWNERSHIP AND INFLUENCE OF PRINCIPAL STOCKHOLDERS

  After consummation of the Offering, Heller Equity Capital Corporation ("Heller"), Electra Investment Trust P.L.C. and Electra Associates, Inc. (collectively, "Electra"), and the current executive officers and directors of the Company (including persons joining the Company's Board of Directors on the date of this Prospectus), collectively, will beneficially own approximately 57.2% of the outstanding shares of Common Stock (approximately 53.9% if the Underwriters' over-allotment option is exercised in full). As a result of such concentration of ownership, if Heller, Electra and the current executive officers and directors of the Company or some combination thereof vote together, they will have the ability to control the policies and affairs of the Company and corporate actions requiring stockholder approval, including the election of all members of the Company's Board of Directors. This concentration of ownership could have the effect of delaying, deferring or preventing a change of control of the Company, including any business combination with an unaffiliated party, and could also affect the price that investors might be willing to pay in the future for shares of Common Stock. See "Management--Arrangements for Nomination as Director," "Security Ownership of Certain Beneficial Owners and Management" and "Description of Capital Stock."

POSSIBLE NEED FOR ADDITIONAL FINANCING TO IMPLEMENT GROWTH STRATEGY

  The Company believes that funds from operations, cash on hand and investments, and borrowings under the $80 million credit agreement, dated as of May 30, 1997 and amended as of September 25, 1997 (the "Credit Agreement"), among the Company, as borrower, the lenders named therein and LaSalle National Bank, as agent, together with the net proceeds of the Offering, will be adequate to fund the Company's current operating plans for the foreseeable future. However, the Company may need additional debt or equity financing in order to carry out its strategy of growth through acquisition. The amount and timing of financing which the Company may need will vary principally depending on the timing and size of acquisitions and the sellers' willingness to provide financing themselves. To the extent that the Company requires additional financing in the future and is unable to obtain such additional financing, it may not be able to implement fully its growth strategy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

RESTRICTIONS UNDER THE CREDIT AGREEMENT

  The Credit Agreement restricts the Company and its subsidiaries' ability to take certain actions, including incurring additional indebtedness, paying dividends or making other restricted payments or investments, acquiring new businesses, issuing subordinated debt, entering new business areas or substantially altering the Company's current method of conducting business. Accordingly, the Company may also be restricted in its ability to take certain actions which the Company's management believes would be desirable and in the best interests of the Company and its stockholders. The Credit Agreement additionally requires the Company to maintain specified financial ratios and satisfy certain financial tests. A breach of any covenants contained in the Credit Agreement could result in an event of default thereunder and allow the lenders to accelerate the indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

DEPENDENCE ON KEY PERSONNEL

  The Company's success to date has depended in large part on the skills and efforts of John M. Larson, the Company's co-founder, President and Chief Executive Officer, William A. Klettke, the Company's Senior Vice President and Chief Financial Officer, and the Company's other key personnel. Additionally, the Company's success depends, in large part, upon its ability to attract and retain highly qualified faculty, school presidents and administrators and corporate management. Due to the nature of the Company's business, it may be difficult to locate and hire qualified personnel, and to retain such personnel once hired. None of the Company's employees is subject to an employment or noncompetition agreement other than Mr. Larson and Lawrence Gross, the Company's Managing Director of Operations--Canadian School Group. The Company does not maintain key man life insurance on Mr. Larson, Mr. Klettke or any of its other employees. The loss of the services of Mr. Larson, Mr. Klettke or any of the Company's other key personnel, or the failure of the Company to attract and retain other qualified and experienced personnel on acceptable terms, could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management."

NO PRIOR PUBLIC MARKET FOR COMMON STOCK

  Prior to the Offering, there has been no public market for the Common Stock and there can be no assurance that an active trading market will develop or be sustained after the Offering. The initial public offering price for the Common Stock will be determined by negotiations between the Company and the Underwriters, based upon several factors, and may not be indicative of the price that will prevail in the public market. There can be no assurance that the market price of the Common Stock will not decline from the initial public offering price. After consummation of the Offering, the market price of the Common Stock will be subject to fluctuations in response to a variety of factors, including quarterly variations in the Company's operating results, announcements of acquisitions by the Company or its competitors, new regulations or interpretations of regulations applicable to the Company's schools, changes in accounting treatments or principles and changes in earnings estimates by securities analysts, as well as general political economic and market conditions. The market price for the Common Stock may also be affected by the Company's ability to meet or exceed analysts' or "street" expectations, and any failure to meet such expectations, even if minor, could have a material adverse effect on the market price of the Common Stock. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of certain companies and that have often been unrelated to the operating performance of such companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Any such litigation initiated against the Company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Underwriting."

ANTITAKEOVER EFFECTS OF CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

  Upon consummation of the Offering, the Company's Board of Directors will have the authority to issue up to 1,000,000 shares of undesignated preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the Company's stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue such shares of preferred stock. Further, certain provisions of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and of Delaware law could delay or make more difficult a merger, tender offer or proxy contest involving the Company. See "Description of Capital Stock."

SHARES ELIGIBLE FOR FUTURE SALE

  The sale of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. Upon consummation of the Offering, the Company will have a total of approximately 6,729,775 shares of Common Stock outstanding, of which the 2,850,000 shares offered hereby will be eligible for immediate sale in the public market without restriction unless such shares are held by "affiliates" of the Company within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). The remaining 3,879,775 shares of Common Stock outstanding upon completion of the Offering will be "restricted securities" within the meaning of Rule 144 under the Securities Act (the "Restricted Shares"), all of which Restricted Shares will be subject to lock-up agreements (the "Lock-Up Agreements") under which the holders of such shares agree that they will not, directly or indirectly, sell or otherwise dispose of any shares of Common Stock, or securities or other rights convertible into or exchangeable or exercisable for any shares of Common Stock, for 180 days after the date of the Offering without the prior written consent of Credit Suisse First Boston Corporation. An additional 498,746 shares of Common Stock are issuable at various dates upon exercise of options heretofore granted or being granted on the date of this Prospectus to certain employees, officers, directors and consultants of the Company pursuant to stock option agreements. Upon expiration of the Lock-Up Agreements, 3,879,035 of the currently outstanding Restricted Shares will be eligible for sale under Rule 144, subject to volume and other limitations (other than the holding period requirement) of such rule. Subject to the Lock-Up Agreements, the holders of 3,622,709 of such Restricted Shares of Common Stock also have been accorded registration rights under the Securities Act. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sales, will have on the market price of the Common Stock prevailing from time to time or on the Company's ability to raise capital through an offering of its equity securities. See "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting."

IMMEDIATE AND SUBSTANTIAL DILUTION

  The initial public offering price of the Common Stock offered hereby will be substantially higher than the net book value of the currently outstanding Common Stock. Therefore, assuming an initial public offering price of $14.00 per share, purchasers of the Common Stock offered hereby will experience immediate and substantial dilution of $8.92 per share in the net tangible book value of the Common Stock. See "Dilution."

ABSENCE OF DIVIDENDS

  The Company has never declared or paid any cash dividends or distributions on its common stock. The Company currently intends to retain its earnings to finance future growth and therefore does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company is prohibited from paying any dividends on the Common Stock under the terms of the Credit Agreement. See "Dividend Policy."

                               THE TRANSACTIONS

  The Company's outstanding capital stock currently consists of (i) four classes of common stock: Class A Voting Common Stock, $.01 par value (the "Class A Common Stock"); Class B Voting Common Stock, $.01 par value (the "Class B Common Stock"); Class C Non-voting Common Stock, $.01 par value (the "Class C Common Stock"); and Class E Non-voting Common Stock, $.01 par value (the "Class E Common Stock") (the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class E Common Stock are collectively referred to as the "Existing Common Stock"); and (ii) three classes of Preferred Stock:
Preferred Stock, Series A, $.01 par value (the "Series A Preferred Stock"); Preferred Stock, Series C, $.01 par value (the "Series C Preferred Stock"); and Series D Preferred Stock, $.01 par value (the "Series D Preferred Stock") (the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are collectively referred to as the "Existing Preferred Stock").

  Assuming an initial public offering price of $14.00 per share, prior to the consummation of the Offering, (i) the Amended and Restated Certificate of Incorporation of the Company shall be amended (the "Certificate Amendment") to provide, among other things, for (a) only two classes of capital stock, consisting of the Common Stock and Preferred Stock, $.01 par value, (b) the conversion of all shares of Existing Common Stock into Common Stock at the rate of 7.473 shares of Common Stock for every share of Existing Common Stock, and (c) the conversion (the "Preferred Stock Conversion") of all Existing Preferred Stock (including all accrued paid-in-kind dividends thereon) into Common Stock at a rate determined by dividing the liquidation value of the Existing Preferred Stock (including the liquidation value of the accrued paid-in-kind dividends) by the initial public offering price of the Common Stock in the Offering (converting into 2,769,693 shares of Common Stock); and then (ii) all outstanding warrants (other than the Provident Warrant) to purchase Class D Non-voting Common Stock, $.01 par value (the "Class D Common Stock"), and Class E Common Stock (collectively, the "Warrants") will be exercised (the "Warrant Exercise" and, together with the Certificate Amendment, the "Transactions") for an aggregate of 497,633 shares of Common Stock. The consummation of the Offering and the Transactions are conditioned upon one another.

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the shares of Common Stock offered by the Company hereby, after deduction of the estimated underwriting discounts and commissions and offering expenses payable by the Company, are estimated to be approximately $34.9 million, assuming an initial public offering price of $14.00 per share (approximately $40.5 million if the Underwriters exercise in full the over-allotment option granted to them by the Company. The Company intends to use approximately $30.8 million of its net proceeds from the Offering to repay outstanding revolving credit borrowings under the Credit Agreement and approximately $4.1 million to repay the outstanding indebtedness on notes payable to the former shareholders of IAMD-U.S. and IAMD-Canada. After giving effect to the Offering and the application of the net proceeds therefrom as described above, the Company's remaining availability under the Credit Agreement would be approximately $40.6 million.

  The outstanding revolving credit borrowings under the Credit Agreement (including borrowings under a predecessor credit agreement refinanced through borrowings under the Credit Agreement) were incurred by the Company in connection with its acquisitions of Gibbs, IAMD-U.S. and IAMD-Canada. Interest is payable by the Company on outstanding obligations under the Credit Agreement at various rates, as defined in the Credit Agreement (see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources"), and these obligations are scheduled to mature on May 31, 2002. The notes payable to the former shareholders of IAMD-U.S. and IAMD-Canada were issued by the Company in connection with the acquisitions of these schools, bear interest at a rate of 7% per annum and mature on June 30, 2001. The notes payable to IAMD-U.S. and IAMD-Canada are subject to mandatory repayment upon consummation of the Offering.

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends or distributions on the Existing Common Stock. The Company does not anticipate paying cash dividends or other distributions on the Common Stock in the foreseeable future, but intends instead to retain any future earnings for reinvestment in its business. Any future determination to pay cash dividends will be at the discretion of the Company's Board of Directors and will be dependent upon the Company's financial condition, results of operations, capital requirements and such other factors as the Company's Board of Directors deems relevant. The Company is prohibited from paying any dividends on the Common Stock under the terms of the Credit Agreement.

                                 CAPITALIZATION

  The following table sets forth the Company's cash and cash equivalents and capitalization (long-term debt plus stockholders' investment) (i) as of September 30, 1997, (ii) pro forma to reflect the Transactions and (iii) pro forma as adjusted to reflect the Transactions and the sale by the Company of 2,850,000 shares of Common Stock offered hereby at an assumed initial public offering price of $14.00 per share, after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company, and the application of the net proceeds therefrom to repay certain indebtedness as described under "Use of Proceeds." The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                      SEPTEMBER 30, 1997
                                                 ------------------------------
                                                                     PRO FORMA
                                                 ACTUAL   PRO FORMA AS ADJUSTED
                                                 -------  --------- -----------
                                                    (DOLLARS IN THOUSANDS)
Cash and cash equivalents....................... $ 5,448   $ 5,448    $ 9,670
                                                 =======   =======    =======
Long-term debt, net of current maturities....... $46,892   $46,892    $16,207
Redeemable preferred stock:
  Series A Preferred Stock, $.01 par value,
   50,000 shares authorized,
   7,852 shares outstanding, at redemption
   value, including $2,084,736 of accumulated
   dividends (1)................................   9,937       --         --
  Series C Preferred Stock, $.01 par value,
   5,000 shares authorized,
   4,954 shares outstanding, at redemption value
   (1)..........................................   4,338       --         --
  Series D Preferred Stock, $.01 per value,
   25,000 shares authorized,
   22,500 shares outstanding, at redemption
   value, including $567,204 of accumulated
   dividends (1)................................  18,323       --         --
Redeemable warrants:
  Exercisable into 21,576 shares of Class D
   Common Stock.................................   1,140       --         --
  Exercisable into 3,514 shares of Class E
   Common Stock.................................     289       289        289
Stockholders' investment:
  Common Stock, $.01 par value, 1,100,000 shares
   authorized;
   81,997 shares issued and outstanding,
   including 5,250 shares of Class A Common
   Stock, 5,100 shares of Class B Common Stock,
   69,900 shares of Class C Common Stock, no
   shares of Class D Common Stock and 1,747
   shares of Class E Common Stock, actual;
   6,671,715 shares issued and outstanding, pro
   forma and as adjusted (2)....................       1        38         67
  Warrants......................................   4,777       --         --
  Additional paid-in capital....................      71    38,549     73,427
  Foreign currency translation..................       7         7          7
  Accumulated deficit...........................  (6,630)   (6,630)    (6,630)
                                                 -------   -------    -------
    Total stockholders' investment..............  (1,774)   31,964     66,871
                                                 -------   -------    -------
    Total capitalization........................ $79,145   $79,145    $83,367
                                                 =======   =======    =======

--------
(1) The 35,306 shares of Preferred Stock (including accrued paid-in-kind dividends thereon through September 30, 1997) would be converted into 2,711,281 shares of Common Stock (assuming an initial public offering price of $14.00 per share).

(2) Does not include as of September 30, 1997 (i) 143,923 shares of Common Stock issuable upon the exercise of outstanding options at a weighted average exercise price of $9.20 per share and (ii) 7,406 shares of Common Stock reserved for issuance under the 1995 Plan (as defined under "Management--Stock Plans"). Upon consummation of the Offering, (i) 498,746 shares of Common Stock will be issuable upon the exercise of outstanding options at a weighted average exercise price of $9.87 per share, and (ii) 1,050,306 shares of Common Stock will be reserved for issuance under the Stock Plans. See "Management--Stock Plans," "Description of Capital Stock" and Notes 8 and 15 of the Notes to the Company's Consolidated Financial Statements.

                                   DILUTION

  The net tangible book value of the Company as of September 30, 1997, after giving effect to the Transactions, was approximately $(985,000), or $(0.26) per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets of the Company reduced by the amount of its total liabilities and divided by the total number of shares of Common Stock outstanding. After giving effect to the sale of the 2,850,000 shares of Common Stock offered hereby at an assumed initial public offering price of $14.00 per share, and after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company, the pro forma net tangible book value of the Company as of September 30, 1997 would have been approximately $33,922,000, or $5.08 per share of Common Stock. This represents an immediate increase in net tangible book value of $5.34 per share to existing stockholders and an immediate and substantial dilution of $8.92 per share to new stockholders. The following table illustrates this per share dilution:

      Assumed initial public offering price per share...........           $14.00
       Net tangible book value per share as of September 30,
        1997....................................................  $(56.66)
       Increase per share attributable to pro forma adjustments.    56.41
                                                                  -------
      Pro forma net tangible book value per share as of
       September 30, 1997.......................................    (0.26)
      Increase per share attributable to new stockholders.......     5.34
                                                                  -------
      Pro forma net tangible book value per share as of
       September 30, 1997 after the Offering....................             5.08
                                                                           ------
      Dilution per share to new stockholders....................           $ 8.92
                                                                           ======

  The following table summarizes, on a pro forma basis as of September 30, 1997, the difference between the existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid (before deducting estimated underwriting discounts and commissions and offering expenses payable by the Company):

                                 SHARES PURCHASED  TOTAL CONSIDERATION  AVERAGE
                                 ----------------- -------------------   PRICE
                                  NUMBER   PERCENT   AMOUNT    PERCENT PER SHARE
                                 --------- ------- ----------- ------- ---------
   Existing stockholders........ 3,821,715   57.3% $35,366,000   47.0%  $ 9.25
   New investors................ 2,850,000   42.7   39,900,000   53.0   $14.00
                                 ---------  -----  -----------  -----
       Total.................... 6,671,715  100.0% $75,266,000  100.0%
                                 =========  =====  ===========  =====

  The foregoing calculations do not give effect to, as of September 30, 1997, 143,923 shares of Common Stock issuable upon the exercise of outstanding options at a weighted average exercise price of $9.20 per share. To the extent any such options are exercised, there will be further dilution to new investors. See "Capitalization," "Management--Stock Plans," "Description of Capital Stock" and Notes 8 and 15 of the Notes to the Company's Consolidated Financial Statements.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

  The following unaudited pro forma condensed consolidated statements of operations of the Company give effect to (1) the acquisitions of Western Culinary, SCT, Gibbs, IAMD-U.S. and IAMD-Canada (the "Acquisitions"), (2) the Transactions (as defined under "The Transactions") and (3) the sale by the Company of 2,850,000 shares of Common Stock in the Offering and the application of the estimated net proceeds therefrom to repay certain indebtedness as set forth under "Use of Proceeds," as if they had occurred at the beginning of each period presented.

  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 reflects the audited statements of operations of the Company and Gibbs, the unaudited historical statement of operations of SCT, IAMD-U.S. and IAMD-Canada for the year then ended and the audited historical statement of operations of Western Culinary for the nine months and 21 days ended October 21, 1996. The results of Western Culinary's operations from the date of its acquisition, October 21, 1996, have been included in the Company's historical financial statements. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1997 includes the audited statements of operations of the Company and the unaudited historical statements of operations of IAMD-U.S. and IAMD-Canada for the six months ended June 30, 1997, of SCT for the two months ended February 28, 1997 and of Gibbs for the five months ended May 31, 1997. The historical results of operations of SCT, Gibbs, IAMD-U.S. and IAMD-Canada have been included in the Company's financial statements subsequent to the dates of their acquisition. For the purpose of preparing the unaudited pro forma condensed consolidated statements of operations only, the historical statements of operations for IAMD-Canada described above were translated from Canadian dollars (IAMD-Canada's functional currency) to U.S. dollars at the approximate average exchange rate for the respective periods.

  The unaudited pro forma financial data are a presentation of historical results with accounting and other adjustments. The unaudited pro forma financial data do not reflect the effects of any of the anticipated changes to be made by the Company in its operations from the historical operations, are presented for informational purposes only and should not be construed to be indicating (i) the results of operations or the financial position of the Company that actually would have occurred had the Acquisitions, the Transactions and the Offering been consummated as of the dates indicated or
(ii) the results of operations or the financial position of the Company in the future.

  The unaudited pro forma financial data reflect the Acquisitions using the purchase method of accounting. The acquired assets and liabilities of Western Culinary, SCT, Gibbs, IAMD-U.S. and IAMD-Canada are stated at values representing a preliminary allocation of the purchase cost based upon estimated fair market values at the dates of acquisition. The final purchase accounting allocations will be determined based upon final appraised values and are not expected to differ significantly from the estimates used herein.

  The following unaudited pro forma financial data and accompanying notes are qualified in their entirety by reference to, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements and notes thereto of CEC, Gibbs, Western Culinary, IAMD-U.S. and IAMD-Canada and the other historical financial information included elsewhere in this Prospectus.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                        HISTORICAL
                     ----------------------------------------------------
                                WESTERN
                               CULINARY
                               (THROUGH
                              OCTOBER 21,                 IAMD-    IAMD-   PRO FORMA                    OFFERING
                       CEC       1996)     SCT    GIBBS    U.S.    CANADA ADJUSTMENTS      PRO FORMA   ADJUSTMENTS
                     -------  ----------- ------ -------  ------  ------- -----------      ---------   -----------
Revenue:
 Tuition and
  registration
  fees, net........  $29,269    $4,297    $6,206 $25,831  $6,404  $7,633    $   --          $79,640      $  --
 Other, net........    4,311       304         9   2,932     226      54        --            7,836         --
                     -------    ------    ------ -------  ------  ------    -------         -------      ------
   Total net
    revenue........   33,580     4,601     6,215  28,763   6,630   7,687        --           87,476         --
Operating Expenses:                                                             --
 Educational
  services and
  facilities.......   14,404       697     2,063   6,427   2,970   2,479                     29,040         --
 General and
  administrative...   14,622     3,476     3,807  19,388   3,508   4,566     (1,011)(1)      48,356         --
 Depreciation and
  amortization.....    2,134        18       205   2,235     478     430      5,017 (2)(3)   10,517         --
                     -------    ------    ------ -------  ------  ------    -------         -------      ------
   Total operating
    expenses.......   31,160     4,191     6,075  28,050   6,956   7,475      4,006          87,913         --
                     -------    ------    ------ -------  ------  ------    -------         -------      ------
   Income (loss)
    from
    operations.....    2,420       410       140     713    (326)    212     (4,006)           (437)        --
Interest expense...      717         1        55   1,038     107     145      2,541 (4)       4,604      (2,772)(8)
                     -------    ------    ------ -------  ------  ------    -------         -------      ------
   Income (loss)
    before
    provision
    (benefit) for
    income taxes...    1,703       409        85    (325)   (433)     67     (6,547)         (5,041)      2,772
Provision (benefit)
 for income taxes..      208       164        34     --     (173)     27       (260)(5)         --           --
                     -------    ------    ------ -------  ------  ------    -------         -------      ------
Net Income (Loss)..    1,495       245        51    (325)   (260)     40     (6,287)         (5,041)      2,772
 Dividends paid or
  accrued on
  preferred stock..   (1,128)      --        --      --      --      --       1,128 (6)         --          --
 Accretion to
  redemption value
  of preferred
  stock and
  warrants.........     (230)      --        --      --      --      --         230 (6)         --          --
                     -------    ------    ------ -------  ------  ------    -------         -------      ------
Net income (loss)
 attributable to
 common
 stockholders......  $   137    $  245    $   51 $  (325) $ (260) $   40    $(4,929)        $(5,041)     $2,772
                     =======    ======    ====== =======  ======  ======    =======         =======      ======
Net income (loss)
 per share
 attributable to
 common
 stockholders......                                                                         $ (1.46)
                                                                                            =======
Weighted average
 number of shares
 outstanding.......                                                                           3,449(7)    2,200(9)
                                                                                            =======      ======
                      PRO FORMA
                     AS ADJUSTED
                       FOR THE
                      OFFERING
                     ---------------
Revenue:
 Tuition and
  registration
  fees, net........    $79,640
 Other, net........      7,836
                     ---------------
   Total net
    revenue........     87,476
Operating Expenses:
 Educational
  services and
  facilities.......     29,040
 General and
  administrative...     48,356
 Depreciation and
  amortization.....     10,517
                     ---------------
   Total operating
    expenses.......     87,913
                     ---------------
   Income (loss)
    from
    operations.....       (437)
Interest expense...      1,832
                     ---------------
   Income (loss)
    before
    provision
    (benefit) for
    income taxes...     (2,269)
Provision (benefit)
 for income taxes..        --
                     ---------------
Net Income (Loss)..     (2,269)
 Dividends paid or
  accrued on
  preferred stock..        --
 Accretion to
  redemption value
  of preferred
  stock and
  warrants.........        --
                     ---------------
Net income (loss)
 attributable to
 common
 stockholders......    $(2,269)
                     ===============
Net income (loss)
 per share
 attributable to
 common
 stockholders......    $ (0.40)
                     ===============
Weighted average
 number of shares
 outstanding.......      5,649(7)(9)
                     ===============

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           HISTORICAL
                         ------------------------------------------------
                                                         IAMD-    IAMD-
                                      SCT       GIBBS     U.S.    CANADA
                                    (THROUGH   (THROUGH (THROUGH (THROUGH
                                  FEBRUARY 28, MAY 31,  JUNE 30, JUNE 30,  PRO FORMA                    OFFERING
                           CEC       1997)      1997)    1997)    1997)   ADJUSTMENTS      PRO FORMA   ADJUSTMENTS
                         -------  ------------ -------- -------- -------- -----------      ---------   -----------
Revenue:
 Tuition and
 registration fees,
 net...................  $45,615     $1,155    $11,606   $4,119   $5,677    $   --          $68,172      $   --
 Other, net............    5,152        --       1,222       63       27        --            6,464          --
                         -------     ------    -------   ------   ------    -------         -------      -------
   Total net revenue...   50,767      1,155     12,828    4,182    5,704        --           74,636          --
Operating Expenses:
 Educational services
 and facilities........   22,269        408      3,029    1,966    2,177        --           29,849          --
 General and
 administrative........   23,852      1,071      8,043    2,091    2,565        --           37,622          --
 Depreciation and
 amortization..........    5,000          6        901      387      470      1,435 (2)(3)    8,199          --
                         -------     ------    -------   ------   ------    -------         -------      -------
   Total operating
   expenses............   51,121      1,485     11,973    4,444    5,212      1,435          75,670          --
                         -------     ------    -------   ------   ------    -------         -------      -------
   Income (loss) from
   operations..........     (354)      (330)       855     (262)     492     (1,435)         (1,034)         --
Interest expense.......    2,046          7        242      103      235        764 (4)       3,397      (2,071)(8)
                         -------     ------    -------   ------   ------    -------         -------      -------
   Income (loss) before
   provision for income
   taxes...............   (2,400)      (337)       613     (365)     257     (2,199)         (4,431)       2,071
Provision (benefit) for
income taxes...........   (1,008)      (135)       --      (146)     103      1,186(5)          --           --
                         -------     ------    -------   ------   ------    -------         -------      -------
Income (Loss) before
extraordinary item.....   (1,392)      (202)       613     (219)     154     (3,385)         (4,431)       2,071
 Dividends on
 preferred stock.......   (1,444)       --         --       --       --       1,444 (6)         --           --
 Accretion to
 redemption value of
 preferred stock and
 warrants..............     (727)       --         --       --       --         698 (6)         (29)         --
                         -------     ------    -------   ------   ------    -------         -------      -------
Income (loss) before
extraordinary item
attributable to common
stockholders...........  $(3,563)    $ (202)   $   613   $ (219)  $  154    $(1,243)        $(4,460)     $ 2,071
                         =======     ======    =======   ======   ======    =======         =======      =======
Income (loss) before
extraordinary item per
share attributable to
common stockholders....                                                                     $ (1.29)
                                                                                            =======
Weighted average number
of shares outstanding..                                                                       3,450(7)     2,192(9)
                                                                                            =======      =======
                          PRO FORMA
                         AS ADJUSTED
                           FOR THE
                          OFFERING
                         ---------------
Revenue:
 Tuition and
 registration fees,
 net...................    $68,172
 Other, net............      6,464
                         ---------------
   Total net revenue...     74,636
Operating Expenses:
 Educational services
 and facilities........     29,849
 General and
 administrative........     37,622
 Depreciation and
 amortization..........      8,199
                         ---------------
   Total operating
   expenses............     75,670
                         ---------------
   Income (loss) from
   operations..........     (1,034)
Interest expense.......      1,326
                         ---------------
   Income (loss) before
   provision for income
   taxes...............     (2,360)
Provision (benefit) for
income taxes...........        --
                         ---------------
Income (Loss) before
extraordinary item.....     (2,360)
 Dividends on
 preferred stock.......        --
 Accretion to
 redemption value of
 preferred stock and
 warrants..............        (29)
                         ---------------
Income (loss) before
extraordinary item
attributable to common
stockholders...........    $(2,389)
                         ===============
Income (loss) before
extraordinary item per
share attributable to
common stockholders....    $ (0.42)
                         ===============
Weighted average number
of shares outstanding..      5,642(7)(9)
                         ===============

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                             PRO FORMA
                                                                            AS ADJUSTED
                          HISTORICAL  PRO FORMA                OFFERING       FOR THE
                           CEC (10)  ADJUSTMENTS    PRO FORMA ADJUSTMENTS    OFFERING
                          ---------- -----------    --------- -----------   -----------
         ASSETS
         ------
Current assets..........   $ 22,642   $    --       $ 22,642      4,222 (8)  $ 26,864
Property and equipment,
 net of accumulated
 depreciation and
 amortization...........     46,944        --         46,944        --         46,944
Other assets:
  Goodwill, net.........     20,509        --         20,509        --         20,509
  Covenants not to
   compete, net.........     11,422        --         11,422        --         11,422
  Other noncurrent
   assets...............      1,852        --          1,852        --          1,852
                           --------   --------      --------    -------      --------
    Total other assets..     33,783        --         33,783        --         33,783
                           --------   --------      --------    -------      --------
    Total assets........   $103,369   $    --       $103,369    $ 4,222      $107,591
                           ========   ========      ========    =======      ========
    LIABILITIES AND
STOCKHOLDERS' INVESTMENT
------------------------
Current liabilities.....   $ 21,240   $    --       $ 21,240       --          21,240
Long-term debt, net of
 current maturities.....     46,892        --         46,892    (30,685)(8)    16,207
Deferred income tax
 liabilities............      2,984        --          2,984        --          2,984
                           --------   --------      --------    -------      --------
    Total liabilities...     71,116        --         71,116    (30,685)       40,431
Redeemable preferred
 stock and warrants.....     34,027   (33,738)(11)       289        --            289
Stockholders'
 investment.............     (1,774)   33,738 (11)    31,964     34,907        66,871
                           --------   --------      --------    -------      --------
    Total liabilities
     and stockholders'
     investment.........   $103,369   $    --       $103,369    $ 4,222       107,591
                           ========   ========      ========    =======      ========

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                FINANCIAL DATA

  The following notes identify the pro forma adjustments made to the historical amounts in the unaudited pro forma condensed consolidated financial data:

 (1) Management fees charged to Western Culinary by its parent related to non-recurring business activities totalling approximately $1.0 million have been eliminated.

 (2) The preliminary appraised values of the acquired fixed assets of Western Culinary, SCT, Gibbs, IAMD-U.S. and IAMD-Canada have been assigned to the respective assets. Depreciation of fixed assets, based on appraised values and their remaining estimated useful lives (which range from one to 31 years) in excess of the historical amounts is recorded as an adjustment.

 (3) The historical intangible assets of Gibbs have been eliminated because new values were assigned to intangible assets at the date of acquisition. Intangible assets recorded in conjunction with the acquisitions of Western Culinary, SCT, Gibbs, IAMD-U.S. and IAMD-Canada include goodwill of approximately $18.0 million, covenants not to compete of approximately $13.2 million and student contracts of approximately $52,000. Goodwill is amortized on a straight-line basis over its estimated useful life of 40 years. Covenants not to compete are amortized over their estimated useful lives, which range from three to five years, using the sum of years' digits method. Amortization expense has been adjusted to reflect the new values and amortization of these intangible assets for the entire periods presented, as opposed to historical amounts, which were only recorded from date of the acquisitions to the end of each period.

 (4) The adjustment represents additional interest expense associated with approximately $30.8 million of debt incurred to finance the acquisitions of Western Culinary, SCT, Gibbs, IAMD-U.S., and IAMD-Canada which would have been outstanding for the entire periods presented. Interest on bank borrowings is imputed assuming a 9% borrowing rate for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997.

 (5) Due to the historical losses experienced by the Company and the pro forma loss derived therefrom, the historical income tax provision (benefit) has been eliminated, and no income tax benefit has been reflected in the unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997.

 (6) Redeemable preferred stock (including accrued paid-in-kind dividends) will be converted into Common Stock. All warrants, except the Provident Warrant, will be exercised prior to the consummation of the Offering. Accrued dividends and any accretion to redemption value related to shares of preferred stock and warrants (to be converted or exercised in connection with the Offering) assumed to have been issued at the beginning of each period presented to consummate the acquisitions would be added back to income attributable to common stockholders to derive pro forma income attributable to common stockholders. Therefore, such amounts are eliminated.

 (7) Includes the dilutive effect of (i) actual Common Stock outstanding, (ii) options and warrants issued during the preceding twelve months, (iii) common stock equivalents and (iv) 2,521,857 shares of Common Stock that would be issued upon the Preferred Stock Conversion, assuming an initial public offering price of $14.00 per share (as defined under "The Transactions"). See "The Transactions" and "Use of Proceeds."

 (8) The Company's net proceeds from the Offering, estimated to be $34.9 million net of expenses and fees, will be applied as described in "Use of Proceeds." At September 30, 1997, the outstanding debt to be repaid in connection with the Offering totalled $30.7 million, resulting in excess cash from the Offering of $4.2 million. Interest expense associated with indebtedness repaid with the proceeds from the Offering has been eliminated.

 (9) The adjustment represents the increase in the weighted average shares outstanding related to proceeds from the issuance of shares of Common Stock to be sold by the Company in the Offering in order to repay indebtedness as described under "Use of Proceeds."

(10) The historical balance sheet of the Company at September 30, 1997 includes the effect of all of the acquisitions because they were all consummated before September 30, 1997.

(11) The redemption value (including accrued paid-in-kind dividends) of the preferred stock will be converted into Common Stock. All warrants, except the Provident Warrant, will be exercised prior to the consummation of the Offering.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

  The following selected historical consolidated financial and other data are qualified by reference to, and should be read in conjunction with, the Company's consolidated financial statements and the related notes thereto appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected statement of operations data set forth below for the Company for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997 and the balance sheet data as of December 31, 1995 and 1996 and September 30, 1997 are derived from the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The selected statement of operations data for the Company set forth below for the nine months ended September 30, 1996 are derived from the unaudited consolidated financial statements of the Company included elsewhere in this Prospectus. The unaudited statements of the Company include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial condition and results of operations for those periods and, in the opinion of management have been prepared on the same basis as the audited financial statements. The balance sheet data as of December 31, 1994 is derived from audited financial statements of the Company which are not included in this Prospectus.

                                 YEARS ENDED DECEMBER       NINE MONTHS ENDED
                                          31,                 SEPTEMBER 30,
                                --------------------------  -------------------
                                1994(1)    1995     1996      1996      1997
                                -------   -------  -------  --------  ---------
                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue:
 Tuition and registration
  fees, net...................  $ 5,794   $16,330  $29,269  $ 19,299  $  45,615
 Other, net...................    1,692     3,066    4,311     3,130      5,152
                                -------   -------  -------  --------  ---------
   Total net revenue..........    7,486    19,396   33,580    22,429     50,767
Operating Expenses:
 Educational services and
  facilities..................    3,074     8,565   14,404     9,579     22,269
 General and administrative...    4,887     9,097   14,622    10,976     23,852
 Depreciation and
  amortization................      980     1,330    2,134     1,481      5,000
                                -------   -------  -------  --------  ---------
   Total operating expenses...    8,941    18,992   31,160    22,036     51,121
                                -------   -------  -------  --------  ---------
Income (loss) from operations.   (1,455)      404    2,420       393       (354)
Interest expense..............      134       311      717       358      2,046
                                -------   -------  -------  --------  ---------
Income (loss) before provision
 for taxes and extraordinary
 item.........................   (1,589)       93    1,703        35     (2,400)
Provision (benefit) for income
 taxes........................      --         24      208        14     (1,008)
                                -------   -------  -------  --------  ---------
Income (loss) before
 extraordinary item...........   (1,589)       69    1,495        21     (1,392)
Extraordinary loss on early
 extinguishment of debt (net
 of taxes of $233)............      --        --       --        --        (418)
                                -------   -------  -------  --------  ---------
Net income (loss).............  $(1,589)  $    69  $ 1,495  $     21  $  (1,810)
                                =======   =======  =======  ========  =========
Income (loss) attributable to
 common stockholders:
 Income (loss) before
  extraordinary item, as
  reported....................  $(1,589)  $    69  $ 1,495  $     21  $  (1,392)
 Accrued dividends on
  preferred stock (2).........     (393)     (777)  (1,128)     (841)    (1,444)
 Accretion to redemption
  value of preferred stock
  and warrants (3)............      --        (96)    (230)     (175)      (727)
                                -------   -------  -------  --------  ---------
Income (loss) before
 extraordinary item,
 attributable to common
 stockholders.................   (1,982)     (804)     137      (995)    (3,563)
 Extraordinary loss, net......      --        --       --        --        (418)
                                -------   -------  -------  --------  ---------
Net income (loss) attributable
 to common stockholders.......  $(1,982)  $  (804) $   137  $   (995) $  (3,981)
                                =======   =======  =======  ========  =========
OTHER DATA:
EBITDA (4)....................     (475)    1,734    4,554     1,874      4,646
EBITDA margin (4).............     (6.3)%     8.9%    13.6%      8.4%       9.2%
Cash flow provided by (used
 in):
 Operating activities.........   (1,000)      235    5,275       600     (6,274)
 Investing activities.........   (2,372)   (3,478)  (9,518)     (952)   (39,733)
 Financing activities.........    6,014     4,566    8,076      (509)    43,650
Capital expenditures, net.....      153       897    1,231       915      2,010
Student population (5)........    1,131     3,347    4,537     3,533     10,951
Number of campuses (6)........        2         4        5         4         18

                                            DECEMBER 31,
                                       -------------------------  SEPTEMBER 30,
                                        1994     1995     1996        1997
                                       -------  -------  -------  -------------
                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents............. $ 2,642  $ 3,965  $ 7,798    $  5,448
Working capital.......................     578    1,314    1,379       1,402
Total assets..........................  11,704   23,584   36,208     103,369
Long-term debt, net of current
 maturities...........................   1,890    6,725   13,783      46,892
Redeemable preferred stock and
 warrants.............................   8,243   13,628   14,561      34,027
Total stockholders' investment........  (1,982)  (2,756)  (2,589)     (1,774)

--------
(1) Commencing January 5, 1994, the date of the Company's incorporation.
(2) Represents the dividends paid on, or added to the redemption value of outstanding preferred stock. See Note 2 of the Notes to the Company's Consolidated Financial Statements.
(3) See Note 2 of the Notes to the Company's Consolidated Financial
    Statements.
(4) For any period, EBITDA equals earnings before interest expense, taxes, depreciation and amortization (including amortization of debt discount and deferred financing costs), and EBITDA margin equals EBITDA as a percentage of net revenue. EBITDA and EBITDA margin are presented because the Company believes they allow for a more complete analysis of the Company's results of operations. EBITDA and EBITDA margin should not be considered as alternatives to, nor is there any implication that they are more meaningful than, any measure of performance or liquidity as promulgated under GAAP.
(5) Represents the total student population at the Company's schools (a) in the case of each full year, as of October 31 and (b) in the case of the nine months ended September 30, 1996 and 1997, as of September 30.
(6) Represents the total number of campuses operated by the Company as of the end of the period.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with the Selected Historical Consolidated Financial Data and the Company's Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

BACKGROUND AND OVERVIEW

  CEC is one of the largest providers of private, for-profit postsecondary education in North America, with approximately 13,000 students enrolled as of October 31, 1997. CEC operates nine schools, with 18 campuses located in 13 states and two Canadian provinces. These schools enjoy long operating histories and offer a variety of bachelor's degree, associate degree and non-degree programs in career-oriented disciplines within the Company's core curricula of (i) computer technologies, (ii) visual communication and design technologies, (iii) business studies and (iv) culinary arts.

  Net revenue, EBITDA and net income have increased in each of the years the Company has operated. Net revenue increased 349%, to $33.6 million in 1996, from $7.5 million in 1994; EBITDA increased to $4.6 million in 1996, from a loss of $0.5 million in 1994; and net income increased to $1.5 million in 1996, from a loss of $1.6 million in 1994. Student population at the Company's schools increased 288%, from 3,347 students at October 31, 1995 to 12,992 students at October 31, 1997. During the period 1994 to 1996, the Company acquired five schools (Allentown, Brooks, Brown, Collins and Western Culinary). The Company has invested significant amounts of capital in the hiring of additional personnel and increased marketing and capital improvements at each of the acquired schools. The increased costs of personnel and marketing are expensed as incurred and are reflected in general and administrative expenses. Additional depreciation and amortization are reflected as a result of the capital improvements.

  The Company believes that EBITDA, while not a substitute for GAAP measures of operating results, is an important measure of the financial performance of the Company and its campuses. Management believes that EBITDA is particularly meaningful due principally to the role acquisitions have played in the Company's development. CEC's rapid growth through acquisitions has resulted in significant non-cash amortization expenses, because a significant portion of the purchase price of a school acquisition by CEC is generally allocated to goodwill and other intangible assets. In a number of the Company's recent acquisitions, a large portion of the purchase price has been allocated to non-competition agreements. As a result of its ongoing acquisition strategy, non-cash amortization expenses may continue to be substantial.

  The Company's principal source of revenue is tuition collected from its students. The academic year is at least 30 weeks in length, but varies both by individual school and program of study. The academic year is divided by term, which is determined by start dates which vary by school and program. Payment of each term's tuition may be made by full cash payment, financial aid and/or an installment payment plan. If a student withdraws from school prior to the completion of the term, the Company refunds a portion of the tuition already paid which is attributable to the period of the term that is not completed. Revenue is recognized ratably over the period of the student's program.

  The Company's campuses charge tuition at varying amounts, depending not only on the particular school, but also upon the type of program (i.e., diploma, associate or bachelor's) and the specific curriculum. Each of the Company's campuses typically implements one or more tuition increases annually. The sizes of these increases differ from year to year and among campuses and programs. Tuition at the Company's campuses as of October 31, 1997 represented an average increase of 5.2% over the same date in 1996.

  Other revenue consists of bookstore sales, placement fees (Gibbs only), dormitory and cafeteria fees (Brooks only), and restaurant revenue (Western Culinary only). Other revenue is recognized during the period services are rendered.

  The Company categorizes its expenses as educational services and facilities, general and administrative and depreciation and amortization. Educational services and facilities expense generally consists of expense directly attributable to the educational activity of the schools, including salaries and benefits of faculty, academic administrators and student support personnel. Educational services and facilities expense also includes costs of educational supplies and facilities (including rents on school leases), certain costs of establishing and maintaining computer laboratories, costs of student housing (Brooks and SCT only) and all other physical plant and occupancy costs, with the exception of costs attributable to the Company's corporate offices.

  General and administrative expense includes salaries and benefits of personnel in recruitment, admissions, accounting, personnel, compliance, and corporate and school administration. Costs of promotion and development, advertising and production of marketing materials, and occupancy of the corporate offices are also included in this expense category.

  Depreciation and amortization includes costs associated with the depreciation of purchased computer laboratories, equipment, furniture and fixtures, courseware, owned facilities, capitalized equipment leases and amortization of intangible assets, primarily goodwill and non-competition agreements with previous owners of the schools.

1997 ACQUISITIONS

  In the first nine months of 1997, the Company completed the following four acquisitions, each of which was accounted for as a purchase:

  On February 28, 1997, the Company acquired all of the outstanding capital stock of SCT for a purchase price of approximately $5.5 million, subject to adjustment. In addition, the Company paid $1.8 million to the former owners of SCT pursuant to non-competition agreements.

  Effective May 31, 1997, the Company acquired all of the outstanding capital stock of Gibbs for a purchase price of approximately $20.0 million, subject to adjustment. In addition, the Company paid $7.0 million to the former owner of Gibbs pursuant to a non-competition agreement.

  On June 30, 1997, the Company acquired all of the outstanding capital stock of IAMD-U.S. for a purchase price of $3.0 million, which amount may be increased by up to $5.0 million based on future revenues of IAMD-U.S. operations and which amount is otherwise subject to adjustment. In addition, the Company paid $2.0 million to the former owners of IAMD-U.S. pursuant to non-competition agreements.

  Also on June 30, 1997, the Company acquired all of the capital stock of IAMD-Canada for a purchase price of $6.5 million, subject to adjustment. In addition, the Company paid $2.0 million to the former owners of IAMD-Canada pursuant to non-competition agreements.

COMPENSATION EXPENSE

  As of October 20, 1997, certain option agreements between the Company and two of its executive officers and directors were amended to fix, upon the consummation of the Offering, the number of shares of Common Stock issuable upon exercise of the stock options provided under these agreements. Under the amended options, which will be fully vested upon the consummation of the Offering, the holders will be entitled to purchase an aggregate of 97,734 shares of Common Stock at an exercise price of $0.01 per share. Additionally, during 1997 the Company issued options to one of these executive officers entitling such officer to purchase an aggregate of 6,838 shares of Common Stock at an exercise price of $0.01 per share, under a supplemental option agreement with such officer. As a result, assuming an initial public offering price of $14.00 per share and the consummation of the Offering in the first quarter of 1998, the Company will record a related one-time, non-cash compensation expense of approximately $1.4 million in the first quarter of 1998, substantially reducing operating and net income in such period and for the year ending December 31, 1998. See "Management--Executive Compensation," "Certain Relationships and Related Transactions" and Note 8 to the Notes to the Company's Consolidated Financial Statements.

RESULTS OF OPERATIONS

  The following table summarizes the Company's operating results as a percentage of net revenue for the period indicated.

                                                                 NINE MONTHS
                                                                    ENDED
                                             YEAR ENDED           SEPTEMBER
                                            DECEMBER 31,             30,
                                          ---------------------  -------------
                                          1994    1995    1996   1996    1997
                                          -----   -----   -----  -----   -----
Revenue:
  Tuition and registration, net.........   77.4%   84.2%   87.2%  86.0%   89.9%
  Other, net............................   22.6    15.8    12.8   14.0    10.1
                                          -----   -----   -----  -----   -----
    Net revenue.........................  100.0   100.0   100.0  100.0   100.0
Operating expenses:
  Educational services and facilities...   41.1    44.2    42.9   42.7    43.9
  General and administrative............   65.2    46.8    43.5   48.9    47.0
  Depreciation and amortization.........   13.1     6.9     6.4    6.6     9.8
                                          -----   -----   -----  -----   -----
    Total operating expenses............  119.4    97.9    92.8   98.2   100.7
                                          -----   -----   -----  -----   -----
    Income (loss) from operations.......  (19.4)    2.1     7.2    1.8    (0.7)
Interest expense........................    1.8     1.6     2.1    1.6     4.0
                                          -----   -----   -----  -----   -----
  Income (loss) before provision for
   taxes and extraordinary item.........  (21.2)    0.5     5.1    0.2    (4.7)
Provision (benefit) for income taxes....    --      0.1     0.6    0.1    (1.9)
                                          -----   -----   -----  -----   -----
Income (loss) before extraordinary item.  (21.2)    0.4     4.5    0.1    (2.8)
Extraordinary loss on early
 extinguishment of debt (net of taxes)..    --      --      --     --     (0.8)
                                          -----   -----   -----  -----   -----
Net income (loss).......................  (21.2)    0.4     4.5    0.1    (3.6)
                                          =====   =====   =====  =====   =====
Net income (loss) attributable to common
 stockholders...........................  (26.5)%  (4.1)%   0.4%  (4.4)%  (7.8)%
                                          =====   =====   =====  =====   =====

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

  Revenue. Net tuition revenue increased 136% from $19.3 million in the first nine months of 1996 to $45.6 million in the first nine months of 1997, due to an approximately 16% increase in the average number of students attending the schools which were owned by the Company during the 1996 period and tuition increases effective in 1997 for these schools, as well as added net tuition revenue of $21.5 million for schools acquired after the 1996 period. Other net revenue increased 65%, from $3.1 million in the first nine months of 1996 to $5.2 million in the first nine months of 1997, due to an increase in student population for schools owned during the 1996 period and the addition of $1.5 million from schools acquired after the 1996 period.

  Educational Services and Facilities Expense. Educational services and facilities expense increased 133%, from $9.6 million in the first nine months of 1996 to $22.3 million in the first nine months of 1997. Of this increase, $2.4 million was attributable to the increase in student population for schools owned during the 1996 period and $10.3 million was attributable to the addition of educational services and facilities for schools acquired after the 1996 period.

  General and Administrative. General and administrative expense increased 117%, from $11.0 million in the first nine months of 1996 to $23.9 million in the first nine months of 1997. The increase was primarily attributable to costs totaling $1.0 million related to increased personnel at the corporate level to enhance the Company's infrastructure and increased advertising and marketing of $0.1 million for schools owned during the 1996 period, as well as the addition of $10.7 million of expenses for schools acquired after the 1996 period. The increase in advertising and marketing expenses reflected, in part, the fact that the former owners of the acquired schools had reduced their expenditures in these areas prior to their acquisition by the Company.

  Depreciation and Amortization. Depreciation and amortization expense increased 238%, from $1.5 million in the first nine months of 1996 to $5.0 million in the first nine months of 1997. The increase was due to increased capital expenditures for schools owned during the 1996 period and related increased depreciation expense of $0.4 million in the first nine months of 1997. Additionally, depreciation expense increased $1.6 million due to the depreciation expense for schools acquired after the 1996 period. Amortization expense increased from an immaterial amount in the first nine months of 1996 to $1.5 million in the first nine months of 1997, primarily due to additional amortization of non-competition agreements for the acquisition of schools after the 1996 period.

  Interest Expense. Interest expense increased 472% from $0.4 million in the first nine months of 1996 to $2.0 million in the first nine months of 1997. The increase was primarily due to interest expense on borrowings used to finance the acquisition of schools after the 1996 period.

  Provision (Benefit) for Income Taxes. The benefit for income taxes increased from an immaterial provision in the first nine months of 1996 to a $1.0 million benefit in the first nine months of 1997.

  Income (Loss) before Extraordinary Item. Net income (loss) before extraordinary item decreased to a net loss of $1.4 million in the first nine months of 1997 from net income of an immaterial amount in the first nine months of 1996.

  Extraordinary Item. During the first nine months of 1997, the Company recorded an extraordinary expense of $0.4 million, net of tax, due to the early retirement of debt related to a credit facility which was terminated and replaced by the Company's current facility.

  Net Income (Loss). Net income (loss) decreased to a net loss of $1.8 million in the first nine months of 1997 from net income of an immaterial amount in the first nine months of 1996.

  Net Income (Loss) Attributable to Common Stockholders. Net loss attributable to common stockholders decreased from a loss of $1.0 million in the first nine months of 1996 to a loss of $4.0 million in the first nine months of 1997. The primary reasons for this decrease were the extraordinary item referred to above; increased dividends on preferred stock, primarily due to the issuance of additional shares; and increased accretion in the redemption value of preferred stock and warrants as a result of the Company's growth. All outstanding preferred stock will convert into Common Stock and all outstanding warrants will be exercised prior to the consummation of the Offering. See "The Transactions."

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Revenue. Net tuition revenue increased 79%, from $16.3 million in 1995 to $29.3 million in 1996, due to a 28% increase in the average number of students attending the schools which were owned by the Company during 1995 and tuition increases effective in 1996 for these schools, as well as added net revenue of $1.1 million for schools acquired in 1996. Other net revenue increased 41%, from $3.1 million in 1995 to $4.3 million in 1996, due to an increase in student population for schools owned during 1995 and the addition of $0.1 million from schools acquired after 1995.

  Educational Services and Facilities Expense. Educational services and facilities expense increased 68%, from $8.6 million in 1995 to $14.4 million in 1996. Of this increase, $5.3 million was attributable to the increase in student population for schools owned during 1995 and $0.5 million was attributable to the addition of educational services and facilities for schools acquired in 1996.

  General and Administrative. General and administrative expense increased 61%, from $9.1 million in 1995 to $14.6 million in 1996. The increase was attributable to costs totalling $0.7 million related to increased personnel at the corporate level to enhance the infrastructure and increased advertising and marketing of $4.3 million for schools owned during 1995, as well as the addition of $0.5 million of expense for schools acquired in 1996. The increase in advertising and marketing expenses reflected, in part, the fact that the former owners of the acquired schools had reduced their expenditures in these areas prior to their acquisition by the Company.

  Depreciation and Amortization. Depreciation and amortization expense increased 61%, from $1.3 million in 1995 to $2.1 million in 1996. The increase was due to increased capital expenditures for schools owned during 1995 and related increased depreciation expense of $0.7 million in 1996. Additionally, depreciation expense increased $0.1 million due to the depreciation expense for schools acquired in 1996. Amortization expense increased 14%, from $0.4 million in 1995 to $0.5 million in 1996, primarily due to additional amortization of non-competition agreements for the acquisition of schools in 1996.

  Interest Expense. Interest expense increased 131%, from $0.3 million in 1995 to $0.7 million in 1996. The increase was primarily due to interest expense on borrowings used to finance the acquisition of schools in 1996.

  Provision for Income Taxes. The provision for income taxes increased to $0.2 million in 1996 from an immaterial amount in 1995.

  Net Income. Net income increased from an immaterial amount in 1995 to $1.5 million in 1996, due to the factors discussed above.

  Net Income (Loss) Attributable to Common Stockholders. In 1996, net income attributable to common stockholders was $0.1 million, as compared to a net loss attributable to common stockholders of $0.8 million in 1995. This change was attributable to the factors discussed above, offset in part by increased dividends on preferred stock and increased accretion in the redemption value of preferred stock and warrants.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  Revenue. Net tuition revenue increased 182%, from $5.8 million in 1994 to $16.3 million in 1995, due to a 35% increase in the average number of students attending the schools which were owned by the Company during 1994 and tuition increases effective in 1995 for these schools, as well as added net revenue of $5.4 million for schools acquired in 1995. Other net revenue increased 81%, from $1.7 million in 1994 to $3.1 million in 1995, due to an increase in student population for schools owned during 1994 and the addition of $0.2 million from schools acquired in 1995.

  Educational Services and Facilities Expense. Educational services and facilities expense increased 179%, from $3.1 million in 1994 to $8.6 million in 1995. Of this increase, $3.0 million was attributable to the increase in student population for schools owned during 1994 and $2.5 million was attributable to the addition of educational services and facilities for schools acquired in 1995.

  General and Administrative. General and administrative expense increased 86%, from $4.9 million in 1994 to $9.1 million in 1995. The increase was attributable to costs totalling $0.7 million related to increased personnel at the corporate level to enhance the infrastructure and increased advertising and marketing of $1.3 million for schools owned during 1994, as well as the addition of $2.2 million of expense for schools acquired in 1995. The increase in advertising and marketing expenses reflected, in part, the fact that the former owners of the acquired schools had reduced their expenditures in these areas prior to their acquisition by the Company.

  Depreciation and Amortization. Depreciation and amortization expense increased 36%, from $1.0 million in 1994 to $1.3 million in 1995. The increase was due to increased capital expenditures for schools owned during 1994 and related increased depreciation expense of $0.2 million in 1995. Additionally, the Company incurred a slight increase in depreciation and amortization expense related to schools acquired in 1995. Amortization expense decreased 26%, from $0.6 million in 1994 to $0.4 million in 1995, primarily due to accelerated amortization of student contract intangibles.

  Interest Expense. Interest expense increased 132%, from $0.1 million in 1994 to $0.3 million in 1995. The increase was primarily due to interest expense on borrowings used to finance the acquisition of schools in 1995.

  Provision for Income Taxes. The provision for income taxes was immaterial in both 1994 and 1995.

  Net Income (Loss). The Company generated an immaterial amount of net income in 1995, as compared to a net loss of $1.6 million in 1994, due to the factors discussed above.

  Net Income (Loss) Attributable to Common Stockholders. Net loss attributable to common stockholders was $0.8 million in 1995, as compared to a net loss attributable to common stockholders of $2.0 million in 1994. This change was attributable to the factors discussed above, as well as increased dividends on preferred stock and increased accretion in the redemption value of preferred stock and warrants.

SEASONALITY

  The Company's results of operations fluctuate primarily as a result of changes in the level of student enrollment at the Company's schools. The Company's schools experience a seasonal increase in new enrollments in the fall, traditionally when the largest numbers of new high school graduates begin postsecondary education. Furthermore, although the Company encourages year-round attendance at all schools, Brooks has a traditional summer break for its fashion design and interior design students. As a result of these factors, total student enrollment and net revenue are typically highest in the fourth quarter (October through December) and lowest in the second quarter (April through June) of the Company's fiscal year. The Company's costs and expenses do not, however, fluctuate as significantly on a quarterly basis. The Company anticipates that these seasonal trends at its schools will continue.

LIQUIDITY AND CAPITAL RESOURCES

  Since its formation, the Company has financed its operating activities through cash generated from operations. Acquisitions have been financed through a combination of additional equity investments and credit facilities. Net cash provided by operating activities increased to $5.3 million in 1996 from $0.2 million in 1995 and $(1.0) million in 1994, due primarily to increases in depreciation and amortization and net income. Net cash used in operating activities was $6.3 million in the first nine months of 1997, compared to net cash provided by operating activities of $0.6 million in the first nine months of 1996, due primarily to post-acquisition expenditures relating to SCT and Gibbs, along with the suspension of Title IV Program funding for these schools while awaiting recertification.

  Capital expenditures increased to $1.2 million in 1996 from $0.9 million in 1995 and $0.2 million in 1994, and increased to $2.0 million in the first nine months of 1997 as compared to $0.9 million in the first nine months of 1996. These increases were primarily due to investments in capital equipment as a result of increasing student population. Capital expenditures are expected to continue to increase as new schools are acquired, student population increases, and the Company continues to upgrade and expand current facilities and equipment. The Company does not have any material commitments for capital expenditures in 1998.

  The Company's net receivables as a percentage of net revenue decreased to 9% in 1996 from 14% in 1995 and 16% in 1994, and increased to 28% in the first nine months of 1997 as compared to 13% in the first nine months of 1996. These changes were primarily due to student receivables at acquired schools. Based upon past experience and judgment, the Company establishes an allowance for doubtful accounts with respect to tuition receivables. When a student withdraws, the receivable balance attributable to such student is charged to this allowance for doubtful accounts. The Company's historical bad debt expense as a percentage of revenue for the years ended December 31, 1994, 1995 and 1996 was 5%, 3% and 2%, respectively, and for the nine months ended September 30, 1997 was 3%.

  On May 30, 1997, the Company entered into the Credit Agreement with LaSalle National Bank and prepaid approximately $21.2 million of revolving credit notes and term loans that were outstanding under its previous credit agreement. The Credit Agreement was amended and syndicated on September 25, 1997. Pursuant to the Credit Agreement, the Company can borrow $65 million under a revolving credit facility and $15 million under a term loan, and obtain up to $30 million in outstanding letters of credit. Outstanding letters of credit reduce the revolving credit facility availability under the Credit Agreement. The Credit Agreement matures on May 30, 2002; however, availability under the revolving credit facility is reduced by $10 million on May 30, 2001. The term loan is payable in equal quarterly installments of $0.75 million, commencing September 30, 1997. The Company's borrowings under the Credit Agreement bear interest, payable quarterly, at either (i) a base rate equal to the greater of the (a) bank's prime rate plus
 .75% or (b) the federal funds rate plus .50%, or (ii) LIBOR plus 2.00%, at the election of the Company. Under the Credit Agreement, the Company is required, among other things, to maintain certain financial ratios with respect to debt to EBITDA, interest coverage and fixed coverage and to maintain a specified level of net worth. The Company is also subject to restrictions on, among other things, payment of dividends, disposition of assets and incurrence of certain additional indebtedness. The Company has pledged the stock of its subsidiaries as collateral for the repayment of obligations under the Credit Facility. At January 21, 1998, the Company had outstanding borrowings of $32.5 million under the revolving loan facility and $13.5 million under the term loan. Additionally, the Company had approximately $26.9 million of outstanding letters of credit as of such date.

  The Company intends to use approximately $30.8 million of its net proceeds from the Offering to repay outstanding revolving credit borrowings under the Credit Agreement. The Company does not intend to use any of its net proceeds to repay outstanding borrowings under the term loan. The Company expects that its interest expense in the period following the Offering, assuming no material acquisitions during this period, will be lower, and will have a lesser proportionate impact on the Company's net income, as compared to the period prior to the Offering. The Company also intends to use approximately $4.1 million of its net proceeds from the Offering to repay the outstanding indebtedness on notes payable to the former shareholders of IAMD-U.S. and IAMD-Canada.

  On January 22, 1998, The Provident Bank notified the Company that it is exercising its right to cause the Company to repurchase the Provident Warrant. The Company expects to pay The Provident Bank approximately $400,000 in exchange for the Provident Warrant. The Company anticipates repurchasing the Provident Warrant on or before April 22, 1998.

  The DOE requires that Title IV Program funds collected by an institution for unbilled tuition be kept in separate cash or cash equivalent accounts until the students are billed for the portion of their program related to these Title IV Program funds. In addition, all funds transferred to the Company through electronic funds transfer programs are held in a separate cash account until certain conditions are satisfied. As of September 30, 1997, the Company did not hold any funds in these separate accounts. The restrictions on any cash held in these accounts have not significantly affected the Company's ability to fund daily operations.

  The HEA and its implementing regulations require each higher education institution to meet an acid test ratio (defined as the ratio of cash, cash equivalents, restricted cash and current accounts receivable to total current liabilities) of at least 1:1, calculated at the end of the institution's fiscal year.

  The Company's cash flow from operations on a long-term basis is dependent on the receipt of funds from the Title IV Programs. For 1996, the Company's U.S. institutions derived approximately 52% to approximately 82% of their respective tuition and fee revenue (on a cash basis) from the Title IV Programs. The HEA and its implementing regulations establish specific standards of financial responsibility that must be satisfied in order to qualify for participation in the Title IV Programs. In connection with the Company's acquisitions of Western Culinary, SCT, Gibbs and IAMD-U.S., the DOE has reviewed the Company's financial statements and questioned the Company's accounting treatment for certain direct marketing costs and courseware and other instructional materials. However, the Company has maintained the eligibility of Western Culinary, SCT, Gibbs and IAMD-U.S. to continue participating in the Title IV Programs by posting letters of credit in favor of the DOE in the aggregate amount of $20.4 million

  After giving effect to the Offering and the application of the net proceeds therefrom as described under "Use of Proceeds," the Company's remaining credit availability under the Credit Agreement would be approximately $40.6 million. In discussions with the Company, the DOE has agreed to consider financial information reflecting the results of the Offering, as well as the 1997 audited financial statements in the DOE's next review of the financial responsibility of the Company and its U.S. institutions. The Company believes that proceeds to the Company from the Offering and the cash generated from operations during 1997 will enable the Company and each of its institutions to satisfy the DOE's standards of financial responsibility, based upon their 1997 audited financial statements and the Company's post-Offering financial information. The Company intends to seek the DOE's review of the Company's and its U.S. institutions' audited 1997 financial statements and the Company's post-Offering financial information on an expedited basis in the spring of 1998. To the extent the letters of credit are reduced or eliminated, the Company will have additional availability under the Credit Agreement. The Company believes that it will have sufficient liquidity to increase the letters of credit should the DOE so require. However, there can be no assurance that, if required, the Company will be able to maintain or increase its letters of credit in the future. See "Risk Factors--Potential Loss of Student Financial Aid Due to Failure to Meet Financial Responsibility Standards" and "Financial Aid and Regulation--Federal Oversight of the Title IV Programs--Company Compliance with Financial Responsibility Standards."

NEW ACCOUNTING STANDARDS

  Recent pronouncements of the Financial Accounting Standards Board ("FASB"), which are not required to be adopted at this date, include Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"), SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), SFAS No. 129, "Disclosure of Information about Capital Structure" ("SFAS No. 129") and SFAS No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reporting segments on the same basis that it uses internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS Nos. 129 and 128 specify guidelines as to the method of computation of, as well as presentation and disclosure requirements for, earnings per share. Adoption of SFAS No. 128 is required for fiscal years ending after December 15, 1997. The other Statements discussed above are effective for fiscal years beginning after December 15, 1997 and earlier application is not permitted. The adoption of these Statements is not expected to have a material effect on the Company's consolidated financial statements.

                                   BUSINESS

OVERVIEW

  CEC is one of the largest providers of private, for-profit postsecondary education in North America, with approximately 13,000 students enrolled as of October 31, 1997. CEC operates nine schools, with 18 campuses located in 13 states and two Canadian provinces. These schools enjoy long operating histories and offer a variety of bachelor's degree, associate degree and non-degree programs in career-oriented disciplines within the Company's core curricula of (i) computer technologies, (ii) visual communication and design technologies, (iii) business studies and (iv) culinary arts.

  CEC was founded in January 1994 by John M. Larson, the Company's President and Chief Executive Officer, who has over 23 years of experience in the career-oriented education industry. The Company was formed to capitalize on opportunities in the large and highly fragmented postsecondary school industry. Since its inception, CEC has completed nine acquisitions. The Company has acquired schools that it believes possess strong curricula, leading reputations and broad marketability but have been undermanaged from a marketing and financial standpoint. The Company seeks to apply its expertise in operations, marketing and curricula development, as well as its financial strength, to improve the performance of these schools. The schools acquired by the Company and their improved enrollment are summarized in the following table:

                                                                 STUDENT POPULATION
                                                                   AT OCTOBER 31,
                                                                 ------------------
                 YEAR     DATE     PRINCIPAL    ASSOCIATE DEGREE                        %
         SCHOOL FOUNDED ACQUIRED CURRICULA (1)    GRANTING (2)     1996      1997    INCREASE
         ------ ------- -------- -------------- ----------------   ----      ----    --------
AL COLLINS
 GRAPHIC DE-
 SIGN SCHOOL     1978    1/94    VC, CT              Yes (3)
 Tempe, AZ                                                             891     1,008    13%
BROOKS COL-
 LEGE            1970    6/94    VC                  Yes
  Long Beach,
 CA                                                                    960     1,112    16
ALLENTOWN
 BUSINESS
 SCHOOL          1869    7/95    B, VC, CT, S        Yes
  Allentown,
 PA                                                                    781       927    19
BROWN INSTI-
 TUTE            1946    7/95    VC, CT, RTB, E      Yes
  Mendota
 Heights, MN                                                         1,452     1,575     8
WESTERN CULI-
 NARY INSTI-
 TUTE            1983    10/96   CA                  No
  Portland,
 OR                                                                    453       467     3
SCHOOL OF
 COMPUTER
 TECHNOLOGY      1967    2/97    CT, CA, LS          Yes
  Fairmont,
 WV                                                                    169       184     9
  Pittsburgh,
 PA                                                                    771       869    13
THE KATHARINE
 GIBBS
 SCHOOLS         1911    5/97    B, S, CT            Yes
  Boston, MA                                                           412       412    --
  Melville,
 NY                                                                    354       440    24
  Montclair,
 NJ                                                                    482       569    18
  New York,
 NY                                                                    984     1,211    23
  Norwalk, CT
 (4)                                                                   260       345    33
  Piscataway,
 NJ (5)                                                                228       307    35
  Providence,
 RI (5)                                                                262       272     4
INTERNATIONAL
 ACADEMY OF
 MERCHANDISING
 & DESIGN
 (U.S.)          1977    6/97    VC                  Yes (3)
  Chicago, IL                                                          741       871    18
  Tampa, FL                                                            461       647    40
INTERNATIONAL
 ACADEMY OF
 MERCHANDISING
 & DESIGN
 (CANADA)        1983    6/97    VC                  No
 Montreal,
  PQ                                                                   394       619    57
 Toronto, ON                                                           834     1,157    38
                                                                 --------- ---------   ---
                                                         Total      10,889    12,992    19%
                                                                 ========= =========   ===

--------
(1) The programs offered by the Company's schools include visual communication and design technologies ("VC"), computer technologies ("CT"), business ("B"), radio and television broadcasting ("RTB"), electronics ("E"), culinary arts ("CA"), laser surgery technologies ("LS") and secretarial studies ("S").
(2) All of the Company's schools, other than Brooks and IAMD-U.S., in Tampa, also offer diploma (or certificate) programs.
(3) Also offers bachelor's degrees.
(4) The Gibbs campus in Norwalk, Connecticut, is now using the name Gibbs
    College.
(5) Does not offer degree programs.

  The Company's success in completing acquisitions and improving the financial performance of acquired schools has enabled it to achieve rapid growth. Net revenue has increased from $7.5 million in 1994 to $33.6 million in 1996. For the first nine months of 1997, net revenue was $50.8 million. 1996 pro forma net revenue, reflecting the results of operations of schools the Company acquired in 1997, would have been $87.5 million.

  The Company's schools offer educational programs principally in four career-related fields of study -- (i) computer technologies (including Internet and intranet technologies), (ii) visual communication and design technologies,
(iii) business studies and (iv) culinary arts -- identified by the Company as areas with highly interested and motivated students, strong entry-level employment opportunities and ongoing career and salary advancement potential.

  . Computer Technologies: These programs include PC/LAN, PC/Net, computer applications, computer information systems and computer programming. The Company recently extended the PC/Net program to Collins, commencing in August 1997. Diplomas can be earned at selected schools and associate degrees can be earned at Allentown, Brown, Collins, Gibbs-Melville and SCT. According to the U.S. Department of Labor, approximately 755,000 new jobs in the computer technology fields will be created by 2005. This represents an increase of approximately 91% over the number of similar jobs in 1994.

  . Visual Communication and Design Technologies: These programs include desktop publishing, graphic design, fashion design, interior design and graphic imaging and are offered at Allentown, Brown, Collins, IAMD-Canada and IAMD-U.S. In addition, Brooks added a visual communications program in the summer of 1996, which now has the largest enrollment of any of Brooks' programs. In addition to diplomas, which can be earned at selected schools, students in these fields can earn associate degrees at Allentown, Brooks, Brown, Collins and IAMD-U.S. and bachelor's degrees at Collins and IAMD-U.S. The U.S. Bureau of Labor Statistics projects growth of approximately 30%, a gain of over 80,000 jobs, for design-related occupations between 1994 and 2005.

  . Business Studies: These programs include business administration and business operations. Allentown and Gibbs offer diploma and associate degree programs in business-related areas of study. According to the U.S. Bureau of Labor Statistics, over two million new jobs will be created between 1994 and 2005 in the executive, administrative and managerial fields.

  . Culinary Arts: In these programs, students can earn a diploma in culinary arts at Western Culinary and an associate degree in culinary arts at SCT. The Company believes significant opportunities exist to offer culinary arts programs at other schools, on a contract training basis and in a short program format on weekends, and to offer additional related programs. The U.S. Department of Labor projects approximately 14% growth in the food preparation and service occupations by 2005. This represents an increase of over one million jobs from 1994.

  In addition to the core curricula, the Company's schools offer a number of other programs. These include secretarial and allied health (medical assisting and medical office management) programs at Allentown; broadcasting and electronics programs at Brown; laser surgery technology programs at SCT; secretarial and hospitality programs at Gibbs; and merchandising programs at Brooks, IAMD-Canada and IAMD-U.S.

INDUSTRY BACKGROUND

  Based on estimates for 1995 by the DOE's National Center for Education Statistics (the "NCES"), postsecondary education is a $200 billion industry in the United States, with over 14 million students obtaining some form of postsecondary education. Of this total, approximately 1.5 million students are enrolled in approximately 3,000 proprietary postsecondary schools. Federal funds available to support postsecondary education exceed $40 billion dollars each year and have grown steadily over the last two decades. Additionally, the federal government guaranteed over $92 billion in student loans in 1996 and is expected to guarantee loans at comparable levels in the future. State, local and private funds for career-oriented training are also available.

  Several national economic, demographic and social trends are converging to contribute to growing demand for career-oriented school education:

  Changes in Workplace Demands. The workplace is becoming increasingly knowledge-intensive. Rapid advances in technology have increased demands on employers and their employees, requiring many new workers to have some form of training or education beyond the high school level. The increasing technological requirements of entry level jobs are spurring demand for specialized training which, in many cases, is not provided by traditional two- and four-year colleges. The U.S. Department of Labor projects that jobs requiring some form of postsecondary training are expected to increase approximately 11% between 1994 and 2005. Furthermore, career-oriented schools generally have the ability to react quickly to the changing needs of the nation's business and industrial communities. Additionally, to meet the new workplace demands, many major companies are now using career-oriented institutions to provide customized training for their employees on a contractual basis. Small to medium-sized companies are also using proprietary career-oriented schools to fill their needs for training to maintain or increase the skill levels of their employees.

  Increasing Numbers of High School Graduates. Currently, in the U.S., high school graduates alone represent over 2.5 million new prospective postsecondary students each year, the largest pool of potential enrollees. Over the 18 years prior to 1993, the number of high school graduates had been declining. However, this trend has changed favorably as children of the "baby boom" generation are entering their high school years. These members of the "echo boom," as it is commonly known, are expected to boost enrollment in postsecondary educational programs to as high as 16.4 million students by 2006, an increase of 15.5% from approximately 14.2 million in the fall of 1995.

  Growing Demand for Postsecondary Education. High school graduates and adults are seeking postsecondary education in increasing numbers. According to the U.S. Department of Commerce, approximately 63% of all 1995 high school graduates continued their education that same year, compared with 53% a decade earlier. The U.S. Department of Labor projects the number of jobs requiring at least an associate degree or higher to grow by more than 20% between 1994 and 2005. In addition, enrollment in postsecondary programs is expected to increase substantially as individuals seek to enhance their skills or re-train for new job requirements. In part because of the recent trend toward corporate downsizing, the NCES estimates that over the next several years initial enrollments in postsecondary education institutions by working adults will increase more rapidly than initial enrollments by recent high school graduates. The number of adults enrolled in postsecondary education programs in the United States is estimated by the NCES to reach 6.8 million by 1999, or 45% of the total number of people enrolled.

  Recognition of the Value of Postsecondary Education. The Company believes that prospective students are increasingly recognizing the income premium and other improvements in career prospects associated with a postsecondary education. The U.S. Census Bureau reported that, in 1995, a full-time male worker with an associate degree earned an average of 37% more per year than a comparable worker with only a high school diploma, while a full-time male worker with a bachelor's degree earned an average of 72% more per year than a comparable worker with only a high school diploma. Independent research studies have demonstrated that prospective students consider these benefits in making their education decisions.

  Reduction in Public Education Funding. The reduction of federal, state or provincial and local funding of public educational institutions in recent years has forced educational institutions to cut back spending on general operations. As a result, some schools have become underfunded and overcrowded. This trend may provide an opportunity for proprietary institutions to serve, at more competitive prices, the postsecondary education needs of certain individuals who would have otherwise attended public schools.

  Decreasing Size of Military Forces. Due to defense budget cuts and the corresponding reduction in the U.S. armed forces, the U.S. military, a traditional provider of technical and career-oriented training, is able to provide fewer educational opportunities. According to the U.S. Department of Defense, the aggregate number of U.S. military personnel has declined by 32% since 1987, with the aggregate number of individuals on active duty in the U.S. military services declining from 2.2 million in 1987 to 1.5 million in 1996. This has left an educational void to be filled by other sources, including proprietary career-oriented schools.

  The Company believes that private, for-profit, career-oriented schools are uniquely positioned to take advantage of these national trends. The Company also believes that similar factors are creating a favorable climate for career-oriented postsecondary education in Canada and other international markets.

BUSINESS AND OPERATING STRATEGY

  The Company was founded based upon a business and operating strategy which it believes has enabled it to achieve significant improvements in the performance of its acquired schools. The Company believes this strategy will enable it to continue to capitalize on the favorable economic, demographic and social trends which are driving demand for career-oriented education, thereby strengthening its position as a premier, professionally managed system of career-oriented postsecondary educational institutions. The key elements of the Company's business and operating strategy are as follows:

  Focusing on Core Curricula. The Company's schools offer educational programs principally in four career-related fields of study: (i) computer technologies (including Internet and intranet technologies) (offered at 16 campuses); (ii) visual communication and design technologies (offered at eight campuses);
(iii) business studies (offered at eight campuses) and (iv) culinary arts (offered at two campuses). The Company perceives a growing demand by employers for individuals possessing skills in these particular fields. Accordingly, the Company believes there are many entry-level positions and ongoing career and salary advancement potential for individuals who have received advanced training in these areas. The Company recognizes that, largely as a result of these employment opportunities, the identified areas of study attract highly interested and motivated students. These students include both recent high school graduates and adults seeking formal training in these fields as well as degrees, diplomas and certificates evidencing their attainment of the knowledge and skills sought by employers. The Company's experience and expertise in these attractive areas of study enable it to differentiate itself from many of its competitors and to effectively tailor its acquisition and marketing plans.

  Adapting and Expanding Educational Programs. The Company strives to meet the changing needs of its students and the employment market. The Company continually refines and adapts its courses to ensure that both students and employers are satisfied with the quality and breadth of the Company's educational programs. Through various means, including student and employer surveys and curriculum advisory boards comprised of business community members, the Company's schools regularly evaluate their program offerings and consider revisions to existing classes and programs, as well as the introduction of new courses and programs of study within the Company's core curricula. The Company selectively duplicates programs that have been successful at other schools within the CEC system. For example, the Company recently introduced a visual communications program at Allentown similar to those already offered at Brooks, Collins, IAMD-U.S. and IAMD-Canada and introduced a computer technologies (PC/Net) program at Collins like those offered at Allentown, Brown and SCT.

  Direct Response Marketing. The Company seeks to increase school enrollment and profitability through intensive local, regional and national direct response marketing programs designed to maximize each school's market penetration. Because many of the Company's schools have been significantly undermarketed prior to their acquisition, the Company believes that major benefits can result from carefully crafted, targeted marketing programs that leverage schools' curriculum strength and brand name recognition. After every school acquisition, the Company designs a marketing program tailored to the particular school to highlight its strengths and to improve student lead generation and student enrollment rates. Management uses a diversified media, direct response approach, including direct mail, Internet-based advertising, infomercials, other television-based advertising, newspaper advertising and other print media, to attract targeted populations. The Company places particular emphasis on high school recruitment because this market typically produces a steady supply of new students.

  Improving Student Retention. The Company emphasizes the retention of students, from initial enrollment to completion of their courses of study, at each of its schools. Because, as at any postsecondary educational institution, a substantial portion of the Company's students never finish their educational programs for personal, financial or academic reasons, substantial increases in revenue and profitability can be achieved through modest improvements in student retention rates. The costs to the Company of a school's efforts to keep current students in school are much less than the expense of the marketing efforts associated with attracting new students; therefore, such student retention efforts, if successful, are extremely beneficial to operating results. The Company strives to improve retention by treating students as valued customers. The Company considers student retention the responsibility of the entire staff of each school, from admissions to faculty and administration to career counseling services, and provides resources and support for the retention efforts developed by its local school administrators. School personnel typically employ an approach based upon establishing personal relationships with students; for example, students may receive a telephone call from a school counselor or faculty member if they miss classes. In addition, the Company's corporate staff regularly tracks retention rates at each school and provides feedback and support to the efforts of local school administrators.

  Emphasizing Employment of Graduates. The Company believes that the high rates of employment for graduates of its schools enhances the overall reputation of the schools as well as their ability to attract new students. Moreover, high placement rates lead to low student loan default rates, which are necessary to allow for the Company's schools continued participation in the Title IV Programs. Accordingly, the Company considers student placement to be a high priority and allocates a significant amount of time and resources to placement services. Due, at least in part, to this emphasis, 87% of the 1996 graduates of the Company's schools who were available for employment had found employment relating to their fields of study within six months of graduation. The Company is committed to maintaining or improving these graduate employment rates and newly acquired schools will be expected to meet similar graduate employment success standards.

  Making Capital Investments. The Company makes substantial annual investments in its facilities and equipment to attract, retain and prepare students for the increasing technical demands of the workplace. The students at each of the Company's campuses study in comfortable, modern facilities equipped with current, industry-specific equipment and technology.

  Emphasizing School Management Autonomy and Accountability. The Company provides significant autonomy and appropriate performance-based incentives to its campus-level managers, which the Company believes offers important benefits for the organization. The Company believes these policies foster among campus-level administrative personnel an important sense of personal responsibility for achieving campus performance objectives. The Company also believes its willingness to grant local autonomy provides the Company and its schools with a significant advantage in recruiting and retaining highly-motivated individuals with an entrepreneurial spirit. Management of each of the Company's campuses is principally directed by a campus president and local managers, who are accountable for the campuses' operations and profitability. Business strategy, finance and consolidation accounting functions are, however, centralized at the Company's executive offices in Hoffman Estates, Illinois. When a new school is acquired, the Company evaluates the capabilities of existing campus management personnel, and typically retains a significant portion, which contributes to the Company's ability to rapidly integrate acquired schools into its system. The Company also determines the acquired school's needs for additional or stronger managers in key areas and, where necessary, takes appropriate action by hiring new managers or assigning experienced staff to the school's campuses.

  The Company believes that its application of this comprehensive business and operating strategy has been a major factor in improving the operations of the four schools owned by the Company as of July 1995: Allentown, Brooks, Brown and Collins. At these four schools, the aggregate number of students has increased over 38% over the past two years, from 3,347 at October 31, 1995 to 4,622 at October 31, 1997.

GROWTH STRATEGY

  The Company believes it can achieve superior long-term growth in revenue and profitability by continuing to expand existing operations and acquire additional schools in attractive North American markets. The Company believes it can achieve additional growth in the future by establishing new campuses and also by entering new service areas and expanding internationally.

  Expanding Existing Operations. The Company believes that the Company's existing 18 campuses can achieve significant internal growth in enrollment, revenue and profitability. The Company is executing its business and operating strategy, including all of the elements described above, to accomplish this growth. The Company believes that expansion of operations at its existing schools, along with acquisitions of new schools, will be the primary generators of the Company's growth in the near term.

  Acquiring Additional North American Schools. To date, the Company has grown by acquiring new schools in the U.S. and Canada and then applying its expertise in marketing and school management to increase enrollment, revenue and profitability at those schools. The Company expects that this process will continue to be one of the most important elements of its growth strategy. The Company has an active acquisition program and from time to time engages in, and is currently engaged in, evaluations of, and discussions with, possible acquisition candidates, including evaluations and discussions relating to acquisitions that may be material in size and/or scope. However, the Company currently has no agreements or commitments with respect to any acquisitions.

  The Company makes selective acquisitions of for-profit, career-oriented schools which have a capable senior faculty and operations staff, as well as quality educational programs which stand to benefit from the Company's educational focus, marketing and operating strengths. The Company targets schools which it believes have the potential to generate superior financial performance. Generally, such schools demonstrate the following characteristics:

  . Success--Demonstrating the ability to attract, retain and place students, while meeting applicable federal and state regulatory criteria and accreditation standards;

  . ""Schools of Choice"--Possessing leading reputations in career-oriented disciplines within local, regional and national markets;

  . Marketable Curricula--Offering programs with high value-added content and relevant training to provide students with the skills necessary to obtain attractive jobs and advance in their selected fields;

  . Broad Marketability--Attracting students from each of the high school, adult, foreign and contract training market segments; and

  . Attractive Facilities and Geographic Locations--Providing geographically desirable locations and modern facilities to attract students and preparing them for the demands of the increasingly competitive work place.

  The Company believes that significant opportunities exist for growth through acquisition. Some opportunities result from institutions having limited resources to manage increasingly complex regulations or to fund the significant cost of developing new educational programs necessary to meet changing demands of the employment market. The Company believes that a substantial number of schools exhibiting the characteristics described above exist in the U.S. market and that such schools can be successfully integrated into the Company's marketing and administrative structure.

  The Company believes that there are also a significant number of potential acquisition candidates and opportunities for growth in Canada. The Company believes that favorable trends, similar to those occurring in the U.S., are positively affecting the Canadian career-oriented postsecondary education market, but that competition in Canada is not currently as intense as in the United States. Few of the largest U.S. operators of postsecondary career-oriented schools presently have a significant Canadian presence. The Company believes that, given its existing Canadian operations, it is well-positioned to take advantage of these opportunities.

  The Company analyzes potential acquisition targets for their long-term profit potential, enrollment potential and long-term demographic trends, concentration of likely employers within the region, level of competition, facility costs and availability and quality of management and faculty. The Company carefully investigates any potential acquisition target for its history of regulatory compliance, both as an indication of future regulatory costs and compliance issues and as an indication of the school's overall condition. Significant regulatory compliance issues in the school's past generally will remove a school from the Company's consideration as an acquisition candidate.

  After the Company has completed an acquisition of one or more schools, the Company immediately begins to apply its business strategy to boost enrollment and improve the acquired schools' profitability. The Company assists acquired schools in achieving their potential through a highly focused and active management role, as well as through capital contributions. The Company selectively commits resources to improve marketing, advertising, administration and regulatory compliance at each acquired school. Further resources may also be committed to enhance management depth. The Company retains acquired schools' brand names to take advantage of their established reputation in local, regional and/or national markets as "schools of choice."

  By acquiring new schools, CEC is also able to realize economies of scale in terms of its management information systems, accounting and audit functions, employee benefits and insurance procurement. The Company also benefits from the exchange of ideas among school administrators regarding teacher training, student retention programs, recruitment, curriculum, financial aid and student placement programs.

  Establishing New Campuses. Although, to date, the Company has only added new campuses through acquisitions, in the future the Company expects to develop, open and operate new campuses itself. These new campuses will most likely be established as additional locations of existing institutions, but also may be established as entirely separate, free-standing institutions. Opening new campuses would enable the Company to capitalize on new markets or geographic locations that exhibit strong enrollment potential and/or the potential to establish a successful operation in one of the Company's core curricula areas. The Company believes that this strategy will allow it to continue to grow rapidly even if appropriate acquisition opportunities are not readily available. The Company has not yet developed specific plans for any new campuses, nor made any determination as to when it will first develop, open and operate a new campus.

  Entering New Service Areas. While the Company expects that its current career-oriented school operations will continue to provide the substantial majority of its revenue in the near term, the Company plans to develop new education-related services which the Company believes offer strong long-term growth potential. Among the service areas being actively considered are distance learning (offering educational products and services for working adults through video, Internet and other distribution channels) and educational publishing (producing and marketing educational publications). The Company also plans to expand its contract training business (providing customized training on a contract basis for business and government organizations), currently a limited part of the operations of a few of its schools. Though the Company has not yet actively targeted the growing market for contract training services, the Company believes that contract training can become a much more significant part of its business.

  Expanding Internationally. Although all of the Company's current operations are located in North America, the Company believes that trends similar to those impacting the market for career-oriented postsecondary education in the U.S. and Canada are occurring outside of North America. As a result, the Company believes that there may be significant international opportunities in private, for-profit postsecondary education. To take advantage of these opportunities, the Company may at some time in the future elect to acquire or establish operations outside North America.

STUDENT RECRUITMENT

  The Company's schools seek to attract students with both the desire and ability to complete their academic programs. Therefore, to produce interest among potential students, each of the Company's schools engages in a wide variety of marketing activities.

  The Company believes that the reputation of its schools in local, regional and national business communities and the recommendations of satisfied former students are important factors contributing to success in recruiting new students. CEC works to further enhance the qualities that make its schools "schools of choice" within their geographic locations. Each school's admissions office is charged with marketing its school's programs through a combination of admissions representatives, direct mailings and radio, television and print media advertising, in addition to providing the information needed by prospective students to assist them in making their enrollment decisions.

  The Company's schools employ approximately 185 admissions representatives, each of whom focuses his or her efforts solely on the following areas: (i) out-of-area (correspondence) recruiting, (ii) high school recruiting or (iii) in-house (adult) recruiting. Correspondence representatives work with students who live outside of the immediate school area to generate interest through correspondence with potential enrollees who have learned of the school through regional or national advertising. The Company believes it is able to significantly boost enrollment by targeting students outside of the local population. High school recruiting representatives conduct informational programs at local secondary schools and follow up with interested students outside of school, either at their homes or on the CEC school campus. The interpersonal relationships formed with high school counselors and faculty may have significant influence over a potential student's choice of school. CEC believes that the relationships of its schools' representatives with the counseling departments of high schools are good and that the brand awareness and placement rates of its schools assist representatives in gaining access to counselors. In-house representatives are also available to speak with prospective students who visit campuses and to respond to calls generated through the school's advertising campaigns. Representatives interview and advise students interested in specific careers to determine the likelihood of their success in completing their educational programs. The admissions representatives are full-time, salaried employees of the schools. Regulations of the DOE prevent the Company from giving its employees incentive compensation based, directly or indirectly, upon the number of students recruited.

  The Company also engages in significant direct mail campaigns. Mailing lists are purchased from a variety of sources, and brochures are mailed regularly during the course of the year, with frequency determined by the number of school starts in a given year. The Company believes direct mailings offer a fast and cost-effective way to reach a targeted population.

  In addition, each school develops advertising for a variety of media, including radio, television and the Internet, which is run locally, regionally and sometimes nationally. While multi-media advertising is generally more appropriate for local markets, certain initiatives have been successfully utilized on a national basis. CEC has found infomercials to be a particularly effective tool nationally because their length enables schools to convey a substantial amount of information about their students, their faculty, their facilities and, most importantly, their course offerings. The Company also believes that the personal flavor of the presentation typical of infomercials is well-suited to attracting potential applicants. As an additional marketing tool, all of the Company's schools have established web sites, which can be easily accessed for information about these schools and their educational programs. Although the Company retains independent advertising agencies, the Company designs and produces a portion of its direct marketing and multi-media advertising and communications in-house, through Market Direct, Inc., a wholly-owned subsidiary ("Market Direct"). While a majority of Market Direct's operations involve designing and producing advertising for the Company, Market Direct also provides these services to other businesses outside of the postsecondary education industry as opportunities arise.

  The Company closely monitors the effectiveness of its marketing efforts. The Company estimates that, in 1996, admissions representatives were responsible for attracting approximately 25% of student enrollments, direct mailings were responsible for approximately 14%, television, radio and print media advertising were responsible for approximately 41%, and the remaining approximately 20% was attributable to various other methods.

STUDENT ADMISSIONS AND RETENTION

  The admissions and entrance standards of each school are designed to identify those students who are best equipped to meet the requirements of their chosen fields of study. The most important qualifications for students include a strong desire to learn, passion for their area of interest, initiative and a high likelihood of successfully completing their programs. These characteristics are generally identified through personal interviews by admissions representatives. The Company believes that a success-oriented student body results in higher retention and placement rates, increased satisfaction on the part of students and their employers and lower student default rates on government loans. To be qualified for admission to one of the Company's schools, each applicant must have a high school diploma or a General Education Development (GED) certificate. Many of the Company's schools also require that applicants obtain certain minimum scores on academic assessment examinations. For 1996, approximately 28% of entering students at the Company's campuses matriculated directly from high school.

  The Company recognizes that its ability to retain students until graduation is an important indicator of its success and that modest improvements in retention rates can result in meaningful increases in school revenue and profitability. As with other postsecondary educational institutions, many of the Company's students do not complete their programs for a variety of personal, financial or academic reasons. As a result, student retention is considered an entire school's responsibility, from admissions to faculty and administration to career counseling services. To minimize student withdrawals, faculty and staff members at each of the Company's campuses strive to establish personal relationships with students. Each campus devotes staff resources to advising students regarding academic and financial matters, part-time employment and other matters that may affect their success. However, while there may be many contributors, each campus has one administrative employee specifically responsible for monitoring and coordinating the student retention efforts. In addition, the Company's senior management regularly tracks retention rates at each campus and provides feedback and support to appropriate local campus administrators.

CURRICULUM DEVELOPMENT AND FACULTY

  The Company believes that curriculum is the single most important component of its operations, because students choose, and employers recruit from, career-oriented schools based on the type and quality of technical education offered. The curriculum development efforts of the Company's schools are a product of their operating partnership with students and the business and industrial communities.

  The relationship of each of the Company's schools with the business community plays a significant role in the development and adaptation of school curriculum. Each school has one or more curriculum advisory boards comprised of members of the local and/or regional business community who are engaged in businesses directly related to the educational programs provided by the school. These boards provide valuable input to the school's education department, which allows the school to keep its curriculum current and provide graduates with the training and skills that these employers seek.

  CEC also endeavors to enhance and maintain the relevancy of its curriculum by soliciting ideas through student and employer surveys and by requiring students in selected programs to complete an internship during their school experience. CEC has developed a number of techniques designed both to gain valuable industry insight for ongoing curriculum development and enhance the overall student experience. These techniques include (i) classroom discussions with industry executives, (ii) part-time job placement within a student's industry of choice, and (iii) classroom case studies that are based upon actual industry issues.

  CEC's schools are in continuous contact with employers through their faculty, who are industry professionals. The schools hire a significant number of part-time faculty holding positions in business and industry because specialized knowledge is required to teach many of the schools' courses and to provide students with current, industry-specific training. The schedules of business and industry professionals often permit them to teach the many evening courses offered by the Company's schools. Unlike traditional four-year colleges, instructors in the Company's schools are not awarded tenure and are evaluated, in part, based upon student evaluations. As of October 31, 1997, the Company's schools employed approximately 950 faculty members, of which approximately 24% were full-time employees of the Company and approximately 76% had been hired on a part-time, adjunct basis.

SCHOOL ADMINISTRATION

  CEC provides significant operational autonomy and appropriate performance-based compensation to local school administrators who have demonstrated the ability to undertake such responsibility, based on the Company's belief that success is driven by performance at the local level through enrollment growth, student retention rates and placement rates. In addition, each CEC school requires, to a certain extent, different resources and operating tactics due to a variety of factors, including curriculum, demographics, geographic location and size. Management of each of the Company's schools is principally in the hands of a school president who has accountability for the school's operations and profitability. Each CEC school has five primary operating departments: admissions, financial aid, education, placement and accounting.

  Business strategy, finance and consolidation accounting functions are centralized at the Company's corporate headquarters. CEC's corporate staff develops long-term and short-term operating strategies for the schools and works closely with local administrators to accomplish their goals and ensure adherence to Company strategy. CEC maintains stringent quality standards and controls at both the corporate and individual school levels. Activities at the corporate level include regular reporting processes which track the vital statistics of each school's operations, including enrollments, placements, leads, retention rates and financial data. These reports provide real-time data which allow management to monitor the performance of each campus. Each operating department at the campus level is also required to compile certain quantitative reports at regular intervals, including reports on admissions, financial aid, academic performance and placement.

  CEC uses a number of quality and financial controls. Information is tracked through an advanced, PC-based management information system, which currently runs on a decentralized basis, but also allows centralized access to account information.

TUITION AND FEES

  Effective with the fall of 1997, total tuition for completion (on a full-time basis) of a 12-month diploma program offered by the Company's schools ranges from $5,700 to $14,270, for completion of an associate degree program ranges from $12,600 to $22,770, and for completion of a bachelor's degree program ranges from $31,800 to $37,080. In addition to these tuition amounts, students at the Company's schools typically must purchase textbooks and supplies as part of their educational programs.

  The Company's institutions bill students for their tuition and other institutional charges based on the specific instructional format or formats of the school's educational programs. Each institution's refund policies must meet the requirements of the DOE and such institution's state and accrediting agencies. Generally, under the DOE's requirements, if a first-time student ceases attendance before the point in time that is 60% of the period of enrollment for which the student has been charged, the institution will refund institutional charges based on the amount of time for which the student paid but did not attend. After a student has attended 60% or more of the term, the institution will retain 100% of the institutional charges for that period of enrollment. After the student's first enrollment period, the institution refunds institutional charges for subsequent periods of enrollment based on the number of weeks remaining in the period of enrollment in which the student withdrew. Certain state refund requirements, where more beneficial to the students, are applied when determining refunds for students.

GRADUATE EMPLOYMENT

  The Company believes that employment of graduates of its schools in occupations related to their fields of studies is critical to the reputation of the schools and their ability to continue to recruit students successfully. The Company believes that its schools' most successful form of recruiting is through referrals from satisfied graduates. A strong placement office is important to maintain and elevate the school's reputation, as well as managing the rate at which former students default on their loans.

  CEC devotes a significant amount of time and resources to student placement, which the Company believes to be the ultimate indicator of its success. The Company believes that its average placement rate (calculated according to the criteria discussed below), which was in excess of 87% for calendar year 1996 graduates, is attractive to prospective students and provides a competitive advantage. Student placement is a top priority of each CEC school beginning on the first day of student enrollment. This approach heightens the students' awareness of the placement department and keeps students focused on their goal--job placement within their field of choice. Moreover, each CEC school includes in its curriculum a career development course which provides instruction in the preparation of resumes, cover letters, networking and other essential job-search tools. Placement office resources are regularly available to CEC school graduates. With such assistance, the Company's graduates find employment with a wide variety of businesses located not only in the schools' local markets but also regionally and nationally.

  Each campus' placement department also plays a role in marketing the campus' curriculum to the business community to produce job leads for graduates. Approximately 50 employees work in the placement departments of the Company's campuses. Placement counselors participate in professional organizations, advisory boards, trade shows and community events to keep apprised of industry trends and maintain relationships with key employers. Partnerships with local and regional businesses are established through internships and curriculum development programs and facilitate placement of graduates in local and regional businesses. The placement department also assists current students in finding part-time jobs while attending school. These part-time placements often lead to permanent positions.

  Based on information received from graduating students and employers (by survey), the Company believes that students graduating from its schools during the fiscal year ended December 31, 1996 obtained employment in fields related to their program of study as of June 30 or earlier of the year following their graduation as indicated below:

                                          FISCAL YEAR ENDED DECEMBER 31, 1996
                                         --------------------------------------
                                                NUMBER OF        % WHO OBTAINED
                   SCHOOL                AVAILABLE GRADUATES (1) EMPLOYMENT (2)
                   ------                ----------------------- --------------
      AL COLLINS GRAPHIC DESIGN SCHOOL
        Tempe, AZ......................             261               82.4%
      ALLENTOWN BUSINESS SCHOOL
        Allentown, PA..................             443               91.7
      BROOKS COLLEGE
        Long Beach, CA.................             150               92.0
      BROWN INSTITUTE
        Mendota Heights, MN............             634               87.1
      WESTERN CULINARY INSTITUTE
        Portland, OR...................             363               97.0
      SCHOOL OF COMPUTER TECHNOLOGY
        Fairmont, WV...................              96               84.4
        Pittsburgh, PA.................             314               92.0
      THE KATHARINE GIBBS SCHOOLS
        Boston, MA.....................             174               90.8
        Melville, NY...................             361               89.8
        Montclair, NJ..................             281               84.7
        New York, NY...................             467               79.2
        Norwalk, CT....................             275               86.2
        Piscataway, NJ.................             263               78.3
        Providence, RI.................             180               80.6
      INTERNATIONAL ACADEMY OF
       MERCHANDISING & DESIGN (U.S.)
        Chicago, IL....................              88               94.3
        Tampa, FL......................              90               95.6
      INTERNATIONAL ACADEMY OF
       MERCHANDISING & DESIGN (CANADA)
        Montreal, PQ...................             110               90.7
        Toronto, ON....................             163               87.1
                                                  -----               ----
          TOTAL........................           4,713               87.5%
                                                  =====               ====

--------
(1) Available graduates excludes students who are continuing their education, are in active military service or are disabled or deceased, as well as students from foreign countries who are legally ineligible to work in the United States.
(2) Represents the percentage of available graduates who obtained employment related to their program of study within six months of graduation.

  The reputation of the Gibbs schools allows them to charge fees to employers upon placement of many of their students. The Company's other schools do not currently receive such placement fees, nor, the Company believes, do any of the Company's principal proprietary competitors. The Company believes that, as an additional source of revenue, it may be able to replicate the Gibbs placement fee program at other CEC schools.

TECHNOLOGY

  CEC is committed to providing its students access to the technology necessary for developing skills required to succeed in the careers for which they are training. Through regular consultation with business representatives, the Company ensures that all its schools provide their students with industry-current computer hardware, computer software and equipment meeting industry-specific technical standards. In each program, students use the types of equipment that they will eventually use in their careers of choice. For example, graphic animation students use sophisticated computer multimedia animation and digital video editing equipment and supplies, and visual communication and design technologies students make significant use of technologies for computer-related design and layout and digital pre-press applications.

EMPLOYEES

  As of October 31, 1997, CEC and its schools had a total of 1,113 full-time and 569 part-time employees. Neither the Company nor any of its schools has any collective bargaining agreements with its employees. The Company considers its relations with its employees to be good.

COMPETITION

  The postsecondary education market, consisting in the U.S. of approximately 7,000 accredited universities, colleges and schools, is highly fragmented and competitive, with no single institution having a significant market share. CEC's schools compete with traditional public and private two-year and four-year colleges and universities, other proprietary schools and alternatives to higher education such as immediate employment and military service. Certain private and public colleges and universities may offer courses of study similar to those of the Company's schools. Some public institutions are able to charge lower tuition than the Company's schools due in part to government subsidies, government and foundation grants, tax-deductible contributions and other financial sources not available to proprietary schools. However, tuition at private, non-profit institutions is, on average, higher than the average tuition rates of the Company's schools. Other proprietary career-oriented schools also offer programs that compete with those of the Company's schools. The Company believes that its schools compete with other educational institutions principally based upon quality of their educational programs, reputation in the business community, costs of programs and graduates' ability to find employment. Some of the Company's competitors in both the public and private sectors may have substantially greater financial and other resources than the Company.

  Changes in the regulatory environment have stimulated consolidation in the postsecondary education industry. Regulations adopted in recent years have tightened standards for educational content, established stricter permissible student outcomes (i.e., completion, placement and federal loan default rates) and created more stringent standards for the evaluation of a school's financial responsibility and administrative capability. As a result, certain career-oriented schools have been forced to close because they lacked sufficient quality or financial resources or could not manage the increased regulatory burden. At the same time, despite increasing demand, potential new entrants face significant barriers to entry due to the highly regulated nature of the industry and the considerable expense of start-up operations.

FACILITIES

  CEC's corporate headquarters are located in Hoffman Estates, Illinois, near Chicago, and its 18 campuses are located in 13 states and two Canadian provinces. Each campus contains teaching facilities, including modern classrooms, laboratories and, in the case of the schools with culinary arts programs, large, well-equipped kitchens. Admissions and administrative offices are also located at each campus. Additionally, Brooks' campus includes a dormitory and student cafeteria, and Western Culinary leases and operates three restaurants in conjunction with its culinary arts program.

  The Company leases all of its facilities, except the primary Gibbs facility in Montclair, New Jersey, which is owned by the Company, and one building in Minneapolis, Minnesota, which is owned by the Company and which the Company intends to sell. The leases have remaining terms ranging from less than one to eleven years. The following table sets forth certain information as of December 31, 1997 with respect to the principal facilities of the Company:

                                                                     APPROXIMATE
                                 FACILITY                            SQUARE FEET
      -------------------------------------------------------------- -----------
      CEC CORPORATE HEADQUARTERS
        Hoffman Estates, IL.........................................     5,000
      AL COLLINS GRAPHIC DESIGN SCHOOL
        Tempe, AZ...................................................    51,000
      ALLENTOWN BUSINESS SCHOOL
        Allentown, PA...............................................    51,000
      BROOKS COLLEGE
        Long Beach, CA..............................................    34,000
      BROWN INSTITUTE
        Mendota Heights, MN.........................................   118,000
      WESTERN CULINARY INSTITUTE
        Portland, OR................................................    26,000
      SCHOOL OF COMPUTER TECHNOLOGY
        Fairmont, WV................................................    10,000
        Pittsburgh, PA..............................................    46,000
      THE KATHARINE GIBBS SCHOOLS
        Boston, MA..................................................    27,000
        Melville, NY................................................    32,000
        Montclair, NJ...............................................    34,000
        New York, NY................................................    52,000
        Norwalk, CT.................................................    17,000
        Piscataway, NJ..............................................    17,000
        Providence, RI..............................................    15,000
      INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (U.S.)
        Chicago, IL.................................................    45,000
        Tampa, FL...................................................    30,000
      INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (CANADA)
        Montreal, PQ................................................    41,000
        Toronto, ON.................................................    56,000

  The Company actively monitors facility capacity in light of current utilization and projected enrollment growth. The Company believes that the facilities occupied by most of its schools can accommodate expected near-term growth, but that certain of its schools may need to acquire additional space within the next few years. The Company believes that its schools can acquire any necessary additional capacity on reasonably acceptable terms. The Company devotes capital resources to facility improvements and expansions as necessary.

LEGAL PROCEEDINGS

  CEC is subject to occasional lawsuits, investigations and claims arising out of the ordinary conduct of its business, including the following:

  On February 24, 1997, 39 former and current students in Brown's PC/LAN program brought a suit entitled Peter Alsides, et al. v. Brown Institute, Ltd. (Fourth Judicial District, Hennepin County, Minnesota) against Brown alleging breach of contract, fraud, and misrepresentation, violation of the Minnesota Consumer Fraud Act, violation of the Minnesota Deceptive Trade Practices Act and negligent misrepresentation. Plaintiffs allege that Brown failed to provide them with the education for which they contracted and which had been represented to them upon enrollment. Brown has answered the complaint, asserted defenses and the parties have exchanged written discovery. Brown believes that all of these claims are frivolous and without merit and is vigorously contesting the allegations.

  Although outcomes cannot be predicted with certainty, the Company does not believe that the above-described matter or any other legal proceeding to which the Company is a party will have a material adverse effect on the Company's financial performance, results of operations or liquidity.

                          FINANCIAL AID AND REGULATION

ACCREDITATION

  Accreditation is a non-governmental process through which an institution submits itself to qualitative review by an organization of peer institutions. The three types of accrediting agencies are (i) national accrediting agencies, which accredit institutions on the basis of the overall nature of the institutions without regard to their locations, (ii) regional accrediting agencies, which accredit institutions located within their geographic areas and
(iii) programmatic accrediting agencies, which accredit specific educational programs offered by an institution. Accrediting agencies primarily examine the academic quality of the instructional programs of an institution, and a grant of accreditation is generally viewed as certification that an institution's programs meet generally accepted academic standards. Accrediting agencies also review the administrative and financial operations of the institutions they accredit to ensure that each institution has the resources to perform its educational mission.

  Pursuant to provisions of the HEA, the DOE relies on accrediting agencies to determine whether institutions' educational programs qualify them to participate in the Title IV Programs. The HEA specifies certain standards that all recognized accrediting agencies must adopt in connection with their review of postsecondary institutions. Accrediting agencies that meet the DOE standards are recognized as reliable arbiters of educational quality. All of the Company's U.S. campuses are accredited by an accrediting agency recognized by the DOE. Twelve of the Company's campuses are accredited by the Accrediting Council for Independent Colleges and Schools ("ACICS"), three of the Company's campuses are accredited by the Accrediting Commission of Career Schools and Colleges of Technology ("ACCSCT") and one of the Company's campuses is accredited by the Accrediting Commission for Community and Junior Colleges of the Western Association of Schools and Colleges ("WASC/ACCJC"). In addition, four of the campuses' interior design programs are accredited by the Foundation for Interior Design Education Research ("FIDER") and two of the campuses' culinary arts programs are accredited by the American Culinary Federation Educational Institute Accrediting Commission ("ACFEI"); FIDER and ACFEI are not recognized by the DOE for Title IV Program eligibility purposes.

  The accrediting agencies for each of the Company's U.S. campuses are set forth in the following table:

                                                                 ACCREDITING
                               SCHOOL                              AGENCIES
      -------------------------------------------------------- ----------------
      AL COLLINS GRAPHIC DESIGN SCHOOL
        Tempe, AZ.............................................      ACCSCT
      ALLENTOWN BUSINESS SCHOOL
        Allentown, PA.........................................      ACICS
      BROOKS COLLEGE
        Long Beach, CA........................................ WASC/ACCJC&FIDER
      BROWN INSTITUTE
        Mendota Heights, MN...................................      ACCSCT
      WESTERN CULINARY INSTITUTE
        Portland, OR..........................................   ACCSCT&ACFEI
      SCHOOL OF COMPUTER TECHNOLOGY
        Fairmont, WV..........................................      ACICS
        Pittsburgh, PA........................................   ACICS&ACFEI
      THE KATHARINE GIBBS SCHOOLS
        Boston, MA............................................      ACICS
        Melville, NY..........................................      ACICS
        Montclair, NJ.........................................      ACICS
        New York, NY..........................................      ACICS
        Norwalk, CT...........................................      ACICS
        Piscataway, NJ........................................      ACICS
        Providence, RI........................................      ACICS
      INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (U.S.)
        Chicago, IL...........................................   ACICS&FIDER
        Tampa, FL.............................................   ACICS&FIDER

  The HEA requires each recognized accrediting agency to submit to a periodic review of its procedures and practices by the DOE as a condition of its continued recognition.

  The HEA requires accrediting agencies recognized by the DOE to review many aspects of an institution's operations to ensure that the education or training offered by the institution is of sufficient quality to achieve, for the duration of the accreditation period, the stated objective for which the education or training is offered. Under the HEA, a recognized accrediting agency must perform regular inspections and reviews of institutions of higher education, including unannounced site visits to institutions that provide career-oriented education and training. An accrediting agency may place an institution on "reporting" status in order to monitor one or more specified areas of the institution's performance. An institution placed on reporting status is required to report periodically to its accrediting agency on that institution's performance in the specified areas. Several of the Company's institutions were on reporting status, requiring them regularly to report their placement or retention results or both to their accrediting agency, during 1997. However, the Company expects all but two of these institutions, IAMD-U.S. in Chicago and Brown, to be removed from such reporting status in 1998. IAMD-U.S. in Chicago has also been and will continue to be on financial reporting status to ACICS during 1998, based solely on the financial status of IAMD-U.S. in Chicago under its previous ownership. While on reporting status, an institution may be required to seek the permission of its accrediting agency to open and commence instruction at new locations.

STUDENT FINANCIAL ASSISTANCE

  Students attending the Company's schools finance their education through a combination of family contributions, individual resources (including earnings from full or part-time employment) and government-sponsored financial aid. The Company estimates that over 71% of the students at its U.S. schools receive some government-sponsored (federal or state) financial aid. For the 1996-97 award year (July 1, 1996 to June 30, 1997), approximately 81% of the Company's U.S. tuition and fee revenue (on a cash basis) was derived from some form of such financial aid received by the students of its schools. In addition, students attending IAMD-Canada receive government-sponsored financial aid.

  To provide students access to financial assistance available through the Title IV Programs, an institution, including its additional locations, must be
(i) authorized to offer its programs of instruction by the relevant agencies of the state in which it and its additional campuses, if any, are located,
(ii) accredited by an accrediting agency recognized by the DOE and (iii) certified as eligible by the DOE. In addition, the institution must ensure that Title IV Program funds are properly accounted for and disbursed in the correct amounts to eligible students.

  Under the HEA and its implementing regulations, each of the Company's campuses that participates in the Title IV Programs must comply with certain standards on an institutional basis, as more specifically identified below. For purposes of these standards, the regulations define an institution as a main campus and its additional locations, if any. Under this definition, each of the Company's U.S. campuses is a separate institution, except for The Katharine Gibbs School in Piscataway, New Jersey, which is an additional location of The Katharine Gibbs School in Montclair, New Jersey, and the School of Computer Technology in Fairmont, West Virginia, which is an additional location of the School of Computer Technology in Pittsburgh, Pennsylvania.

NATURE OF FEDERAL SUPPORT FOR POSTSECONDARY EDUCATION IN THE U.S.

  While many of the states support public colleges and universities primarily through direct state subsidies, the federal government provides a substantial part of its support for postsecondary education in the form of grants and loans to students who can use this support at any institution that has been certified as eligible by the DOE. The Title IV Programs have provided aid to students for more than 30 years and, since the mid-1960's, the scope and size of such programs have steadily increased. Since 1972, Congress has expanded the scope of the HEA to provide for the needs of the changing national student population by, among other things, (i) providing that students at proprietary institutions, such as the Company's institutions, are eligible for assistance under the Title IV Programs, (ii) establishing a program for loans to parents of eligible students, (iii) opening the Title IV Programs to part-time students, and (iv) increasing maximum loan limits and in some cases eliminating the requirement that students demonstrate financial need to obtain federally guaranteed student loans. Most recently, the FDL program was enacted, enabling students to obtain loans from the federal government rather than from commercial lenders.

  The process of reauthorizing the HEA by the U.S. Congress, which takes place approximately every five years, has begun and is expected to be completed in 1998. Numerous changes to the HEA have been proposed by the DOE and other parties. For example, the DOE has circulated proposals to amend the HEA as follows: (i) to require all vocational programs of up to one year in length to establish a 70% completion and placement rate; (ii) to modify cohort default rate threshold provisions so that they apply with respect to the Federal Perkins Loan ("Perkins") program; and (iii) to require each institution that appeals high cohort default rates to post surety and be liable for loans and related costs if the institution's appeal is not successful. The DOE has also circulated proposals that would impact guaranty agencies and lenders which could impact the access of the Company's institutions and their students to Federal Family Education Loan ("FFEL") program loans. Such proposals include, among other things, (i) requiring FFEL lenders to offer extended and graduated payment plans for borrowers and (ii) raising the level of lender risk-sharing.

  Students at the Company's institutions receive grants, loans and work opportunities to fund their education under several of the Title IV Programs, of which the two largest are the FFEL program and the Federal Pell Grant ("Pell") program. The Company's institutions also participate in the Federal Supplemental Educational Opportunity Grant ("FSEOG") program, and some of them participate in the Perkins program and the Federal Work-Study ("FWS") program. One of the Company's institutions is an active participant in the William D. Ford Federal Direct Loan ("FDL") program.

  Most aid under the Title IV Programs is awarded on the basis of financial need, generally defined under the HEA as the difference between the cost of attending an educational program and the amount a student can reasonably contribute to that cost. All recipients of Title IV Program funds must maintain a satisfactory grade point average and progress in a timely manner toward completion of their program of study.

  Pell. Pell grants are the primary component of the Title IV Programs under which the DOE makes grants to students who demonstrate financial need. Every eligible student is entitled to receive a Pell grant; there is no institutional allocation or limit. For the 1997-98 award year, Pell grants range from $400 to $2,700 per year. Amounts received by students enrolled in the Company's U.S. institutions in the 1996-97 award year under the Pell program equaled approximately 12% of the Company's U.S. tuition and fee revenue.

  FSEOG. FSEOG awards are designed to supplement Pell grants for the neediest students. FSEOG grants generally range in amount from $100 to $4,000 per year; however, the availability of FSEOG awards is limited by the amount of those funds allocated to an institution under a formula that takes into account the size of the institution, its costs and the income levels of its students. The Company is required to make a 25% matching contribution for all FSEOG program funds disbursed. Resources for this institutional contribution may include institutional grants, scholarships and other eligible funds (i.e., funds from foundations and other charitable organizations) and, in certain states, portions of state scholarships and grants. During the 1996-97 award year, the Company's required 25% institutional match was met by approximately $110,000 in funds from its institutions and approximately $177,000 in funds from state scholarships and grants and from foundations and other charitable organizations. Amounts received by students in the Company's institutions under the federal share of the FSEOG programs in the 1996-97 award year equaled approximately 1% of the Company's U.S. tuition and fee revenue.

  FFEL and FDL. The FFEL program consists of two types of loans, Stafford loans, which are made available to students, and PLUS loans, which are made available to parents of students classified as dependents. Under the FDL program, students may obtain loans directly from the DOE rather than commercial lenders. The conditions on FDL loans are generally the same as on loans made under the FFEL program. Certain of the Company's institutions have been selected by the DOE to participate in the FDL program. Under the Stafford loan program, a student may borrow up to $2,625 for the first academic year, $3,500 for the second academic year and, in some educational programs, $5,500 for each of the third and fourth academic years. Students with financial need qualify for interest subsidies while in school and during grace periods. Students who are classified as independent can increase their borrowing limits and receive additional unsubsidized Stafford loans. Such students can obtain an additional $4,000 for each of the first and second academic years and, depending upon the educational program, an additional $5,000 for each of the third and fourth academic years. The obligation to begin repaying Stafford loans does not commence until six months after a student ceases enrollment as at least a half-time student. Amounts received by students in the Company's institutions under the Stafford program in the 1996-97 award year equaled approximately 44% of the Company's U.S. tuition and fee revenue (on a cash basis). PLUS loans may be obtained by the parents of a dependent student in an amount not to exceed the difference between the total cost of that student's education (including allowable expenses) and other aid to which that student is entitled. Amounts received by students in the Company's institutions under the PLUS program in the 1996-97 award year equaled approximately 11% of the Company's U.S. tuition and fee revenue (on a cash basis).

  The Company's schools and their students use a wide variety of lenders and guaranty agencies and have not experienced difficulties in identifying lenders and guaranty agencies willing to make federal student loans. Additionally, the HEA requires the establishment of lenders of last resort in every state to ensure that students at any institution that cannot identify such lenders will have access to the FFEL program loans.

  Perkins. Eligible undergraduate students may borrow up to $3,000 under the Perkins program during each academic year, with an aggregate maximum of $15,000, at a 5% interest rate and with repayment delayed until nine months after the borrower ceases to be enrolled on at least a half-time basis. Perkins loans are made available to those students who demonstrate the greatest financial need. Perkins loans are made from a revolving account, 75% of which was initially capitalized by the DOE. Subsequent federal capital contributions, with an institutional match in the same proportion, may be received if an institution meets certain requirements. Each institution collects payments on Perkins loans from its former students and loans those funds to currently enrolled students. Collection and disbursement of Perkins loans is the responsibility of each participating institution. During the 1996-97 award year, the Company collected approximately $543,000 from its former students in repayment of Perkins loans. In the 1996-97 award year, the Company's required matching contribution was approximately $47,000. The Perkins loans disbursed to students in the Company's institutions in the 1996-97 award year equaled approximately 1% of the Company's U.S. tuition and fee revenue. In 1995, the Gibbs institutions voluntarily chose to discontinue participation in the Perkins program. IAMD-U.S., SCT and Western Culinary also do not participate in the Perkins program.

  FWS. Under the FWS program, federal funds are made available to pay up to 75% of the cost of part-time employment of eligible students, based on their financial need, to perform work for the institution or for off-campus public or non-profit organizations. During the 1996-97 award year, the Company's institutions and other organizations provided matching contributions totaling approximately $70,000. At least 5% of an institution's FWS allocation must be used to fund student employment in community service positions. In general, FWS earnings are not used for tuition and fees. However, in the 1996-97 award year, the federal share of FWS earnings equalled 0.2% of the Company's U.S. tuition and fee revenue.

FEDERAL OVERSIGHT OF THE TITLE IV PROGRAMS

  The substantial amount of federal funds disbursed through the Title IV Programs coupled with the large numbers of students and institutions participating in those programs have led to instances of fraud, waste and abuse. As a result, the United States Congress has required the DOE to increase its level of regulatory oversight of institutions to ensure that public funds are properly used. Each institution which participates in the Title IV Programs must annually submit to the DOE an audit by an independent accounting firm of that institution's compliance with the Title IV Program requirements, as well as audited financial statements. The DOE also conducts compliance reviews, which include on-site evaluations, of several hundred institutions each year, and directs student loan guaranty agencies to conduct additional reviews relating to the FFEL programs. In addition, the Office of the Inspector General of the DOE conducts audits and investigations of institutions in certain circumstances. Under the HEA, accrediting agencies and state licensing agencies also have responsibilities for overseeing institutions' compliance with Title IV Program requirements. As a result, each participating institution, including each of the Company's institutions, is subject to frequent and detailed oversight and must comply with a complex framework of laws and regulations or risk being required to repay funds or becoming ineligible to participate in the Title IV Programs. In addition, because the DOE periodically revises its regulations (e.g., in November 1997, the DOE published new regulations with respect to financial responsibility standards to take effect July 1, 1998) and changes its interpretation of existing laws and regulations, there can be no assurance that the DOE will agree with the Company's understanding of each Title IV Program requirement. See "--Financial Responsibility Standards."

  Largely as a result of this increased oversight, the DOE has reported that more than 800 institutions have either ceased to be eligible for or have voluntarily relinquished their participation in some or all of the Title IV Programs since October 1, 1992. This has reduced competition among institutions with respect to certain markets and educational programs.

  Cohort Default Rates. A significant component of the Congressional initiative aimed at reducing fraud, waste and abuse was the imposition of limitations on participation in the Title IV Programs by institutions whose former students defaulted on the repayment of federally guaranteed or funded student loans at an "excessive" rate. Since the DOE began to impose sanctions on institutions with cohort default rates above certain levels, the DOE has reported that more than 600 institutions have lost their eligibility to participate in some or all of the Title IV Programs. However, many institutions, including all of the Company's institutions, have responded by implementing aggressive student loan default management programs aimed at reducing the likelihood of students failing to repay their loans in a timely manner. An institution's cohort default rates under the FFEL and FDL programs are calculated on an annual basis as the rate at which student borrowers scheduled to begin repayment on their loans in one federal fiscal year default on those loans by the end of the next federal fiscal year. An institution that participates in both the FFEL and FDL programs, including one of the Company's institutions, receives a single "weighted average" cohort default rate in place of an FFEL or FDL cohort default rate. Any institution whose cohort default rate equals or exceeds 25% for any one of the three most recent federal fiscal years may be found by the DOE to lack administrative capability and, on that basis, placed on provisional certification status for up to four years. Provisional certification status does not limit an institution's access to Title IV Program funds but does subject that institution to closer review by the DOE and possible summary adverse action if that institution commits violations of the Title IV Program requirements. Any institution whose cohort default rates equal or exceed 25% for three consecutive years will no longer be eligible to participate in the FFEL or FDL programs for the remainder of the federal fiscal year in which the DOE determines that such institution has lost its eligibility and for the two subsequent federal fiscal years. In addition, an institution whose cohort default rate for any federal fiscal year exceeds 40% may have its eligibility to participate in all of the Title IV Programs limited, suspended or terminated. Since the calculation of cohort default rates involves the collection of data from many non-governmental agencies (i.e., lenders, private guarantors or servicers), as well as the DOE, the HEA provides a formal process for the review and appeal of the accuracy of cohort default rates before the DOE takes any action against an institution based on such rates.

  None of the Company's institutions has had a published FFEL or FDL cohort default rate of 25% or greater for three consecutive federal fiscal years. For federal fiscal year 1995, the published cohort default rates for the Company's institutions ranged from a low of 10.7% to a high of 27.4%. The average cohort default rates for proprietary institutions nationally were 23.9%, 21.1% and 19.9% in federal fiscal years 1993, 1994 and 1995, respectively. Gibbs-Norwalk is the only one of the Company's institutions that received a cohort default rate for federal fiscal year 1995 that exceeds 25%, which rate is 27.4%. In addition, two of the Company's institutions, including Gibbs-Norwalk, have had an FFEL cohort default rate exceeding 25% in one of the last three federal fiscal years for which such rates have been published. To date, neither of these institutions has been placed on provisional certification status as a result of FFEL cohort default rates in excess of 25%.

  The following table sets forth the cohort default rates for the Company's institutions for federal fiscal years 1993, 1994 and 1995, based on the most recent determination received from the DOE:

                                                               COHORT DEFAULT
                                                                    RATE
                                                              ------------------
                           SCHOOL                             1995   1994  1993
------------------------------------------------------------- -----  ----- -----
AL COLLINS GRAPHIC DESIGN SCHOOL
  Tempe, AZ.................................................. 13.8%  19.3% 28.4%
ALLENTOWN BUSINESS SCHOOL
  Allentown, PA.............................................. 10.7%   7.1% 14.9%
BROOKS COLLEGE
  Long Beach, CA............................................. 18.4%  18.4% 16.2%
BROWN INSTITUTE
  Mendota Heights, MN........................................ 18.1%  19.6% 18.6%
WESTERN CULINARY INSTITUTE
  Portland, OR............................................... 14.3%  11.4% 14.3%
SCHOOL OF COMPUTER TECHNOLOGY
  Pittsburgh, PA and Fairmont, WV............................ 11.2%   9.3% 14.6%
THE KATHARINE GIBBS SCHOOLS
  Boston, MA................................................. 16.9%  16.7% 18.6%
  Melville, NY............................................... 16.0%  17.7% 18.2%
  Montclair, NJ and Piscataway, NJ........................... 16.3%  16.0% 19.2%
  New York, NY............................................... 14.5%  18.9% 17.5%
  Norwalk, CT................................................ 27.4%  17.7% 24.0%
  Providence, RI............................................. 14.8%  13.1% 17.3%
INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (U.S.)
  Chicago, IL................................................ 15.7%* 13.3% 15.0%
  Tampa, FL.................................................. 13.3%* 15.0% 17.3%

--------
* This is a "prepublication" cohort default rate. The Company has not yet received the published cohort default rate for federal fiscal year 1995 for this institution.

  In addition, if an institution's cohort default rate for loans under the Perkins program exceeds 15% for any federal award year (i.e., July 1 through June 30), that institution may be placed on provisional certification status for up to four years. Nine of the Company's institutions have Perkins cohort default rates in excess of 15% for students who were scheduled to begin repayment in the 1996-97 federal award year, the most recent year for which such rates have been calculated. These institutions are Allentown, Brown, Collins, Gibbs-Boston, Gibbs-Melville, Gibbs-Montclair, Gibbs-New York, Gibbs-Norwalk and Gibbs-Providence. The Perkins program cohort default rates for these nine institutions ranged from 20.7% to 64.3%. Thus, these institutions could be placed on provisional certification status, which would subject them to closer review by the DOE and possible summary adverse action if they commit any violation of the Title IV Program requirements. However, to date, none of these institutions has been placed on such status for this reason. In 1995, the Gibbs institutions voluntarily chose to discontinue their participation in the Perkins program.

  Each of the Company's institutions has adopted a student loan default management plan. Those plans emphasize the importance of meeting loan repayment requirements and provide for extensive loan counseling, methods to increase student persistence and completion rates and graduate employment rates, and proactive borrower contacts after students cease enrollment. They may also include the use of external agencies to assist the institution with loan counseling and loan servicing if students cease attending the institution. Those activities are in addition to the loan servicing and collection activities of FFEL lenders and guaranty agencies and FDL servicers.

  Increased Regulatory Scrutiny. The HEA provides for a three-part initiative, referred to as the Program Integrity Triad, intended to increase regulatory scrutiny of postsecondary education institutions. One part of the Program Integrity Triad expands the role of accrediting agencies in the oversight of institutions participating in the Title IV Programs. As a result, the accrediting agencies which review and accredit the Company's campuses have increased the breadth of such reviews and have expanded their examinations in such areas as financial responsibility and timeliness of student refunds. The Program Integrity Triad provisions also require each accrediting agency recognized by the DOE to undergo comprehensive periodic reviews by the DOE to ascertain whether such accrediting agency is adhering to required standards. Each accrediting agency that accredits any of the Company's campuses has been reviewed by the DOE under these provisions and has been approved for recognition by the DOE.

  A second part of the Program Integrity Triad tightened the standards to be applied by the DOE in evaluating the financial responsibility and administrative capability of institutions participating in the Title IV Programs. In addition, the Program Integrity Triad mandated that the DOE periodically review the eligibility and certification to participate in the Title IV Programs of every such eligible institution. By law, all institutions were required to undergo such a recertification review by the DOE by 1997 and are required to undergo such a recertification review every four years thereafter. Under these standards, each of the Company's institutions will be evaluated by the DOE more frequently than in the past. A denial of recertification would preclude an institution from continuing to participate in the Title IV Programs.

  A third part of the Program Integrity Triad required each state to establish a State Postsecondary Review Entity ("SPRE") to review certain institutions within that state to determine their eligibility to continue participating in the Title IV Programs. However, no SPREs are actively functioning. The United States Congress has declined to provide funding for the SPREs in appropriations legislation that has been signed into law and the DOE has not requested any future funding for the SPREs. In its most recent draft of proposals for the 1997 reauthorization of the HEA, the DOE has proposed that the Congress repeal the SPRE program.

  Financial Responsibility Standards. All institutions participating in the Title IV Programs must satisfy a series of specific standards of financial responsibility. Institutions are evaluated for compliance with those requirements in several circumstances, including as part of the DOE's quadrennial recertification process and also annually as each institution submits its audited financial statements to the DOE. One standard requires each institution to demonstrate an acid test ratio (defined as the ratio of cash, cash equivalents and current accounts receivable to current liabilities) of at least 1:1 at the end of each fiscal year. Another standard requires that each institution have a positive tangible net worth at the end of each fiscal year. A third standard prohibits any institution from having a cumulative net operating loss during its two most recent fiscal years that results in a decline of more than 10% of that institution's tangible net worth as measured at the beginning of that two-year period. The DOE may measure an institution's financial responsibility on the basis of the financial statements of the institution itself or the financial statements of the institution's parent company, and may also consider the financial condition of any other entity related to the institution.

  An institution that is determined by the DOE not to meet any one of the standards of financial responsibility is nonetheless entitled to participate in the Title IV Programs if it can demonstrate to the DOE that it is financially responsible on an alternative basis. An institution may do so by posting surety either in an amount equal to 50% (or greater, as the DOE may require) of the total Title IV Program funds received by students enrolled at such institution during the prior year or in an amount equal to 10% (or greater, as the DOE may require) of such prior year's funds if the institution also agrees to transfer to the reimbursement system of payment for its Title IV Program funds. The DOE has interpreted this surety condition to require the posting of an irrevocable letter of credit in favor of the DOE. Alternatively, an institution may demonstrate, with the support of a statement from a certified public accountant and other information specified in the regulations, that it was previously in compliance with the numeric standards and that its continued operation is not jeopardized by its financial condition.

  In November 1997, the DOE published new regulations regarding financial responsibility to take effect on July 1, 1998. The regulations provide a transition year alternative which will permit institutions to have their financial responsibility for the 1998 fiscal year measured on the basis of either the new regulations or the current regulations, whichever are more favorable. Under the new regulations, the DOE will calculate three financial ratios for an institution, each of which will be scored separately and which will then be combined to determine the institution's financial responsibility. If an institution's composite score is below the minimum requirement for unconditional approval but above a designated threshold level, such institution may take advantage of an alternative that allows it to continue to participate in the Title IV Programs for up to three years under additional monitoring and reporting procedures. If an institution's composite score falls below this threshold level or is between the minimum for unconditional approval and the threshold for more than three consecutive years, the institution will be required to post a letter of credit in favor of the DOE. The Company does not believe that these new regulations will have a material effect on the Company's compliance with the DOE's financial responsibility standards.

  Company Compliance with Financial Responsibility Standards. In reviewing the Company's acquisitions in the last 14 months, it has been the DOE's practice to measure financial responsibility on the basis of the financial statements of both the institutions and the Company. In its review of the Company's annual financial statements and interim balance sheets, as filed with the DOE in connection with the Company's applications for DOE certification of institutions acquired subsequent to September 1996 to allow such institutions to participate in the Title IV Programs, the DOE has questioned the Company's accounting for certain direct marketing costs and its valuation of courseware and other instructional materials of the Company's recently acquired institutions. The audited financial statements included in this Registration Statement have been restated to expense as incurred, and the audited 1997 financial statements to be submitted to the DOE will expense as incurred, all direct marketing and advertising costs which had previously been deferred. This change in accounting method is disclosed in the audit opinion and footnotes to the financial statements and is permitted in accordance with Accounting Principles Board Opinion No. 20. The DOE also previously asserted that the Company did not satisfy the 1:1 acid test ratio based on its fiscal 1996 financial statements, but, after reviewing additional materials submitted by the Company, the DOE has recently indicated that the Company did in fact satisfy this test.

  As a result of the DOE's concerns regarding the Company's accounting for direct marketing costs and courseware and instructional materials, the DOE has offered the Company the alternative of posting an irrevocable letter of credit in favor of the Secretary of Education with respect to each institution the Company has acquired since September 1996 in a sum sufficient to secure the DOE's interest in the Title IV Program funds administered by the applicable institution. While the Company continues to disagree with the position taken by the DOE, in order to obtain certification of the institutions to resume participation in the Title IV Programs in a timely fashion, and thus to avoid any material interruption in Title IV Program funding for the acquired institutions, the Company has posted, and currently has outstanding, a letter of credit in the amount of $1.9 million, which expires on September 30, 1998, with respect to Western Culinary; a letter of credit in the amount of $12.0 million, which expires on October 31, 1998, with respect to Gibbs; a letter of credit in the amount of $1.2 million, which expires on October 31, 1998, with respect to SCT; and a letter of credit in the amount of $5.3 million, which expires on October 31, 1998, with respect to IAMD-U.S.

  The original letters of credit for Western Culinary and SCT represented 50% of each institution's Title IV Program funding in the prior award year. Subsequently, the DOE increased the level of surety for SCT to, and established the level of surety of Gibbs and IAMD-U.S. at, 75% of the Title IV Program funds that students enrolled at each such institution received in the previous award year. Beginning in October 1997, the DOE has imposed a condition that, through September 30, 1998, SCT, Gibbs and IAMD-U.S. may not disburse Title IV Program funds in excess of the total Title IV Program funds that students enrolled at each institution received in the most recent award year for which data are available to the DOE. The DOE has calculated this amount to be $1.6 million in the case of SCT, $16.0 million in the case of Gibbs and $7.0 million in the case of IAMD-U.S. In subsequent discussions, the DOE has agreed to consider potential increases in the Title IV Program funding available to students at the affected institutions, if the Company so requests and with the understanding that the Company would secure any such increase in Title IV Program funding by increasing the applicable letter of credit in an amount commensurate with the additional Title IV Program funding utilized by such students. The DOE has advised the Company that the DOE does not include William D. Ford Federal Direct Loan ("FDL") funds in calculating the amount of any letter of credit and that FDL funds are not considered in determining the total Title IV Program funding available to an affected institution. SCT disburses significant amounts of FDL funds to students enrolled in its educational programs. The DOE also has stated that, prior to a determination that the Company satisfies the standards of financial responsibility, the DOE will not consider applications to resume Title IV Program participation on behalf of any institutions that the Company may acquire in the future or applications that seek approval of any action that would expand the Title IV Program participation of any of the Company's U.S. institutions that already is certified for such participation.

  The DOE limitation on the aggregate dollar value of the Title IV Program participation of SCT, Gibbs and IAMD-U.S. could significantly reduce the Company's ability to provide financial assistance to additional students at those institutions, which in turn could reduce the Company's ability to enroll such additional students. The inability of the Company to significantly increase aggregate enrollment at SCT, Gibbs and IAMD-U.S. and to file applications with the DOE for other newly acquired U.S. institutions to seek Title IV Program participation could have a material adverse effect on the Company's business, results of operations and financial condition and on its ability to generate sufficient liquidity to continue to fund growth in its operations and purchase other institutions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  In accordance with applicable law, the DOE will be required to rescind the letters of credit and related requirements if the Company and its U.S. institutions demonstrate that they satisfy the standards of financial responsibility, using accounting treatments that are acceptable to the DOE. After discussions with the DOE, the Company changed its accounting to eliminate deferred direct marketing costs from its financial statements. In the course of further discussions with the DOE, the Company provided additional information regarding the valuation of courseware and instructional materials at one of the recently acquired institutions where such valuation was questioned by the DOE. Based upon these discussions, the Company believes its valuation of courseware and instructional materials as will be presented in its 1997 financial statements will not impair a determination by the DOE that the Company is financially responsible. Further, the DOE agreed that in the conduct of its next review of the financial responsibility of the Company and its U.S. institutions, the DOE will consider financial information reflecting the results of the Offering, as well as the 1997 audited financial statements of each entity. The Company expects to receive net proceeds from the Offering of approximately $34.9 million. See "Use of Proceeds." The Company believes that such proceeds and the cash generated from operations during 1997 will enable the Company and each of its U.S. institutions to satisfy each of the DOE's standards of financial responsibility, based on their audited financial statements and the Company's post-Offering financial information. Accordingly, the Company intends to seek the DOE's review of the Company's and its U.S. institutions' audited 1997 financial statements and the Company's post-Offering financial information on an expedited basis in the spring of 1998. However, there can be no assurance that the DOE will expedite its review or of the outcome of such review.

  Under a separate standard of financial responsibility, if an institution has made late Title IV Program refunds to students in its prior two years, the institution is required to post a letter of credit in favor of the DOE in an amount equal to 25% of the total Title IV Program refunds paid by the institution in its prior fiscal year. As of July 1, 1997, this standard has been modified to exempt an institution if it has not been found to make late refunds to 5% or more of its students in either of the two most recent fiscal years and has not been cited for a reportable condition or material weakness in its internal controls related to late refunds in either of its two most recent fiscal years. Based on this standard, since July 1, 1997, the Company has posted a total of $310,000 in additional letters of credit with respect to Brown, Collins, Gibbs-Montclair, Gibbs-New York, SCT and Western Culinary.

  Restrictions on Acquiring or Opening Additional Schools and Adding Educational Programs. An institution which undergoes a change of ownership resulting in a change in control, including all the institutions the Company has acquired or will acquire, must be reviewed and recertified for participation in the Title IV Programs under its new ownership. Pending recertification, the DOE suspends Title IV Program funding to that institution's students except for certain Title IV Program funds that were committed under the prior owner. If an institution is recertified following a change of ownership, it will be on a provisional basis. During the time an institution is provisionally certified, it may be subject to closer review by the DOE and to summary adverse action for violations of Title IV Program requirements, but provisional certification does not otherwise limit an institution's access to Title IV Program funds.

  In addition, the HEA generally requires that proprietary institutions be fully operational for two years before applying to participate in the Title IV Programs. However, under the HEA and applicable regulations, an institution that is certified to participate in the Title IV Programs may establish an additional location and apply to participate in the Title IV Programs at that location without reference to the two-year requirement, if such additional location satisfies all other applicable eligibility requirements. The Company's expansion plans are based, in part, on its ability to acquire schools that can be recertified and to open additional locations as part of its existing institutions.

  Generally, if an institution eligible to participate in the Title IV Programs adds an educational program after it has been designated as an eligible institution, the institution must apply to the DOE to have the additional program designated as eligible. However, an institution is not obligated to obtain DOE approval of an additional program that leads to an associate, baccalaureate, professional or graduate degree or which prepares students for gainful employment in the same or related recognized occupation as an educational program that has previously been designated as an eligible program at that institution and meets certain minimum length requirements. Furthermore, short-term educational programs, which generally consist of those programs that provide at least 300 but less than 600 clock hours of instruction, are eligible only for FFEL funding and only if they have been offered for a year and the institution can demonstrate, based on an attestation by its independent auditor, that 70% of all students who enroll in such programs complete them within a prescribed time and 70% of those students who graduate from such programs obtain employment in the recognized occupation for which they were trained within a prescribed time. Certain of the Gibbs institutions offer such short-term programs, but students enrolled in such programs represent a small percentage of the total enrollment of the Company's schools. To date, the applicable institutions have been able to establish that their short-term educational programs meet the required completion and placement percentages. In the event that an institution erroneously determines that an educational program is eligible for purposes of the Title IV Programs without the DOE's express approval, the institution would likely be liable for repayment of Title IV Program funds provided to students in that educational program. The Company does not believe that the DOE's regulations will create significant obstacles to its plans to add new programs.

  Certain of the state authorizing agencies and accrediting agencies with jurisdiction over the Company's campuses also have requirements that may, in certain instances, limit the ability of the Company to open a new campus, acquire an existing campus or establish an additional location of an existing institution or begin offering a new educational program. The Company does not believe that those standards will have a material adverse effect on the Company or its expansion plans.

  The "85/15 Rule." Under a provision of the HEA commonly referred to as the "85/15 Rule," a proprietary institution, such as each of the Company's U.S. institutions, would cease being eligible to participate in the Title IV Programs if, on a cash accounting basis, more than 85% of its revenue for the prior fiscal year was derived from the Title IV Programs. Any institution that violates the 85/15 Rule immediately becomes ineligible to participate in the Title IV Programs and is unable to apply to regain its eligibility until the following fiscal year. The Company has calculated that, since this requirement took effect in 1995, none of the Company's U.S. institutions has derived more than 83% of its revenue from the Title IV Programs for any fiscal year, and that for 1996 the range for the Company's U.S. institutions was from approximately 52% to approximately 82%. For 1996, the independent auditors of the Company or prior owner, if applicable, examined management's assertion that each of the Company's U.S. institutions complied with these requirements and opined that such assertion was fairly stated in all material respects. The Company regularly monitors compliance with this requirement in order to minimize the risk that any of its U.S. institutions would derive more than 85% of its revenue from the Title IV Programs for any fiscal year. If an institution appears likely to approach the 85% threshold, the Company would evaluate the appropriateness of making changes in student funding and financing to ensure compliance with the 85/15 Rule.

  Restrictions on Payment of Bonuses, Commissions or Other Incentives. The HEA prohibits an institution from providing any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruitment, admission or financial aid awarding activity for programs eligible for Title IV Program funds. The Company believes that its current compensation plans are in compliance with HEA standards, although the regulations of the DOE do not establish clear criteria for compliance.

STATE AUTHORIZATION

  Each of the Company's campuses is authorized to offer educational programs and grant degrees or diplomas by the state in which such campus is located. The level of regulatory oversight varies substantially from state to state. In some states, the campuses are subject to licensure by the state education agency and also by a separate higher education agency. State laws establish standards for instruction, qualifications of faculty, location and nature of facilities, financial policies and responsibility and other operational matters. State laws and regulations may limit the ability of the Company to obtain authorization to operate in certain states or to award degrees or diplomas or offer new degree programs. Certain states prescribe standards of financial responsibility that are different from those prescribed by the DOE. The Company believes that each of its campuses is in substantial compliance with state authorizing and licensure laws.

CANADIAN REGULATION

  Canadian students, other than those who reside in the province of Quebec, are eligible to receive loans under the CSL program. Students who are residents of the province of Quebec are eligible to receive loans from the QLBP. Students from the province of Ontario receive financial assistance under both the CSL program and the OSLP program. CSL program loans are made by the Canadian federal government. IAMD-Canada in Toronto has two buildings, each of which must be registered under the PVSA but which the Company operates together as a single campus.

  With respect to students who reside in the province of Ontario, the Ontario Ministry of Education and Training ("OMET") provides financial assistance to eligible students through the Ontario Student Assistance Plan ("OSAP"), which includes two main components, the CSL program and the OSLP program. To maintain its right to administer OSAP, an institution, such as the IAMD-Canada campus in Toronto, must, among other things, be registered and in good standing under the PVSA and abide by the rules, regulations and administrative manuals of the CSL, OSLP and other OSAP-related programs. In order to attain initial eligibility, an institution must establish, among other things, that it has been in good standing under the PVSA for at least 12 months, that it has offered an eligible program for at least 12 months, and that it has graduated at least one class in an eligible program that satisfies specific requirements with respect to class size and graduation rate. During the first two years of initial eligibility, the institution must have its administration of OSAP independently audited, and full eligibility will not be granted unless these audits establish that the institution has properly administered OSAP. The institution can only administer CSL funds, and cannot administer OSLP funds, until it has gained full eligibility. Once an institution has gained OSAP eligibility, the institution must advise OMET before it takes any material action that may result in its failure or inability to meet any rules, regulations or requirements related to OSAP.

  In order for an OSAP-eligible institution to establish a new branch of an existing eligible institution, it must obtain an OSAP-designation from OMET, either as a separate institution if the branch administers OSAP without the involvement of the main campus or as part of the same institution if OSAP is administered through the main campus of the institution. The Company does not believe that OSAP's requirements will create significant obstacles to its plans to acquire additional institutions or open new branches in Ontario.

  Institutions participating in OSAP, such as the IAMD-Canada campus in Toronto, cannot submit applications for loans to students enrolled in educational programs that have not been designated as OSAP-eligible by OMET. To be eligible, among other things, a program must be registered with the Private Vocational Schools unit, must be of a certain minimum length and must lead to a diploma or certificate. The Company does not anticipate that these program approval requirements will create significant problems with respect to its plans to add new educational programs.

  An institution cannot automatically acquire OSAP-designation through acquisition of other OSAP-eligible institutions. When there is a change of ownership, including a change in controlling interest, in a non-incorporated OSAP-eligible institution, OMET will require evidence of the institution's continued capacity to properly administer the program before extending OSAP designation to the new owner. The Company does not believe that the Offering will be considered a change of ownership for purposes of OSAP. Given that OMET periodically revises its regulations and other requirements and changes its interpretations of existing laws and regulations, there can be no assurance that OMET will agree with the Company's understanding of each OMET requirement.

  IAMD-Canada, in Toronto, is required to audit its OSAP administration annually and OMET is authorized to conduct its own audits of the administration of the OSAP programs by any OSAP-eligible institution. The Company has complied with these requirements on a timely basis. Based on its most recent annual compliance audits, IAMD-Canada, in Toronto has been found to be in substantial compliance with the requirements of OSAP and the Company believes that they continue to be in substantial compliance with these requirements. OMET has the authority to take any measures it deems necessary to protect the integrity of the administration of OSAP. If OMET deems a failure to comply to be minor, OMET will advise the institution of the deficiency and provide the institution with the opportunity to remedy the asserted deficiency. If OMET deems the failure to comply to be serious in nature, OMET has the authority to: (i) condition the institution's continued OSAP designation upon the institution's meeting specific requirements during a specific time frame; (ii) refuse to extend the institution's OSAP eligibility to the OSLP program; (iii) suspend the institution's OSAP designation or (iv) revoke the institution's OSAP designation. In addition, when OMET determines that any non-compliance in an institution's OSAP administration is serious, OMET has the authority to contract with an independent auditor, at the expense of the institution, to conduct a full audit in order to quantify the deficiencies and to require repayment of all loan amounts. In addition, OMET may impose a penalty up to the amount of the damages assessed in the independent audit.

  As noted above, IAMD-Canada, in Toronto, is subject to the PVSA. The Company may not operate a private vocational school in the province of Ontario unless such school is registered under the PVSA. Upon payment of the prescribed fee and satisfaction of the conditions prescribed by the regulations under the PVSA and by the Private Vocational Schools Unit of the OMET, an applicant or registrant such as IAMD-Canada, in Toronto, is entitled to registration or renewal of registration to conduct or operate a private vocational school unless: (1) it cannot reasonably be expected to be financially responsible in the conduct of the private vocational school; (2) the past conduct of the officers or directors provides reasonable grounds for belief that the operations of the campus will not be carried on in accordance with relevant law and with integrity and honesty; (3) it can reasonably be expected that the course or courses of study or the method of training offered by the private vocational school will not provide the skill and knowledge requisite for employment in the vocation or vocations for which the applicant or registrant is offering instruction; or (4) the applicant is carrying on activities that are, or will be, if the applicant is registered, in contravention of the PVSA or the regulations under the PVSA. An applicant for registration to conduct or operate a private vocational school is required to submit with the application a bond in an amount determined in accordance with the regulations under the PVSA. IAMD-Canada, in Toronto, is currently registered under the PVSA at both of its buildings, and the Company does not believe that there will be any impediment to renewal of such registrations on an annual basis.

  The PVSA provides that a "registration" is not transferable. However, the Private Vocational Schools Unit of MET takes the position that a purchase of shares of a private vocational school does not invalidate the school's registration under the PVSA. The Company does not believe that the Offering will invalidate the registrations of IAMD-Canada, in Toronto.

  If a corporation is convicted of violating the PVSA or the regulations under the PVSA, the maximum penalty that may be imposed on the corporation is $25,000.

  Students who reside in the province of Quebec are eligible to receive funds under the QLBP subject to certain student eligibility criteria. Under this program, student financial assistance is initially provided in the form of a loan. IAMD-Canada, in Quebec, is subject to the ARPE. In accordance with ARPE, the Company may not operate a private educational institution without holding a permit issued by the Quebec Minister of Education (the "QME") for the institution itself and for the educational services to be provided. The QME will issue the permit after consulting with the Commission Consultative de l'Enseignement Prive (the "Commission") concerning the particular institution and the educational services to determine if such institution and services meet certain conditions. Permits cannot be transferred without the written authorization of the QME, and any entity holding a permit must advise the QME of any amalgamation, sale or transfer affecting such entity. The QME, after consultation with the Commission, has the authority to modify or revoke a permit where the holder of the permit, among other things: (i) does not comply with the conditions, restrictions or prohibitions relating to the institution or (ii) is, or is about to become, insolvent. The QME must provide the institution with a chance to present its views before revoking a permit.

  The Company does not believe that the Offering will be considered a "sale or transfer" affecting IAMD-Canada, in Quebec, or that it will invalidate the permit issued to IAMD-Canada, in Quebec, for the purposes of the ARPE. Given that the QME periodically revises its regulations and other requirements and changes its interpretations of existing laws and regulations, there can be no assurance that the QME will agree with the Company's understanding of each requirement of the QME.

  The Company does not believe that the QME's requirements will create significant obstacles to its plans to acquire additional institutions, or open new branches in Quebec or that the QME's requirements will create significant obstacles to its plans to add new educational programs at IAMD-Canada, in Quebec. The Company does not believe that there will be any impediment to renewal of the permit issued to IAMD-Canada, in Quebec, under the ARPE.

  The legislative, regulatory and other requirements relating to student financial assistance programs in Ontario and Quebec are subject to change by applicable governments due to political and budgetary pressures and any such change may affect the eligibility for student financial assistance of the students attending IAMD-Canada which, in turn, could materially adversely affect the Company's business, results of operations and financial condition.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the Company's executive officers and directors:

                NAME           AGE                           POSITION
      ------------------------ --- ------------------------------------------------------------
      John M. Larson..........  46 President, Chief Executive Officer, Secretary and Director
      William A. Klettke......  45 Senior Vice President, Chief Financial Officer and Treasurer
      Robert E. Dowdell.......  52 Director
      Wallace O. Laub.........  72 Director
      Patrick K. Pesch........  41 Director
      Todd H. Steele..........  35 Director
      Thomas B. Lally.........  53 Director
      Keith K. Ogata..........  43 Director

  JOHN M. LARSON, the Company's founder, has served as President and Chief Executive Officer and a Director of the Company since January 1994. From July 1993 until the Company's formation, Mr. Larson served as a consultant to Heller, working with Heller to establish the Company. From January through May 1993, Mr. Larson served as the Eastern Regional Operating Manager of Educational Medical, Inc., which provides career-oriented postsecondary education. From 1989 until 1993, Mr. Larson served as the Senior Vice President of College Operations of Phillips Colleges, Inc., overseeing a nationwide system of 58 schools, which offered a wide range of academic programs. From March through September 1989, he served as Senior Vice President of Operations for the Geneva Companies, a mergers and acquisitions firm. From 1980 to 1989, Mr. Larson was Vice President of Marketing at National Education Centers, Inc., a subsidiary of National Education Corporation ("NEC"), where he managed the entire admissions program, including marketing and advertising efforts, with a team of approximately 500 employees. Mr. Larson has also served in marketing positions with DeVry Inc., at its Chicago and Kansas City campuses. Mr. Larson received a Bachelor's of Science in Business Administration from the University of California at Berkeley and has completed the Executive Management Program at Stanford University.

  WILLIAM A. KLETTKE has served as Senior Vice President and Chief Financial Officer of the Company since March 1996. From 1987 until 1995, Mr. Klettke was Executive Vice President and Chief Financial Officer for ERO, Inc., a licensed distributor of children's toys. In these positions, Mr. Klettke was responsible for finance, accounting, MIS, human resources, forecasting, treasury, legal, acquisitions and two operating subsidiaries. From 1976 to 1987, Mr. Klettke served in various positions with The Enterprise Companies (a paint and coatings manufacturer), a subsidiary of Insilco, starting as an accountant and progressing to Senior Vice President of Finance and Administration. Mr. Klettke is a Certified Public Accountant and holds Bachelor's of Arts degrees in Psychology and Sociology from Baker University, a Bachelor's of Science in Accounting from Illinois State University, a Masters Degree in Management from Northwestern University.

  ROBERT E. DOWDELL has been a director of the Company since its inception in January 1994. From 1989 to present, Dowdell has served as Chief Executive Officer and director of Marshall & Swift, L.P., a publishing company. Mr. Dowdell is also a director of ADMS and LaQuinta Spring, L.P., in which he is the general partner.

  WALLACE O. LAUB has been a director of the Company since October 1994. Mr. Laub was a co-founder of NEC, where he served as Executive Vice President and director from 1955 to 1993. From 1981 to 1990, Mr. Laub served as a director of the Distance Education Training Council, a trade association and accrediting agency for distance education companies. Mr. Laub is now retired.

  PATRICK K. PESCH has been a director of the Company since 1995. Mr. Pesch was designated as director of the Company by HECC. Since 1992, Mr. Pesch has served as a Senior Vice President of Heller Financial, Inc. ("HFI"), the parent of Heller Equity Capital Corporation ("HECC"), and also as an officer of HECC, managing a portfolio of loan and equity investments. Mr. Pesch also serves as a director of Kimpex, Inc., a Canadian company and as an officer and director of Amersig Graphics, Inc.

  TODD H. STEELE has been a director of the Company since its inception in January 1994. Mr. Steele was designated as a director of the Company by HECC. Since December 1996, he has served as Vice President of Baker, Fentress & Co., an investment company, making equity investments in private companies. From May 1990 to November 1996, he served as a Vice President of Heller Financial, Inc. and HECC, also making equity investments in private companies.

  THOMAS B. LALLY is becoming a director of the Company on the date of this Prospectus. Mr. Lally has been designated to be a director of the Company by HECC. He has been the President of HECC since 1996 and an Executive Vice President of HFI since 1994, with direct responsibility for the asset quality oversight of HFI's portfolio of loan and equity investments. Mr. Lally joined HFI in 1974 and is currently a director of Kroy Holding Company.

  KEITH K. OGATA is becoming a director of the Company on the date of this Prospectus. Since 1995, Mr. Ogata has served as President of National Education Centers, Inc., a subsidiary of National Education Corporation. From 1991 to June 1997, he served as Vice President, Chief Financial Officer and Treasurer of National Education Corporation, with responsibility for finance, accounting, treasury, tax, mergers and acquisitions, human resources, investor and public relations and information systems. In June 1997, National Education Corporation was acquired by Harcourt General Inc.

  None of the executive officers and directors are related to one another.

CERTAIN OTHER SIGNIFICANT EMPLOYEES OF THE COMPANY

  The following information is supplied with respect to certain other significant employees of the Company.

  J. PATRICK ANDREWS has served as Director of Advertising of the Company since October 1995. From 1994 until he joined CEC corporate management, Mr. Andrews was Advertising Manager for two of the Company's schools, Collins and Brooks. For approximately 12 years prior to joining CEC, Mr. Andrews managed the advertising and marketing functions for Spartan, a 2,800 student school in Tulsa, Oklahoma. Mr. Andrews holds a Bachelor's of Arts in Journalism from the University of South Carolina and a Masters in Marketing from the University of Texas.

  DR. JON R. COOVER joined CEC as National Director of Marketing in May 1997, after serving for 14 months as Director of Education at the Company's largest school, Brown. Dr. Coover's background in private career education includes holding positions as Vice President of Marketing for the Rasmussen Business Colleges, Minneapolis, Minnesota; Vice President of Operations at Virginia College, Birmingham, Alabama; President of Dominion College, Roanoke, Virginia; President of Nettle Junior College, Sioux Falls, South Dakota; Co-Director of New York Restaurant School in New York City; and Regional Director with DeVry Institute of Technology. Dr. Coover holds a Bachelor's of Science degree in Business Administration and an M.B.A. from California Western University and a Ph.D. in Business from California Coast University.

  NICK FLUGE has served as Managing Director of Operations--Culinary Division (Portland, Pittsburgh and Fairmont) of the Company since July 1997. Mr. Fluge has served as Director and President of Western Culinary since 1989. From 1984 until 1988, Mr. Fluge was Director of Retail/Restaurants and a member of the management team of Western Culinary. With over 20 years of experience in the hospitality/foodservice industry and as a Certified Culinary Educator with the American Culinary Federation, Mr. Fluge has chaired American Culinary Federation Food Salons, judged wine competitions and written columns for various periodicals, including The National Culinary Review. Mr. Fluge has been a Team Leader for the Accrediting Commission of Career Schools and Colleges of Technology (ACCSCT) since 1992. Mr. Fluge is a member of the Oregon Department of Education--Career College Division. Mr. Fluge holds a Bachelor's of Science degree in Political Science from Portland State University.

  LAWRENCE GROSS has served as Managing Director of Operations--Canadian School Group (Toronto and Montreal) of the Company since June 1997. Mr. Gross has been a Director and Manager of IAMD-Canada since 1981. He previously founded National Carpet Mills and other companies in the home furnishings industry. Mr. Gross is a graduate of the University of Chicago and earned his M.B.A. at the University of Toronto Graduate School of Business.

  JACOB P. GRUVER has served as Managing Director of Operations--Business School Group (Allentown, Boston, Melville, Montclair, New York, Norwalk, Piscataway and Providence) of the Company since May 1997. From August 1994 to May 1997, Mr. Gruver served as the Company's Director of Finance. From 1989 until joining the Company, Mr. Gruver was Vice President and Controller of Wyoming Technical Institute in Laramie, Wyoming, a moderately sized career-oriented school. In such positions, he managed all financial functions, including budgeting and implementation of management information/financial systems. From 1978 to 1989, Mr. Gruver audited career-oriented schools and other clients at a regional public accounting firm in Laramie, Wyoming. Mr. Gruver received a Bachelor's degree in Accounting from National College.

  PATRICIA KAPPER has served as Director of Education of the Company since August 1997. From 1990 until joining the Company, Ms. Kapper was Dean of Academic Affairs (Chief Academic Officer) of DeVry Institute of Technology, Addison, Illinois. From 1986 until 1990, Ms. Kapper held academic management positions with Milwaukee Area Technical College, from 1984 to 1986 as Associate Dean of Business and Graphic and Applied Arts and from 1986 to 1990 as Dean of Business and Graphic Arts. Ms. Kapper holds a Bachelor's of Arts degree in Business Education from the University of Wisconsin--Eau Claire, a Master of Science in Teaching degree from the University of Wisconsin--Whitewater, and is in the process of completing her dissertation for her doctorate in Adult Education at Northern Illinois University.

  JAMES R. MCELLHINEY was appointed Director of Regulatory Compliance of the Company in August 1997. Mr. McEllhiney served as Director of Education of the Company from August 1994 until August 1997. Prior to joining CEC corporate management in August 1994, Mr. McEllhiney was the Vice President of Academic Affairs for Phillips Colleges, Inc. In this position, Mr. McEllhiney managed regulatory compliance, including processing change of ownership applications for over 60 acquisitions, and oversaw corporate educational administration for this group of 92 schools. From 1975 to 1988, Mr. McEllhiney managed regulatory compliance and served as Chief Academic Officer for MetriData Computing, a 40 unit career-oriented school company. Prior to joining MetriData, Mr. McEllhiney was an instructor and Academic Dean at Northwood Institute. Mr. McEllhiney holds a Bachelor's of Science in Education and a Masters of Science in Psychology from Indiana State University.

  ROBERT W. NACHTSHEIM has served as Controller of the Company since December 1995. Mr. Nachtsheim joined CEC's corporate management with 19 years of accounting and financial analysis experience in multiple industries. From 1993 until 1995, Mr. Nachtsheim served as Controller for Century 21 North Central, Inc., overseeing the financial performance of 600 midwestern Century 21 franchises. His prior experience includes six years as the Director of Financial Analysis and Reporting for Newark Electronics, a nationwide electronics distributor, and 11 years with Amoco Corporation in various accounting positions. Mr. Nachtsheim holds a Bachelor's of Science degree in Accountancy from the University of Missouri and an M.B.A. in Finance from DePaul University.

  JASON L. ROBERTS has served as Director of Management Information Systems of the Company since August 1995. Mr. Roberts has several years of experience in proprietary school management and information technology. From 1993 to 1995, Mr. Roberts was a computer and networking consultant working primarily with small businesses and proprietary schools. From 1991 to 1993, Mr. Roberts was the Director of MIS for Wyoming Technical Institute, a moderately sized automotive technology school owned by Phillips Colleges, Inc. Mr. Roberts holds a Bachelor's of Science degree in Management Information Systems from the University of Wyoming and has the industry recognized credential of Certified Netware Engineer.

  STEVE B. SOTRAIDIS has served as Managing Director of Operations-Visual Communications Group (Long Beach, Tempe, Minneapolis, Chicago and Tampa) of the Company since July 1, 1997. Mr. Sotraidis joined CEC's administrative management team in June 1994. Mr. Sotraidis joined Brooks College in 1970 and has managed Brooks' overall operations since 1975. Mr. Sotraidis holds a Bachelor of Science degree in Psychology and completed two years of graduate work in Industrial Psychology at California State University at Long Beach.

  MARK J. TOBIN has served as Director of Student Finance of the Company since March 1996. Mr. Tobin joined DeVry, Inc., in 1984 and, from 1989 until joining CEC corporate management, Mr. Tobin was Director of Student Finance for DeVry, Inc. In that position, Mr. Tobin was responsible for student finance policy development, technical and operations assistance and performance monitoring for the DeVry Institutes of Technology and the Keller Graduate School of Management. From 1984 to 1989, Mr. Tobin held corporate financial aid management positions at DeVry, Inc. Prior to his tenure at DeVry, Inc. (1984-
1996), Mr. Tobin was Director of Financial Aid at Carthage College (1978-1984) and Marian College (1973-1978). Mr. Tobin holds a Bachelor of Arts degree in Psychology from Northeastern Illinois State College and a Master of Education degree in Student Personnel Work in Higher Education from Loyola University of Chicago.

BOARD OF DIRECTORS

  The Company's Board of Directors is divided into three classes with staggered three-year terms. The terms of Messrs. Dowdell and Pesch expire at the annual meeting of the Company's stockholders in 1999, the terms of Messrs. Laub and Steele expire at the annual meeting of the Company's stockholders in 2000, and the term of Mr. Larson expires at the annual meeting of the Company's stockholders in 2001. Mr. Lally's term will expire at the annual meeting of stockholders in 2001, and Mr. Ogata's term will expire at the annual meeting of stockholders in 2000. At each annual meeting of the Company's stockholders, the successors to the directors whose terms expire at such annual meeting will be elected for a three-year term.

ARRANGEMENTS FOR NOMINATION AS DIRECTOR

  In connection with sales of the Company's capital stock, the Company and certain of its stockholders, including Heller and Electra, entered into the Amended and Restated Stockholders' Agreement, dated as of July 31, 1995 and amended as of February 28, 1997 and May 30, 1997 (the "Stockholders' Agreement"), which provides, among other things, that the Board of Directors of the Company shall have six members, consisting, subject to certain conditions, of Messrs. Larson and Dowdell, two persons designated by HECC, one person designated by Electra and one person designated by the other directors. The Stockholders' Agreement, including the rights and obligations of the aforementioned parties to designate directors, will terminate upon the consummation of the Offering.

  The Company and HECC intend to enter into an agreement, to be effective upon the consummation of the Offering, pursuant to which HECC will be entitled to designate two individuals for nomination to the Board of Directors. This agreement will provide that the Company will, among other things, cause such individuals to be nominated and solicit proxies from the Company's stockholders to vote in favor of such nominees, and will appoint the HECC designees to the Compensation and Audit Committees of the Board. The number of directors HECC will be entitled to designate will be reduced to one if HECC no longer owns at least 25% of the aggregate voting power of the Company, and the agreement will terminate if HECC no longer owns at least 10% of the aggregate voting power of the Company. Messrs. Pesch and Lally will be the initial designees of Heller.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has established an Audit Committee and a Compensation Committee. Both the Audit Committee and the Compensation Committee are currently composed entirely of directors who are not officers or employees of the Company.

  The Audit Committee generally has responsibility for recommending independent auditors to the Board of Directors for selection, reviewing the plan and scope of the annual audit, reviewing the Company's audit and control functions and reporting to the full Board of Directors regarding all of the foregoing. The members of the Audit Committee are Messrs. Dowdell and Pesch, and Messrs. Lally and Ogata are joining the Audit Committee on the date of this Prospectus.

  The Compensation Committee generally has responsibility for recommending to the Board guidelines and standards relating to the determination of executive compensation, reviewing the Company's executive compensation policies and reporting to the Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the Company's incentive compensation plans, determining the number of options to be granted to the Company's executive officers pursuant to such plans and reporting to the Board of Directors regarding the foregoing. The members of the Compensation Committee are Messrs. Laub and Pesch, and Mr. Lally is joining the Compensation Committee on the date of this Prospectus.

COMPENSATION OF DIRECTORS

  Subsequent to the closing of the Offering, all directors who are not employees of the Company will be paid an annual fee of $6,000 and will be paid $1,000 for each Board meeting attended and $500 for each Board committee meeting attended. Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. The Company has adopted the Career Education Corporation 1998 Non-Employee Directors' Stock Option Plan, effective upon the closing of the Offering, providing for annual option grants to each director who is not an employee of the Company. See "--Stock Plans--Career Education Corporation 1998 Non-Employee Directors' Stock Option Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Wallace O. Laub, Patrick K. Pesch ("Pesch") and Scott D. Steele ("Scott Steele"), who resigned as a director of the Company on January 23, 1998, served as the members of the Compensation Committee during 1996.

  The following information reflects a 100-for-one split of the Company's common stock effected as of July 31, 1995 and a 10-for-one split of the Company's Series C Preferred Stock effected as of July 26, 1996. It does not reflect the Transactions to be effected immediately prior to the consummation of the Offering, as described under "The Transactions."

  As of February 28, 1997, the Company entered into a Securities Purchase Agreement (the "February 1997 Agreement") with HECC, which as of December 31, 1997 beneficially owned 69.9% of the outstanding Common Stock of the Company; Electra Investment Trust P.L.C. ("EIT"), which as of December 31, 1997 owned, together with an affiliate, Electra Associates, Inc. ("EAP" and, collectively with EIT, "Electra"), 26.0% of the Common Stock of the Company; John M. Larson, the President and Chief Executive Officer and a director of the Company ("Larson"); William A. Klettke, the Senior Vice President, Chief Financial Officer and Treasurer of the Company ("Klettke"); Robert E. Dowdell, a director of the Company; and Mr. Laub and Constance L. Laub (collectively, "Laub"). Pesch is an officer of HECC and a Vice President of HFI (collectively with HECC, "Heller"), the parent of HECC, and was designated as a director of the Company by HECC. Todd H. Steele ("Todd Steele"), who served as a Vice President of HFI and HECC from May 1990 to November 1996, was also designated as a director of the Company by Heller. Scott Steele is a principal of Electra Fleming Inc, an affiliate of EIT and EAP, and was designated as a director of the Company by EIT.

  On February 28, 1997, pursuant to the February 1997 Agreement, the Company issued (i) 1,391 shares of Series D Preferred Stock and Warrants to purchase 1,655 shares of Class E Common Stock to HECC in exchange for total consideration of $1,391,000, (ii) 468 shares of Series D Preferred Stock and Warrants to purchase 558 shares of Class E Common Stock to Electra in exchange for total consideration of $468,000, (iii) 84 shares of Series D Preferred Stock and Warrants to purchase 99 shares of Series E Common Stock to Dowdell in exchange for total consideration of $84,000, (iv) 16 shares of Series D Preferred Stock and Warrants to purchase 19 shares of Class E Common Stock to Larson in exchange for total consideration of $16,000, (v) 15 shares of Series D Preferred Stock and Warrants to purchase 18 shares of Class E Common Stock to Klettke in exchange for total consideration of $15,000, (vi) 26 shares of Series D Preferred Stock and Warrants to purchase 31 shares of Class E Common Stock to Laub in exchange for total consideration of $26,000.

  On May 30, 1997, pursuant to the February 1997 Agreement, the Company issued
(i) 3,995 shares of Series D Preferred Stock and Warrants to purchase 4,754 shares of Class E Common Stock to HECC in exchange for total consideration of $3,995,000, (ii) 1,348 shares of Series D Preferred Stock and Warrants to purchase 1,603 shares of Class E Common Stock to Electra in exchange for total consideration of $1,348,000, (iii) 44 shares of Series D Preferred Stock and Warrants to purchase 52 shares of Class E Common Stock to Larson in exchange for total consideration of $44,000, (iv) 42 shares of Series D Preferred Stock and Warrants to purchase 50 shares of Class E Common Stock to Klettke in exchange for total consideration of $42,000, (v) 71 shares of Series D Preferred Stock and Warrants to purchase 85 shares of Class E Common Stock to Laub in exchange for total consideration of $71,000.

  As of May 30, 1997, the Company entered into a Securities Purchase Agreement with Heller, Electra and Klettke (the "May 1997 Agreement" and, together with the February 1997 Agreement, the "1997 Agreements"). On May 30, 1997, pursuant to the May 1997 Agreement, the Company issued (i) 11,127 shares of Series D Preferred Stock and Warrants to purchase 26,842 shares of Class E Common Stock to Heller in exchange for total consideration of $11,127,000, (ii) 2,376 shares of Series D Preferred Stock and Warrants to purchase 5,732 shares of Class E Common Stock to Electra in exchange for total consideration of $2,376,000 and (iii) 122 shares of Series D Preferred Stock and Warrants to purchase 295 shares of Class E Common Stock to Klettke in exchange for total consideration of $122,000.

  On June 30, 1997, pursuant to the May 1997 Agreement, the Company issued 1,375 shares of Series D Preferred Stock and Warrants to purchase 3,317 shares of Class E Common Stock to Electra in exchange for total consideration of $1,375,000.

  The number of shares covered by each of the Warrants issued pursuant to the 1997 Agreements (collectively, the "Warrants") is subject to adjustment in certain events described therein. The Warrants have an exercise price of $.01 per share and expire on July 31, 2005. The holders of the Warrants are required to exercise them concurrently with the consummation of the Offering. It is expected that the exercise price of each of the Warrants will be paid by surrender of a portion of such Warrant. The Series D Preferred Stock issued pursuant to the 1997 Agreements (including all accrued paid-in-kind dividends thereon) will be converted into shares of Common Stock at a rate determined by dividing the liquidation value of such Series D Preferred Stock by the initial public offering price of the Common Stock in the Offering. See "The Transactions."

  The Company and Electra are parties to a Registration Rights Agreement, dated as of July 31, 1995, as amended (the "Electra Registration Rights Agreement"). Under the Electra Registration Rights Agreement, Electra is entitled, subject to certain exceptions, to demand that the Company register shares of Common Stock held by Electra on up to two occasions (plus, in certain circumstances, one additional occasion) and to cause the Company to register such shares in any registration by the Company for its own account or for the account of other security holders. Additionally, at any time that the Company is eligible to use Commission Form S-3 for registration of securities (expected to initially occur on the first anniversary of this Prospectus), Electra will be entitled, subject to certain exceptions, to cause the Company to register shares held by Electra on a registration statement on Form S-3. The Company is required to pay certain expenses relating to any registration effected pursuant to the Electra Registration Rights Agreement and to indemnify Electra against certain liabilities, including liabilities under the Securities Act.

  The Company and Heller intend to enter into a Registration Rights Agreement (the "Heller Registration Rights Agreement") prior to the consummation of the Offering. Under the Heller Registration Rights Agreement, Heller will be entitled, subject to certain exceptions, to demand that the Company register shares of Common Stock held by Electra on up to three occasions and to cause the Company to register such shares in any registration by the Company for its own account or for the account of other security holders. Additionally, at any time that the Company is eligible to use Commission Form S-3 for registration of securities, Heller will be entitled, subject to certain exceptions, to cause the Company to register shares held by Heller on a registration statement on Form S-3. The Company will be required to pay certain expenses relating to any registration effected pursuant to the Heller Registration Rights Agreement and to indemnify Heller against certain liabilities, including liabilities under the Securities Act.

  Pursuant to a Securities Purchase Agreement dated as of July 31, 1995, among the Company and Electra, the Company is required to pay Electra an annual portfolio administration fee in the amount of $75,000. This obligation will terminate upon the consummation of the Transactions as described under "The Transactions."

EXECUTIVE COMPENSATION

  The following table sets forth information with respect to all compensation paid by the Company for services rendered during the fiscal year ended December 31, 1997, to its Chief Executive Officer and the other executive officer of the Company (each, a "Named Executive Officer").

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL        LONG TERM
                                  COMPENSATION    COMPENSATION
                               ------------------ ------------
                                                   SECURITIES
                                SALARY             UNDERLYING     ALL OTHER
 NAME AND PRINCIPAL POSITIONS    ($)    BONUS ($) OPTIONS (#)  COMPENSATION ($)
 ----------------------------   ------  --------- ------------ ----------------
John M. Larson,
 President and Chief Executive
  Officer..................... $229,167    (1)       16,823       $17,018(2)
William A. Klettke,
 Senior Vice President and
  Chief Financial Officer..... $152,500    (1)        7,847       $ 6,771(3)

--------
(1) Bonuses for 1997 have not yet been determined. Bonuses paid to Messrs. Larson and Klettke for 1996 were $96,602 and $43,764, respectively.

(2) Includes $8,594 in 401(k) matching contributions by the Company and $8,424 in term life insurance premium payments by the Company.

(3) Includes $6,100 in 401(k) matching contributions by the Company and $671 in term life insurance premium payments by the Company.

                             OPTION GRANTS IN 1997

  The following table contains information concerning the grant of stock options by the Company to the Named Executive Officers during 1997.

                                                                                         POTENTIAL REALIZABLE
                                      PERCENTAGE                                        VALUE AT ASSUMED ANNUAL
                          NUMBER OF    OF TOTAL                    FAIR                  RATES OF STOCK PRICE
                           SHARES      OPTIONS                 MARKET VALUE                APPRECIATION FOR
                         UNDERLYING   GRANTED TO  EXERCISE OR   ON DATE OF                  OPTION TERM (1)
                           OPTIONS   EMPLOYEES IN BASE PRICE      GRANT     EXPIRATION -------------------------
          NAME           GRANTED (#) FISCAL YEAR    ($/SH)        ($/SH)       DATE     0%($)   5% ($)  10% ($)
          ----           ----------- ------------ -----------  ------------ ---------- ------- -------- --------
John M. Larson..........    6,838(2)    11.1%       $ 0.01        $14.00(3) 1/31/2004  $95,664 $134,616 $186,467
                            1,465(4)     2.4%       $17.37(5)     $17.37    2/27/2007      --  $ 16,006 $ 40,562
                            8,520(4)    13.8%       $18.46(5)     $18.46    6/29/2007      --  $ 98,902 $250,637
William A. Klettke......    1,099(4)     1.8%       $17.37(5)     $17.37    2/27/2007      --  $ 12,004 $ 30,421
                            6,748(4)    10.9%       $18.46(5)     $18.46    6/29/2007      --  $ 78,341 $198,531

--------
(1) Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise, and is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rates (set by the Securities and Exchange Commission (the "Commission")), compounded annually, for the term of the option. The 0%, 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future increases in the price of the Common Stock. Actual gains are dependent on the future performance of the Common Stock and the option holder's continued employment throughout the vesting periods. The amounts reflected in the table may not necessarily be achieved.
(2) These options were granted under a supplemental option agreement, dated as of July 31, 1995, between the Company and Mr. Larson. These options were 60% vested on the grant date and vest an additional 20% on each of January 31, 1998 and January 31, 1999.
(3) Assumes for this purpose that the fair market value on the date of grant equals the assumed initial public offering price of the Common Stock of $14.00 per share.
(4) These options were granted under the Career Education Corporation 1995 Stock Option Plan. Each of these options is an incentive stock option and vests in five equal annual installments on each of the first five anniversaries of the grant date; provided, however, that these options become exercisable in full upon stockholder approval of the Offering. See "--Stock Plans--Career Education Corporation 1995 Stock Option Plan."
(5) The exercise price of each of these options equals the fair market value of the option shares on the date of grant, as determined by the Company's Board of Directors based on the most recent price prior to the grant date at which the Company sold or agreed to sell Preferred Stock in capital raising transactions.

                         FISCAL YEAR-END OPTION VALUES

  The following table contains information regarding the Named Executive Officers' unexercised options as of December 31, 1997. Neither of the Named Executive Officers exercised any options during 1997.

                         NUMBER OF SHARES UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-THE-MONEY
                           OPTIONS AS OF DECEMBER 31, 1997 (#)   OPTIONS AS OF DECEMBER 31, 1997 ($) (1)
                         --------------------------------------- ---------------------------------------
          NAME                  EXERCISABLE/UNEXERCISABLE               EXERCISABLE/UNEXERCISABLE
          ----           --------------------------------------- ---------------------------------------
John M. Larson..........              24,179/26,102                         $288,594/$192,373
William A. Klettke......                 262/20,365                         $  2,389/$114,315

--------
(1) The value per option is calculated by subtracting the exercise price of the option from the assumed initial public offering price of the Common Stock of $14.00 per share.

EMPLOYMENT AGREEMENT

  The Company has entered into an Employment and Non-Competition Agreement with Mr. Larson, dated as of October 9, 1997 (the "Larson Employment Agreement"), which has an initial term ending July 31, 2000. The Larson Employment Agreement is subject to successive, automatic employer extensions if the Company gives written notice at least 90 days prior to the expiration date. The Larson Employment Agreement provides for an initial base salary of $250,000 plus bonus compensation established by the Company's Board of Directors. The Larson Employment Agreement provides for continuation of salary, bonus and benefits for one year following Mr. Larson's termination of employment with the Company, other than termination by the Company for "Cause" (as defined in the Larson Employment Agreement) or termination by Mr. Larson without "Good Reason" (as defined in the Larson Employment Agreement). Good Reason includes a Change of Control (as defined in the Larson Employment Agreement) of the Company. The Larson Employment Agreement also prohibits Mr. Larson from disclosing confidential information and prohibits him from engaging in activities competitive with the Company for a period which includes the term of his employment with the Company or service as a director of the Company and continues for two years thereafter. However, if Mr. Larson's employment with the Company is terminated by the Company without "Cause" or by Mr. Larson for "Good Reason," the non-competition period will expire on the later of the termination of Mr. Larson's service as a director with the Company or six months after the termination of his employment. In such case, the Company may extend the non-competition period up to an additional 18 months if it pays Mr. Larson's base salary, a portion of his bonus and benefits during this additional period. If the term of the Larson Employment Agreement expires and the Company refuses its renewal or Mr. Larson refuses its renewal for Good Reason, the non-competition period will expire on the later of the termination of Mr. Larson's employment or the termination of his service as a director. In such case, the Company may extend the non-competition period for up to an additional two years if it pays Mr. Larson's base salary, a portion of his bonus and benefits during this additional period.

STOCK PLANS

 Career Education Corporation 1995 Stock Option Plan

  Effective August 1, 1995, the Company's Board of Directors adopted the Career Education Corporation 1995 Stock Option Plan (the "1995 Plan"), pursuant to which options to acquire shares of Common Stock may be granted to employees, advisors, consultants and non-employee directors as may be determined by a committee of the Board of Directors (the "Option Committee"). As of January 23, 1998, options to acquire 120,651 shares of Common Stock were outstanding under the 1995 Plan, and an additional 7,406 shares of Common Stock were reserved for issuance under the 1995 Plan. The Compensation Committee of the Board of Directors serves as the Option Committee and administers the 1995 Plan and determines with respect to each grant the number of shares subject to the option, the exercise price, the period of the option and the time at which the option may be exercised, as well as any terms and conditions of the option amount. Exercise prices may not be less than the fair market value of the Common Stock as determined by the Option Committee as of the date of issuance of each stock option. Options may be granted as either (i) incentive stock options (as defined in the Code), for which the option price must be at least 100% of the fair market value of the shares subject to the option on the grant date (110% in the case of an option granted to a person holding more than 10% of the voting power of all classes of stock of the Company (a "10% Holder") and which are not exercisable after ten years from the grant date (five years in the event of an option granted to a 10% Holder), or (ii) non-qualified stock options, which are not subject to such restrictions.

 Career Education Corporation 1998 Employee Incentive Compensation Plan

  The Company's Board of Directors has adopted, and the Company's stockholders have approved, the Career Education Corporation 1998 Employee Incentive Compensation Plan (the "Employee Plan"), effective on the date of this Prospectus. The Employee Plan is a flexible plan that provides the Compensation Committee of the Board of Directors (the "Compensation Committee") broad discretion to fashion the terms of the awards to provide eligible participants with stock-based and performance-related incentives as the Committee deems appropriate. The Employee Plan permits the issuance of awards in a variety of forms, including: (i) nonqualified and incentive stock options for the purchase of Common Stock, (ii) stock appreciation rights, (iii) restricted stock, (iv) deferred stock, (v) bonus stock and awards in lieu of obligations, (vi) dividend equivalents, (vii) other stock-based awards and (viii) performance awards and cash incentive awards. Options granted will provide for the purchase of Common Stock at prices determined by the Compensation Committee.

  The persons eligible to participate in the Employee Plan are officers, employees and consultants of the Company or any subsidiary of the Company who, in the opinion of the Committee, contribute to the growth and success of the Company or its subsidiaries. The purpose of the Employee Plan is to promote the overall financial objectives of the Company and its stockholders by motivating eligible participants to achieve long-term growth in stockholder equity in the Company and to retain the association of these individuals. The Employee Plan is administered by the Compensation Committee.

  The Employee Plan provides for the award of up to 600,000 shares of Common Stock. At the discretion of the Compensation Committee, shares of Common Stock subject to an award under the Employee Plan that remain unissued upon termination of such award, are forfeited or are received by the Company as consideration for the exercise or payment of an award may be reissued under the Employee Plan. In the event of a stock dividend, stock split, recapitalization, sale of substantially all of the assets of the Company, reorganization or other similar event, the Compensation Committee will adjust the aggregate number of shares of Common Stock subject to the Employee Plan and the number, class and price of shares subject to outstanding awards.

  On the date of this Prospectus, under the Employee Plan, the Company is granting options to purchase an aggregate of 209,100 shares of Common Stock to certain officers and employees of the Company, including options to purchase 60,000 shares to Mr. Larson, the Company's President and Chief Executive Officer, and options to purchase 15,000 shares to Mr. Klettke, the Company's Senior Vice President and Chief Financial Officer. These options have an exercise price equal to the initial public offering price per share of the Common Stock and become exercisable in five equal annual installments, commencing on the first anniversary of the date of this Prospectus.

 Career Education Corporation 1998 Non-Employee Directors' Stock Option Plan

  The Company's Board of Directors has adopted, and the Company's stockholders have approved, the Career Education Corporation 1998 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), effective on the date of this Prospectus. The Directors' Plan grants nonqualified stock options for the purchase of Common Stock to directors who are not employees of the Company. Messrs. Dowdell, Laub, Pesch and Todd Steele will be the initial participants in the Directors' Plan.

  The purpose of the Directors' Plan is to promote the overall financial objectives of the Company and its stockholders by motivating directors to achieve long-term growth in stockholder equity in the Company, to further align the interest of such directors with those of the Company's stockholders and to retain the association of these directors. The Directors' Plan is administered by the Compensation Committee.

  The Directors' Plan provides for the award of up to 200,000 shares of Common Stock. The Directors' Plan provides for (i) the grant of an option to purchase 8,000 shares of Common Stock to each participant who is a non-employee director of the Company on the date of this Prospectus or, if after such date, the date such individual is first elected or appointed as a non-employee director of the Company and (ii) a grant of an option to purchase 3,000 shares of Common Stock on the date of each regular annual stockholder meeting after the effective date of the Directors' Plan to each participant who is a non-employee director upon such date and either is continuing as a non-employee director subsequent to the meeting or who is elected at such meeting to serve as a non-employee director (other than a meeting in the year of such participant's initial election or appointment). Options granted under the Directors' Plan provide for the purchase of Common Stock at the fair market value on the date of grant and become exercisable in three equal annual installments, commencing on the date of grant. No stock option granted under the Directors' Plan may be exercisable later than the tenth anniversary date of its grant.

 Career Education Corporation 1998 Employee Stock Purchase Plan

  The Company's Board of Directors has adopted, and the Company's stockholders have approved, the Career Education Corporation 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"), effective as of April 1, 1998. A total of 500,000 shares of Common Stock have been reserved for issuance under the Stock Purchase Plan. The Stock Purchase Plan, which is intended to qualify under
Section 423 of the Code, permits eligible employees of the Company to purchase Common Stock through payroll deductions with all such deductions credited to an account under the Stock Purchase Plan.

  The Stock Purchase Plan operates on a calendar year basis. To be eligible to participate in the Stock Purchase Plan, an employee must file all requisite forms prior to a specified due date known as a "Grant Date." Initially, the first day of each calendar quarter of each year (January 1, April 1, July 1 and October 1) will be a Grant Date and the last day of each calendar quarter of each year (March 31, June 30, September 30 and December 31) will be an Exercise Date (an "Exercise Date"). However, the determination of the Grant Dates and the Exercise Dates are completely within the discretion of the Compensation Committee of the Board of Directors. On each Exercise Date, participants' payroll deductions credited to their accounts will be automatically applied to the purchase price of Common Stock at a price per share equal to 85% of the fair market value of the

Common Stock on the Exercise Date. Employees may end their participation in the Stock Purchase Plan at any time during an offering period, and their payroll deductions to date will be refunded. Participation ends automatically upon termination of employment with the Company. Payroll deductions may not exceed $5,000 for any employee in any purchase period. No more than 25,000 shares in the aggregate may be issued to all participants in any purchase period.

  Employees are eligible to participate in the Stock Purchase Plan if they are customarily employed by the Company or a designated subsidiary for at least 20 hours per week and for more than five months in any calendar year. No person will be able to purchase Common Stock under the Stock Purchase Plan if such person, immediately after the purchase, would own stock possessing 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

  Pursuant to the provisions of the Delaware General Corporation Law ("DGCL"), the Company will adopt certain provisions in its Amended and Restated Certificate of Incorporation which eliminate the personal liability of its directors to the Company or its stockholders for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the DGCL except for liability (i) for any breach of their duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The provisions of the Company's Amended and Restated Certificate of Incorporation will not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

  The Company's Amended and Restated Certificate of Incorporation will also contain provisions which require the Company to indemnify its directors, and permit the Company to indemnify its officers and employees, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. The Company has obtained directors' and officers' liability insurance and, prior to consummation of the Offering, the Company intends to enter into indemnity agreements with each of its directors providing for the indemnification described above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In addition to the transactions described under "Management--Compensation Committee Interlocks and Insider Participation," the Company has entered into the following arrangements with one of its executive officers:

  In December 1996, the Company issued 824 shares of Class E Common Stock and 70 shares of Series A Preferred Stock to William A. Klettke, the Company's Senior Vice President, Chief Financial Officer and Treasurer, in exchange for total consideration of $99,982. At that time, the Company made an interest-free loan in the amount of $99,982 to Mr. Klettke to be used to purchase these shares. This loan was repaid by Mr. Klettke in full in January 1997.

  As of October 20, 1997, certain option agreements between the Company and John M. Larson, the Company's President and Chief Executive Officer, and Robert
E. Dowdell, one of the Company's directors, were amended to fix, upon the consummation of the Offering, the number of shares issuable upon exercise of the stock options provided under these agreements. Under these amended options, which will be fully vested upon consummation of the Offering, Messrs. Larson and Dowdell will be entitled to purchase 59,490 shares and 38,244 shares, respectively, of Common Stock at an exercise price of $0.01 per share.

  The Company intends that any future transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than can be obtained on an arm's length basis from unaffiliated third parties and that any transactions with such persons will be approved by a majority of the Company's outside directors or will be consistent with policies approved by such outside directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table (including the Notes thereto) sets forth certain information regarding the beneficial ownership of the Common Stock as of December 31, 1997 (after giving effect to the Transactions) and as adjusted to reflect the sale of the shares of Common Stock being offered hereby by: (i) each person (or group of affiliated persons) known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers and
(iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                      SHARES OF COMMON  SHARES OF COMMON
                                            STOCK             STOCK
                                        BENEFICIALLY      BENEFICIALLY
                                       OWNED PRIOR TO    OWNED AFTER THE
                                      THE OFFERING (1)    OFFERING (1)
                                      ----------------- ------------------------
   NAME                                NUMBER   PERCENT  NUMBER          PERCENT
   ----                               --------- ------- ---------        -------
   Heller Equity Capital Corporation
    (2).............................  2,731,747  69.9%  2,606,239(3)      38.7%
   Electra Investment Trust P.L.C.
    and
    Electra Associates, Inc. (4)....  1,016,468  26.0   1,016,468         15.1
   John M. Larson (5)...............    120,321   3.0     120,321          1.8
   William A. Klettke (6)...........     48,441   1.2      48,441           *
   Robert E. Dowdell (7)............    106,420   2.7     109,086(8)       1.6
   Thomas B. Lally..................        --    --        2,666(9)        *
   Wallace O. Laub..................     24,616    *       27,282(8)        *
   Keith K. Ogata...................        --    --        2,666(9)        *
   Patrick K. Pesch.................        --    --        2,666(9)        *
   Todd H. Steele...................        --    --       21,305(8)(10)    *
   All directors and executive
    officers
    as a group (8 persons)..........    299,798   7.4     334,430          4.8

--------
   * Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Commission. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 31, 1997 (including options that will become exercisable upon consummation of the Offering).
(2) The address of HECC is 500 West Monroe Street, Chicago, Illinois 60661.

(3) Excludes 125,508 shares of Common Stock being transferred by HECC to certain of its former employees, including Mr. Steele, on the date of this Prospectus.

(4) EIT and Electra Associates, Inc. ("EAI") are affiliated entities, and their address is c/o EIT, 65 Kingsway, London, England WC2B 6QT.

(5) Includes 109,771 shares of Common Stock which may be acquired by Mr. Larson upon the exercise of currently exercisable stock options.

(6) Includes 20,626 shares of Common Stock which may be acquired by Mr. Klettke upon the exercise of currently exercisable stock options.

(7) Includes 2,324 shares of Common Stock held by Mr. Dowdell, as Custodian for Brian M. Dowdell under the Uniform Transfers to Minors Act; 2,324 shares of Common Stock held by Mr. Dowdell, as Custodian for Sharon T. Dowdell under the Uniform Transfers to Minors Act; 4,370 shares of Common Stock held by Robert E. Dowdell Defined Benefit Plan and Trust, under Agreement dated 12/9/96; 3,812 shares of Common Stock held by Robert E. Dowdell and Grace C. Dowdell, as Trustees under Trust Agreement dated July 1, 1991; 14,600 shares of Common Stock held by Delaware Charter Guarantee and Trust Co., Custodian for Robert E. Dowdell Individual Retirement Account; and 38,243 shares of Common Stock which may be acquired by Mr. Dowdell upon the exercise of currently exercisable stock options.

(8) Includes 2,666 shares of Common Stock which may be acquired upon the exercise of the immediately exercisable portion of the option being automatically granted to this non-employee director under the Directors' Plan on the date of this Prospectus.

(9) Represents shares of Common Stock which may be acquired upon the exercise of the immediately exercisable portion of the option being automatically granted to this non-employee director under the Directors' Plan on the date of this Prospectus.

(10) Includes 18,639 shares of Common Stock being transferred to Mr. Steele by HECC on the date of this Prospectus.

                          DESCRIPTION OF CAPITAL STOCK

  Upon consummation of the Offering, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and 1,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

  The following summary of certain provisions relating to the Common Stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, provisions of applicable law, and by the provisions of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that are included as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

  As of December 31, 1997, 612,805 shares of common stock were outstanding and held by eight holders of record. Approximately 6,729,775 shares of Common Stock will be outstanding upon consummation of the Offering (assuming an initial public offering price of the Common Stock of $14.00 per share). Subject to the rights of holders of preferred stock, the holders of outstanding shares of Common Stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the Board of Directors may from time to time lawfully determine. Each holder of Common Stock is entitled to one vote for each share held. Subject to the rights of holders of any outstanding Preferred Stock, upon liquidation, dissolution or winding up of the Company, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of the Common Stock at that time outstanding. All shares of Common Stock currently outstanding are, and all shares of Common Stock offered by the Company hereby when duly issued and paid for will be, fully paid and nonassessable, not subject to redemption and assessment and without conversion, preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of any class or of securities convertible into stock of any class.

PREFERRED STOCK

  Preferred stock may be issued by the Company in series from time to time with such designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereof, to the extent that such are not fixed in the Company's Amended and Restated Certificate of Incorporation, as the Board of Directors determines. The rights, preferences, limitations and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The Board of Directors may authorize the issuance of Preferred Stock which ranks senior to the Common Stock with respect to the payment of dividends and the distribution of assets on liquidation. In addition, the Board of Directors is authorized to fix the limitations and restrictions, if any, upon the payment of dividends on Common Stock to be effective while any shares of Preferred Stock are outstanding. The Board of Directors, without stockholder approval, may issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present intention to issue shares of Preferred Stock.

CERTAIN CORPORATE PROVISIONS

  Upon the consummation of the Offering, the Company will be subject to the provisions of Section 203 of the DGCL. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either (i) prior to the date at which the stockholder became an interested stockholder the board of directors approved either the business combination or the transaction in which the person becomes an interested stockholder, (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes an interested stockholder or
(iii) the business combination is approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of the stockholders (and not by written consent) held on or subsequent to the date of the business combination. An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section
203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder. A business combination by the Company with Heller or Electra would not be prohibited by Section 203.

  The Company's Certificate of Incorporation and Bylaws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential "anti-takeover" effect in that such provisions may delay, defer or prevent a change of control of the Company. These provisions include (i) a requirement that stockholder action may be taken only at stockholder meetings; (ii) notice requirements in the Bylaws relating to nominations to the Board of Directors and to the raising of business matters at stockholders meetings; and (iii) the classification of the Board of Directors into three classes, each serving for staggered three year terms. See "Management--Executive Officers and Directors."

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Prior to the Offering, there has been no public market for the Common Stock. Sales of substantial amounts of Common Stock in the public market, or the availability of such shares for sale, could adversely affect the market price of the Common Stock.

  Upon completion of the Offering, the Company will have an aggregate of approximately 6,729,775 shares of Common Stock outstanding, assuming no exercise of the Underwriters' over-allotment option and no exercise of outstanding options. Of these shares, the 2,850,000 shares sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, unless held by "affiliates" of the Company, as that term is defined in Rule 144 promulgated under the Securities Act. The remaining 3,879,775 shares of Common Stock outstanding upon completion of the Offering will be Restricted Shares.

  All directors, officers and stockholders of the Company have agreed with the Underwriters that, for a period of 180 days from the date of this Prospectus, they will not offer to sell or otherwise sell, dispose of or grant rights with respect to any shares of Common Stock, now owned or hereafter acquired directly by such holders or with respect to which they have the power of disposition, otherwise than with the prior written consent of Credit Suisse First Boston Corporation. As a result of these contractual restrictions, notwithstanding possible earlier eligibility for sale under the provisions of Rules 144, 144(k) and 701 of the Securities Act, shares subject to Lock-Up Agreements will not be salable until the agreements expire or unless prior written consent is received from Credit Suisse First Boston Corporation. Any early waiver of the Lock-Up Agreements by the underwriters, which, if granted, could permit sales of a substantial number of shares and could adversely affect the trading price of the Company's shares, may not be accompanied by an advance public announcement by the Company. See "Underwriting."

  Taking into account the Lock-Up Agreements, (i) 3,879,035 Restricted Shares will become eligible for public resale immediately following expiration of the Lock-Up Agreements under the provisions of Rule 144, subject to the volume and manner of sale limitations under such Rule, and (ii) the remaining 740 Restricted Shares will become eligible for public resale in September 1998.

  In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year, including persons who may be deemed "affiliates" of the Company, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the number of shares of Common Stock then outstanding or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned for at least two years the shares proposed to be sold, would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above. The Company is unable to estimate accurately the number of Restricted Shares that will be sold under Rule 144 because this will depend in part on the market price for the Common Stock, the personal circumstances of the seller and other factors.

  Upon consummation of the Offering, options to purchase 498,746 shares of Common Stock will be issued and outstanding, of which options to purchase 257,642 shares of Common Stock will be exercisable. See "Management--Stock Plans." Beginning 90 days after the date of this Prospectus, certain shares issued or issuable upon exercise of options granted by the Company prior to the effective date of the Registration Statement will also be eligible for sale in the public market pursuant to Rule 701 under the Securities Act, subject to the Lock-Up Agreements. In general, Rule 701 permits resales of shares issued pursuant to certain compensatory benefit plans and contracts commencing 90 days after the issuer becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 144 but without compliance with certain restrictions, including the holding period requirements, contained in Rule 144.

  Following the Offering, the Company intends to file under the Securities Act one or more registration statements on Form S-8 to register all of the shares of Common Stock (i) subject to outstanding options and reserved for future option grants under the Stock Plans and (ii) that the Company intends to offer for sale to its employees pursuant to the Stock Purchase Plan. These registration statements are expected to become effective upon filing and shares covered by these registration statements will be eligible for sale, subject, in the case of affiliates only, to the restrictions of Rule 144, other than the holding period requirement, and subject to expiration of the lock-up agreements with the Underwriters.

REGISTRATION RIGHTS

  The Company and Electra are parties to the Electra Registration Rights Agreement. Under the Electra Registration Rights Agreement, Electra is entitled, subject to certain exceptions, to demand that the Company register shares of Common Stock held by Electra on up to two occasions (plus, in certain circumstances, one additional occasion) and to cause the Company to register such shares in any registration by the Company for its own account or for the account of other security holders. Additionally, at any time that the Company is eligible to use Commission Form S-3 for registration of securities, Electra will be entitled, subject to certain exceptions, to cause the Company to register shares held by Electra on registration statement on Form S-3. Upon consummation of the Offering, Electra will hold 1,016,468 shares covered by the Electra Registration Rights Agreement.

  The Company and Heller intend to enter into the Heller Registration Rights Agreement, to be effective upon the consummation of the Offering. Under the Heller Registration Rights Agreement, Heller will be entitled, subject to certain exceptions, to demand that the Company register shares of Common Stock held by Electra on up to three occasions and to cause the Company to register such shares in any registration by the Company for its own account or for the account of other security holders. Additionally, at any time that the Company is eligible to use Commission Form S-3 for registration of securities, Heller will be entitled, subject to certain exceptions, to cause the Company to register shares held by Heller on a registration statement on Form S-3. Upon consummation of the Offering, Heller will hold 2,606,241 shares which will be covered by the Heller Registration Rights Agreement. See "Management-- Compensation Committee Interlocks and Insider Participation."

                                 UNDERWRITING

  Upon the terms and subject to the conditions contained in an Underwriting
Agreement dated        , 1998 (the "Underwriting Agreement"), the underwriters
named below (the "Underwriters"), for whom Credit Suisse First Boston Corporation and Smith Barney Inc. are acting as representatives (the "Representatives"), have severally but not jointly agreed to purchase from the Company the following respective numbers of shares of Common Stock:

                                                                       NUMBER OF
      UNDERWRITER                                                       SHARES
      -----------                                                      ---------
      Credit Suisse First Boston Corporation..........................
      Smith Barney Inc................................................
                                                                       ---------
          Total....................................................... 2,850,000
                                                                       =========

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the shares of Common Stock offered hereby (other than those shares covered by the over-allotment option described below) if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  The Company has granted to the Underwriters an option, expiring at the close of business on the 30th day after the date of this Prospectus, to purchase up to 427,500 additional shares at the initial public offering price, less the underwriting discount and commissions, all as set forth on the cover page of this Prospectus. Such option may be exercised only to cover over-allotments in the sale of the shares of Common Stock offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as it was obligated to purchase pursuant to the Underwriting Agreement.

  The Company has been advised by the Representatives that the Underwriters propose to offer shares of Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus and, through the Representatives, to certain dealers at such price less a concession of $
per share, and the Underwriters and such dealers may allow a discount of
$      per share on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Representatives.

  At the request of the Company, the Underwriters are reserving shares of Common Stock from the Offering for sale to certain persons identified by the Company. Any sales to such persons will be at the public offering price. Any shares not purchased in this reserve program will be sold to the general public in the Offering.

  The Representatives have informed the Company that they do not expect discretionary sales by the Underwriters to exceed 5% of the shares of Common Stock being offered hereby.

  The Company, its officers, directors and all other current stockholders of the Company (including former employees of HECC who are receiving shares of Common Stock from HECC on the date of this Prospectus), who, immediately following the consummation of the Offering, will own an aggregate of 3,879,775 shares of Common Stock and vested and exercisable options to purchase an additional 188,888 shares of Common Stock in the aggregate, have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities or other rights convertible into or exchangeable or exercisable for any shares of Common Stock or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of Credit Suisse First Boston Corporation, for a period of 180 days after the date of this Prospectus except, in the case of the Company, issuance of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of this Prospectus, or grants of employee or director stock options pursuant to the terms of a plan in effect on the date of the Prospectus or issuance of common stock pursuant to the exercise of such options.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

  The Common Stock has been approved for listing on the Nasdaq National Market under the symbol "CECO," subject to official notice of issuance.

  Prior to the Offering, there has been no public market for the Common Stock. Accordingly, the initial public offering price for the shares will be determined by negotiation between the Company and the Representatives. In determining such price, consideration will be given to various factors, including market conditions for initial public offerings, the history of and prospects for the Company's business, the Company's past and present operations, its past and present earnings and current financial position, an assessment of the Company's management, the market for securities of companies in businesses similar to those of the Company, the general condition of the securities markets and other relevant factors. There can be no assurance, however, that the initial public offering price will correspond to the price at which the Common Stock will trade in the public market subsequent to the Offering or that an active trading market for the Common Stock will develop and continue after the Offering.

  The Representatives, on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids for and purchases of the Common Stock so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Common Stock originally sold by such syndicate member is purchased in a stabilizing transaction or syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Common Stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

                         NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

  The distribution of the Common Stock in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the securities regulatory authorities in each province where trades of Common Stock are effected. Accordingly, any resale of the Common Stock in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Common Stock.

REPRESENTATIONS OF PURCHASERS

  Each purchaser of Common Stock in Canada who receives a purchase confirmation will be deemed to represent to the Company and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Common Stock without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION (ONTARIO PURCHASERS)

  The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

  All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

  A purchaser of Common Stock to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Common Stock acquired by such purchaser pursuant to the Offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Company. Only one such report must be filed in respect of Common Stock acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

  Canadian purchasers of Common Stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Common Stock in their particular circumstances and with respect to the eligibility of the Common Stock for investment by the purchaser under relevant Canadian Legislation.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Katten Muchin & Zavis, Chicago, Illinois, a partnership including professional corporations. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Sidley & Austin, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements and schedules of the Company and its subsidiaries as of December 31, 1995, December 31, 1996 and September 30, 1997, and for each of the three years in the period ended December 31, 1996 and for the nine months ended September 30, 1997, the consolidated financial statements of IAMD, Limited and Subsidiaries as of June 30, 1997 and for the year ended June 30, 1997, the consolidated financial statements of International Academy of Merchandising & Design (Canada) Ltd. and Subsidiary as of June 30, 1997 and for the ten months ended June 30, 1997, and the statements of operations and cash flows of Western Culinary Institute (a division of Phillips Educational Group of Portland, Inc., a wholly owned subsidiary of Phillips Colleges, Inc.) for the nine months and twenty-one days ended October 21, 1996, included in this

Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The financial statements of International Academy of Merchandising & Design (Canada) Ltd. as of August 31, 1996 and for the year ended August 31, 1996, included in this Prospectus and elsewhere in the Registration Statement, have been audited by Price Waterhouse, independent accountants, whose report thereon appears herein. Such financial statements have been so included in reliance on their report given on the authority of said firm as experts in auditing and accounting.

  The financial statements of IAMD, Limited and Subsidiaries as of and for the year ended June 30, 1996, included in this Prospectus and elsewhere in the Registration Statement, have been audited by Gleeson, Sklar, Sawyers & Cumpata LLP, independent accountants, whose report thereon appears herein. Such financial statements have been so included in reliance on their report given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of The Katharine Gibbs Schools, Inc. and subsidiaries as of December 31, 1995 and 1996 and for the period from March 7, 1994 to December 31, 1994, and for the years ended December 31, 1995 and 1996, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-1 (of which this Prospectus is a part) under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and such exhibits and schedules. Statements contained in this Prospectus regarding the contents of any agreement or other document referred to are not necessarily complete, and in each instance, reference is made to a copy of such agreement or other document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected without charge at the public reference facilities maintained by the Commission, including at the Commission's Public Reference Room, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. Such materials also may be accessed electronically by means of the Commission's web site at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                                                                  PAGE
                                                                  ---------
CONSOLIDATED FINANCIAL STATEMENTS OF CAREER EDUCATION CORPORATION AND
 SUBSIDIARIES:
  Report of Independent Public Accountants.......................  F-3
  Consolidated Balance Sheets as of December 31, 1995 and 1996
   and September 30, 1997........................................  F-4
  Consolidated Statements of Operations for the years ended
   December 31, 1994, 1995 and 1996 and the nine months ended
   September 30, 1996 (unaudited) and September 30, 1997.........  F-7
  Consolidated Statements of Cash Flows for the years ended
   December 31, 1994, 1995 and 1996 and the nine months ended
   September 30, 1996 (unaudited) and September 30, 1997.........  F-8
  Consolidated Statements of Stockholders' Investment for the
   years ended December 31, 1994, 1995 and 1996, and the nine months ended September 30, 1997...............................  F-9
  Notes to Consolidated Financial Statements.....................  F-11
CONSOLIDATED FINANCIAL STATEMENTS OF THE KATHARINE GIBBS SCHOOLS, INC.
 AND SUBSIDIARIES:
  Report of Independent Public Accountants.......................  F-36
  Consolidated Balance Sheets as of December 31, 1995 and 1996...  F-37
  Statements of Consolidated Operations for the period from March
   7, 1994 to December 31, 1994, and the years ended December 31,
   1995 and 1996.................................................  F-38
  Statements of Shareholder's Deficiency for the period from
   March 7, 1994 to December 31, 1994, and the years ended
   December 31, 1995 and 1996....................................  F-39
  Statements of Consolidated Cash Flows for the period from March
   7, 1994 to December 31, 1994, and the years ended December 31,
   1995 and 1996.................................................  F-40
  Notes to Consolidated Financial Statements.....................  F-41
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF THE KATHARINE
 GIBBS SCHOOLS, INC. AND SUBSIDIARIES:
  Unaudited Condensed Consolidated Balance Sheets as of June 30,
   1996 and May 31, 1997.........................................  F-46
  Unaudited Condensed Consolidated Statements of Operations for
   the six months ended June 30, 1996 and five months ended May
   31, 1997......................................................  F-47
  Unaudited Condensed Consolidated Statements of Cash Flows for
   the six months ended June 30, 1996 and five months ended May
   31, 1997......................................................  F-48
  Notes to Unaudited Condensed Consolidated Financial Statements.  F-49
CONSOLIDATED FINANCIAL STATEMENTS OF IAMD, LIMITED AND SUBSIDIARIES:
  Reports of Independent Public Accountants......................  F-50
  Consolidated Balance Sheets as of June 30, 1996 and 1997.......  F-52
  Consolidated Statements of Operations for the years ended June
   30, 1996 and 1997.............................................  F-53
  Consolidated Statements of Cash Flows for the years ended June
   30, 1996 and 1997.............................................  F-54
  Consolidated Statements of Stockholders' Investment for the
   years ended June 30, 1996 and 1997............................  F-55
  Notes to Consolidated Financial Statements.....................  F-56

                                                                            PAGE
                                                                            ----
CONSOLIDATED FINANCIAL STATEMENTS OF INTERNATIONAL ACADEMY OF
 MERCHANDISING & DESIGN (CANADA) LTD. AND SUBSIDIARY:
  Reports of Independent Public Accountants...............................  F-63
  Consolidated Balance Sheets as of August 31, 1996 and June 30, 1997.....  F-65
  Consolidated Statements of Operations for the year ended August 31, 1996 and for the ten months ended June 30, 1997.............................  F-66
  Consolidated Statements of Cash Flows for the year ended August 31, 1996 and for the ten months ended June 30, 1997.............................  F-67
  Consolidated Statements of Stockholders' Equity for the year ended
   August 31, 1996 and for the ten months ended June 30, 1997.............  F-68
  Notes to Consolidated Financial Statements..............................  F-69
FINANCIAL STATEMENTS OF WESTERN CULINARY INSTITUTE (A DIVISION OF PHILLIPS
 EDUCATIONAL GROUP
 OF PORTLAND, INC., A WHOLLY OWNED SUBSIDIARY OF PHILLIPS COLLEGES, INC.):
  Report of Independent Public Accountants................................  F-74
  Statement of Operations for the nine months and twenty-one days ended
   October 21, 1996.......................................................  F-75
  Statement of Cash Flows for the nine months and twenty-one days ended
   October 21, 1996.......................................................  F-76
  Notes to Consolidated Financial Statements..............................  F-77

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Career Education Corporation:

  We have audited the accompanying consolidated balance sheets of CAREER EDUCATION CORPORATION (a Delaware corporation) AND SUBSIDIARIES as of December 31, 1995, December 31, 1996 and September 30, 1997 and the related consolidated statements of operations, stockholders' investment and cash flows for each of the three years in the period ended December 31, 1996 and nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Career Education Corporation and Subsidiaries as of December 31, 1995, December 31, 1996 and September 30, 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 and nine months ended September 30, 1997 in conformity with generally accepted accounting principles.

  As explained in Note 14 to the consolidated financial statements, the Company has given retroactive effect to the change in accounting for deferred marketing and advertising costs.

Arthur Andersen LLP

Chicago, Illinois
November 19, 1997

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                          DECEMBER 31        SEPTEMBER 30
                                        --------------- -----------------------
                                                                   PRO FORMA
                                         1995    1996     1997   1997 (NOTE 15)
                                        ------- ------- -------- --------------
                ASSETS                                            (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents............ $ 3,965 $ 7,798 $  5,448    $  5,448
  Receivables--
    Students, net of allowance for
     doubtful accounts of $258, $455
     and $1,403 at December 31, 1995
     and 1996 and September 30, 1997,
     respectively......................   2,414   2,159   12,513      12,513
    From former owners of acquired
     businesses........................     --      523       87          87
    Stockholder........................     --      100      --          --
    Other..............................     250     120    1,378       1,378
  Inventories..........................     167     213      412         412
  Prepaid expenses and other current
   assets..............................     505     725    1,921       1,921
  Deferred income tax assets...........     --      194      883         883
                                        ------- ------- --------    --------
      Total current assets.............   7,301  11,832   22,642      22,642
                                        ------- ------- --------    --------
PROPERTY AND EQUIPMENT, net of
   accumulated depreciation and
   amortization........................  12,841  19,560   46,944      46,944
                                        ------- ------- --------    --------
OTHER ASSETS:
  Deferred income tax assets...........     --      195      --          --
  Intangible assets, net...............   2,813   3,407   31,931      31,931
  Deposits.............................     113     154      547         547
  Perkins program fund, net............     225     262      287         287
  Deferred financing costs, net........     151     346      634         634
  Organization costs, net..............     140     452      384         384
                                        ------- ------- --------    --------
      Total other assets...............   3,442   4,816   33,783      33,783
                                        ------- ------- --------    --------
TOTAL ASSETS........................... $23,584 $36,208 $103,369    $103,369
                                        ======= ======= ========    ========

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

                                                  DECEMBER 31      SEPTEMBER 30
                                                 ------------- ---------------------
                                                                        PRO FORMA
                                                  1995   1996   1997  1997 (NOTE 15)
                                                 ------ ------ ------ --------------
    LIABILITIES AND STOCKHOLDERS' INVESTMENT                           (UNAUDITED)
CURRENT LIABILITIES:
  Current maturities of long-term debt.......... $1,309 $2,676 $3,993     $3,993
  Book overdraft................................    --     683  1,688      1,688
  Accounts payable..............................    640    502  2,500      2,500
  Accrued expenses--
    Payroll and related benefits................    505    678  1,502      1,502
    Other.......................................    747  1,658  2,950      2,950
  Deferred tuition revenue......................  2,786  4,256  8,607      8,607
                                                 ------ ------ ------     ------
      Total current liabilities.................  5,987 10,453 21,240     21,240
                                                 ------ ------ ------     ------
LONG TERM DEBT, net of current maturities shown
 above..........................................  6,725 13,783 46,892     46,892
                                                 ------ ------ ------     ------
DEFERRED INCOME TAX LIABILITIES.................    --     --   2,984      2,984
                                                 ------ ------ ------     ------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK AND WARRANTS
  Redeemable Series A preferred stock, $0.01 par
   value; 50,000 shares authorized; 7,782 shares
   outstanding at December 31, 1995, 7,852
   shares outstanding at December 31, 1996, and
   September 30, 1997, respectively, at
   liquidation value (stated value plus
   accumulated dividends).......................  8,729  9,432  9,937        --
  Redeemable Series B preferred stock, $0.01 par
   value; 1,000 shares authorized; no shares
   outstanding..................................    --     --     --         --
  Redeemable Series C preferred stock, $0.01 par
   value; 5,000 shares authorized; 4,954 shares
   outstanding at December 31, 1995 and 1996,
   and September 30, 1997, at liquidation value.  4,065  4,259  4,338        --
  Redeemable Series D preferred stock, $0.01 par
   value; 25,000 shares authorized; no shares
   outstanding at December 31, 1995 and 1996,
   22,500 shares outstanding at September 30,
   1997, at liquidation value (stated value plus
   accumulated dividends).......................    --     --  18,323        --
  Warrants exercisable into 27,484 shares of
   Class D common stock at December 31, 1995 and
   1996, and 21,576 shares of Class D common
   stock at September 30, 1997, at an exercise
   price of $0.01 per share, at estimated
   redemption value.............................    834    870  1,140        --
  Warrants exercisable into 3,514 shares of
   Class E common stock at September 30, 1997,
   at an exercise price of $0.01 per share, at
   estimated redemption value...................    --     --     289        289
                                                 ------ ------ ------     ------
      Total redeemable preferred stock and
       warrants................................. 13,628 14,561 34,027        289
                                                 ------ ------ ------     ------

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

                                        DECEMBER 31          SEPTEMBER 30
                                      ----------------  ------------------------
                                                                    PRO FORMA
                                       1995     1996      1997    1997 (NOTE 15)
                                      -------  -------  --------  --------------
STOCKHOLDERS' INVESTMENT:                                          (UNAUDITED)
  Class A common stock, $0.01 par
   value; 600,000 shares authorized;
   5,250 shares issued and
   outstanding at December 31, 1995
   and 1996, and September 30, 1997..     --       --        --           --
  Class B common stock, $0.01 par
   value; 100,000 shares authorized;
   5,100 shares issued and
   outstanding at December 13, 1995
   and 1996, and September 30, 1997..     --       --        --           --
  Class C common stock, $0.01 par
   value; 100,000 shares authorized;
   69,900 shares issued and
   outstanding at December 31, 1995
   and 1996, and September 30, 1997..       1        1         1          --
  Class D common stock, $0.01 par
   value; 100,000 shares authorized;
   no shares issued and outstanding
   at December 31, 1995 and 1996, and
   September 30, 1997................     --       --        --           --
  Class E common stock, $0.01 par
   value; 200,000 shares authorized;
   824 issued and outstanding at
   December 31, 1995, 1,648 shares
   issued and outstanding at December
   31, 1996, 1,747 shares issued and
   outstanding at September 30, 1997.     --       --        --           --
  Common stock.......................     --       --        --            38
  Warrants...........................     --       --      4,777          --
  Additional paid-in capital.........      30       60        71       38,549
  Foreign currency translation.......     --       --          7            7
  Accumulated deficit................  (2,787)  (2,650)   (6,630)      (6,630)
                                      -------  -------  --------     --------
    Total stockholders' investment...  (2,756)  (2,589)   (1,774)      31,964
                                      -------  -------  --------     --------
TOTAL LIABILITIES AND STOCKHOLDERS'
 INVESTMENT.......................... $23,584  $36,208  $103,369     $103,369
                                      =======  =======  ========     ========


        The accompanying notes are an integral part of these statements.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   FOR THE YEARS ENDED      FOR THE NINE MONTHS
                                       DECEMBER 31          ENDED SEPTEMBER 30
                                 -------------------------  -------------------
                                  1994     1995     1996       1996      1997
                                 -------  -------  -------  ----------- -------
                                                            (UNAUDITED)
REVENUE:
 Tuition and registration
  fees, net....................  $ 5,794  $16,330  $29,269    $19,299   $45,615
 Other, net....................    1,692    3,066    4,311      3,130     5,152
                                 -------  -------  -------    -------   -------
     Total net revenue.........    7,486   19,396   33,580     22,429    50,767
OPERATING EXPENSES:
 Educational services and
  facilities...................    3,074    8,565   14,404      9,579    22,269
 General and administrative....    4,887    9,097   14,622     10,976    23,852
 Depreciation and
  amortization.................      980    1,330    2,134      1,481     5,000
                                 -------  -------  -------    -------   -------
     Total operating expenses..    8,941   18,992   31,160     22,036    51,121
                                 -------  -------  -------    -------   -------
     Income (loss) from
      operations...............   (1,455)     404    2,420        393      (354)
INTEREST EXPENSE...............      134      311      717        358     2,046
                                 -------  -------  -------    -------   -------
     Income (loss) before
      provision for income
      taxes and extraordinary
      item.....................   (1,589)      93    1,703         35    (2,400)
PROVISION (BENEFIT) FOR INCOME
 TAXES.........................      --        24      208         14    (1,008)
                                 -------  -------  -------    -------   -------
     Income (loss) before
      extraordinary item.......   (1,589)      69    1,495         21    (1,392)
EXTRAORDINARY LOSS ON EARLY
 EXTINGUISHMENT OF DEBT (net of
 taxes of $233, Note 4)........      --       --       --         --       (418)
                                 -------  -------  -------    -------   -------
NET INCOME (LOSS)..............  $(1,589) $    69  $ 1,495    $    21   $(1,810)
                                 =======  =======  =======    =======   =======
INCOME (LOSS) ATTRIBUTABLE TO
 COMMON STOCKHOLDERS
 Income (loss) before
  extraordinary item...........  $(1,589) $    69  $ 1,495    $    21   $(1,392)
 Dividends on preferred stock..     (393)    (777)  (1,128)      (841)   (1,444)
 Accretion to redemption value
  of preferred stock and
  warrants.....................      --       (96)    (230)      (175)     (727)
                                 -------  -------  -------    -------   -------
     Income (loss) before
      extraordinary item
      attributable to common
      stockholders.............   (1,982)    (804)     137       (995)   (3,563)
 Extraordinary loss............      --       --       --         --       (418)
                                 -------  -------  -------    -------   -------
     Net income (loss)
      attributable to common
      stockholders.............  $(1,982) $  (804) $   137    $  (995)  $(3,981)
                                 =======  =======  =======    =======   =======
PRO FORMA (UNAUDITED):
 Income (loss) before
  extraordinary item
  attributable to common
  stockholders, as reported....  $(1,982) $  (804) $   137    $  (995)  $(3,563)
   Dividends on preferred
    stock......................      393      777    1,128        841     1,444
   Accretion to redemption
    value of preferred stock
    and warrants...............      --        96      230        175       698
                                 -------  -------  -------    -------   -------
Pro forma income (loss) before
 extraordinary item
 attributable to common
 stockholders..................  $(1,589) $    69  $ 1,495    $    21   $(1,421)
                                 =======  =======
 Extraordinary loss............                        --         --       (418)
                                                   -------    -------   -------
Pro forma net income (loss)
 attributable to common
 stockholders..................                    $ 1,495    $    21   $(1,839)
                                                   =======    =======   =======
Pro forma income (loss) before
 extraordinary item per share..                    $  0.69    $  0.01   $ (0.51)
                                                   =======    =======   =======
Pro forma net income (loss) per
 share attributable to common
 stockholders..................                    $  0.69    $  0.01   $ (0.67)
                                                   =======    =======   =======
Pro forma weighted average
 number of common and common
 stock equivalent shares
 outstanding...................                      2,169      2,169     2,764
                                                   =======    =======   =======

        The accompanying notes are an integral part of these statements.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                             FOR THE NINE
                                FOR THE YEAR ENDED           MONTHS ENDED
                                    DECEMBER 31              SEPTEMBER 30
                              -------------------------  --------------------
                               1994     1995     1996       1996       1997
                              -------  -------  -------  ----------- --------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income (loss).......... $(1,589) $    69  $ 1,495    $   21    $ (1,810)
  Adjustments to reconcile
   net income (loss) to net
   cash provided by
   (used in) operating
   activities--
    Depreciation,
     amortization and debt
     discount................     980    1,351    2,188     1,493       5,083
    Warrants issued to a
     bank....................     --       --       --        --          180
    Deferred income taxes....     --       --      (208)               (1,008)
    Loss on sale of assets...       2      --       --        --          --
    Extraordinary loss.......     --       --       --        --          651
    Changes in operating
     assets and liabilities,
     net of acquisitions--
      Receivables, net.......    (708)    (869)     385      (194)     (6,100)
      Inventories, prepaid
       expenses and other
       current assets........    (101)    (246)    (245)     (179)     (1,111)
      Deposits...............    (116)      33        8       (12)       (101)
      Accounts payable.......     (14)     118     (138)      (52)      1,998
      Accrued expenses.......    (142)    (233)     752       (78)     (2,090)
      Deferred tuition            688       12    1,038      (399)     (1,966)
       revenue............... -------  -------  -------    ------    --------
        Net cash provided by
         (used in) operating   (1,000)     235    5,275       600      (6,274)
         activities.......... -------  -------  -------    ------    --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Business acquisitions, net
   of cash...................  (1,985)  (1,622)  (8,250)      --      (36,250)
  Acquisition and
   organizational costs......    (234)    (959)     --        --       (1,467)
  Purchase of property and
   equipment, net............    (153)    (897)  (1,231)     (915)     (2,010)
  Investment in Perkins           --       --       (37)      (37)         (6)
   program fund.............. -------  -------  -------    ------    --------
        Net cash used in
         investing             (2,372)  (3,478)  (9,518)     (952)    (39,733)
         activities.......... -------  -------  -------    ------    --------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Issuance of common stock...     --        30      --        --           30
  Issuance of warrants.......     --       --       --        --        4,788
  Issuance of redeemable
   preferred stock and
   warrants..................   7,850    5,070      --        --       17,557
  Redemption of preferred
   stock.....................     --      (200)     --        --          --
  Dividends paid on preferred
   stock.....................     --      (207)    (495)     (372)       (372)
  Equity and debt financing
   costs.....................     --      (535)    (553)      --         (670)
  Book overdraft.............     --       --       683       --        1,005
  Payments of long-term
   debt......................  (1,836)  (6,363)  (1,309)   (3,400)       (577)
  Net proceeds from
   (repayment of) revolving
   credit facility...........     --     6,771    1,500     3,263      (8,246)
  Proceeds from term loan
   facility..................     --       --     8,250       --        3,400
  Repayments of term loan
   facility..................     --       --       --        --      (11,650)
  Net proceeds from revolving
   loans under Credit
   Agreement.................     --       --       --        --       26,635
  Proceeds from issuance of
   term loans under Credit
   Agreement.................     --       --       --        --       12,500
  Payments on term loans          --       --       --        --         (750)
   under Credit Agreement.... -------  -------  -------    ------    --------
        Net cash provided by
         (used in) financing    6,014    4,566    8,076      (509)     43,650
         activities.......... -------  -------  -------    ------    --------
EFFECT OF EXCHANGE RATE
 CHANGES ON CASH.............     --       --       --        --            7
NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS...   2,642    1,323    3,833      (861)     (2,350)
CASH AND CASH EQUIVALENTS,
 BEGINNING OF YEAR...........     --     2,642    3,965     3,965       7,798
                              -------  -------  -------    ------    --------
CASH AND CASH EQUIVALENTS,
 END OF YEAR................. $ 2,642  $ 3,965  $ 7,798    $3,104    $  5,448
                              =======  =======  =======    ======    ========
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
 Cash paid for--
  Interest................... $   119  $   327  $   407    $  305    $  1,944
  Taxes......................     --       --        80       --        2,306
                              =======  =======  =======    ======    ========
NON-CASH INVESTING AND
 FINANCING ACTIVITIES:
  Accretion to redemption
   value of preferred stock
   and warrants.............. $   --   $    96  $   230    $  175    $    727
  Dividends on preferred
   stock added to liquidation
   value.....................     393      570      632       470       1,072
                              =======  =======  =======    ======    ========

        The accompanying notes are an integral part of these statements.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT

                                                                COMMON STOCK
                         -------------------------------------------------------------------------------------------
                             CLASS A          CLASS B          CLASS C          CLASS D          CLASS E
                         ---------------- ---------------- ---------------- ---------------- ----------------
                          600,000   $0.01  100,000   $0.01  100,000   $0.01  100,000   $0.01  200,000   $0.01
                           SHARES    PAR    SHARES    PAR    SHARES    PAR    SHARES    PAR    SHARES    PAR  TOTAL
                         AUTHORIZED VALUE AUTHORIZED VALUE AUTHORIZED VALUE AUTHORIZED VALUE AUTHORIZED VALUE AMOUNT
                         ---------- ----- ---------- ----- ---------- ----- ---------- ----- ---------- ----- ------
BALANCE, January 5,
 1994                        --     $--       --     $--        --    $--      --      $--       --     $--    $--
 Issuance of stock.....    5,250      53    5,100      51    69,900    699     --       --       --      --     803
 Dividends on preferred
  stock for the year...      --      --       --      --        --     --      --       --       --      --     --
 Net loss..............      --      --       --      --        --     --      --       --       --      --     --
                           -----    ----    -----    ----    ------   ----     ---     ----    -----    ----   ----
BALANCE, December 31,
 1994..................    5,250    $ 53    5,100    $ 51    69,900   $699     --      $--       --     $--    $803
 Issuance of stock and
  warrants.............      --      --       --      --        --     --      --       --       824       8      8
 Dividends paid........      --      --       --      --        --     --      --       --       --      --     --
 Dividends on preferred
  stock for the year...      --      --       --      --        --     --      --       --       --      --     --
 Preferred stock and
  warrant accretion....      --      --       --      --        --     --      --       --       --      --     --
 Net income............      --      --       --      --        --     --      --       --       --      --     --
                           -----    ----    -----    ----    ------   ----     ---     ----    -----    ----   ----
BALANCE, December 31,
 1995..................    5,250      53    5,100      51    69,900    699     --       --       824       8    811
 Issuance of stock.....      --      --       --      --        --     --      --       --       824       8      8
 Dividends paid........      --      --       --      --        --     --      --       --       --      --     --
 Dividends on preferred
  stock for the year...      --      --       --      --        --     --      --       --       --      --     --
 Preferred stock and
  warrant accretion....      --      --       --      --        --     --      --       --       --      --     --
 Net income............      --      --       --      --        --     --      --       --       --      --     --
                           -----    ----    -----    ----    ------   ----     ---     ----    -----    ----   ----
BALANCE, December 31,
 1996..................    5,250      53    5,100      51    69,900    699     --       --     1,648      16    819
 Issuance of warrants..      --      --       --      --        --     --      --       --       --      --     --
 Exercise of warrants..      --      --       --      --        --     --      --       --        99       1      1
 Dividends paid........      --      --       --      --        --     --      --       --       --      --     --
 Dividends on preferred
  stock for the period.      --      --       --      --        --     --      --       --       --      --     --
 Preferred stock and
  warrant accretion....      --      --       --      --        --     --      --       --       --      --     --
 Net loss..............      --      --       --      --        --     --      --       --       --      --     --
                           -----    ----    -----    ----    ------   ----     ---     ----    -----    ----   ----
BALANCE, September 30,
 1997..................    5,250    $ 53    5,100    $ 51    69,900   $699     --      $--     1,747    $ 17   $820
                           =====    ====    =====    ====    ======   ====     ===     ====    =====    ====   ====


        The accompanying notes are an integral part of these statements.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

                          WARRANTS
                         ----------               FOREIGN
                          CLASS E    ADDITIONAL  CURRENCY                    TOTAL
                           COMMON     PAID-IN   TRANSLATION ACCUMULATED  STOCKHOLDERS'
                           STOCK      CAPITAL   ADJUSTMENT    DEFICIT     INVESTMENT
                         ----------  ---------- ----------- -----------  -------------
BALANCE, January 5,
 1994................... $      --    $   --      $  --     $       --    $       --
  Issuance of stock.....        --        --         --            (795)            8
  Dividends on preferred
   stock for the year...        --        --         --        (392,790)     (392,790)
  Net loss..............        --        --         --      (1,589,171)   (1,589,171)
                         ----------   -------     ------    -----------   -----------
BALANCE, December 31,
 1994...................        --        --         --      (1,982,756)   (1,981,953)
  Issuance of stock.....        --     29,974        --             --         29,982
  Dividends paid........        --        --         --        (206,800)     (206,800)
  Dividends on preferred
   stock for the year...        --        --         --        (570,277)     (570,277)
  Preferred stock and
   warrant accretion....        --        --         --         (95,822)      (95,822)
  Net income............        --        --         --          68,543        68,543
                         ----------   -------     ------    -----------   -----------
BALANCE, December 31,
 1995...................        --     29,974        --      (2,787,112)   (2,756,327)
  Issuance of stock.....        --     29,974        --             --         29,982
  Dividends paid........        --        --         --        (495,400)     (495,400)
  Dividends on preferred
   stock for the year...        --        --         --        (632,417)     (632,417)
  Preferred stock and
   warrant accretion....        --        --         --        (229,975)     (229,975)
  Net income............        --        --         --       1,494,666     1,494,666
                         ----------   -------     ------    -----------   -----------
BALANCE, December 31,
 1996...................        --     59,948        --      (2,650,238)   (2,589,471)
  Issuance of warrants..  4,788,563       --         --             --      4,788,563
  Exercise of warrants..    (11,136)   11,135        --             --            --
  Dividends paid........        --        --         --        (371,550)     (371,550)
  Dividends on preferred
   stock for the period.        --        --         --      (1,072,352)   (1,072,352)
  Preferred stock and
   warrant accretion....        --        --         --        (726,586)     (726,586)
  Net loss..............        --        --         --      (1,809,588)   (1,809,588)
  Foreign currency
   translation..........        --        --       7,072            --          7,072
                         ----------   -------     ------    -----------   -----------
BALANCE, September 30,
 1997................... $4,777,427   $71,083     $7,072    $(6,630,314)  $(1,773,912)
                         ==========   =======     ======    ===========   ===========

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

1. DESCRIPTION OF THE BUSINESS

  Career Education Corporation (the "Company") was incorporated in January 1994, for the purpose of acquiring operations of various for-profit postsecondary schools. The Company manages and operates the educational institutions acquired through its wholly-owned subsidiaries, Al Collins Graphic Design School, Ltd. ("Collins"), Brooks College, Ltd. ("Brooks"), Allentown Business School, Ltd. ("Allentown"), Brown Institute, Ltd. ("Brown"), Western Culinary Institute, Inc. ("Western Culinary"), School of Computer Technology, Inc. ("SCT"), The Katharine Gibbs Schools, Inc. ("Gibbs"), IAMD, Limited and Subsidiaries, (The International Academy of Merchandising and Design; "IAMD-U.S."), and The International Academy of Merchandising & Design (Canada) Ltd. and Subsidiary ("IAMD-Canada").

  The Collins campus is located in Tempe, Arizona, and offers associate and bachelor degrees in visual communications and a certificate in desktop publishing. The Brooks campus is located in Long Beach, California, and offers associate degrees in fashion design, fashion merchandising, interior design and visual communications. The Allentown campus is located in Allentown, Pennsylvania, and offers associate degrees in business administration, accounting, marketing, secretarial, fashion merchandising and medical-related fields, and offers diplomas in business operations, PC/LAN, office assistant and medical-related fields. The Brown campus is located in Minneapolis, Minnesota, and offers certificates and/or associate degrees in allied health, visual communications, business administration, information systems management, computer programming, electronics technology and radio/television broadcasting. The Western Culinary campus is located in Portland, Oregon, and offers diplomas in culinary arts. SCT is headquartered in Pittsburgh, Pennsylvania and has campuses in Pittsburgh, Pennsylvania and Fairmont, West Virginia and offers associate degrees and diplomas in computer technology, laser technology and specialized culinary arts. Gibbs is headquartered in New York, New York and has campuses located in various cities through out New York, New Jersey, and New England and offers associate degrees in secretarial arts and business administration. IAMD-U.S. has campuses located in Chicago, Illinois and Tampa, Florida. IAMD-Canada has campuses located in Toronto, Canada and Montreal, Canada. Both IAMD-U.S. and IAMD-Canada offer associate and bachelor degrees in various fields of merchandising management, fashion design, interior design, and computer graphics.

2. SIGNIFICANT ACCOUNTING POLICIES

  The financial statements and related notes thereto for the nine months ended September 30, 1996 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth herein. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of results that may be expected for the fiscal year ended December 31, 1997. The principal accounting policies of the Company are as follows:

 a. Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in the consolidation. The results of operations of all acquired businesses have been consolidated for all periods subsequent to the date of acquisition.

 b. Concentration of Credit Risk

  The Company extends unsecured credit for tuition to a significant portion of the students who are in attendance at the campuses operated by its subsidiaries. A substantial portion of credit extended to students is repaid through the student's participation in various federally funded financial aid programs under Title IV of

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

the Higher Education Act of 1965 ("Title IV Programs"), as amended. Approximately 70%, 73%, 72%, 69% and 59% of the Company's net revenue, on a cash basis, was collected from Title IV Program funds for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997, respectively. The Company generally completes and approves the financial aid packet of each student who qualifies for financial aid prior to the student beginning class in an effort to enhance the collectibility of its unsecured credit. Transfers of funds from the financial aid programs to the Company are made in accordance with the United States Department of Education ("DOE") requirements. Changes in DOE funding federal student financial aid programs could impact the Company's ability to attract students.

 c. Cash and Cash Equivalents

  Cash and cash equivalents consists of cash in banks and certificates of deposit with maturities of less than 30 days.

 d. Restricted Cash

  Cash received from the U. S. Government under various student aid grant and loan programs is considered to be restricted. Restricted cash is held in separate bank accounts and does not become available for general use by the Company until the financial aid is credited to the accounts of students and the cash is transferred to an operating account.

 e. Perkins Matching Funds

  The Company participates in the Perkins Loan program in order to provide continuing long-term, low interest loans to qualifying students in need of financial assistance. Perkins loans are available on the basis of student financial need and are subject to the availability of Perkins loan funds at the institution. As previous borrowers repay their Perkins loans, their payments are used to fund new loans thus creating a permanent revolving loan fund. There is a 25% institutional matching requirement for Perkins loans. The Company carries its investments at cost, net of allowances for losses and collections. At December 31, 1995, December 31, 1996 and September 30, 1997, the Company had estimated that approximately $225,000, $262,000 and $287,000, respectively, of contributions to the program are expected to be returned if the program should cease.

 f. Marketing and Advertising Costs

  Marketing and advertising costs are expensed as incurred. Marketing and advertising costs included in general and administrative expenses were $971,000, $2,715,000, $3,494,000, $2,887,000 and $6,767,000 for the years ended December 31, 1994, December 31, 1995, December 31, 1996 and the nine months ended September 30, 1996 and 1997, respectively (Note 14).

 g. Inventories

  Inventories consisting principally of program materials, books and supplies are stated at the lower of cost, determined on a first-in, first-out, basis or market.

 h. Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization are recognized utilizing the straight-line method over the related assets useful lives. Leasehold improvements and assets recorded under

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

capital leases are amortized on a straight-line basis over their estimated useful lives or lease terms, whichever is shorter. Maintenance, repairs and minor renewals and betterments are expensed; major improvements are capitalized. The estimated useful lives and cost basis of property and equipment at December 31, 1995, December 31, 1996 and September 30, 1997, are as follows (dollars in thousands):

                                         DECEMBER 31,
                                        --------------- SEPTEMBER 30,
                                         1995    1996       1997         LIFE
                                        ------- ------- ------------- ----------
   Buildings..........................  $   350 $   350    $ 1,190      31 years
   Classroom equipment, courseware and
    other
    instructional materials...........   10,237  17,905     40,313    3-15 years
   Furniture, fixtures and equipment..    2,653   2,926      6,447    3-10 years
   Leasehold improvements.............      843   1,296      4,648     1-7 years
   Vehicles...........................       40      40         40       5 years
                                        ------- -------    -------
                                         14,123  22,517     52,638
   Less-Accumulated depreciation and
    amortization......................    1,282   2,957      5,694
                                        ------- -------    -------
                                        $12,841 $19,560    $46,944
                                        ======= =======    =======

  The gross cost of assets recorded under capital leases included above amounted to $39,000 at December 31, 1995, and 1996 and $2,835,000 at September 30, 1997.

 i. Intangible Assets

  Intangible assets include the excess of cost over fair market value of identifiable assets acquired through the business purchases described in Note
3. Goodwill and student contracts are being amortized on a straight-line basis over their estimated useful life. Covenants not-to-compete entered into before 1997 are being amortized on a straight-line basis over their useful life. Those entered into during 1997 and thereafter are being amortized on an accelerated method over their estimated useful life. At December 31, 1995, December 31, 1996 and September 30, 1997, the cost basis and useful lives of intangible assets consist of the following (dollars in thousands):

                                           DECEMBER 31,
                                           ------------- SEPTEMBER 30, ESTIMATED
                                            1995   1996      1997        LIVES
                                           ------ ------ ------------- ---------
   Goodwill............................... $2,824 $3,470    $20,858     40 years
   Covenants not-to-compete...............    100    500     13,250    3-5 years
   Student contracts......................  1,055  1,107        --        1 year
                                           ------ ------    -------
                                            3,979  5,077     34,108
   Less-Accumulated amortization..........  1,166  1,670      2,177
                                           ------ ------    -------
                                           $2,813 $3,407    $31,931
                                           ====== ======    =======

  On an ongoing basis, the Company reviews intangible assets and other long-lived assets for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. To date, no such events or changes in circumstances have occurred. If such events or changes in circumstances occur, the Company will recognize an impairment loss if the undiscounted future cash flows expected to be generated by the asset (or acquired business) are less than the carrying value of the related asset. The impairment loss would adjust the asset to its fair value.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

 j. Organizational Costs

  Costs incurred in conjunction with the organization of the Company and its subsidiaries are being amortized on a straight-line basis over an estimated useful life of five years. Accumulated amortization as of December 31, 1995, December 31, 1996 and September 30, 1997, was $94,000, $153,000 and $247,000,
respectively.

 k. Deferred Financing Costs

  Costs incurred in connection with obtaining financing are capitalized and amortized over the maturity period of the debt. Accumulated amortization as of December 31, 1995, December 31, 1996 and September 30, 1997, was $14,000, $59,000 and $36,000, respectively.

 l. Revenue Recognition

  Revenue is derived primarily from courses taught at the schools. Tuition revenue is recognized on a straight-line basis over the length of the applicable course. Dormitory and cafeteria revenues charged to students are recognized on a straight-line basis over the length of the students' program. Other dormitory and cafeteria revenues are recognized as earned. Textbook sales and other revenues are recognized as services are performed. If a student withdraws, future revenue is reduced by the amount of refund due to the student. Refunds are calculated in accordance with federal, state and accrediting agency standards. Deferred tuition revenue represents the portion of payments received but not earned and is reflected as a current liability in the accompanying consolidated balance sheets as such amount is expected to be earned within the next year.

 m. Management's Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 n. Income Taxes

  The Company files a consolidated federal income tax return. The Company provides for deferred income taxes under the asset and liability method of accounting. This method requires the recognition of deferred income taxes based upon the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

 o. Financial Instruments

  The carrying value of current assets and liabilities reasonably approximates their fair value due to their short maturity periods. The carrying value of the Company's debt obligations reasonably approximates their fair value as the stated interest rate approximates current market interest rates of debt with similar terms.

 p. Accretion to Redemption Value of Preferred Stock and Warrants

  Accretion to redemption value of redeemable preferred stock and warrants represents the change in the redemption value of outstanding preferred stock and warrants in each period which is being accreted to its redemption value over the earliest period redemption can occur using the effective interest method. The redemption values are based on the estimated fair market values of the classes of stock and consider the amounts the Company has received for the sale of equity instruments, prices paid for acquired businesses and operations of the Company.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


 q. Pro Forma Income (Loss) before Extraordinary Item per Share Attributable to Common Stockholders, Supplemental Pro Forma Income (Loss) before Extraordinary Item per Share Attributable to Common Stockholders and Supplemental Pro Forma Net Income (Loss) per Share Attributable to Common Stockholders

  Pro forma income (loss) before extraordinary item per share available to common stockholders is based on the weighted average number of shares of common stock and common stock equivalents outstanding after giving retroactive adjustments for (i) stock splits described in Notes 5 and 15 for all periods presented, (ii) shares of redeemable preferred stock and warrants converted into shares of common stock and (iii) the conversion of all existing classes of common stock into a single new class of common stock. Common stock equivalents represent stock options and warrants using the treasury stock method for all periods presented. All common stock options and warrants issued within one year prior to the initial public filing with a price below the estimated initial public offering price have been included as outstanding shares for all periods presented, reduced by the number of shares which could be purchased with proceeds from the exercise of the options and warrants.

  Supplemental pro forma net income (loss) before extraordinary item per share attributable to common stockholders for the year ended December 31, 1996 and for the nine months ended September 30, 1996 and September 30, 1997 of $0.72, $0.09 and $(0.04), respectively, is computed based upon (i) pro forma income
(loss) before extraordinary item attributable to common stockholders adjusted for the reduction in interest expense (net of tax benefit) resulting from the application of net proceeds of the contemplated offering to reduce indebtedness of the Company and (ii) the pro forma weighted average number of shares of common stock outstanding adjusted to reflect the assumed sale by the Company of approximately 2,200,000 and 2,191,786 shares of common stock in the offering resulting in net proceeds sufficient to pay indebtedness as described in Note 15 in 1996 and 1997, respectively. Supplemental pro forma net income
(loss) per share attributable to common stockholders of $0.72, $0.09 and $(0.12) for the year ended December 31, 1996 and for the nine months ended September 30, 1996 and September 30, 1997, respectively, is based upon the pro forma income (loss) before extraordinary item adjusted for the extraordinary loss on the early extinguishment of debt.

 r. Stock-Based Compensation

  Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), was issued in October, 1995 by the Financial Accounting Standards Board. SFAS No. 123 provides an alternative method of accounting for stock-based compensation arrangements, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock, rather than the existing method of accounting for stock-based compensation which is provided in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). The Financial Accounting Standards Board encourages entities to adopt the fair-value based method but does not require adoption of this method. The Company will continue its current accounting policy and has adopted the disclosure-only provisions of SFAS No. 123 for options and warrants issued to employees and directors. Expense associated with stock options and warrants issued to non-employees/non-directors is recorded in accordance with SFAS No. 123.

 s. New Accounting Pronouncements

  Earnings Per Share

  In February 1997, the Financial Accounting Standards Board issued Financial Accounting Standard No. 128 ("SFAS No. 128"), addressing earnings per share. SFAS No. 128 changed the methodology of calculating earnings per share and renamed the two calculations, basic earnings per share (currently primary) and diluted earnings per share (currently fully diluted). The calculations differ by eliminating any common stock equivalents

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

(such as stock options, warrants, and convertible preferred stock) from basic earnings per share and changes certain calculations when computing diluted earnings per share. The weighted average number of common shares for the pro forma basic earnings per common share calculation includes (i) common stock outstanding during each period presented, (ii) all common stock options and warrants issued within one year prior to the initial public filing with a price below the estimated initial public offering price, reduced by the number of shares which could be purchased with proceeds from the exercise of the options and warrants and (iii) the common stock that will be issued upon the preferred stock conversion and exercise of warrants. The weighted average number of common shares for the pro forma diluted earnings per common share calculation is based on similar assumptions and is adjusted for all other dilutive common stock equivalents that were outstanding during each period presented. SFAS No. 128 is effective for reporting periods ending after December 15, 1997. For the year ended December 31, 1996 and the nine months ended September 30, 1996 and September 30, 1997, had the Company calculated pro forma earnings per share before extraordinary item using SFAS No. 128, the pro forma basic earnings per share would have been $0.70, $0.01 and $(0.48), respectively, and the pro forma diluted earnings per share would have been $0.69, $0.01 and $(0.48), respectively. The Company will adopt SFAS No. 128 on December 31, 1997.

  Capital Structure

  In February 1997, the Financial Accounting Standards Board issued SFAS No. 129, "Disclosure of Information about Capital Structure" ("SFAS No. 129"), which requires all companies to disclose all relevant information regarding their capital structure. SFAS No. 129 presentation is required for reporting periods ending after December 15, 1997. Based on the capital structure disclosures presented in the accompanying consolidated financial statements and notes thereto, the Company does not believe that any additional disclosures will be required as a result of adopting this pronouncement.

  Comprehensive Income

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), which establishes standards for reporting of comprehensive income. This pronouncement requires that all items recognized under accounting standards as components of comprehensive income, as defined in the pronouncement, be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The financial statement presentation required under SFAS No. 130 is effective for all fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 130 in 1998. As of September 30, 1997, the impact of adopting this pronouncement has not been determined; however, the Company will be affected by it because it maintains a subsidiary which has operations in Canada.

  Segment Reporting

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"), which amends the requirements for a public enterprise to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available that is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The disclosures required by SFAS No. 131 are effective for all fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 131 in 1998. This pronouncement will have an effect on the Company's reporting in the subsequent periods; however, as of September 30, 1997, the impact of this pronouncement has not been determined.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


 t. Foreign Currency Translation

  The Company acquired IAMD-Canada, an entity with operations in Canada, on June 30, 1997. At September 30, 1997, revenues and expenses related to these operations have been translated at average exchange rates in effect at the time the underlying transactions occurred. Transaction gains or losses are included in income. Assets and liabilities of this subsidiary have been translated at month-end exchange rates, with gains and losses resulting from such translation at approximately $7,000 being included in stockholders' investment at September 30, 1997.

3. BUSINESS ACQUISITIONS

COLLINS

  On January 31, 1994, Collins acquired certain assets and assumed certain liabilities of the Al Collins Graphic Design School. This acquisition was accounted for as a purchase and, accordingly, the purchased assets and assumed liabilities have been recorded at their estimated fair market values at the date of the acquisition. The purchase price of $2,260,000 exceeded the fair market value of assets acquired and liabilities assumed, resulting in goodwill of approximately $906,000.

BROOKS

  On June 20, 1994, Brooks acquired certain assets and assumed certain liabilities of Brooks College. This acquisition was accounted for as a purchase and, accordingly, the purchased assets and assumed liabilities have been recorded at their estimated fair market values at the date of the acquisition. The purchase price of $4,100,000 exceeded the fair market value of assets acquired and liabilities assumed resulting in goodwill of approximately $1,075,000.

ALLENTOWN AND BROWN

  On July 31, 1995, Brown acquired certain assets and assumed certain liabilities of Brown Institute Campus of National Education Centers, Inc., and Allentown acquired certain assets and assumed certain liabilities of Allentown Business School Campus of National Education Centers, Inc. These acquisitions were accounted for as purchases and, accordingly, the purchased assets and assumed liabilities have been recorded at their estimated fair market values at the date of the acquisition. The total purchase price of approximately $6,993,000, exceeded the fair market value of the assets acquired, resulting in goodwill of approximately $843,000. In connection with the purchase, the former owner of the schools entered into a three-year covenant not-to-compete agreement with the Company.

WESTERN CULINARY

  On October 21, 1996, Western Culinary acquired certain assets and assumed certain liabilities of Western Culinary Institute, a wholly owned subsidiary of Phillips College, Inc. This acquisition was accounted for as a purchase and, accordingly, the purchased assets and assumed liabilities have been recorded at their estimated fair market values at the date of the acquisition. The purchase price, subject to certain adjustments, of approximately $8,000,000 exceeded the fair market value of net assets acquired, resulting in goodwill of approximately $646,000. In connection with the purchase, the former owner of the school entered into a four-year covenant not-to-compete agreement with the Company for a total price of $400,000.

  At closing, the Company paid $7,000,000 to the former owner, assumed a $150,000 obligation and deposited $1,250,000 into escrow. At December 31, 1996, the Company estimated that approximately $523,000 would be returned to the Company as a result of purchase price adjustments and has reflected such amount as due from former owners of acquired businesses in the accompanying December 31, 1996 consolidated balance sheet. This amount was collected in January 1997.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

SCT

  On February 28, 1997, the Company, through SCT Acquisition, Ltd., acquired 100% of the outstanding shares of capital stock of School of Computer Technology, Inc. This acquisition was accounted for as a purchase and, accordingly, the acquired assets and assumed liabilities have been recorded at their estimated fair market values at the date of the acquisition. The estimated fair market values of certain assets are based upon preliminary appraisal reports. The purchase price, subject to certain modifications, of approximately $5,450,000 exceeded the estimated fair market value of net assets acquired, resulting in goodwill of approximately $3,032,000. In connection with the purchase, the former owners of the school each entered into three-year covenant not-to-compete agreements with the Company for a total price of $1,750,000.

  At closing, the Company paid $400,000 to the former owners, deposited $5,000,000 into escrow, and assumed a $1,800,000 note payable due to the former owners. Funds paid were raised through the issuance of $2,000,000 of Series D preferred stock and warrants and $3,400,000 of bank borrowings. The amount in escrow will be distributed, subject to certain adjustments for events occurring after the closing date, in 1997. Accordingly, subsequent adjustments to the purchase price may result in changes to the purchase price allocation. Management does not believe that such adjustments will be material. At September 30, 1997, the Company estimates that approximately $506,000 will be returned to the Company as a result of such purchase price adjustments and has reflected such amount as due from former owners of acquired businesses in the accompanying September 30, 1997 consolidated balance.

GIBBS

  On May 31, 1997, the Company acquired 100% of the outstanding shares of capital stock of The Katharine Gibbs Schools, Inc. The Katharine Gibbs Schools, Inc. has seven wholly-owned subsidiaries, each of which owns and operates separate campuses. This acquisition was accounted for as a purchase and, accordingly, the acquired assets and assumed liabilities have been recorded at their estimated fair market values at the date of the acquisition. The estimated fair market values of certain assets are based upon preliminary appraisal reports. The purchase price, subject to certain modifications, of approximately $20,000,000 exceeded the fair market value of net assets acquired, resulting in goodwill of approximately $7,800,000. Subsequent adjustments to the purchase price may result in changes to the purchase price allocation. At September 30, 1997, the Company has reduced the purchase price by approximately $1,093,000 as a result of estimated purchase price adjustments.

  In connection with the purchase, the former owner of the schools also entered into a covenant not-to-compete agreement with the Company in exchange for $7,000,000. The covenant not-to-compete restricts the former owners' ability to own or operate certain types of for-profit postsecondary schools for five years.

  At closing, the Company paid $5,400,000 to the former owner and deposited $18,850,000 into escrow with borrowings of $12,500,000 from its new bank financing arrangement and $15,000,000 which was raised through the issuance of Series D preferred stock. The amount in escrow will be paid, subject to certain adjustments for events occurring after the closing date, in 1997. At September 30, 1997, the Company estimates that $1,657,000 is still owed to the seller.

IAMD-U.S.

  On June 30, 1997, the Company, through IAMD, Acquisition I, Ltd. acquired 100% of the outstanding shares of capital stock of IAMD, Limited for $3,000,000. Subsequent to the purchase, IAMD Acquisition I, Ltd.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

merged with and into IAMD, Limited and assumed its name ("IAMD-U.S."). The purchase price may be increased by up to $5,000,000 based upon the amount by which revenue of the acquired operations for the 12 month period ended June 30, 1998 exceeds $8,000,000, as provided for in an earn-out provision in the purchase agreement. IAMD-U.S. generated revenue of $7,493,000 for the year ended June 30, 1997. The purchase price of the acquisition is subject to certain modifications in addition to the earn-out provision. This acquisition was accounted for as a purchase and, accordingly, the acquired assets and assumed liabilities have been recorded at their estimated fair market values at the date of the acquisition. The estimated fair market values of certain assets are based upon preliminary appraisal reports. The purchase price, subject to certain modifications, exceeded the fair market value of net assets acquired, resulting in goodwill of approximately $1,968,000. At September 30, 1997, the Company estimates that the purchase price will be increased by approximately $90,000 as a result of purchase price adjustments and has reflected such amount in the accompanying September 30, 1997 consolidated balance sheet.

  In connection with the purchase, the former owners of the school also entered into covenant not-to-compete agreements with the Company in exchange for $2,000,000. The covenant not-to-compete restricts the former owners' ability to own or operate certain types of for-profit postsecondary schools for four years.

  On June 30, 1997, the Company paid $100,000 to the former owners, issued $1,500,000 in notes payable to the former owners and issued letters of credit totaling $3,400,000 to secure amounts owed to the former owners to consummate these transactions. The funds to consummate these transactions were obtained through the issuance of Series D preferred stock and warrants and bank borrowings. The notes, secured by letters of credit, bear interest, payable quarterly, at 7% per annum, and the entire principal balance is due on June 30, 2001 or earlier in the event of an initial public offering of the Company.

IAMD-CANADA

  On June 30, 1997, the Company purchased 100% of the capital stock of IAMD-Canada for $6,500,000. This acquisition was accounted for as a purchase and, accordingly, the acquired assets and assumed liabilities have been recorded at their estimated fair market values at the date of the acquisition. The estimated fair market values of certain assets are based upon preliminary appraisal reports. The purchase price, subject to certain modifications, exceeded the fair market value of net assets acquired, resulting in goodwill of approximately $4,588,000. At September 30, 1997, the Company estimates that the purchase price will be decreased by approximately $87,000 as a result of purchase price adjustments and has reflected such amount as due from former owners of acquired businesses in the accompanying September 30, 1997 consolidated balance sheet.

  In connection with the purchase, the former owners of the school entered into covenant not-to-compete agreements with the Company in exchange for $2,000,000. The covenant not-to-compete restricts the former owners' ability to own or operate certain types of postsecondary vocational schools for four years.

  On June 30, 1997, the Company paid $3,820,000 to the former owners, deposited $2,120,000 into escrow, and issued $2,550,000 in notes payable to the former owners to consummate these transactions. The funds to consummate these transactions were obtained through the issuance of Series D preferred stock and warrants and bank borrowings. The notes are secured by letters of credit, bear interest, payable quarterly, at 7% per annum, and the entire principal balance is due on June 30, 2001 or earlier in the event of an initial public offering of the Company.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


  The following unaudited pro forma results of operations data (in thousands) for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, and the nine months ended September 30, 1997, assume the business acquisitions subsequent to January 1, 1995 described above occurred at the beginning of the year preceding the year of the acquisition. The pro forma results below are based on historical results of operations and do not necessarily reflect actual results that would have occurred. The pro forma results for the nine months ended September 30, 1997, are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 1997.

                                                                     FOR THE
                                                                   NINE MONTHS
                                           FOR THE YEARS ENDED        ENDED
                                               DECEMBER 31         SEPTEMBER 30
                                         ------------------------  ------------
                                          1994     1995    1996        1997
                                         -------  ------- -------  ------------
                                                     (UNAUDITED)
     Net revenue........................ $23,243  $32,175 $87,476    $74,636
     Income (loss) before extraordinary
      item..............................    (902)   1,070  (5,041)   (4,431)
     Net income (loss)..................    (902)   1,070  (5,041)   (4,849)

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


4. DEBT

  Debt of the Company at December 31, 1995, December 31, 1996 and September 30, 1997, consists of the following:

                                                     DECEMBER 31
                                                    -------------- SEPTEMBER 30
                                                     1995   1996       1997
                                                    ------ ------- ------------
                                                          (IN THOUSANDS)
Borrowings under Credit Agreement with a syndicate
 of banks as discussed below--
  Revolving loans.................................  $  --  $   --    $26,635
  Term loan.......................................     --      --     11,750
Revolving credit notes with a bank, as discussed
 below, net of debt discount of $73,000 and
 $57,000, as of December 31, 1995 and December 31,
 1996, respectively...............................   6,698   8,182       --
Bank term loan, as discussed below................     --    8,250       --
Notes payable to former owner of Allentown
 Business School and Brown Institute; paid in
 January, 1996....................................   1,286     --        --
Notes payable to former owners of SCT, bearing
 annual interest of 7%, interest only payable
 quarterly, principal due February 28, 2001,
 secured by bank letters of credit................     --      --      1,800
Amount due to former owner of Gibbs, currently
 payable, non-interest-bearing and unsecured......     --      --      1,657
Notes payable to former owners of IAMD-U.S.,
 bearing annual interest of 7%, interest only
 payable quarterly, principal due June 30, 2001
 (or earlier upon the occurrence of an initial
 public offering), secured by bank letters of
 credit...........................................     --      --      1,500
Amounts due to former owners of IAMD-U.S.,
 currently payable, non-interest-bearing, secured
 by bank letters of credit........................     --      --      3,400
Notes payable to former owners of IAMD-Canada,
 bearing annual interest of 7%, interest only
 payable quarterly, principal due June 30, 2001
 (or earlier upon the occurrence of an initial
 public offering), secured by bank letters of
 credit...........................................     --      --      2,550
Equipment under capital leases, discounted at a
 weighted average interest rate of 21.9%..........      50      27     1,502
Other.............................................     --      --         91
                                                    ------ -------   -------
                                                     8,034  16,459    50,885
Less--Current portion.............................   1,309   2,676     3,993
                                                    ------ -------   -------
                                                    $6,725 $13,783   $46,892
                                                    ====== =======   =======

  On May 30, 1997, the Company and its subsidiaries entered into a new credit agreement (the Credit Agreement) with a bank and prepaid approximately $21,187,000 of outstanding revolving credit notes, term loans and other obligations under its previous credit agreement. On September 25, 1997, the Credit Agreement was amended and syndicated. The amended Credit Agreement provides for the Company and its subsidiaries to borrow up to an aggregate of $80,000,000 on a consolidated basis, including $65,000,000 under a revolving credit facility ("Revolving Loans") and $15,000,000 through a term loan facility ("Term Loan"), and the ability to obtain up to $30,000,000 in outstanding letters of credit. Outstanding letters of credit reduce the revolving

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

credit facility availability under the amended Credit Agreement. The amended Credit Agreement matures on May 30, 2002; however, availability under the revolving credit facility is reduced by $10,000,000 on May 30, 2001. The Term Loan is payable in equal quarterly installments of $750,000. The Company's borrowings under the amended Credit Agreement bear interest, payable quarterly, at the amended Credit Agreement's Base Rate (defined as the greater of the bank's prime rate plus 0.75%, 9.25% at September 30, 1997, or the Federal Funds Rate plus 0.50%, 7.00% at September 30, 1997) or at LIBOR plus 2% (7.77% at September 30, 1997), at the Company's election. Interest rates are subject to change based upon the Company's funded debt levels relative to consolidated earnings before interest, taxes, depreciation and amortization on a pro forma basis for the last four fiscal quarters. The Company is also required to pay annual commitment fees of 0.375% on unused availability.

  At September 30, 1997, the Company had outstanding, under the amended Credit Agreement, $26,635,000 in revolving credit borrowings and a $11,750,000 term loan and had issued various letters of credit totaling approximately $11,805,000 (to meet certain Department of Education financial responsibility requirements and to guarantee certain purchase price payments). At September 30, 1997, borrowings totaling $13,455,000 were at the bank's prime rate plus 0.75%, and borrowings totaling $25,000,000 were at LIBOR plus 2%.

  During 1995, the Company and its subsidiaries entered into a credit agreement (the "Agreement") with a bank. The Agreement provided for the Company and its subsidiaries to borrow, on a consolidated basis, $8,000,000 under a revolving credit note and $12,000,000 through a term loan. In connection with the Agreement, the Company also issued warrants to purchase 2,199 shares of Class D common stock and recorded a debt discount of $79,977 for the value of the warrants. The debt discount is amortized over the five year maturity of the related debt. On May 30, 1997, in connection with entering into the Credit Agreement and prepaying all amounts outstanding under the Agreement, the Company expensed the remaining unamortized debt discount totaling $51,000, prepayment penalty fees totaling $294,000 and the remaining unamortized deferred financing costs totaling $306,000. The loss on the early extinguishment of debt of $651,000, net of related tax benefit of $233,000, has been reflected as an extraordinary item in the accompanying consolidated statement of operations for the nine months ended September 30, 1997.

  At December 31, 1996, the Company, under the Agreement, had $8,239,057 outstanding under revolving credit notes and had issued various letters of credit totaling approximately $270,000 to meet certain Department of Education financial responsibility requirements. The revolving credit facility availability is reduced by these amounts. Amounts outstanding under the revolving credit notes bear interest either at the bank's prime rate plus 1.25% (9.50% at December 31, 1996), or LIBOR plus 3.5% (8.875% at December 31,
1996), and are reduced annually over a five-year period with the balance due in July, 2000. Interest is payable monthly. At December 31, 1996, $5,239,057 in borrowings were at the bank's prime rate plus 1.25%, and $3,000,000 in borrowings were at LIBOR plus 3.5% rate. The term loan is payable in 35 equal monthly installments beginning a year from the origination date of the term loan, October 21, 1996, with any unpaid balance due in full in July, 2000. Amounts outstanding bear monthly interest either at the bank's prime rate plus 1.25%, or LIBOR plus 3.5%. At December 31, 1996, the Company had $8,250,000 outstanding under the term loan.

  The Company and its subsidiaries have collectively guaranteed repayment of amounts outstanding under the Credit Agreement. In addition, the Company has pledged the stock of its subsidiaries as collateral for repayment of the debt. The Company may voluntarily make principal prepayments. Mandatory principal prepayments are required if the Company generates excess cash flows, as defined, sells certain assets, or upon the occurrence of certain other events. The Company is restricted from paying dividends, as defined, selling or disposing of certain assets or subsidiaries, making annual rental payments in excess of $14,000,000, and issuing

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

subordinated debt in excess of $5,000,000, among other things. The Company is required to maintain certain financial ratios, including a quarterly fixed coverage ratio of at least 1.25:1, a quarterly interest coverage ratio of at least 3:1, certain levels of consolidated tangible net worth, consolidated net worth, and funded debt to consolidated earnings before interest, taxes, depreciation, and amortization, on a pro forma basis for the last four fiscal quarters, of 3.75:1 through June 30, 1998, among others. At September 30, 1997, the Company was either in compliance with or had obtained a waiver for the covenants of the Credit Agreement, as amended.

  As of September 30, 1997, the Company intends to refinance amounts owed to former owners of acquired businesses as noted above through availability under its amended Credit Agreement and, therefore, such amounts have been classified as long-term.

  At September 30, 1997, future annual principal payments of long-term debt mature as follows (in thousands):

         For the 12 months ended September 30,
         1999........................................... $ 3,380
         2000...........................................   3,107
         2001...........................................  18,620
         2002...........................................  16,638
         2003 and thereafter............................   5,147
                                                         -------
                                                         $46,892
                                                         =======

5. STOCKHOLDERS' INVESTMENT

COMMON STOCK

  Class A and Class B common stock maintain voting rights while Class C, D and E common stock is nonvoting. Class B common stock is convertible into shares of Class A common stock at any time at the discretion of the holder at a ratio of 1:1. Class C common stock is convertible into shares of either Class A common stock or Class B common stock at any time at the discretion of the holder at a ratio of 1:1. Class D common stock is convertible into shares of Class A common stock, subject to certain restrictions. Class E common stock may only be converted into shares of Class A common stock upon the occurrence of certain events.

  In July 1995, the Company increased the number of authorized shares of common stock and completed a 100-for-1 stock split. The par value of the additional shares arising from these splits has been reclassified from additional paid in capital or accumulated deficit (as appropriate) to common stock. The stock splits have been retroactively reflected in the accompanying consolidated financial statements. All references to per share amounts in this report have been restated to reflect the stock splits.

  In 1996, the Company entered into a stock subscription agreement with an employee, whereby the employee may purchase up to $100,000 of common and preferred stock. A receivable and the common and preferred stock to be issued under the agreement have been recorded at December 31, 1996. This receivable was paid in February 1997.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


6. REDEEMABLE PREFERRED STOCK

SERIES A

  Series A preferred stock has a stated value of $1,000 per share, and its holders are entitled to receive dividends at an annual rate of 7% of the liquidation value per share, as defined. Dividends are paid in equal semiannual installments on January 31 and July 31 of each year by increasing the liquidation value of the Series A preferred stock. The mandatory redemption value of the Series A preferred stock has been increased to reflect these dividends. The Company may call the Series A preferred stock at any time and is required to redeem the stock on August 31, 2003, at its liquidation value. The liquidation value is $1,000 per share plus dividends, as defined.

  Shares of Series A preferred stock were issued at $1,000 per share during 1995 and 1994. The Company also redeemed 138 shares of Series A preferred stock at $1,000 per share plus dividends during 1995.

SERIES B

  Series B preferred stock has a stated value of $1,000 per share, and its holders are not entitled to any dividends on any outstanding shares. Series B preferred stock may be called at the option of the Company at any time and must be redeemed by the Company on August 31, 2003, at its liquidation value ($1,000 per share). At September 30, 1997, there were no shares of Series B preferred stock issued or outstanding.

SERIES C

  Series C preferred stock has a stated value of $1,000 per share, and its holders are entitled to receive cash dividends at an annual rate of 10% of the liquidation value per share, as defined. Dividends are payable in equal quarterly installments on each March 31, June 30, September 30 and December
31. To the extent dividends are declared and not paid, they are added to the liquidation value. The Company has paid all dividends through June 30, 1997 on Series C preferred stock. The Company may call Series C preferred stock at any time and is required to redeem the stock, at its liquidation value, upon the earlier of July 31, 2003, a sale of substantially all of the assets of the Company or a qualified initial public offering. The liquidation value is $1,000 per share plus undeclared dividends, as defined.

  In July 1995, the Company issued shares of Series C preferred stocks and redeemable warrants described in Note 7. The proceeds, totaling $5,000,000, have been allocated to preferred stock and warrants based upon their relative market values after considering issuance costs.

  In July 1996, the Company increased the number of authorized shares of Series C preferred stock and completed a 10-for-1 stock split. The stock split has been retroactively reflected in the accompanying financial statements.

SERIES D

  Series D preferred stock has a stated value of $1,000 per share, and its holders are entitled to receive dividends at an annual rate of 7% of the liquidation value per share, as defined. Dividends are paid in equal semiannual installments on January 31 and July 31 of each year by increasing the liquidation value of the Series D preferred stock. The mandatory redemption value of the Series D preferred stock has been increased to reflect these dividends. The Company may call the Series D preferred stock at any time and is required to redeem the stock on September 30, 2003, at its liquidation value. The liquidation value is $1,000 per share plus dividends, as defined.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


  On February 28, 1997, the Company entered into a securities purchase agreement with existing common and preferred stockholders to raise funds for acquisitions. The securities purchase agreement gives them the right to purchase up to 7,500 shares of Series D preferred stock for $1,000 per share and receive warrants, currently exercisable, for the purchase of 8,924 shares of Class E common stock at an exercise price of $.01 per share.

  Under the February 28, 1997, securities purchase agreement, the Company issued 2,000 shares of Series D preferred stock and warrants to purchase 2,380 shares of Class E common stock to existing stockholders in connection with the acquisition of SCT. On May 30, 1997, the Company issued the remaining 5,500 shares of Series D preferred stock and warrants to purchase 6,544 shares of Class E common stock to existing stockholders. The proceeds (totaling $7,500,000) were used for the acquisition of SCT and Gibbs and have been allocated to preferred stock and warrants based upon their relative market values after considering issuance costs.

  On May 30, 1997, the Company also entered into another securities purchase agreement with existing common and preferred stockholders to raise funds for additional acquisitions. The securities purchase agreement gives them the right to purchase up to an additional 15,000 shares of Series D preferred stock for $1,000 per share and receive warrants, currently exercisable, for the purchase of 36,186 shares of Class E common stock at an exercise price of $.01 per share.

  Under the May 30, 1997, securities purchase agreement, the Company issued 15,000 shares of Series D preferred stock and warrants to purchase 36,186 shares of Class E common stock to existing stockholders in connection with the acquisitions of Gibbs, IAMD-U.S. and IAMD-Canada. The proceeds, totaling $15,000,000, have been allocated to preferred stock and warrants based upon their relative market values after considering issuance costs.

7. REDEEMABLE WARRANTS

  In connection with the issuance of Series C preferred stock during 1995, the Company issued warrants exercisable into 25,285 shares of Class D common stock. These warrants, which are exercisable at any time, have an exercise price of $.01 per share and expire in July 2005. The number of warrants is subject to adjustment upon the occurrence of certain events. In any event, the total number of shares the warrant may be exercised into may not be reduced by more than 9,894 shares. Based upon the results of operations through September 30, 1997, the total number of shares of Class D common stock into which these warrants are exercisable was adjusted to be 21,576. The Company is required to redeem these warrants upon the occurrence of certain events and in any event no later than March 31, 2001, at a price based upon specified formulas and a valuation of the Company. The holder of the warrants is required to exercise them upon a qualified public offering, as defined. The Company is accreting the difference between the value of the warrants at the date of issuance and their expected redemption value over the period to the earliest date redemption can occur using the effective interest method.

  In connection with the Company's previous credit agreement entered into during 1995 (Note 4), the Company issued warrants exercisable into 2,199 shares of Class D common stock. The warrants, which are exercisable at any time, have an exercise price of $.01 per share and expire in July 2005. The number of warrants is subject to adjustment under certain circumstances. The warrants may be called by the Company at any time after one year and can be put to the Company after July 31, 2001, or upon occurrence of certain other events. Based upon the terms and provisions of the credit and warrant agreements, the Company assigned a value (based upon the relative fair market value of the debt and warrants) of $79,997 to these warrants. The fair market value of the warrants was determined with reference to the exercise price of the warrants, the fair market value of the Company's common stock at the date the warrants were issued (considering its recent sale of stock to third parties) and the period the warrants can be exercised. In connection with the sales of Series D preferred stock through the various securities purchase agreements, the outstanding warrants to purchase 2,199 shares of Class

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

D common stock were exchanged for warrants (with similar put and call features) to purchase 2,199 shares of Class E common stock and also increased to include additional warrants to purchase 1,315 shares of Class E common stock. The value of these additional warrants, totaling approximately $180,000 (based upon a Black-Scholes option pricing model with assumptions as described in Note 8) was recorded as interest expense in 1997.

8. STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

  During 1994, certain stockholders were granted options to purchase shares of common stock of the Company up to a total of approximately 13.5% of the outstanding shares of common stock. These options, which have an exercise price of $.10 per share, are earned and become exercisable based upon certain financial returns earned and realized in a cash payment by certain stockholders and are subject to other conditions. In July 1995, the option agreements were amended to reduce the total number of shares of common stock for which the options could be exercised to 11.5% of the outstanding shares, and a supplemental option agreement was entered into entitling one of these stockholders to purchase 2,199 shares of common stock at $0.01 per share. The supplemental option vests over a five year period. Under the supplemental option agreement, additional options to purchase a total of 915 shares of common stock at an exercise price of $0.01 per share were issued in 1997. These options vest over the same period as the initial supplemental option. At December 31, 1995, December 31, 1996, and September 30, 1997, 440, 880, and
1,868 of the supplemental options, respectively, had vested. As of September 30, 1997, none of the options granted under the amended option agreements had been earned.

  On October 20, 1997, the original option agreements were further amended to fix the number of shares that the stockholders may exercise only upon the closing of an initial public offering ("IPO"). Under these amended agreements, in addition to the options issued under the supplemental option agreement, the stockholders may purchase an aggregate of 13,077.5 shares of common stock of the Company at any time after the IPO closing, but prior to January 1, 2004. The options (other than the supplemental options) will be fully vested upon the IPO closing. Assuming that the IPO is completed and that the price per share is $14.00 (post split), the Company will record related compensation expense of approximately $1.4 million upon the IPO closing.

  During 1995, the Company adopted the 1995 Stock Option Plan. The plan provides for the Company to grant up to 17,135 options exercisable into shares of Class E common stock to certain members of management. The options vest and become exercisable in five equal annual installments commencing with the first anniversary of the grant, and expire 10 years from the date of grant, or earlier under certain circumstances. All granted options become fully vested upon a qualified public offering, as defined.

  Stock option activity for the Company's 1995 Stock Option Plan for the years ended December 31, 1995 and 1996, and for the nine months ended September 30, 1997, was as follows:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                  SHARES   PRICE RANGE   PRICE
                                                  ------  ------------- --------
     Outstanding as of January 1, 1995...........    --   $         --   $  --
       Granted...................................  6,791          36.38   36.38
       Cancelled.................................   (996)         36.38   36.38
                                                  ------
     Outstanding as of December 31, 1995.........  5,795          36.38   36.38
       Granted...................................  3,298          36.38   36.38
                                                  ------
     Outstanding as of December 31, 1996.........  9,093          36.38   36.38
       Granted...................................  7,336  129.85-137.95  136.83
       Cancelled.................................   (285)         36.38   36.38
                                                  ------
     Outstanding as of September 30, 1997........ 16,144  $36.38-137.95  $82.03
                                                  ======  =============  ======
     Stock options exercisable at                  1,102         $36.38  $36.38
      December 31, 1996.......................... ======         ======  ======
      September 30, 1997.........................  1,558         $36.38  $36.38
                                                  ======         ======  ======

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

  The following table summarizes information about all stock options outstanding as of September 30, 1997:

                                        OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
                         -------------------------------------------------- ---------------------------------
                         NUMBER OUTSTANDING    WEIGHTED    WEIGHTED AVERAGE NUMBER EXERCISABLE    WEIGHTED
                               AS OF           AVERAGE        REMAINING             AT            AVERAGE
EXERCISE PRICE RANGES    SEPTEMBER 30, 1997 EXERCISE PRICE CONTRACTUAL LIFE SEPTEMBER 30, 1997 EXERCISE PRICE
---------------------    ------------------ -------------- ---------------- ------------------ --------------
$0.01-$0.10.............        3,114          $  0.01           6.3              1,868             0.01
$36.38-$36.38...........        8,808            36.38           8.3              1,558            36.38
$129.85-$137.95.........        7,336           136.83           9.7                --               --
                               ------          -------           ---              -----            -----
$0.01-$137.95...........       19,258            68.76           8.5              3,426            16.55
                               ======          =======           ===              =====            =====

  For purposes of determining the pro forma effect of these options, the fair value of each option is estimated on the date of grant based on the Black-Scholes option pricing model assuming, among other things, no dividend yield, a range of risk-free interest rates of 5.7% to 6.8%, no volatility and an expected life of 10 years. The weighted average fair value of the options granted during the years ended December 31, 1995, December 31, 1996, and for the nine months ended September 30, 1997, was approximately $16.58, $16.87 and $24.21, respectively.

WARRANTS

  During 1997, in connection with the issuance of Class D preferred stock through the various securities purchase agreements, the Company issued warrants exercisable into a total of 45,110 shares of Class E common stock. These warrants, which are exercisable at any time, have an exercise price of $.01 per share and expire in July 2005. The number of warrants is subject to adjustment under certain circumstances. The Company may call the warrants, which were valued at approximately $6,204,000 on the date of their issuance, at any time after one year. The holders of these warrants are required to exercise them upon a qualified public offering, as defined.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


  A summary of warrant activity, including redeemable warrants, for the years ended December 31, 1995, December 31, 1996, and for the nine months ended September 30, 1997, is as follows:

                                                       SHARES UNDER WARRANT
                                                     ---------------------------
                                                       CLASS D       CLASS E
                                                     COMMON STOCK  COMMON STOCK
                                                     ------------- -------------
                                                     SHARES  PRICE SHARES  PRICE
                                                     ------  ----- ------  -----
   Outstanding as of January 1, 1995................    --   $ --     --   $ --
     Issued......................................... 27,484   0.01    --     --
                                                     ------        ------
   Outstanding as of December 31, 1995.............. 27,484   0.01    --     --
     Issued.........................................    --     --     --     --
                                                     ------        ------
   Outstanding as of December 31, 1996.............. 27,484   0.01    --     --
     Issued.........................................    --     --  46,425   0.01
     Cancelled...................................... (3,709)  0.01    --     --
     Exercised......................................    --     --     (99)  0.01
     Exchanged...................................... (2,199)  0.01  2,199   0.01
                                                     ------        ------
   Outstanding as of September 30, 1997............. 21,576   0.01 48,525   0.01
                                                     ======  ===== ======  =====
   Warrants exercisable at December 31, 1996........ 27,484  $0.01    --   $ --
                                                     ======  ===== ======  =====
   Warrants exercisable at September 30, 1997....... 21,576  $0.01 48,525  $0.01
                                                     ======  ===== ======  =====

  The fair value of each warrant is estimated on the date of grant based on the Black-Scholes option pricing model assuming among other things, no dividend yield, a risk-free interest rate of 6.59%, an expected volatility of
0.70 and expected life of 8-10 years.

  The weighted average fair value of warrants to purchase Class D common stock issued during the year ended December 31, 1995, was approximately $36.38. As of September 30, 1997, the remaining contractual life of these warrants was approximately 7.8 years. The weighted average fair value of warrants to purchase Class E common stock issued for the nine months ended September 30, 1997 was approximately $132.65. As of September 30, 1997, the remaining contractual life of these warrants was approximately 7.8 years.

PRO FORMA RESULTS

  Had the Company accounted for its stock options in accordance with FASB No. 123, pro forma income (loss) before extraordinary item attributable to common stockholders and pro forma income (loss) before extraordinary item per share attributable to common stockholders would have been as follows (in thousands, except per share data):

                                             DECEMBER 31     SEPTEMBER 30
                                             ------------ -------------------
                                             1995   1996     1996      1997
                                             ----- ------ ----------- -------
                                                          (UNAUDITED)
     Pro forma income (loss) before
      extraordinary item attributable to
      common stockholders................... $  64 $1,475    $   6    $(1,449)
     Pro forma income (loss) before
      extraordinary item per share
      attributable to common stockholders... $0.04 $ 0.68    $0.00    $ (0.52)

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


  The pro forma disclosure is not likely to be indicative of pro forma results which may be expected in future years because of the fact that options vest over several years, pro forma compensation expense is recognized as the options vest and additional awards may also be granted. At September 30, 1997, the unamortized compensation expense under FASB No. 123 is approximately $405,000.

OTHER

  The Company has the right to purchase the shares of certain common and preferred stock upon the termination, disability or death of certain stockholders.

9. INCOME TAXES

  The provision (benefit) for income taxes for the years ended December 31, 1994, December 31, 1995, December 31, 1996, and for the nine months ended September 30, 1996 and 1997 consists of the following (in thousands):

                                            FOR THE YEAR      FOR THE NINE
                                               ENDED          MONTHS ENDED
                                            DECEMBER 31       SEPTEMBER 30
                                           --------------  -------------------
                                           1994 1995 1996     1996      1997
                                           ---- ---- ----  ----------- -------
                                                           (UNAUDITED)
Current--
  Federal................................. $--  $--  $150      $12     $   --
  State and local.........................  --    24  260        2         --
  Foreign.................................  --   --   --       --          --
                                           ---- ---- ----      ---     -------
    Total current.........................  --    24  410       14         --
                                           ---- ---- ----      ---     -------
Deferred--
  Federal.................................  --   --  (172)     --         (639)
  State and local.........................  --   --   (30)     --         (150)
  Foreign.................................  --   --   --       --         (219)
                                           ---- ---- ----      ---     -------
    Total deferred........................  --   --  (202)     --       (1,008)
                                           ---- ---- ----      ---     -------
Total provision (benefit) for income tax-
 es....................................... $--  $ 24 $208      $14     $(1,008)
                                           ==== ==== ====      ===     =======

  A reconciliation of the statutory U.S. federal income tax rate to the effective income tax rate for the years ended December 31, 1994, December 31, 1995, December 31, 1996, and for the nine months ended September 30, 1996 and 1997, is as follows:

                                    YEAR ENDED DECEMBER        NINE MONTHS
                                             31             ENDED SEPTEMBER 30
                                    ----------------------  ------------------
                                     1994    1995    1996      1996      1997
                                    ------  ------  ------  ----------- ------
                                                            (UNAUDITED)
Statutory U.S. Federal income tax
 rate..............................  34.0%   34.0%   34.0%     34.0%    (34.0%)
State income taxes, net of Federal
 benefit...........................   4.6%   17.0%   10.0%     10.0%     (5.0%)
Foreign............................    --%     --%     --%       --%     (1.6%)
Permanent differences and other....   1.4%  (11.2%)   4.8%      4.8%     (1.4%)
Valuation allowance................ (40.0%) (14.0%) (36.6%)    (8.8%)     -- %
                                    ------  ------  ------     -----    ------
Effective income tax rate..........   -- %   25.8%   12.2%     40.0%    (42.0%)
                                    ======  ======  ======     =====    ======

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


  Components of deferred income tax assets and liabilities consist of the following at December 31, 1995, December 31, 1996, and September 30, 1997 (in thousands):

                                                      DECEMBER 31   SEPTEMBER 30
                                                      ------------- ------------
                                                       1995    1996     1997
                                                      -------  ---- ------------
     Deferred tax assets:
       Tax net operating loss carryforwards.......... $   967  $281   $ 1,372
       Allowance for doubtful accounts...............     103   182       561
       Other.........................................     114    49       322
                                                      -------  ----   -------
         Total deferred tax assets...................   1,184   512     2,255
                                                      -------  ----   -------
     Deferred tax liabilities:
       Depreciation and amortization.................     137    86     4,356
       Other.........................................       2    37       --
                                                      -------  ----   -------
         Total deferred tax liabilities..............     139   123     4,356
       Valuation allowance...........................  (1,045)  --        --
                                                      -------  ----   -------
         Net deferred income tax..................... $   --   $389   $(2,101)
                                                      =======  ====   =======

  The Company has generated a tax net operating loss carryforward and has also purchased certain tax net operating loss carryforwards in connection with its business acquisitions. At September 30, 1997, such tax net operating loss carryforwards totalled $3,176,000 and begin to expire in 2010.

10. COMMITMENTS AND CONTINGENCIES

CONSULTING AGREEMENT

  In conjunction with the acquisition of Collins, the Company entered into a three-year consulting agreement with one of the former stockholders. Under the terms of this agreement, which expired in January, 1997, the Company was obligated to compensate the former stockholder $135,000 per annum in exchange for consulting services. Total expenses under this agreement for the years ended December 31, 1994, December 31, 1995, December 31, 1996, and the nine months ended September 30, 1996 and 1997 was $124,000, $135,000, $135,000,
$101,000 and $11,000, respectively.

LITIGATION

  The Company is subject to occasional lawsuits, investigations and claims arising out of the normal conduct of its business. In certain cases, claims against acquired businesses relating to events which occurred during the periods the Company did not own the acquired businesses are indemnified by the former owners. Management does not believe the outcome of any pending claims will have a material adverse impact on the Company's financial position or results of operations.

LEASES

  The Company rents its school facilities and certain equipment under non-cancelable operating leases expiring at various dates through July, 2006. The facility leases require the Company to make monthly payments covering rent, taxes, insurance and maintenance costs. Rent expense, exclusive of taxes, insurance and maintenance of the facilities and equipment for the years ended December 31, 1994, December 31, 1995, and December 31, 1996, and for the nine months ended September 30, 1996 and 1997, was approximately $595,000, $1,589,000, $2,649,000, $1,923,000 and $5,014,000, respectively.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


  Future minimum lease payments under these leases as of September 30, 1997, are as follows (in thousands):

                                                      CAPITAL OPERATING
                                                      LEASES   LEASES    TOTAL
                                                      ------- --------- -------
     Remainder of--
       1997.......................................... $  371   $ 2,711  $ 3,082
       1998..........................................    986    10,015   11,001
       1999..........................................    307     9,117    9,424
       2000..........................................     66     7,982    8,048
       2001..........................................     12     7,092    7,104
       2002 and thereafter...........................      1    13,636   13,637
                                                      ------   -------  -------
                                                       1,743   $50,553  $52,296
                                                               =======  =======
       Less--Portion representing interest at a
        weighted average rate of 21.9%...............    241
                                                      ------
       Principal payments............................  1,502
       Less--Current portion.........................    993
                                                      ------
                                                      $  509
                                                      ======

11. REGULATORY

  The Company and its U.S. schools are subject to extensive regulation by federal and state governmental agencies and accrediting bodies. In particular, the Higher Education Act of 1965, as amended (the "HEA"), and the regulations promulgated thereunder by the DOE subject the Company's U.S. schools to significant regulatory scrutiny on the basis of numerous standards that schools must satisfy in order to participate in the various federal student financial assistance programs under Title IV of the HEA (the "Title IV Programs"). Under the HEA and its implementing regulations, certain financial responsibility and other regulatory standards must be complied with in order to qualify to participate in the Title IV Programs. Under such standards, each institution must, among other things: (i) have an acid test ratio (defined as the ratio of cash, cash equivalents, and current accounts receivable to current liabilities) of at least 1:1 at the end of each fiscal year, (ii) have a positive tangible net worth at the end of each fiscal year, (iii) not have a cumulative net operating loss during its two most recent fiscal years that results in a decline of more than 10% of the institution's tangible net worth at the beginning of that two-year period, (iv) collect 85% or less of its education revenues from Title IV Program funds in any fiscal year, and (v) not have cohort default rates on federally funded or federally guaranteed student loans of 25% or greater for three consecutive federal fiscal years. The DOE may measure the financial responsibility standards on a school-by-school basis or on a corporate consolidated basis. Any regulatory violation could be the basis for the initiation of a suspension, limitation or termination proceeding against the Company or any of its U.S. institutions. To minimize risks associated with noncompliance with DOE requirements, the Company conducts periodic financial and compliance reviews of its subsidiaries.

  In November 1997, the DOE published new regulations regarding financial responsibility to take effect on July 1, 1998. The regulations provide a transition year alternative which will permit institutions to have their financial responsibility for the 1998 fiscal year measured on the basis of either the new regulations or the current regulations, whichever are more favorable. Under the new regulations, the DOE will calculate three financial ratios for an institution, each of which will be scored separately and which will then be combined to determine the institution's financial responsibility. If an institution's composite score is below the minimum requirement for unconditional approval but above a designated threshold level, such institution may take advantage of an alternative that allows it to continue to participate in the Title IV Programs for up to three years under additional monitoring and reporting procedures. If an institution's composite score falls below this threshold level or is between the minimum for unconditional approval and the threshold for more than three consecutive years, the institution will be required to post a letter of credit in favor of the DOE. The Company does not believe that these new regulations will have a material effect on the Company's compliance with the DOE's financial responsibility standards.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


  The process of reauthorizing the HEA by the U.S. Congress, which takes place approximately every five years, has begun and is expected to be completed by 1998. It is not possible to predict the outcome of the reauthorization process. Although there is no present indication that the Congress will decline to reauthorize the Title IV Programs, there can be no assurance that government funding for the Title IV Programs will continue to be available or maintained at current levels, nor can there be assurance that current requirements for student and institutional participation in the Title IV Programs will be unchanged. Thus, the reauthorization process could result in revisions to the HEA that increase the compliance burden on the Company's institutions. A reduction in funding levels for federal student financial assistance programs could impact the Company's ability to attract students.

  In order to operate and award degrees, diplomas and certificates and to participate in the Title IV Programs, a campus must be licensed or authorized to offer its programs of instruction by the relevant agencies of the state in which such campus is located. Each of the Company's U.S. campuses is licensed or authorized by the relevant agencies of the state in which such campus is located. In addition, in order to participate in the Title IV Programs, an institution must be accredited by an accrediting agency recognized by the DOE. Each of the Company's campuses is accredited by an accrediting agency recognized by the DOE.

  With each acquisition of an institution that is eligible to participate in the Title IV Programs, that institution undergoes a change of ownership that results in a change of control, as defined in the HEA and applicable regulations. In such event, that institution becomes ineligible to participate in the Title IV Programs and may receive and disburse only previously committed Title IV Program funds to its students until it has applied for and received from the DOE recertification under the Company's ownership.

  In reviewing the Company's acquisitions in the last 14 months, it has been the DOE's practice to measure financial responsibility on the basis of the financial statements of both the institutions and the Company. In its review of the Company's annual financial statements and interim balance sheets, as filed with the DOE in connection with the Company's applications for DOE certification of institutions acquired subsequent to September 1996 to allow such institutions to participate in the Title IV Programs, the DOE has questioned the Company's accounting for certain direct marketing costs and its valuation of courseware and other instructional materials of the Company's recently acquired institutions. The audited financial statements included herein have been restated to expense as incurred all direct marketing and advertising costs which had previously been deferred. (Note 14)

  As a result of the DOE's concerns regarding the Company's accounting for direct marketing costs and courseware and instructional materials, the DOE has offered the Company the alternative of posting an irrevocable letter of credit in favor of the Secretary of Education with respect to each institution the Company has acquired since September 1996 in a sum sufficient to secure the DOE's interest in the Title IV Program funds administered by the applicable institution. While the Company continues to disagree with the position taken by the DOE, in order to obtain certification of the institutions to resume participation in the Title IV Programs in a timely fashion, and thus to avoid any material interruption in Title IV Program funding for the acquired institutions, the Company has posted, and currently has outstanding, a letter of credit in the amount of $1.9 million, which expires on September 30, 1998, with respect to Western Culinary and a letter of credit in the amount of $12.0 million, which expires on October 31, 1998, with respect to Gibbs. In addition, in response to the DOE's directive, the Company expanded an existing letter of credit with respect to SCT from the prior amount of $800,000 to the revised amount of $1.2 million, with an expiration date of October 31, 1998. Further, the Company agreed to post an additional letter of credit in the amount of $5.2 million, to expire on October 31, 1998, with respect to IAMD-U.S.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


  The original letters of credit for Western Culinary and SCT represented 50% of each institution's Title IV Program funding in the prior award year. Subsequently, the DOE increased the level of surety for SCT to, and established the level of surety of Gibbs and IAMD-U.S. at, 75% of the Title IV Program funds that students enrolled at each such institution received in the previous award year. Beginning in October 1997, the DOE has imposed a condition that, through September 30, 1998, SCT, Gibbs and IAMD-U.S. may not disburse Title IV Program funds in excess of the total Title IV Program funds that students enrolled at each institution received in the most recent award year for which data are available to the DOE. The DOE has calculated this amount to be $1.6 million in the case of SCT, $16.0 million in the case of Gibbs and $7.0 million in the case of IAMD-U.S. In subsequent discussions, the DOE has agreed to consider potential increases in the Title IV Program funding available to students at the affected institutions, if the Company so requests and with the understanding that the Company would secure any such increase in Title IV Program funding by increasing the applicable letter of credit in an amount commensurate with the additional Title IV Program funding utilized by such students. The DOE has advised the Company that the DOE does not include William D. Ford Federal Direct Loan ("FDL") funds in calculating the amount of any letter of credit and that FDL funds are not considered in determining the total Title IV Program funding available to an affected institution. SCT disburses significant amounts of FDL funds to students enrolled in its educational programs. The DOE also has stated that, prior to a determination that the Company satisfies the standards of financial responsibility, the DOE will not consider applications to resume Title IV Program participation on behalf of any institutions that the Company may acquire in the future or applications that seek approval of any action that would expand the Title IV Program participation of any of the Company's U.S. institutions that already is certified for such participation.

  In accordance with applicable law, the DOE will be required to rescind the letters of credit and related requirements if the Company and its U.S. institutions demonstrate that they satisfy the standards of financial responsibility, using accounting treatments that are acceptable to the DOE. The Company changed its accounting to eliminate deferred direct marketing costs from its financial statements and during discussions with the DOE, provided additional information regarding the valuation of courseware and instructional materials at one of the recently acquired institutions where such valuation was questioned by the DOE. The DOE agreed that in the conduct of its next review of the financial responsibility of the Company and its U.S. institutions, the DOE will consider financial information reflecting the results of the Offering, as well as the 1997 audited financial statements of each entity. The Company intends to seek the DOE's review of the Company's and its U.S. institutions' audited 1997 financial statements and the Company's post-Offering financial information on an expedited basis in the spring of 1998.

12. RELATED-PARTY TRANSACTIONS

  The Company maintains short-term employment and consulting agreements with certain stockholders. Total expenses under these agreements were approximately $200,000, $292,000, $298,000, $225,000, and $237,000 for the years ended
December 31, 1994, 1995, 1996 and the nine months ended September 30, 1996 and 1997, respectively.

  In July 1995, the Company entered into an agreement with a stockholder whereby the stockholder provides certain consulting services to the Company. Total expenses under this agreement were $31,000, $75,000, $56,000 and $57,000 for the years ended December 31, 1995, 1996 and the nine months ended September 30, 1996 and 1997, respectively.

  The Company has also entered into a stock subscription agreement with an employee, as discussed in Note 5.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)


13. EMPLOYEE BENEFIT PLAN

  The Company maintains a contributory profit sharing plan established pursuant to the provisions of Section 401(k) of the Internal Revenue Code which provides retirement benefits for eligible employees of the Company. This plan requires matching contributions to eligible employees. The Company's matching contributions were $6,000, $89,000, $279,000, $191,000 and $288,000, for the years ended December 31, 1994, 1995, 1996 and the nine months ended September 30, 1996 and 1997, respectively.

14. CHANGE IN ACCOUNTING METHODS

 Deferred Advertising Costs

  In December, 1993, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position No. 93-7 ("SOP"), "Reporting on Advertising Costs." The SOP generally requires advertising costs to be expensed as incurred. The SOP was effective for financial statements for fiscal years beginning after December 15, 1994. The Company adopted the SOP effective January 1, 1995.

  In adopting the SOP in 1995, the Company's total advertising costs were expensed as incurred in 1995, rather than deferred and amortized as in prior periods. In connection with adopting the SOP, the Company amortized approximately $951,000 of the deferred advertising cost balance as of December 31, 1994, in 1995 and also expensed advertising costs incurred in 1995 totaling $1,262,985. The SOP did not permit restatement of periods prior to January 1, 1995. In connection with the IPO (Note 15), the Company has restated its 1994 financial statement to expense all advertising costs as incurred.

 Deferred Direct Marketing Costs

  Direct marketing costs incurred related to the enrollment of new students were capitalized using the successful efforts method. Direct marketing costs include recruiting representatives' salaries, employee benefits and other direct costs. Direct marketing costs were amortized on a straight-line basis over a twelve month period beginning on the first day of the quarter following the expenditure. The Company adopted this method of accounting for deferred direct marketing costs effective January 1, 1995.

  In connection with the IPO (Note 15), the Company changed its accounting for deferred direct marketing costs to a more preferable method of expensing such marketing and advertising costs as incurred. The Company has restated the accompanying financial statements for all periods presented for such deferred direct marketing costs.

15. SUBSEQUENT EVENTS AND PRO FORMA DATA (UNAUDITED)

  On October 10, 1997, the Company filed a registration statement on Form S-1 under the Securities Act of 1933 to sell shares of its common stock in an initial public stock offering. The Company intends to repay outstanding revolving credit loans under its amended Credit Agreement (which totalled $26.6 million at September 30, 1997) and repay amounts owed to former owners of acquired businesses (which totalled $4.1 million at September 30, 1997). The unaudited pro forma balance sheet information gives effect to (i) the conversion of all outstanding shares of all series of preferred stock and accumulated dividends into common stock, (ii) the conversion of all classes of common stock into a new class of common stock and (iii) the exercise of all warrants except for redeemable warrants exercisable into 3,514 shares of Class E common stock. The holder of these warrants has exercised its right to put such warrants to the Company. The Company expects to pay the holder of these warrants approximately $400,000 to repurchase such warrants. No other contemplated transactions in connection with the proposed offering are included in the unaudited pro forma balance sheet.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

    (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 IS UNAUDITED)

  In November 1997, the Company adopted, subject to stockholder approval, the 1998 Non-Employee Directors' Stock Option Plan, effective on the date the registration statement is declared effective by the Securities and Exchange Commission. The plan provides for the Company to grant an option to purchase shares of common stock to directors. Each person who is a non-employee director on the effective date shall become a participant and shall be granted an option to purchase 8,000 shares of common stock. On an annual basis, as long as such director continues to serve as a director, he shall receive an option to purchase 3,000 shares of common stock. Each person who is subsequently elected as a director shall become a participant and shall, on his date of election, be granted an option to purchase 8,000 shares of common stock. Each participant shall receive additional grants in subsequent years. Each option becomes exercisable in three equal annual installments and expires ten years from the date of grant. The Company has reserved 200,000 shares of common stock for issuance under the plan on the effective date.

  In November 1997, the Company adopted, subject to stockholder approval, the 1998 Employee Incentive Compensation Plan, effective on the date the registration statement is declared effective by the Securities and Exchange Commission. The plan provides for the Company to grant stock options, stock appreciation rights, restricted stock, deferred stock and other awards (including stock bonus and performance awards) which are exercisable into shares of common stock to directors, officers, employees and consultants of the Company. The plan shall be administered by a committee of the board of directors which shall have the authority to determine the persons to receive awards, the type of awards to be issued, the number of shares of common stock to be covered by each award, and the terms and conditions. The option period of each stock option and the term of the stock appreciation right shall be fixed by the Company; provided that no stock option or appreciation right shall be exercisable more than ten years after the date of grant. Stock options may be either incentive stock options or nonqualified stock options. The Company has reserved 600,000 shares of common stock for distribution pursuant to awards issued under the plan on the effective date.

  In November 1997, the Company adopted, subject to stockholder approval, the 1998 Employee Stock Purchase Plan effective April 1, 1998. The Plan provides for the issuance of up to 500,000 shares of common stock to be purchased by eligible employees of the Company through periodic offerings. Employees of the Company may purchase common stock through payroll deductions (not to exceed $20,000 per person within any calendar year) at 85% of the fair market value.

  Prior to consummation of the IPO, the Company will increase the number of authorized shares of common stock and complete a 7.473-for-1 stock split.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Career Education Corporation
Hoffman Estates, Illinois

  We have audited the accompanying consolidated balance sheets of The Katharine Gibbs Schools, Inc. and subsidiaries (a wholly-owned subsidiary of K-III Communications Corporation) (the "Company") as of December 31, 1995 and 1996, and the related statements of consolidated operations, shareholder's deficiency, and consolidated cash flows for the period from March 7, 1994 to December 31, 1994, and for the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1996, and the results of their operations and their cash flows for the period from March 7, 1994 to December 31, 1994, and for the years ended December 31, 1995 and 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

New York, New York
October 27, 1997

               THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                              1995      1996
                                                             -------  --------
                           ASSETS
CURRENT ASSETS:
  Cash...................................................... $ 5,507  $  6,296
  Receivables:
    Students, net of allowance for doubtful accounts of
     approximately $520 and $433 at December 31, 1995 and
     1996, respectively.....................................   1,464     1,067
    Other...................................................     456       630
  Prepaid expenses and other current assets.................     599       103
                                                             -------  --------
      Total current assets..................................   8,026     8,096
                                                             -------  --------
PROPERTY AND EQUIPMENT, Net.................................   3,995     4,082
                                                             -------  --------
OTHER ASSETS:
  Intangible assets, net....................................  21,364    20,285
  Investment in Perkins loan program, net...................      50        29
  Other non-current assets..................................     217       292
                                                             -------  --------
      Total other assets....................................  21,631    20,606
                                                             -------  --------
TOTAL ASSETS................................................ $33,652  $ 32,784
                                                             =======  ========
          LIABILITIES AND SHAREHOLDER'S DEFICIENCY
CURRENT LIABILITIES:
  Accounts payable.......................................... $ 1,605  $  1,201
  Accrued expenses..........................................   2,117     2,312
  Advance student payments..................................   1,999     2,395
  Deferred tuition revenue..................................   1,727     1,072
  Other current liabilities.................................   1,173       791
  Current maturities of capital lease obligations...........      96        29
                                                             -------  --------
      Total current liabilities.............................   8,717     7,800
                                                             -------  --------
NON-CURRENT LIABILITIES:
  Capital lease obligations, less current maturities........      39        89
  Payable to K-III Communications Corporation...............  26,679    26,851
  Other non-current liabilities.............................     653       805
                                                             -------  --------
      Total non-current liabilities.........................  27,371    27,745
                                                             -------  --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S DEFICIENCY:
  Common stock, $.01 par value; 1,000 shares authorized,
   1,000 shares issued and outstanding......................     --        --
  Accumulated deficit.......................................  (2,436)   (2,761)
                                                             -------  --------
      Total shareholder's deficiency........................  (2,436)   (2,761)
                                                             -------  --------
TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIENCY.............. $33,652  $ 32,784
                                                             =======  ========


                See notes to consolidated financial statements.

               THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED OPERATIONS

FOR THE PERIOD FROM MARCH 7, 1994 TO DECEMBER 31, 1994, AND FOR THE YEARS ENDED
                           DECEMBER 31, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                       1994     1995     1996
                                                      -------  -------  -------
REVENUES:
  Tuition and registration fees, net................. $18,142  $22,343  $25,831
  Other, net.........................................   1,507    2,507    2,932
                                                      -------  -------  -------
    Total revenues...................................  19,649   24,850   28,763
                                                      -------  -------  -------
OPERATING COSTS AND EXPENSES:
  Instruction........................................   4,719    5,945    6,427
  Selling, general and administrative................  11,959   16,937   18,991
  Depreciation and amortization......................   1,804    2,400    2,235
  Management fees charged by K-III Communications
   Corporation.......................................     159      354      397
                                                      -------  -------  -------
    Total operating costs and expenses...............  18,641   25,636   28,050
                                                      -------  -------  -------
INCOME (LOSS) FROM OPERATIONS........................   1,008     (786)     713
INTEREST EXPENSE.....................................   1,264    1,394    1,038
                                                      -------  -------  -------
NET LOSS............................................. $  (256) $(2,180) $  (325)
                                                      =======  =======  =======


                See notes to consolidated financial statements.

               THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

                     STATEMENTS OF SHAREHOLDER'S DEFICIENCY

FOR THE PERIOD FROM MARCH 7, 1994 TO DECEMBER 31, 1994, AND FOR THE YEARS ENDED
                           DECEMBER 31, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                       COMMON STOCK
                                                       ------------- ACCUMULATED
                                                       SHARES AMOUNT   DEFICIT
                                                       ------ ------ -----------
Balance at March 7, 1994.............................. 1,000  $ --     $   --
  Net loss............................................   --     --        (256)
                                                       -----  -----    -------
Balance at December 31, 1994.......................... 1,000    --        (256)
  Net loss............................................   --     --      (2,180)
                                                       -----  -----    -------
Balance at December 31, 1995.......................... 1,000    --      (2,436)
  Net loss............................................   --     --        (325)
                                                       -----  -----    -------
Balance at December 31, 1996.......................... 1,000  $ --     $(2,761)
                                                       =====  =====    =======



                See notes to consolidated financial statements.

               THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

          FOR THE PERIOD FROM MARCH 7, 1994 TO DECEMBER 31, 1994, AND
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                      1994     1995     1996
                                                    --------  -------  -------
OPERATING ACTIVITIES:
 Net loss.......................................... $   (256) $(2,180) $  (325)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization....................    1,804    2,400    2,235
  Changes in operating assets and liabilities:
   (Increase) decrease in:
    Accounts receivable--students..................    5,986      463      397
    Accounts receivable--other.....................      (32)    (195)    (174)
    Prepaid expenses and other current assets......     (460)    (121)     496
    Other non-current assets.......................     (134)     (29)     (75)
   Increase (decrease) in:
    Accounts payable and accrued expenses..........    1,654    1,087     (209)
    Advance student payments and other current
     liabilities...................................     (521)  (1,158)      14
    Deferred tuition revenue.......................   (7,465)     639     (655)
    Other non-current liabilities..................      454      199      152
                                                    --------  -------  -------
       Net cash provided by operating activities...    1,030    1,105    1,856
                                                    --------  -------  -------
INVESTING ACTIVITIES:
 Purchases of property and equipment...............   (2,151)  (1,025)  (1,157)
 Investment in Perkins loan program, net...........       (4)       9       21
 Payment for business acquired.....................  (20,000)     --       --
                                                    --------  -------  -------
       Net cash used in investing activities.......  (22,155)  (1,016)  (1,136)
                                                    --------  -------  -------
FINANCING ACTIVITIES:
 Principal payments under capital lease
  obligations......................................      (51)     (85)    (103)
 Increase in payable to K-III Communications
  Corporation......................................   25,013    1,666      172
                                                    --------  -------  -------
       Net cash provided by financing activities...   24,962    1,581       69
                                                    --------  -------  -------
NET INCREASE IN CASH...............................    3,837    1,670      789
CASH, BEGINNING OF PERIOD..........................      --     3,837    5,507
                                                    --------  -------  -------
CASH, END OF PERIOD................................ $  3,837  $ 5,507  $ 6,296
                                                    ========  =======  =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Business acquired:
  Fair value of assets acquired.................... $ 34,599  $   --   $   --
  Liabilities assumed..............................  (14,599)     --       --
                                                    --------  -------  -------
 Cash paid for business acquired................... $ 20,000  $   --   $   --
                                                    ========  =======  =======
 Interest paid..................................... $     31  $    26  $    16
                                                    ========  =======  =======
NON-CASH INVESTING AND FINANCING ACTIVITIES--
 Equipment acquired under capital lease
  obligations...................................... $    --   $    57  $    86
                                                    ========  =======  =======

                See notes to consolidated financial statements.

              THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          FOR THE PERIOD FROM MARCH 7, 1994 TO DECEMBER 31, 1994, AND
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF THE BUSINESS AND GENERAL

  The Katharine Gibbs Schools, Inc. (which together with its subsidiaries is herein referred to as the "Company") is headquartered in New York, New York, and has wholly-owned subsidiary campuses in New York, New York; Melville, New York; Boston, Massachusetts; Montclair, New Jersey; Piscataway, New Jersey; Norwalk, Connecticut; and Providence, Rhode Island. The schools are private post-secondary vocational schools which are engaged in the instruction of business career education programs leading towards degrees or certificates of completion in secretarial arts, business administration, hospitality management, and hotel and restaurant management.

  On March 7, 1994, the operating assets and liabilities of the Company were acquired from Phillips Colleges, Inc. by The Katharine Gibbs Schools, Inc. (formerly K-III KG Holdings Corporation), a wholly-owned subsidiary of K-III Communications Corporation (the ultimate parent company, "K-III").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation--The consolidated financial statements include the accounts of The Katharine Gibbs Schools, Inc. and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

  Concentration of Credit Risk--The Company extends unsecured credit for tuition to a significant portion of the students who are in attendance at the schools. A substantial portion of credit extended to students is repaid through the student's participation in Federally funded financial aid programs. The Company generally completes and approves the financial aid packet of each student who qualifies for financial aid prior to the student's beginning of class in an effort to enhance the collectibility of its unsecured credit. Transfers of funds from the financial aid programs to the Company are made in accordance with the United States Department of Education (the "DOE") requirements.

  The Company participates in various Federal student financial aid programs under Title IV of the Higher Education Act of 1965, as amended ("Title IV Programs"). Approximately 46%, 62% and 63% of the Company's net revenue was collected from funds distributed under these programs during the period from March 7, 1994 to December 31, 1994, and for the years ended December 31, 1995 and 1996, respectively.

  Investment in Perkins Loan Program, Net--The Company participates in the Perkins Loan program in order to provide continuing long-term, low interest loans to qualifying students in need of financial assistance. Perkins loans are available on the basis of student financial need and are subject to the availability of Perkins loan funds at the institution. There is a 25% institutional matching requirement for Perkins loans. The Company carries its investment at cost, net of an allowance of $19 at December 31, 1995 and 1996.

  Marketing and Advertising Costs--Marketing and advertising costs are expensed as incurred. Marketing and advertising costs included in selling, general and administrative expenses were $2,849, $4,282 and $5,687 for the period from March 7, 1994 to December 31, 1994, and for the years ended December 31, 1995 and 1996, respectively.

  Property and Equipment, Net--Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are recognized utilizing the straight-line method over their useful

              THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

          FOR THE PERIOD FROM MARCH 7, 1994 TO DECEMBER 31, 1994, AND
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)

lives. Leasehold improvements are amortized over their useful lives or lease term, whichever is shorter. Improvements are capitalized while maintenance and repairs are expensed as incurred. The estimated useful lives and cost basis of property and equipment at December 31, 1995 and 1996, are as follows:

                                                   1995   1996       LIFE
                                                  ------ ------ ---------------
      Building................................... $  608 $  633      31.5 years
      Furniture, fixtures and equipment..........  4,040  5,194    5 to 7 years
      Leasehold improvements.....................    844    908 1.5 to 11 years
                                                  ------ ------
      Total at cost..............................  5,492  6,735
      Less accumulated depreciation and
       amortization..............................  1,497  2,653
                                                  ------ ------
                                                  $3,995 $4,082
                                                  ====== ======

  The cost of equipment acquired under capital leases was $256 and $143 at December 31, 1995 and 1996, respectively. Accumulated amortization of equipment acquired under capital leases was $138 and $18 at December 31, 1995 and 1996, respectively.

  Intangible Assets--Intangible assets include the excess of purchase price over net assets acquired resulting from the business acquisition described in
Note 1. Intangible assets are being amortized on a straight-line basis over their estimated useful life. At December 31, 1995 and 1996, the cost basis and useful lives of intangible assets consist of the following:

                                                       1995    1996     LIFE
                                                      ------- ------- --------
      Excess of purchase price over net assets
       acquired...................................... $ 9,464 $ 9,464 40 years
      Trademarks.....................................   6,569   6,569 40 years
      Non-compete agreement..........................   1,000   1,000  2 years
      Curriculum.....................................   7,038   7,038 12 years
                                                      ------- -------
                                                       24,071  24,071
      Less accumulated amortization..................   2,707   3,786
                                                      ------- -------
                                                      $21,364 $20,285
                                                      ======= =======

  The recoverability of the carrying values of the excess of the purchase price over the net assets acquired and other intangible assets is evaluated quarterly to determine if an impairment in value has occurred. An impairment in value will be considered to have occurred when it is determined that the undiscounted future operating cash flows generated by the acquired business is not sufficient to recover the carrying values of such intangible assets. If it has been determined that an impairment in value has occurred, the excess of the purchase price over the net assets acquired and other intangible assets would be written down to an amount which will be equivalent to the present value of the future operating cash flows to be generated by the acquired business.

  Revenue Recognition--Revenue is derived primarily from courses taught at the schools. Tuition revenue is recognized ratably over the length of the applicable course. Textbook sales and other revenues are recognized as services are performed. If a student withdraws, future revenue would be reduced by the amount of refund due to the student. Refunds are calculated in accordance with Federal, state and accrediting agency standards.

              THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

          FOR THE PERIOD FROM MARCH 7, 1994 TO DECEMBER 31, 1994, AND
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)


  Deferred Rent Obligations--Certain of the schools' facility leases include rental concessions, as defined in the various lease agreements. The Company recognizes rent expense on a straight-line basis over the terms of the various leases, ranging from 7 to 11 years. Rent expense recognized differs from the actual cash payments required to be made under these lease agreements.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results may differ from these estimates. In 1996, the Company recorded an adjustment to reduce certain liabilities established in prior periods, which decreased net loss by approximately $341.

  Fair Value of Financial Instruments--The fair value of financial instruments approximates carrying value.

3. INCOME TAXES

  The results of operations of the Company are included in the consolidated Federal income tax return of K-III. The income tax provision has been computed as if the Company filed a separate return. At December 31, 1996, the Company, on a stand-alone basis, had aggregate net operating loss carryforwards of approximately $4,200 for Federal and state income taxes. As a result of the disposition of the Company on May 31, 1997, as discussed in Note 8, K-III will retain all net operating losses up to the date of disposition. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes.

  The components of the deferred income tax assets consist of the following at December 31, 1995 and 1996:

                                                                   1995   1996
                                                                   ----- ------
Allowance for doubtful accounts receivable........................ $ 212 $  195
Book depreciation over tax depreciation...........................     6    136
Deferred rent obligations.........................................   292    352
Intangible assets.................................................   190     99
Operating loss carryforwards...................................... 1,200  1,675
Other.............................................................   493    250
                                                                   ----- ------
  Total deferred tax assets....................................... 2,393  2,707
Less valuation allowance.......................................... 2,393  2,707
                                                                   ----- ------
Total............................................................. $ --  $  --
                                                                   ===== ======

4. CAPITAL LEASE OBLIGATIONS

  The Company leases certain equipment under capital leases. The Company incurred interest expense related to these capital leases of $31, $26 and $16 for the period from March 7, 1994 to December 31, 1994, and for the years ended December 31, 1995 and 1996, respectively.

              THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

          FOR THE PERIOD FROM MARCH 7, 1994 TO DECEMBER 31, 1994, AND
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)


  The future minimum payments on the obligations under capital leases as of December 31, 1996, are as follows:

      1997................................................................ $ 37
      1998................................................................   37
      1999................................................................   37
      2000................................................................   31
      2001................................................................    5
                                                                           ----
                                                                            147
      Less portion applicable to interest at rates ranging from 5.18
       percent to 10.38 percent...........................................   29
                                                                           ----
      Principal obligations under capital leases..........................  118
      Less current portion................................................   29
                                                                           ----
                                                                           $ 89
                                                                           ====

5. COMMITMENTS AND CONTINGENCIES

  Operating Leases--The Company rents seven of its eight administrative and classroom facilities and certain equipment under noncancellable operating leases. The facility leases require the Company to make monthly payments covering rent, taxes, insurance and maintenance costs and expire at various times through 2007. Rent expense under operating leases exclusive of taxes, insurance and maintenance of the facilities and equipment for the period from March 7, 1994 to December 31, 1994, and for the years ended December 31, 1995 and 1996, was approximately $2,804, $3,418 and $4,098, respectively.

  Future minimum lease payments under these noncancellable operating leases as of December 31, 1996, are approximately as follows:

             1997............................. $ 3,646
             1998.............................   3,590
             1999.............................   3,611
             2000.............................   3,690
             2001.............................   3,295
             2002 and thereafter..............   7,441
                                               -------
                                               $25,273
                                               =======

  Litigation--The Company is subject to occasional lawsuits, investigations and claims arising out of the normal conduct of its business. Management does not believe the outcome of any of these legal actions and claims will have a material adverse impact on the Company's consolidated financial statements.

  Regulatory--Each of the Company's schools has Federal financial assistance programs which are subject to ongoing program reviews by the DOE, Title IV program audits by external auditors and state program audits by state agencies. Any regulatory violation could be the basis for the initiation of a suspension, limitation or termination proceeding against the Company. To minimize risks associated with noncompliance, the Company conducts periodic reviews of its schools' financial conditions. Changes in DOE funding of Federal student financial aid programs could impact the Company's ability to attract students.

              THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

          FOR THE PERIOD FROM MARCH 7, 1994 TO DECEMBER 31, 1994, AND
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                            (DOLLARS IN THOUSANDS)


  Each of the Company's schools is also required to meet certain financial and other standards in order to qualify to participate in Title IV programs. These include maintaining an acid test ratio (defined as cash, cash equivalents and current accounts receivable to current liabilities) of at least 1:1, having a positive tangible net worth at the end of each fiscal year, collecting less than 85% of its education revenues from Title IV funds on an annual basis, not having cumulative net operating losses during its two most recent fiscal years that result in a decline of more than 10% of the individual school's tangible net worth at the beginning of that two-year period, and not having cohort default rates on Federal student loans that equal or exceed 25% for three consecutive federal fiscal years, amongst others. At December 31, 1996, each of the Company's schools was in compliance with such requirements.

6. TRANSACTIONS WITH PARENT COMPANY

  The payable to K-III Communications Corporation includes a note payable to K-III of $13,865 and $11,413 as of December 31, 1995 and 1996, respectively. Interest accrues on the note payable at K-III's weighted average borrowing rate. Interest expense of $1,233, $1,368 and $1,022 on the note payable to K-III has been recorded for the period from March 7, 1994 to December 31, 1994, and for the years ended December 31, 1995 and 1996, respectively. The note payable to K-III is payable on demand, however, K-III has no intention of demanding payment in the next twelve months. The Company pays K-III management fees for costs and expenses incurred by K-III on behalf of the Company for certain services, including treasury, consulting, insurance, tax, financing and other services.

7. EMPLOYEE BENEFIT PLANS

  The Company participates in a K-III contributory profit sharing plan, established pursuant to the provisions of Section 401(k) of the Internal Revenue Code, that provides retirement benefits for eligible employees of the Company. This plan requires matching contributions to eligible employees. The Company's matching contributions were $0, $12, and $23 for the period from March 7, 1994 to December 31, 1994, and for the years ended December 31, 1995 and 1996, respectively.

8. SUBSEQUENT EVENTS

  On May 31, 1997, K-III sold 100% of the outstanding shares of capital stock of the Company to Career Education Corporation ("CEC") for approximately $20,000. The sales price is subject to certain adjustments. In connection with the sale, K-III also entered into a covenant not-to-compete agreement with CEC for proceeds totaling $7,000. The covenant not-to-compete restricts K-III's ability to own or operate certain types of post-secondary vocational schools for a period of five years.

                                  * * * * * *

               THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                        JUNE 30, 1996, AND MAY 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                               JUNE
                                                                30,    MAY 31,
                                                               1996     1997
                                                              -------  -------
                           ASSETS
CURRENT ASSETS:
  Cash....................................................... $ 5,992  $ 1,157
  Accounts receivable, net of allowance for doubtful accounts of approximately $668 and $607 at June 30, 1996, and May
   31, 1997, respectively....................................   1,495    2,987
  Prepaid expenses and other current assets..................     617       75
                                                              -------  -------
    Total current assets.....................................   8,104    4,219
                                                              -------  -------
PROPERTY AND EQUIPMENT, net..................................   4,082    3,901
                                                              -------  -------
OTHER ASSETS:
  Intangibles, net...........................................  20,751   19,830
  Other noncurrent assets....................................     259       60
                                                              -------  -------
    Total other assets.......................................  21,010   19,890
                                                              -------  -------
TOTAL ASSETS................................................. $33,196  $28,010
                                                              =======  =======
          LIABILITIES AND SHAREHOLDER'S DEFICIENCY
CURRENT LIABILITIES:
  Current maturities of capital lease obligations............ $    68  $    83
  Accounts payable...........................................     934      282
  Accrued expenses...........................................   2,354    1,782
  Deferred tuition revenue...................................   2,558    3,772
                                                              -------  -------
    Total current liabilities................................   5,914    5,919
                                                              -------  -------
NON-CURRENT LIABILITIES, net of current portion..............     767    1,069
                                                              -------  -------
PAYABLE TO K-III COMMUNICATIONS CORPORATION..................  29,754   23,170
                                                              -------  -------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S DEFICIENCY:
  Common stock, $0.01 par value; 1,000 shares authorized,
   issued and outstanding at June 30, 1996, and May 31, 1997.     --       --
  Accumulated deficit........................................  (3,239)  (2,148)
                                                              -------  -------
    Total shareholder's deficiency...........................  (3,239)  (2,148)
                                                              -------  -------
TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIENCY............... $33,196  $28,010
                                                              =======  =======

        The accompanying notes are an integral part of these statements.

               THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1996, AND
                     FOR THE FIVE MONTHS ENDED MAY 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                     JUNE 30, 1996 MAY 31, 1997
                                                     ------------- ------------
REVENUE:
  Tuition and registration fees, net................    $12,179      $11,606
  Other, net........................................      1,316        1,222
                                                        -------      -------
    Total net revenue...............................     13,495       12,828
                                                        -------      -------
OPERATING COSTS AND EXPENSES:
  Instruction.......................................      3,247        3,029
  Selling, general and administrative...............      9,261        8,028
  Depreciation and amortization.....................      1,199          901
  Management fees charged by K-III Communications
   Corporation......................................         82           15
                                                        -------      -------
    Total operating expenses........................     13,789       11,973
                                                        -------      -------
    Income (loss) from operations...................       (294)         855
                                                        -------      -------
INTEREST EXPENSE....................................        509          242
                                                        -------      -------
    Income (loss) before provision for income taxes.       (803)         613
PROVISION FOR INCOME TAXES..........................        --           --
                                                        -------      -------
NET INCOME (LOSS)...................................    $  (803)     $   613
                                                        =======      =======



        The accompanying notes are an integral part of these statements.

               THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1996, AND
                     FOR THE FIVE MONTHS ENDED MAY 31, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                             JUNE 30,  MAY 31,
                                                               1996     1997
                                                             --------  -------
CASH FLOWS FROM OPERATING ACTIVITIES........................ $(1,436)  $(1,057)
                                                             --------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net..................     (542)    (134)
                                                             --------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in Payable to K-III Communications
   Corporation..............................................    2,464   (3,948)
                                                             --------  -------
NET INCREASE (DECREASE) IN CASH.............................      486   (5,139)
CASH, beginning of period...................................    5,506    6,296
                                                             --------  -------
CASH, end of period......................................... $  5,992  $ 1,157
                                                             ========  =======
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Capital leases entered into for the purchase of equipment. $     34  $   158
                                                             ========  =======


        The accompanying notes are an integral part of these statements.

              THE KATHARINE GIBBS SCHOOLS, INC. AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                        JUNE 30, 1996, AND MAY 31, 1997

1. BASIS OF PRESENTATION

  The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of financial position and the results of operations and cash flows have been included, and the disclosures made are adequate to prevent the information presented from being misleading. Operating results for the six months ended June 30, 1996, and the five months ended May 31, 1997, are not necessarily indicative of the results that may be expected for the fiscal years ended December 31, 1996 and 1997. These financial statements should be read in conjunction with, and have been prepared in conformity with the accounting principles reflected in the financial statements and related notes of The Katharine Gibbs Schools, Inc. and Subsidiaries (the "Company") as of and for the year ended December 31, 1996.

2. SUBSEQUENT EVENTS

  On May 31, 1997, K-III Communications Corporation ("K-III"), the sole shareholder of the Company, sold 100% of the outstanding shares of capital stock of the Company to Career Education Corporation ("CEC") for approximately $20,000,000. The sales price is subject to certain adjustments. In connection with the sale, K-III also entered into a covenant not-to-compete agreement with CEC for proceeds totaling $7,000,000. The covenant not-to-compete restricts K-III's ability to own or operate certain types of postsecondary vocational schools for five years.

3. USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
IAMD, Limited and Subsidiaries
Chicago, Illinois

  We have audited the accompanying consolidated balance sheet of IAMD, LIMITED AND SUBSIDIARIES as of June 30, 1996, and the related consolidated statements of operations, stockholders' investment and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IAMD, Limited and Subsidiaries as of June 30, 1996, and the consolidated results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

  As explained in Note 9 to the consolidated financial statements, the Company has given retroactive effect to the change in accounting for deferred marketing costs.

Gleeson, Sklar, Sawyers & Cumpata LLP
Skokie, Illinois
August 16, 1996
(except for Notes 4, 8 and 9, as to which the date is October 23, 1997)

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
IAMD, Limited and Subsidiaries:

  We have audited the accompanying consolidated balance sheet of IAMD, LIMITED (an Illinois Corporation) AND SUBSIDIARIES as of June 30, 1997, and the related consolidated statements of operations, stockholders' investment and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all materials respects, the financial position of IAMD, Limited and Subsidiaries as of June 30, 1997, and the results of their operations and their cash flows for the year ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Chicago, Illinois
September 16, 1997

                         IAMD, LIMITED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 1996 AND 1997

                                                         1996         1997
                                                      -----------  -----------
                       ASSETS
CURRENT ASSETS:
  Cash............................................... $   407,432  $    25,869
  Receivables--
    Students, less allowance for doubtful accounts of
     approximately $83,500 and $56,000 in 1996 and
     1997, respectively..............................     203,274      195,384
    Other............................................      61,136        4,625
  Refundable income taxes............................         --       180,749
  Inventories........................................      43,751       59,765
  Prepaid expenses and other current assets..........      69,277       30,445
  Deferred income taxes..............................     183,800      215,927
                                                      -----------  -----------
      Total current assets...........................     968,670      712,764
                                                      -----------  -----------
PROPERTY AND EQUIPMENT, net..........................     658,389    1,407,511
                                                      -----------  -----------
OTHER ASSETS:
  Deposits and other assets..........................      45,889       28,450
  Cash surrender value of life insurance policy......         --        35,869
  Deferred income tax assets.........................      48,600      297,549
                                                      -----------  -----------
      Total other assets.............................      94,489      361,868
                                                      -----------  -----------
TOTAL ASSETS......................................... $ 1,721,548  $ 2,482,143
                                                      ===========  ===========
      LIABILITIES AND STOCKHOLDERS' INVESTMENT
CURRENT LIABILITIES:
  Current maturities of long-term debt............... $   227,811  $ 1,091,086
  Accounts payable...................................     145,549      125,439
  Accrued expenses...................................     120,692      181,712
  Student deposits...................................     592,252      934,135
                                                      -----------  -----------
      Total current liabilities......................   1,086,304    2,332,372
                                                      -----------  -----------
LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities shown
   above.............................................     718,360      769,367
  Deferred rent......................................     174,980      258,331
                                                      -----------  -----------
      Total long-term liabilities....................     893,340    1,027,698
                                                      -----------  -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' INVESTMENT:
  Preferred stock, $100 par value; 1,450 shares
   authorized; 1,268 shares issued and outstanding...     126,885      126,885
  Common stock, no par value; 27,300 shares
   authorized; 20,360 shares issued and outstanding..     848,220      848,220
  Stockholders' notes receivable.....................    (143,850)         --
  Accumulated deficit................................  (1,089,351)  (1,853,032)
                                                      -----------  -----------
      Total stockholders' investment.................    (258,096)    (877,927)
                                                      -----------  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' INVESTMENT....... $ 1,721,548  $ 2,482,143
                                                      ===========  ===========

        The accompanying notes are an integral part of these statements.

                         IAMD, LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1997

                                                          1996        1997
                                                       ----------  -----------
REVENUE:
  Tuition and registration fees, net.................. $6,192,335  $ 6,849,785
  Other, net..........................................    152,891      642,900
                                                       ----------  -----------
    Total net revenue.................................  6,345,226    7,492,685
                                                       ----------  -----------
OPERATING EXPENSES:
  Educational services and facilities.................  4,137,733    4,523,813
  General and administrative..........................  1,954,283    2,994,915
  Depreciation and amortization.......................    304,339      679,318
                                                       ----------  -----------
    Total operating expenses..........................  6,396,355    8,198,046
                                                       ----------  -----------
    Loss from operations..............................    (51,129)    (705,361)
OTHER EXPENSES:
  Interest expense....................................     95,072      288,301
  Loss on sale of property............................        --        15,769
                                                       ----------  -----------
    Total other expenses..............................     95,072      304,070
                                                       ----------  -----------
    Loss before benefit for income taxes..............   (146,201)  (1,009,431)
BENEFIT FOR INCOME TAXES..............................    (53,735)    (389,600)
                                                       ----------  -----------
NET LOSS.............................................. $  (92,466) $  (619,831)
                                                       ==========  ===========


        The accompanying notes are an integral part of these statements.

                         IAMD, LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1997

                                                          1996        1997
                                                        ---------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................. $ (92,466) $  (619,831)
  Adjustments to reconcile net loss to net cash
   provided by operating activities--
    Depreciation and amortization......................   312,545      679,318
    Deferred income taxes..............................   (78,797)    (281,076)
    Loss on sale of property...........................       --        15,769
    Changes in operating assets and liabilities--
      Receivables, net.................................   (16,966)      64,401
      Refundable income taxes..........................       --      (180,749)
      Inventories......................................    12,840      (16,014)
      Prepaid expenses and other current assets........   (22,734)      38,832
      Deposits and other assets........................   (17,439)      17,439
      Cash surrender value of life insurance policy....       --       (35,869)
      Accounts payable.................................    46,030      (20,110)
      Income taxes payable.............................   (19,730)         --
      Accrued expenses.................................    54,272       61,020
      Student deposits.................................   177,840      341,883
      Deferred rent....................................       --        83,351
                                                        ---------  -----------
        Net cash provided by operating activities......   355,395      148,364
                                                        ---------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net.............  (103,629)  (1,418,111)
                                                        ---------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under long-term debt......................    30,000    1,417,904
  Payments on long-term debt...........................  (251,028)    (529,720)
                                                        ---------  -----------
        Net cash (used in) provided by financing
         activities....................................  (221,028)     888,184
                                                        ---------  -----------
NET INCREASE (DECREASE) IN CASH........................    30,738     (381,563)
CASH, BEGINNING OF YEAR................................   376,694      407,432
                                                        ---------  -----------
CASH, END OF YEAR...................................... $ 407,432  $    25,869
                                                        =========  ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for--
    Interest........................................... $  85,428  $   261,143
    Taxes..............................................    85,218        7,669
                                                        =========  ===========
  Noncash financing activities--
    Acquisition of property and equipment in exchange
     for issuance of long term debt.................... $ 101,164  $       --
    Acquisition of machinery and equipment under
     capital leases....................................       --        26,098
    Distribution of stockholders' notes receivable.....       --       143,850
                                                        =========  ===========

        The accompanying notes are an integral part of these statements.

                         IAMD, LIMITED AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT

                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1997

                             PREFERRED STOCK          COMMON STOCK
                          ---------------------- ----------------------- STOCKHOLDERS'
                          1,450 SHARES   $100    27,300 SHARES    NO         NOTES     ACCUMULATED
                           AUTHORIZED  PAR VALUE  AUTHORIZED   PAR VALUE  RECEIVABLE     DEFICIT      TOTAL
                          ------------ --------- ------------- --------- ------------- -----------  ---------
BALANCE, June 30, 1995..     1,268     $126,885     20,360     $848,220    $(143,850)  $  (996,885) $(165,630)
 Net loss...............       --           --         --           --           --        (92,466)   (92,466)
                             -----     --------     ------     --------    ---------   -----------  ---------
BALANCE, June 30, 1996..     1,268      126,885     20,360      848,220     (143,850)   (1,089,351)  (258,096)
 Stockholders'
  distribution..........       --           --         --           --       143,850      (143,850)       --
 Net loss...............       --           --         --           --           --       (619,831)  (619,831)
                             -----     --------     ------     --------    ---------   -----------  ---------
BALANCE, June 30, 1997..     1,268     $126,885     20,360     $848,220    $     --    $(1,853,032) $(877,927)
                             =====     ========     ======     ========    =========   ===========  =========



        The accompanying notes are an integral part of these statements.

                        IAMD, LIMITED AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            JUNE 30, 1996 AND 1997

1. DESCRIPTION OF THE BUSINESS

  IAMD, Limited and Subsidiaries ("International Academy of Merchandising and Design" or the "Company") is headquartered in Chicago, Illinois, and has wholly owned subsidiaries which own and operate campuses in Chicago, Illinois, and Tampa, Florida, and bookstores at each campus. These private, postsecondary vocational schools are engaged in the instruction of merchandising and design programs leading toward associate and baccalaureate degrees in the fields of merchandising management, fashion design, interior design, advertising design, interactive media and computer graphics.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

CONCENTRATION OF CREDIT RISK

  The Company extends unsecured credit for tuition to a significant number of students who are in attendance at the schools. A substantial portion of credit extended to students is repaid through the students' participation in federally funded financial aid programs. The Company generally completes and has approved the financial aid packet of each student who qualifies for financial aid prior to the student beginning class in an effort to enhance the collectibility of its unsecured credit. Transfers of funds from the financial aid programs to the Company are made in accordance with the United States Department of Education (the "DOE") requirements.

  The Company participates in various federal student financial aid programs under Title IV of the Higher Education Act of 1965 ("Title IV Programs"), as amended. Approximately 68% and 75% of the Company's net revenue for the years ended June 30, 1996 and 1997 was collected from funds distributed under these programs.

RESTRICTED CASH

  Cash received from the U.S. Government under various student aid grant and loan programs is considered to be restricted. Restricted cash is held in separate bank accounts and does not become available for general use by the Company until the financial aid is credited to the accounts of students and the cash is transferred to an operating account. As of June 30, 1997, there was no restricted cash.

INVENTORIES

  Inventories consisting principally of program materials, books and supplies are stated at the lower of cost, determined on a first-in, first-out basis, or market.

                        IAMD, LIMITED AND SUBSIDIARIES

                            JUNE 30, 1996 AND 1997


PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Depreciation and amortization are recognized by utilizing the straight-line method over their useful lives. Leasehold improvements and assets recorded under capital leases are amortized on a straight-line basis over their estimated useful lives or lease term, whichever is shorter. Maintenance, repairs, minor renewals, and betterments are expensed as incurred; major improvements are capitalized. The estimated useful lives and cost basis of property and equipment at June 30, 1996 and 1997, are as follows:

                 ASSET DESCRIPTION                 1996       1997       LIFE
                 -----------------              ---------- ---------- ----------
     Classroom equipment, courseware and other
      instructional materials.................  $2,037,766 $3,132,730 3-13 years
     Equipment and leasehold improvements.....      83,492    436,313    5 years
                                                ---------- ----------
                                                 2,121,258  3,569,043
     Less--accumulated depreciation and
      amortization............................   1,462,869  2,161,532
                                                ---------- ----------
     Property and equipment, net..............  $  658,389 $1,407,511
                                                ========== ==========

  The gross cost of assets recorded under capital leases included above amounted to approximately $81,000 at June 30, 1997.

DEFERRED RENT OBLIGATIONS

  Certain of the Company's schools' facility leases included rental concessions, as defined in the various lease agreements. The Company recognizes rent expense on a straight-line basis over the terms of the various leases, ranging from 7 to 10 years. Rent expense recognized differs from the actual cash payments required to be made under these lease agreements.

REVENUE RECOGNITION

  Revenue is derived primarily from courses taught at the schools. Tuition revenue is recognized on a straight-line basis over the length of the applicable course. Textbook sales and other revenues are recognized as services are performed. If a student withdraws, future revenue is reduced by the amount of the refund due to the student. Refunds are calculated in accordance with federal, state and accrediting agency standards. Student deposits represent payments received in excess of amounts billed and is reflected as a current liability on the balance sheet.

USE OF ESTIMATES

  The preparation of financial statements, in conformity with Generally Accepted Accounting Principles, requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

  The carrying value for current assets and liabilities reasonably approximates their fair value due to their short maturity periods. Cash deposits at individual banks are insured by the Federal Deposit Insurance Corporation up to $100,000. The carrying value of the Company's debt obligations reasonably approximates fair value as the stated interest rate approximates current market interest rates of debt with similar terms.

                        IAMD, LIMITED AND SUBSIDIARIES

                            JUNE 30, 1996 AND 1997


3. LONG-TERM DEBT

  As of June 30, 1996 and 1997, debt of the Company is secured by inventory, chattel paper, accounts receivable, equipment and fixtures and is also guaranteed by the owners of IAMD, Limited and Subsidiaries and consists of the following:

                                                              1996      1997
                                                            -------- ----------
Notes payable to a bank, interest at 1% above the prime
 rate due August, 1997
 (8.25% and 8.5% at June 30, 1996 and 1997, respectively).. $400,000 $  700,000
Bank note payable in monthly principal and interest in-
 stallments of $2,104,
 through December 1998, bearing interest at 9.25%..........   55,973     36,919
Bank note payable in monthly principal and interest in-
 stallments of $12,213,
 through April 1998, bearing interest at 9.25%.............  256,128    137,890
Bank note payable in monthly principal and interest in-
 stallments of $32,984,
 through September 1999, bearing interest at 9.25%.........      --     823,638
Bank note payable in monthly principal and interest in-
 stallments of $4,873,
 through March 1999, bearing interest at 16.21%............  129,080     95,807
Bank note payable in monthly principal and interest in-
 stallments of $805,
 through March 1999, bearing interest at 16.21%............   21,338     15,838
Bank note payable in monthly principal and interest in-
 stallments of $1,004
 through June 2000, bearing interest at 18.87%.............   33,661        --
Bank note payable in monthly principal and interest in-
 stallments of $1,356
 through March 1997, bearing interest at 13.85%............   10,647        --
Capital lease obligations-interest ranging from 10.6% to
 15.9%, expiring
 through 1999..............................................   39,344     50,361
                                                            -------- ----------
                                                             946,171  1,860,453
Less-Current portion.......................................  227,811  1,091,086
                                                            -------- ----------
                                                            $718,360 $  769,367
                                                            ======== ==========

  At June 30, 1997, future principal payments of long-term debt mature as follows:

            1998.............................. $1,091,086
            1999..............................    769,367
                                               ----------
                                               $1,860,453
                                               ==========

LINE OF CREDIT

  The line of credit consists of a note payable to a bank collateralized by substantially all the Company's assets, bearing interest at 1% above prime rate (8.25% and 8.5% at June 30, 1996 and 1997, respectively). The maximum permitted borrowings under the line of credit at June 30, 1996 and 1997 were $400,000 and $700,000, respectively. Repayment of $400,000 of the line is due in August 1997, and in the event of a sale the Company, $300,000 is payable immediately upon the sale. All outstanding debt of the Company was repaid in connection with the sale of the Company (Note 8).

                        IAMD, LIMITED AND SUBSIDIARIES

                            JUNE 30, 1996 AND 1997


4. STOCKHOLDERS' INVESTMENT

PREFERRED STOCK

  Holders of preferred stock are entitled to cumulative dividends at a rate of 18% but do not retain any voting rights. The Company may call preferred stock at any time after October 1992, at par plus accumulated dividends in arrears. As of June 30, 1996 and 1997, the accumulated dividends in arrears totaled approximately $114,000 and $137,000, respectively.

STOCKHOLDERS' NOTES RECEIVABLE

  In 1991, the Company issued notes receivable totaling $143,850 to certain stockholders. The notes bear interest at 8.5% and were to be repaid upon demand. These notes receivable were transferred into escrow during 1997 in connection with the sale of the Company. This transaction was treated as a dividend to the stockholders of the Company. The amount is reflected as an increase in accumulated deficit during 1997.

5. COMMITMENTS AND CONTINGENCIES

REGULATORY

  The Company has federal financial assistance programs which are subject to ongoing program reviews by the Department of Education (the "DOE") and Title IV program audits by external auditors. Based upon the results of such audits and reviews, the Company may have to repay funds previously granted to its students through loans and grants, and pay interest, fines and/or penalties. Management believes such amounts would be minimal and does not expect them to have a material effect on the results of operations of the Company.

  The Company's institutions are required to meet certain financial and other standards in order to qualify to participate in Title IV programs. These include maintaining an acid test ratio (defined as cash, cash equivalents, and current accounts receivable to current liabilities) of at least 1:1, having a positive tangible net worth at the end of each fiscal year, not having cumulative net operating losses during the two most recent fiscal years that result in a decline of more than 10% of the Company's tangible net worth at the beginning of that two-year period, collecting less than 85% of its revenues from Title IV funds on an annual basis, and not having cohort default rates on federal student loans that equal or exceed 25% for three consecutive federal fiscal years, among others. At June 30, 1997, the Company's institutions were not in compliance with some of the regulatory requirements.

OPERATING LEASE COMMITMENTS

  The Company leases its administrative and classroom facilities and certain equipment under noncancellable operating leases which expire at various times through 2006. The facility leases require the Company to make monthly payments covering rent, taxes, insurance and maintenance costs. Rent expense, exclusive of taxes, insurance, and maintenance of the facilities and equipment for the years ended June 30, 1996 and 1997, was $738,773 and $1,136,889, respectively.

  Future minimum lease payments under these operating leases as of June 30, 1997, are as follows:

         Remainder of 1997........................... $  639,598
         1998........................................  1,158,031
         1999........................................  1,186,389
         2000........................................  1,219,145
         2001........................................  1,254,001
         Thereafter..................................  2,937,869
                                                      ----------
           Total..................................... $8,395,033
                                                      ==========

                        IAMD, LIMITED AND SUBSIDIARIES

                            JUNE 30, 1996 AND 1997

LITIGATION

  The Company is subject to occasional lawsuits, investigations and claims arising out of the normal conduct of its business. At June 30, 1997, the Company is not a party to any material legal action.

6. INCOME TAXES

  The Company files a consolidated tax return. The Company provides for deferred taxes under the asset and liability method for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

  The benefit for income taxes for the years ended June 30, 1996 and 1997, included in the accompanying statements of income consists of the following:

                                                             1996      1997
                                                           --------  ---------
      Current--
        Federal........................................... $ 10,255  $ (68,898)
        State and local...................................   14,807    (39,626)
                                                           --------  ---------
          Total current...................................   25,062   (108,524)
                                                           --------  ---------
      Deferred--
        Federal...........................................  (66,977)  (238,914)
        State and local...................................  (11,820)   (42,162)
                                                           --------  ---------
          Total deferred..................................  (78,797)  (281,076)
                                                           --------  ---------
          Total provision (benefit) for income taxes...... $(53,735) $(389,600)
                                                           ========  =========

  A reconciliation of the statutory U.S. federal income tax rate to the effective income tax rate for the years ended June 30, 1996 and 1997, is as follows:

                                                                     1996  1997
                                                                     ----  ----
       Statutory U.S. federal income tax rate....................... 34.0% 34.0%
       State income taxes, net of federal benefit...................  4.6   4.6
       Permanent difference and other............................... (1.9)  --
                                                                     ----  ----
       Effective income tax rate.................................... 36.7% 38.6%
                                                                     ====  ====

                        IAMD, LIMITED AND SUBSIDIARIES

                            JUNE 30, 1996 AND 1997


  At June 30, 1996 and 1997, deferred income taxes of the Company consist of the following:

                                                               1996      1997
                                                             --------  --------
     Deferred tax assets--
       Net operating loss carryforward.....................  $    --   $204,000
       Recruiting and marketing costs......................   154,000   225,000
       Deferred rent.......................................    59,400   103,000
       Bad debt allowance..................................    33,400    23,000
       Other...............................................       200     7,976
                                                             --------  --------
         Total deferred tax assets.........................   247,000   562,976
     Deferred tax liabilities--
       Depreciation........................................   (10,800)  (10,800)
       Other...............................................    (3,800)  (38,700)
                                                             --------  --------
         Total deferred tax liabilities....................   (14,600)  (49,500)
                                                             --------  --------
         Net deferred tax assets...........................  $232,400  $513,476
                                                             ========  ========

  Realization of deferred tax assets associated with the Company's future deductible temporary differences and net operating loss carryforwards is dependent upon generating sufficient taxable income prior to their expiration. Although realization of the deferred tax assets is not assured, management believes it is more likely than not that the deferred tax assets will be realized through future taxable income. Management will assess whether it remains more likely than not that the deferred tax assets will be realized. If management determines that is no longer more likely than not that the deferred tax assets will be realized, a valuation allowance will be required against some or all of the deferred tax assets.

7. RELATED-PARTY TRANSACTIONS

  A shareholder of the Company provides legal services for the Company. Total expenses billed to the Company for such services were $0 and $35,000 in 1996 and 1997, respectively.

8. SUBSEQUENT EVENTS

  On June 30, 1997, the shareholders of IAMD, Limited sold 100% of the outstanding shares of capital stock of the Company to Career Education Corporation ("CEC") for $3,000,000. The purchase price may be increased by up to $5,000,000 based upon the amount by which revenue of the Company for the twelve-month period ended June 30, 1998, exceeds $8,000,000, as provided for in an earn-out provision in the purchase agreement. The purchase price of the acquisition is subject to certain modifications in addition to the earn-out provision. Also, in connection with the purchase, the former owners of the schools also entered into covenant not-to-compete agreements with CEC for total proceeds of $2,000,000. The covenants not-to-compete restrict the former owners' ability to own or operate certain types of postsecondary vocational schools for four years. In connection with the sale, CEC repaid all outstanding long-term debt of the Company.

9. RESTATEMENT

  The Company had historically deferred certain marketing costs. During 1997, the Company changed its method of accounting for deferred marketing costs to the preferred method of expensing marketing costs as incurred. The Company has retroactively restated its statements of operations for the year ended June 30, 1996

                        IAMD, LIMITED AND SUBSIDIARIES

                            JUNE 30, 1996 AND 1997

and stockholders' investment as of June 30, 1996 to reflect the change in this method. The effect of this change was to increase the accumulated deficit by approximately $136,000, net of a deferred tax benefit of $91,000 as of June 30, 1995.

10. RECLASSIFICATIONS

  Certain reclassifications have been made to the June 30, 1996 financial statements in order for them to be in conformity with the June 30, 1997 presentation.

                               AUDITORS' REPORT

To the Stockholders of
International Academy of Merchandising &
Design (Canada) Ltd.:

  We have audited the balance sheet of International Academy of Merchandising & Design (Canada) Ltd. as at August 31, 1996, and the statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Academy of Merchandising & Design (Canada) Ltd. as of August 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States.

Price Waterhouse

Chartered Accountants

Toronto, Canada
October 11, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
International Academy of Merchandising &
Design (Canada) Ltd.:

  We have audited the accompanying consolidated balance sheet of INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (CANADA) LTD. (an Ontario corporation) AND SUBSIDIARY as of June 30, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the ten months ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Academy of Merchandising & Design (Canada) Ltd. and Subsidiary as of June 30, 1997, and the results of their operations and their cash flows for the ten months ended June 30, 1997, in conformity with generally accepted accounting principles in the United States.

Arthur Andersen LLP

Chicago, Illinois
September 17, 1997

                    INTERNATIONAL ACADEMY OF MERCHANDISING &
                      DESIGN (CANADA) LTD. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                    AS OF AUGUST 31, 1996, AND JUNE 30, 1997

                                                        AUGUST 31,   JUNE 30,
                                                           1996        1997
                                                        ----------  ----------
                        ASSETS
CURRENT ASSETS:
  Cash................................................. $      --   $   15,546
  Receivables--
    Student, less allowance for doubtful accounts of
     $35,000 and $56,000 at August 31, 1996, and
     June 30, 1997, respectively.......................    408,681     955,705
    Other..............................................    103,392      74,868
    Stockholders' advances.............................     93,807         --
  Deferred income tax assets...........................     34,279      51,002
  Prepaid expenses and other current assets............    173,808      54,667
                                                        ----------  ----------
      Total current assets.............................    813,967   1,151,788
                                                        ----------  ----------
PROPERTY AND EQUIPMENT, NET............................  1,559,588   2,498,768
                                                        ----------  ----------
OTHER ASSETS:
  Deposits.............................................     95,511     219,232
  Deferred income tax assets...........................        --      300,276
                                                        ----------  ----------
      Total other assets...............................     95,511     519,508
                                                        ----------  ----------
TOTAL ASSETS........................................... $2,469,066  $4,170,064
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Bank overdraft....................................... $   70,571  $  281,270
  Current maturities of long-term debt.................    446,652   1,037,216
  Accounts payable.....................................    630,698     545,853
  Accrued expenses.....................................    136,915     533,431
  Students deposits....................................    499,680     957,326
                                                        ----------  ----------
      Total current liabilities........................  1,784,516   3,355,096
                                                        ----------  ----------
LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities shown
   above...............................................    219,231     587,851
  Deferred income tax liabilities......................      9,078         --
  Deferred rent........................................     45,215      39,461
                                                        ----------  ----------
      Total long-term debt.............................    273,524     627,312
                                                        ----------  ----------
STOCKHOLDERS' EQUITY:
  Common stock, no par value, unlimited shares
   authorized; 45,347 shares and 43,667 shares issued
   and outstanding at August 31, 1996, and June 30,
   1997, respectively..................................    298,547     206,743
  Cumulative translation adjustment....................     (5,241)     (7,946)
  Retained earning (deficit)...........................    117,720     (11,141)
                                                        ----------  ----------
      Total stockholders' equity.......................    411,026     187,656
                                                        ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............. $2,469,066  $4,170,064
                                                        ==========  ==========

        The accompanying notes are an integral part of these statements.

                    INTERNATIONAL ACADEMY OF MERCHANDISING &
                      DESIGN (CANADA) LTD. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    FOR THE YEAR ENDED AUGUST 31, 1996, AND
                       THE TEN MONTHS ENDED JUNE 30, 1997

                                                          AUGUST 31,  JUNE 30,
                                                             1996       1997
                                                          ---------- ----------
REVENUE:
  Tuition and registration, net.......................... $7,279,325 $8,407,718
  Other, net.............................................     30,658      9,234
                                                          ---------- ----------
    Total net revenue....................................  7,309,983  8,416,952
                                                          ---------- ----------
OPERATING EXPENSES:
  Educational services and facilities....................  3,028,745  3,252,155
  General and administrative.............................  3,355,940  4,119,594
  Related party rent expense.............................    197,320    159,440
  Depreciation and amortization..........................    375,677    813,094
                                                          ---------- ----------
    Total operating expenses.............................  6,957,682  8,344,283
                                                          ---------- ----------
    Income from operations...............................    352,301     72,669
INTEREST EXPENSE.........................................    134,315    271,349
                                                          ---------- ----------
    Income (loss) before provision (benefit) for taxes...    217,986   (198,680)
PROVISION (BENEFIT) FOR INCOME TAXES.....................     92,349    (69,819)
                                                          ---------- ----------
NET INCOME (LOSS)........................................ $  125,637 $ (128,861)
                                                          ========== ==========


        The accompanying notes are an integral part of these statements.

  INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (CANADA) LTD. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

   FOR THE YEAR ENDED AUGUST 31, 1996, AND THE TEN MONTHS ENDED JUNE 30, 1997

                                                          AUGUST     JUNE 30,
                                                         31, 1996      1997
                                                         ---------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................................... $ 125,637  $ (128,861)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities--
    Deferred income taxes...............................   (17,759)   (326,077)
    Depreciation and amortization.......................   375,677     813,094
    Changes in operating assets and liabilities--
      Increase in receivables...........................   (30,818)   (518,500)
      (Increase) decrease in prepaid expenses and other
       current assets...................................   (80,400)    119,141
      Increase in deposits..............................   (18,844)   (123,721)
      Increase in accounts payable and accrued expenses.   135,960     311,671
      Increase in students' deposits....................   329,218     457,646
      Decrease in deferred rent.........................       --       (5,754)
                                                         ---------  ----------
        Net cash provided by operating activities.......   818,671     598,639
                                                         ---------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net..............  (556,660)   (272,959)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of capital lease obligations...............  (271,929)   (597,002)
  Bank overdraft........................................    70,571     210,699
  Repayment of bank loans...............................   (38,682)    (31,744)
  Deposits returned from Ministry of Education..........    74,450         --
  Stockholders' loans...................................       --      108,615
  Stockholders' advances................................   (93,807)        --
                                                         ---------  ----------
        Net cash used in financing activities...........  (259,397)   (309,432)
                                                         ---------  ----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.................    (4,384)       (702)
NET (DECREASE) INCREASE IN CASH.........................    (1,770)     15,546
CASH, BEGINNING OF YEAR.................................     1,770         --
                                                         ---------  ----------
CASH, END OF YEAR....................................... $     --   $   15,546
                                                         =========  ==========
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Equipment purchased through capital leases............ $ 422,683  $1,479,315
  Share redemption and retirement.......................       --       91,804
                                                         =========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for--
    Interest............................................ $ 134,315  $  271,349
    Taxes paid..........................................    97,819      80,729
                                                         =========  ==========

        The accompanying notes are an integral part of these statements.

  INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (CANADA) LTD. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

   FOR THE YEAR ENDED AUGUST 31, 1996, AND THE TEN MONTHS ENDED JUNE 30, 1997

                         UNLIMITED  ADDITIONAL CUMULATIVE
                           SHARES    PAID-IN   TRANSLATION RETAINED     TOTAL
                         AUTHORIZED  CAPITAL   ADJUSTMENT  EARNINGS    AMOUNT
                         ---------- ---------- ----------- ---------  ---------
BALANCE, AUGUST 31,
 1995...................   45,347    $298,547    $ 1,852   $  (7,917) $ 292,482
  Net income............      --          --         --      125,637    125,637
  Cumulative translation
   adjustment...........      --          --      (7,093)        --      (7,093)
                           ------    --------    -------   ---------  ---------
BALANCE, AUGUST 31,
 1996...................   45,347     298,547     (5,241)    117,720    411,026
  Share redemption and
   retirement...........   (1,680)    (91,804)       --          --     (91,804)
  Cumulative translation
   adjustment...........      --          --      (2,705)        --      (2,705)
  Net income............      --          --         --     (128,861)  (128,861)
                           ------    --------    -------   ---------  ---------
BALANCE, JUNE 30, 1997..   43,667    $206,743    $(7,946)  $ (11,141) $ 187,656
                           ======    ========    =======   =========  =========



        The accompanying notes are an integral part of these statements.

 INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (CANADA) LTD. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      AUGUST 31, 1996, AND JUNE 30, 1997

1. DESCRIPTION OF THE BUSINESS

  International Academy of Merchandising & Design (Canada) Ltd. ("the Company" or "IAMD-Canada") is located and operates a campus in Toronto, Ontario and has a wholly owned subsidiary (International Academy of Design Inc.), which operates a campus in Montreal, Quebec. These private, postsecondary vocational schools are engaged in the instruction of merchandising and design programs in the fields of merchandising management, fashion design, interior design, advertising design, interactive media and computer graphics. The assets and liabilities relating to the Montreal campus were transferred to International Academy of Design Inc. on September 1, 1996. Prior to that date, the operations of the Montreal campus were included as a division of the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the consolidated accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions and accounts have been eliminated. For presentation purposes, both periods reflect the Montreal accounts as being consolidated since they are included in the total in both periods.

  The Company's accounts are recorded in Canadian dollars ("$CD") and the balance sheets at August 31, 1996 and June 30, 1997 have been translated to U.S. dollars at the exchange rate of 0.73 and 0.72. The income statements for the year ended August 31, 1996, and the ten months ended June 30, 1997, have been translated at an average annual exchange rate of 0.74 and 0.73, respectively.

FINANCIAL AID

  The Company extends credit for tuition to a significant number of students who are in attendance at the schools. A significant portion of the Company's students receive financial assistance from both federal and provincial financial aid programs which is used to repay the credit granted to the students. Student financial assistance is received by the students in the form of either loans or bursaries administered by the ministries of education of the provinces. The total financial assistance received from all Canadian sources amounted to 75% and 79% of the Company's net revenue for the year ended August 31, 1996 and ten months ended June 30, 1997, respectively.

  The Company pays an annual premium to an insurance company which provides an insurance policy to secure the governmental funding. The insurance policy insures liability amounts of $152,061 ($CD 210,000) for Toronto and $72,410 ($CD 100,000) for the Montreal campus. Shareholders have also issued personal guarantees related to such policies at August 31, 1996 and June 30, 1997.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Depreciation is recognized utilizing an accelerated method. Leasehold improvements and assets recorded under capital leases are amortized on a straight-line basis over their estimated useful lives or lease term, whichever is shorter. Maintenance, repairs and minor renewals and

                   INTERNATIONAL ACADEMY OF MERCHANDISING &
                      DESIGN (CANADA) LTD. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) betterments are expensed as incurred; major improvements are capitalized. The estimated useful lives and cost basis of property and equipment at August 31, 1996, and June 30, 1997, are as follows:

                                                AUGUST 31,  JUNE 30,
                 ASSET DESCRIPTION                 1996       1997      LIFE
                 -----------------              ---------- ---------- ---------
     Furniture and fixtures.................... $  337,233 $  363,123 5-8 years
     Machinery and equipment...................  1,105,535  1,100,636 4-6 years
     Leasehold improvements....................    599,503    787,958   5 years
     Computer software.........................        --      22,631    1 year
     Capital lease equipment...................    958,085  2,460,635 4-6 years
                                                ---------- ----------
                                                 3,000,356  4,734,983
     Less--Accumulated depreciation and
      amortization.............................  1,440,768  2,236,215
                                                ---------- ----------
     Property and equipment, net............... $1,559,588 $2,498,768
                                                ========== ==========

DEFERRED RENT

  Certain of the Company's leases include rental concessions, as defined in the various lease agreements. The Company recognizes rent expense on a straight-line basis over the terms of the various leases, ranging from 2 to 7 years. Rent expense recognized differs from the actual cash payments required to be made under these lease agreements.

REVENUE RECOGNITION

  Revenue is derived primarily from courses taught at the schools. Tuition revenue is recognized on a straight-line basis over the length of the applicable course. If a student withdraws, future revenue is reduced by the amount of the refund due to the student. Student deposits represent payments received in excess of amounts billed and are reflected as a current liability in the accompanying consolidated balance sheet.

USE OF ESTIMATES

  The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

  The carrying value for current assets and liabilities reasonably approximates their fair value due to their short maturity periods. The carrying value of the Company's debt obligations reasonably approximates fair value as the stated interest rate approximates current market interest rates of debt with similar terms.

3. LONG-TERM DEBT

  At August 31, 1996, and June 30, 1997, long-term debt of the Company consists of the following:

                                                             AUGUST  JUNE 30,
                                                            31, 1996   1997
                                                            -------- ---------
Business improvement loan, bearing interest at Canadian
 prime plus 1.5% (6.25% at June 30, 1997), requiring quar-
 terly principal payments of $1,267, secured by related as-
 sets, repaid in connection with the sale of the Company
 (Note 10)................................................. $ 10,233   $ 7,603
Business improvement loan, bearing interest at Canadian
 prime plus 1.5% (6.25% at June 30, 1997), requiring quar-
 terly principal payments of $2,595, secured by related as-
 sets, repaid in connection with the sale of the Company
 (Note 10).................................................   68,095    38,981
Stockholder loans, bearing interest at 6.75%; repaid in
 connection with the sale of the Company (Note 10).........      --    108,615
Capital lease obligation discounted at a weighted average
 interest rate of 16.0% and 24.5% at August 31, 1996 and
 June 30, 1997, respectively, secured by related equipment
 (Note 6)..................................................  587,555 1,469,868
                                                            -------- ---------
                                                             665,883 1,625,067
Less--Current portion......................................  446,652 1,037,216
                                                            -------- ---------
                                                            $219,231 $ 587,851
                                                            ======== =========

                   INTERNATIONAL ACADEMY OF MERCHANDISING &
                      DESIGN (CANADA) LTD. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  In February 1997, the Company amended its credit agreement with a Canadian chartered bank. Under the amended agreement, the total amount the Company may borrow through operating lines of credit and business improvement loans cannot, at any time, exceed $243,117 ($CD 335,750). Amounts outstanding under lines of credit are limited to the lesser of $181,025 ($CD 250,000) or 75% of the receivables, as defined, less priority claims and receivables over 90 days. Outstanding borrowings under the line of credit and business improvement loans bear interest at the Canadian prime rate (4.75% at June 30, 1997) plus 1% and the Canadian prime rate (6.25% at June 30, 1997) plus 1.5%, respectively. Accounts receivable, inventory, equipment and all other assets serve as collateral for amounts outstanding under the agreement.

  Under the amended agreement, the Company must maintain certain covenants under the credit agreement including debt to effective equity ratio, as defined, of not more than 3:1, capital expenditures for the current fiscal year not to exceed $1,013,740 ($CD 1,400,000) and that no lien on present or future company assets can be obtained without the Bank's consent.

4. STOCKHOLDERS' EQUITY

  In fiscal 1996, the Company advanced $93,807 ($CD 126,000) to its stockholders. In 1997, the Company redeemed and retired 1,680 shares of common stock from these stockholders. The advances to stockholders were collected in exchange for these shares.

5. RELATED-PARTY TRANSACTIONS

  The Company leases one of its campus facilities from an entity with common ownership. Rent expense under this lease amounted to approximately $197,000 and $159,000 for the year ended August 31, 1996, and the ten months ended June 30, 1997, respectively.

  See stockholder loans as described in Note 3 and stockholder advances as discussed in Note 4.

6. COMMITMENTS AND CONTINGENCIES

LEASES

  The Company leases equipment under capital leases expiring in various years through 2002. Also, the Company leases its facilities and certain equipment under operating leases through 2002. Rent expense, exclusive of taxes, insurance, and maintenance of the facilities and equipment for the year ended August 31, 1996, and the ten months ended June 30, 1997, was approximately $553,275 and $600,759, respectively. The following is a schedule by year of future minimum payments under these capital and operating leases:

                                                CAPITAL   OPERATING
                                                 LEASES     LEASES     TOTAL
                                               ---------- ---------- ----------
     Remainder of 1997........................ $  613,911 $1,180,026 $1,793,937
     1998.....................................    846,359  1,884,954  2,731,313
     1999.....................................    199,862  1,375,332  1,575,194
     2000.....................................     20,647    880,817    901,464
     2001.....................................      5,634    868,599    874,233
     Thereafter...............................      1,303  1,033,483  1,034,786
                                               ---------- ---------- ----------
                                                1,687,716 $7,223,211 $8,910,927
                                                          ========== ==========
     Less--Portion representing interest at a
      weighted
      average interest rate of 24.53%.........    217,848
                                               ----------
     Equipment under capital leases...........  1,469,868
     Less--Current portion....................    882,017
                                               ----------
                                               $  587,851
                                               ==========

                   INTERNATIONAL ACADEMY OF MERCHANDISING &
                      DESIGN (CANADA) LTD. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                       AUGUST 31, 1996 AND JUNE 30, 1997

LITIGATION

  The Company is subject to occasional lawsuits, investigations and claims arising out of the normal conduct of its business. At June 30, 1997, the Company is not a party to any material legal action.

7. INCOME TAXES

  The Company provides for deferred taxes under the asset and liability method of accounting. This method requires the recognition of deferred income taxes based upon the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

  The income tax provision (benefit) for the year ended August 31, 1996, and the ten months ended June 30, 1997, consists of the following:

                                                             AUGUST   JUNE 30,
                                                            31, 1996    1997
                                                            --------  --------
     Current income taxes.................................. $110,108  $256,258
     Deferred income taxes (benefit).......................  (17,759) (326,077)
                                                            --------  --------
     Net income tax provision (benefit).................... $ 92,349  $(69,819)
                                                            ========  ========

  A reconciliation of the statutory tax rate computed as weighted average of federal and provincial tax rates to the effective income tax rate for the year ended August 31, 1996, and the ten months ended June 30, 1997, consists of the following:

                                                           AUGUST 31, JUNE 30,
                                                              1996      1997
                                                           ---------- --------
     Tax provision (benefit) for income taxes based on
      federal statutory tax rates.........................    29.1%    (29.1)%
     Provincial income taxes, net of federal benefit......    15.2     (13.2)
     Permanent difference and other.......................    (1.9)      7.2
                                                              ----     -----
     Effective income tax rate............................    42.4%    (35.1)%
                                                              ====     =====

  At August 31, 1996, and June 30, 1997, deferred income taxes consist of the following:

                                                            AUGUST 31, JUNE 30,
                                                               1996      1997
                                                            ---------- --------
     Recruiting and marketing costs........................  $43,593   $ 51,002
     Net operating loss carryforward.......................      --     311,390
     Lease inducements.....................................   18,870     16,574
                                                             -------   --------
       Total deferred tax assets...........................   62,463    378,966
                                                             -------   --------
     Depreciation..........................................   27,948     27,688
     Other.................................................    9,314        --
                                                             -------   --------
       Total deferred tax liabilities......................   37,262     27,688
                                                             -------   --------
       Total net deferred tax assets.......................  $25,201   $351,278
                                                             =======   ========

                   INTERNATIONAL ACADEMY OF MERCHANDISING &
                      DESIGN (CANADA) LTD. AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                       AUGUST 31, 1996 AND JUNE 30, 1997

  Realization of deferred tax assets associated with the Company's future deductible temporary differences and net operating loss carryforwards is dependent upon generating sufficient taxable income prior to their expiration. Although realization of the deferred tax assets is not assured, management believes it is more likely than not that the deferred tax assets will be realized through future taxable income. Management will assess whether it remains more likely than not that the deferred tax assets will be realized. If management determines that is no longer more likely than not that the deferred tax assets will be realized, a valuation allowance will be required against some or all of the deferred tax assets.

8. BENEFIT PLAN

  The Company maintains a benefit plan for eligible employees. The plan requires matching contributions (58% of the costs) for eligible employees. The Company's matching contributions were $38,613 and $44,354 for the year and period ended August 31, 1996, and June 30, 1997, respectively.

9. NONRECURRING CHARGES

  In fiscal 1997, the Company identified an employee who misappropriated corporate funds totalling approximately $87,000. The individual resigned from the Company. The loss associated with this activity resulted in a reduction of operating income in fiscal 1997.

10. SUBSEQUENT EVENTS

  On June 30, 1997, the shareholders of IAMD-Canada sold 100% of the outstanding shares of capital stock of the Company to Career Education Corporation ("CEC") for $6,500,000. In connection with the purchase, the former owners of the school also entered into covenant not-to-compete agreements with CEC for at total price of $2,000,000. The covenant not-to-compete agreements restrict the former owners' ability to own or operate certain types of postsecondary vocational schools for four years. The note payable to a former stockholder and all bank loans were repaid in connection with the sale.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Phillips Educational Group of Portland, Inc.:

  We have audited the accompanying statements of operations and cash flows for the nine months and twenty-one days ended October 21, 1996 of WESTERN CULINARY INSTITUTE (a division of Phillips Educational Group of Portland, Inc., a wholly owned subsidiary of Phillips Colleges, Inc.). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the Western Culinary Institute results of operations and cash flows for the nine months and twenty-one days ended October 21, 1996 in conformity with generally accepted accounting principles.

  As discussed in Notes 8 and 9, on October 21, 1996, the assets and certain liabilities of the Western Culinary Institute were sold in accordance with provisions of the agreements with Phillips Colleges, Inc., the U.S. Department of Education, U.S. Department of Justice and various banks.

ARTHUR ANDERSEN LLP

Chicago, Illinois
October 24, 1997

                           WESTERN CULINARY INSTITUTE

                            STATEMENT OF OPERATIONS

         FOR THE NINE MONTHS AND TWENTY-ONE DAYS ENDED OCTOBER 21, 1996

REVENUE:
  Tuition and registration fees, net................................ $4,296,565
  Other revenue, net................................................    304,350
                                                                     ----------
    Total net revenue...............................................  4,600,915
                                                                     ----------
OPERATING EXPENSES:
  Educational services and facilities...............................    697,345
  General and administrative........................................  2,032,711
  Depreciation and amortization.....................................     17,736
  Management fees to parent.........................................  1,443,970
                                                                     ----------
    Total operating expenses........................................  4,191,762
                                                                     ----------
    Income from operations, before provision for income taxes.......    409,153
PROVISION FOR INCOME TAXES..........................................    163,661
                                                                     ----------
NET INCOME.......................................................... $  245,492
                                                                     ==========



         The accompanying notes are an integral part of this statement.

                           WESTERN CULINARY INSTITUTE

                            STATEMENT OF CASH FLOWS

         FOR THE NINE MONTHS AND TWENTY-ONE DAYS ENDED OCTOBER 21, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................ $ 245,492
  Adjustments to reconcile net income to net cash provided by operating activities--
    Depreciation and amortization...................................    17,736
    Changes in operating assets and liabilities resulting in an increase (decrease) in cash--
      Student receivables...........................................  (344,355)
      Inventories...................................................    18,652
      Prepaid expenses and other current assets.....................   (11,251)
      Accounts payable..............................................  (414,549)
      Accrued expenses..............................................    35,709
      Deferred tuition revenue and advance student payments.........   532,801
                                                                     ---------
        Net cash provided by operating activities...................    80,235
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contribution from parent..................................    76,999
                                                                     ---------
NET INCREASE IN CASH................................................   157,234
CASH, beginning of period...........................................    77,217
                                                                     ---------
CASH, end of period................................................. $ 234,451
                                                                     =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Approximate cash paid during the period for--
    Interest........................................................ $   1,000
    Income taxes.................................................... $     --
                                                                     =========


         The accompanying notes are an integral part of this statement.

                          WESTERN CULINARY INSTITUTE

                         NOTES TO FINANCIAL STATEMENTS

        FOR THE NINE MONTHS AND TWENTY-ONE DAYS ENDED OCTOBER 21, 1996

1. DESCRIPTION OF THE BUSINESS

  Western Culinary Institute (the "Company" or the "School"), located in Portland, Oregon, is a private post-secondary vocational school that offers a degree in culinary arts. The Company is a division of Phillips Educational Group of Portland, Inc., a wholly owned subsidiary of Phillips Colleges, Inc. ("Phillips"). Phillips manages and operates educational institutions through its wholly owned subsidiaries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONCENTRATION OF CREDIT RISK

  The Company extends unsecured credit for tuition to a significant portion of the students who are in attendance at the school. A substantial portion of credit extended to students is repaid through the student's participation in various federally funded financial aid programs under Title IV of the Higher Education Act of 1965 ("Title IV Programs"), as amended. Approximately 52% of the Company's net revenue was collected from Title IV Program funds during the nine months and twenty-one days ended October 21, 1996. The Company generally reviews and approves the financial aid packet of each student who qualifies for financial aid prior to the student beginning class in an effort to enhance the collectibility of its unsecured credit. Transfers of funds from the financial aid programs to the Company are made in accordance with the United States Department of Education ("DOE") requirements. Changes in DOE funding for federal student financial aid programs could impact the Company's ability to attract students.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Depreciation is recognized utilizing the straight-line method over the estimated useful lives of the assets which range from three to eighteen years for financial reporting purposes and accelerated methods for income tax purposes. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the lease term. Maintenance, repairs and minor renewals and betterments are expensed; major improvements are capitalized.

MARKETING AND ADVERTISING COSTS

  Marketing and advertising costs are expensed as incurred. Marketing and advertising costs included in general and administrative expenses were $109,000 during the nine months and twenty-one days ended October 21, 1996.

INCOME TAXES

  The Company files a consolidated federal income tax return with Phillips and state income tax returns with its Oregon affiliates. Liabilities related to the Company's current year taxable income are included in the capital contribution from Phillips during 1997 (Note 4). Current and deferred income taxes are allocated to the Company as if it were a separate taxpayer. There are no significant temporary differences and the Company's effective tax rate on a stand-alone basis is equal to its statutory rate of approximately 40%.

REVENUE RECOGNITION

  Revenue is derived primarily from courses taught at the schools. Tuition revenue is recognized on a straight-line basis over the length of the applicable course. Textbook sales and other revenues are recognized as services are performed. If a student withdraws, future revenue would be reduced by the amount of refund due to the student. Refunds are calculated in accordance with federal, state and accrediting agency standards.

                          WESTERN CULINARY INSTITUTE

MANAGEMENT'S USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

3. EMPLOYEE BENEFIT PLANS

  Prior to January 31, 1996, eligible employees of the Company participated in the Phillips Colleges, Inc. Employee Retirement Savings Plan (the "Plan"), a defined contribution plan. Effective January 31, 1996, the Plan was terminated by Phillips. The Plan was fully funded after termination and Plan assets were subsequently paid out to Plan participants. The Company made no contributions to the Plan during the nine months and twenty-one days ended October 21, 1996.

4. PHILLIPS' INVESTMENT

  The change in Phillips' investment in the Company for the nine months and twenty-one days ended October 21, 1996 consists of the following:

      Balance, January 1, 1996...................................... $(374,606)
      Net income for the period.....................................   245,492
      Capital contribution from parent..............................    76,999
                                                                     ---------
      Balance, October 21, 1996..................................... $ (52,115)
                                                                     =========

  The Company had a net receivable due from Phillips of $648,089 at December 31, 1995, for which no formal note agreement exists. The realizability of this amount is uncertain given the insolvency of Phillips (Note 8) and, therefore, its amount has been recorded as a reduction in Phillips' investment in the Company at January 1, 1996. Phillips' investment in the Company has not been reduced for any contingent liabilities described in Note 7 or 8.

5. RELATED-PARTY TRANSACTIONS

  The Company pays management fees to Phillips for certain administrative services provided. Management fees charged to the Company by Phillips during the nine months and twenty-one days ended October 21, 1996 were $1,443,970.

6. OPERATING LEASES

  The Company leases its administrative and classroom facilities under two operating leases which expire July 31, 1997 and October 31, 1998. Rent expense under these agreements for the nine months and twenty-one days ended October 21, 1996, was approximately $256,000.

  Future minimum lease payments under these leases as of October 21, 1996, are approximately as follows:

             Remainder of 1996............... $ 58,000
             1997............................  199,000
             1998............................   56,000
                                              --------
                                              $313,000
                                              ========

                          WESTERN CULINARY INSTITUTE

7. COMMITMENTS AND CONTINGENCIES

REGULATORY

  The Company is subject to extensive regulation by federal and state governmental agencies and accrediting bodies. In particular, the Higher Education Act of 1965, as amended (the "HEA"), and the regulations promulgated thereunder by the DOE subject the Company to significant regulatory scrutiny on the basis of numerous standards that schools must satisfy in order to participate in the various federal student financial assistance programs under Title IV of the HEA (the "Title IV Programs"). Under the HEA and its implementing regulations, certain financial and other regulatory standards must be complied with in order to qualify to participate in Title IV programs. Under such standards, the school must: (i) have an acid test ratio (defined as the ratio of cash, cash equivalents, and current accounts receivable to current liabilities) of at least 1:1 at the end of each fiscal year, (ii) have a positive tangible net worth at the end of each fiscal year, (iii) not have a cumulative net operating loss during its two most recent fiscal years that results in a decline of more than 10% of the Company's tangible net worth at the beginning of that two-year period, (iv) collect less than 85% of its education revenues from Title IV funds on an annul basis, and (v) not have cohort default rates on federal student loans that equal or exceed 25% for three consecutive federal fiscal years, among others. The DOE may measure the above financial standards on a school-by-school basis or on a corporate consolidated basis. Any regulatory violation could be the basis for the initiation of a suspension, limitation or termination proceeding against the Company.

  In order to operate and award degrees, diplomas and certificates and to participate in the Title IV Programs in the U.S., a school must be licensed or authorized to offer its programs of instruction by the relevant agency of the state in which such school is located. The Company is licensed or authorized by the relevant agency of the state in which such campus is located. In addition, in order to participate in the Title IV Programs, an institution must be accredited by an accrediting agency recognized by the DOE. The Company is accredited by at least one accrediting agency recognized by the DOE.

TERMINATION OF TITLE IV FUNDING

  A notice of intent to terminate the availability of Title IV funding to Phillips was issued by the DOE on August 18, 1995. This notice resulted from the expiration of the Financial Responsibility Agreement between Phillips and the DOE and the subsequent claim by the DOE that Phillips failed to meet the acid test ratio required by the current financial responsibility regulations. Additionally, Phillips received a decision on an administrative appeal made to the Secretary of Education which resulted in an assessment of liability related to commissioned sales practices by Phillips' colleges during the period from 1987 to 1991 in the amount of approximately $114 million. The total assessed liability of approximately $114 million related to the commissioned sales issue has been recorded as a corporate liability in Phillips' financial statements as of December 31, 1995.

8. ORDERLY SALE OF ASSETS

  On October 11, 1996, Phillips reached agreements with the DOE, U.S. Department of Justice and various banks which called for the orderly sale or closure of all schools owned by Phillips by December 31, 1996. The agreements require that upon sale of a school, one-third of the net proceeds from the sale of the assets of the school, as defined, be distributed to the DOE and two-thirds distributed to banks which had outstanding obligations to Phillips totaling $8.2 million at October 11, 1996. In addition, Phillips had letters of credit totaling approximately $1.7 million at October 11, 1996. The proceeds distributed to the DOE are to be applied to the commissioned sales liability. The terms of the agreement provide that prospective buyers of Phillips colleges would not be required to assume any portion of the commissioned sales liability as a trailing liability.

                          WESTERN CULINARY INSTITUTE

  At October 21, 1996, all assets of the Company and Phillips other schools are pledged as collateral under the debt agreement entered into by Phillips. In addition, each of Phillips' subsidiaries have guaranteed, jointly and severally, the payment of amounts outstanding under the bank agreement.

9. SUBSEQUENT EVENTS

  On October 21, 1996, Phillips sold certain assets and liabilities of the Company to WCI Acquisition, Ltd., a wholly owned subsidiary of Career Education Corporation ("CEC"), for a sales price, subject to certain adjustments, of approximately $8,000,000. Simultaneously with the purchase, WCI Acquisition, Ltd. changed its name to Western Culinary Institute, Inc. In connection with the sale, Phillips also entered into a covenant not-to-compete agreement with CEC for proceeds totaling $400,000. The covenant not-to-compete restricts Phillips from owning or operating certain types of post-secondary vocational schools for four years. In connection with the sale, the net proceeds were distributed in accordance with the agreements disclosed in Note 8.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

                         FINANCIAL STATEMENT SCHEDULE

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

  Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Valuation and Qualifying Account
Schedule is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Chicago, Illinois
November 19, 1997

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

                          FINANCIAL STATEMENT SCHEDULE

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                 BALANCE  NET CHARGES
                                   AT         TO      INCREASE DUE BALANCE AT
                                BEGINNING  OPERATING       TO        END OF
                                OF PERIOD  EXPENSES   ACQUISITIONS   PERIOD
                                --------- ----------- ------------ ----------
                                               (IN THOUSANDS)
Student receivable allowance
 activity for the year ended
 December 31, 1994.............   $624       $ (91)       $--        $  533
Student receivable allowance
 activity for the year ended
 December 31, 1995.............    533        (433)        158          258
Student receivable allowance
 activity for the year ended
 December 31, 1996.............    258         167          30          455
Student receivable allowance
 activity for the nine months
 ended September 30, 1997......    455         517         431        1,403

                              [INSIDE BACK COVER]

  MAP OF NORTH AMERICA WITH LOGOS OF THE COMPANY AND ITS SCHOOLS SUPERIMPOSED ON THE MAP, INDICATING THE LOCATION OF EACH CAMPUS.

  BELOW THE MAP ARE THE LOGOS, FULL NAMES AND ADDRESSES OF EACH OF THE SCHOOLS AND THEIR CAMPUSES.

--------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER OR ANY UNDER-WRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEI-THER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS COR-RECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    8
The Transactions..........................................................   21
Use of Proceeds...........................................................   22
Dividend Policy...........................................................   22
Capitalization............................................................   23
Dilution..................................................................   24
Unaudited Pro Forma Condensed Consolidated Financial Data.................   25
Selected Historical Consolidated Financial and Other Data.................   30
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   32
Business..................................................................   40
Financial Aid and Regulation..............................................   54
Management................................................................   67
Certain Relationships and Related Transactions............................   77
Security Ownership of Certain Beneficial Owners and Management............   78
Description of Capital Stock..............................................   79
Shares Eligible for Future Sale...........................................   81
Underwriting..............................................................   83
Notice to Canadian Residents..............................................   84
Legal Matters.............................................................   85
Experts...................................................................   85
Additional Information....................................................   86
Index to Financial Statements.............................................  F-1
Financial Statement Schedule..............................................  S-1

                                  -----------

  UNTIL        , 1998 (25 DAYS AFTER THE DATE OF THE OFFERING), ALL DEALERS EF-
FECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      LOGO

                                2,850,000 Shares
                                  Common Stock

                                   PROSPECTUS

                           CREDIT SUISSE FIRST BOSTON

                              SALOMON SMITH BARNEY

--------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Common Stock pursuant to the Prospectus contained in this Registration Statement. The Registrant will pay all of these expenses.

                                                                      AMOUNT*
                                                                     ----------
      Securities and Exchange Commission registration fee........... $   16,989
      NASD filing fee...............................................      6,107
      Nasdaq National Market listing fee............................     37,122
      Accountants' fees and expenses................................  1,000,000
      Blue Sky fees and expenses....................................      5,000
      Legal fees and expenses.......................................    700,000
      Transfer Agent and Registrar fees and expenses................     15,000
      Printing and engraving........................................    300,000
      Miscellaneous expenses........................................    119,782
                                                                     ----------
          Total..................................................... $2,200,000
                                                                     ==========

--------

*All expenses other than the Securities and Exchange Commission registration fee, NASD filing fee and Nasdaq National Market listing fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article XII of the Registrant's Amended and Restated Certificate of Incorporation will provide that the Registrant shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the Registrant shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Registrant without the prior written consent of the Registrant. Prior to consummation of the Offering, the Registrant will enter into indemnity agreements with each of its directors. These agreements may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' liability insurance if available on reasonable terms.

  In addition, Article XII of the Registrant's Amended and Restated Certificate of Incorporation will also provide that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derives an improper personal benefit.

  Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

  The Registrant has purchased a directors' and officers' liability insurance policy.

  Under the terms of the Underwriting Agreement, the Underwriters have agreed to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  The following information reflects a 100-for-one split of the Registrant's common stock effected as of July 31, 1995 and a 10-for-one split of the Registrant's Series C Preferred Stock effected as of July 26, 1996. It does not reflect the Transactions to be effected immediately prior to the consummation of the Offering, as described in the Prospectus under the heading "The Transactions."

  On January 31, 1994, the Registrant issued (i) 500 shares of Class A Common Stock and 50 shares of Series A Preferred Stock to John M. Larson ("Larson") in exchange for total consideration of $50,000.50, (ii) 3,000 shares of Class A Common Stock and 300 shares of Series A Preferred Stock to Robert E. Dowdell ("Dowdell") in exchange for total consideration of $300,003, and (iii) an aggregate of 2,700 shares of Class B Common Stock, 27,300 shares of Class C Common Stock and 3,000 shares of Series A Preferred Stock to Heller Equity Capital Corporation and Heller Financial, Inc. (collectively, "Heller") in exchange for total consideration of $3,000,030.

  On June 20, 1994, the Registrant issued 45,000 shares of Class C Common Stock (2,400 shares of which converted into Class B Common Stock of the Registrant on June 27, 1994) and 4,500 shares of Series A Preferred Stock to Heller in exchange for total consideration of $4,500,045.

  On June 27, 1994, the Registrant issued (i) 250 shares of Class A Common Stock to Larson in exchange for consideration of $0.25, (ii) 1,500 shares of Class A Common Stock to Dowdell in exchange for consideration of $1.50, and
(iii) 2,400 shares of Class B Common Stock to Heller as a result of a conversion of Heller's Class C Common Stock.

  On July 31, 1995, (i) pursuant to a Securities Purchase Agreement dated as of July 31, 1995, the Registrant issued 5,000 shares of Series C Redeemable Preferred Stock and Warrants to purchase 25,285 shares of Class D Common Stock to Electra Investment Trust P.L.C. and Electra Associates, Inc. (collectively, "Electra") in exchange for total consideration of $5,000,000.00, and (ii) as a condition to the obligations of The Provident Bank ("Provident") under a credit agreement with the Registrant, the Registrant issued Warrants to purchase 2,199 shares of Class D Common Stock to Provident.

  On September 1, 1995, the Registrant issued 824 shares of Class E Common Stock and 70 shares of Series A Preferred Stock to Wallace O. Laub and Constance L. Laub, as joint tenants (collectively, "Laub"), in exchange for total consideration of $99,982.06.

  In December 1996, the Registrant issued 824 shares of Class E Common Stock and 70 shares of Series A Preferred Stock to William A. Klettke ("Klettke") in exchange for total consideration of $99,982.06.

  On February 28, 1997, pursuant to a Securities Purchase Agreement dated as of February 28, 1997 (the "February 1997 Agreement"), the Registrant issued
(i) 1,391 shares of Series D Preferred Stock and Warrants to purchase 1,655 shares of Class E Common Stock to Heller in exchange for total consideration of $1,391,000, (ii) 468 shares of Series D Preferred Stock and Warrants to purchase 558 shares of Class E Common Stock to Electra in exchange for total consideration of $468,000, (iii) 84 shares of Series D Preferred Stock and Warrants to purchase 99 shares of Series E Common Stock to Dowdell in exchange for total consideration of $84,000, (iv) 16 shares of Series D Preferred Stock and Warrants to purchase 19 shares of Class E Common Stock to Larson in exchange for total consideration of $16,000, (v) 15 shares of Series D Preferred Stock and Warrants to purchase 18 shares of Class E Common Stock to Klettke in exchange for total consideration of $15,000, (vi) 26 shares of Series D Preferred Stock and Warrants to purchase 31 shares of Class E Common Stock to Laub in exchange for total consideration of $26,000.

  On May 30, 1997, pursuant to the February 1997 Agreement, the Registrant issued (i) 3,995 shares of Series D Preferred Stock and Warrants to purchase 4,754 shares of Class E Common Stock to Heller in exchange for total consideration of $3,995,000, (ii) 1,348 shares of Series D Preferred Stock and Warrants to purchase 1,603 shares of Class E Common Stock to Electra in exchange for total consideration of $1,348,000, (iii) 44 shares of Series D Preferred Stock and Warrants to purchase 52 shares of Class E Common Stock to Larson in exchange for total consideration of $44,000, (iv) 42 shares of Series D Preferred Stock and Warrants to purchase 50 shares of Class E Common Stock to Klettke in exchange for total consideration of $42,000, (v) 71 shares of Series D Preferred Stock and Warrants to purchase 85 shares of Class E Common Stock to Laub in exchange for total consideration of $71,000.

  On May 30, 1997, pursuant to a Securities Purchase Agreement dated as of May 30, 1997 (the "May 1997 Agreement"), the Registrant issued (i) 11,127 shares of Series D Preferred Stock and Warrants to purchase 26,842 shares of Class E Common Stock to HECC in exchange for total consideration of $11,127,000, (ii) 2,376 shares of Series D Preferred Stock and Warrants to purchase 5,732 shares of Class E Common Stock to Electra in exchange for total consideration of $2,376,000 and (iii) 122 shares of Series D Preferred Stock and Warrants to purchase 295 shares of Class E Common Stock to Klettke in exchange for total consideration of $122,000.

  On June 30, 1997, pursuant to the May 1997 Agreement, the Registrant issued 1,375 shares of Series D Preferred Stock and Warrants to purchase 3,317 shares of Class E Common Stock to Electra in exchange for total consideration of $1,375,000.

  No underwriters were involved in any of the transactions described above.

  Each of the sales of securities described above is claimed to be exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering, in that the transactions involved the issuance and sale by the Company of its securities to financially sophisticated institutions or individuals who represented that they took such securities for investment for their own account and not for distribution and understood the ramifications of the same. All certificates representing the securities issued in each of the sales of unregistered securities have been legended.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS.

      1+       Form of Underwriting Agreement.
      2.1+     Asset Purchase Agreement dated as of September 30, 1996, among the Registrant, WCI Acquisition, Ltd., Phillips Educational
               Group of Portland, Inc., and Phillips Colleges, Inc. Schedules
               and exhibits to this Asset Purchase Agreement have not been included herewith, but will be furnished supplementally to the
               Commission upon request.
      2.2+     Stock Sale Agreement dated as of April 7, 1997, between K-III
               Prime Corporation, Inc. and the Registrant. Schedules and
               exhibits to this Stock Sale Agreement have not been included herewith, but will be furnished supplementally to the Commission upon request.
      2.3+     Stock Purchase Agreement dated as of June 30, 1997, among IAMD
               Acquisition I, Ltd. and Clem Stein, Jr., Marion Stein, Leonard
               Rutstein, Barbara Ann Scott King, Thomas V. King, William W.
               Wirtz and David Powell. Schedules and exhibits to this Stock
               Purchase Agreement have not been included herewith, but will be furnished supplementally to the Commission upon request.
      2.4+     Share Purchase Agreement dated as of June 30, 1997, among the
               Registrant and Clem Stein, Jr., Leonard Rutstein, Barbara Ann
               Scott King and Lawrence N. Gross. Schedules and exhibits to this
               Share Purchase Agreement have not been included herewith, but will be furnished supplementally to the Commission upon request.
      3.1+     Form of Amended and Restated Certificate of Incorporation of the
               Registrant.
      3.2+     Form of Amended and Restated By-laws of the Registrant.
      4.1+     Form of specimen stock certificate representing Common Stock.
      4.2+     Credit Agreement dated as of May 30, 1997 among the Registrant, as borrower, the lenders named therein and LaSalle National
               Bank, as agent, as amended.

      5        Opinion of Katten Muchin & Zavis as to the legality of the securities being registered (including consent).
     10.1+     Career Education Corporation 1995 Stock Option Plan, as amended.
     10.2+     Form of Option Agreement under the Registrant's 1995 Stock
               Option Plan.
     10.3      Career Education Corporation 1998 Employee Incentive
               Compensation Plan.
     10.4+     Forms of Option Agreements under the Registrant's 1998 Employee
               Incentive Compensation Plan.
     10.5      Career Education Corporation 1998 Non-Employee Directors' Stock
               Option Plan.
     10.6+     Form of Option Agreement under the Registrant's 1998 Non-
               Employee Directors' Stock Option Plan.
     10.7+     Career Education Corporation 1998 Employee Stock Purchase Plan.
     10.8+     Amended and Restated Option Agreement dated as of July 31, 1995, between the Registrant and John M. Larson, and Amendment thereto dated as of October 20, 1997.
     10.9+     Supplemental Option Agreement dated July 31, 1995, between the
               Registrant and John M. Larson.
     10.10+    Amended and Restated Option Agreement dated as of July 31, 1995, between the Registrant and Robert E. Dowdell, and Amendment thereto dated as of October 20, 1997.
     10.11+    Employment and Non-Competition Agreement dated as of October 9,
               1997, between the Registrant and John M. Larson.
     10.12+    Form of Indemnification Agreement for Directors and Executive
               Officers.
     10.13+    Career Education Corporation Amended and Restated Stockholders'
               Agreement dated as of July 31, 1995, as amended on February 28,
               1997 and May 30, 1997.
     10.14     Registration Rights Agreement dated as of July 31, 1995, between the Registrant, Electra Investment Trust P.L.C. and Electra
               Associates, Inc., and form of Amendment Agreement relating thereto.
     10.15+    Warrant Agreement dated as of July 31, 1995, between the
               Registrant and The Provident Bank, and related Warrant
               Certificate.
     10.16+    Securities Purchase Agreement dated as of July 31, 1995 among the Registrant, Electra Investment Trust P.L.C. and Electra
               Associates, Inc. (the "Electra 1995 Agreement").
     10.17+    Form of Warrant Certificate issued pursuant to the Electra 1995
               Agreement.
     10.18+    Securities Purchase Agreement dated as of February 28, 1997, among the Registrant, Heller Equity Capital Corporation, Electra
               Investment Trust P.L.C., Robert E. Dowdell, John M. Larson,
               Wallace O. Laub and Constance L. Laub and William A. Klettke
               (the "February 1997 Agreement").
     10.19+    Securities Purchase Agreement dated as of May 30, 1997 among the
               Registrant, Heller Equity Capital Corporation, Electra
               Investment Trust P.L.C. and William A. Klettke (the "May 1997
               Agreement").
     10.20+    Form of Warrant Certificate issued pursuant to the February 1997
               Agreement and the May 1997 Agreement.
     10.21+    Form of Management Fee Agreement between the Registrant and each of its subsidiaries.
     10.22+    Form of Tax Sharing Agreement between the Registrant and each of its subsidiaries.
     10.23     Form of Registration Rights Agreement between the Registrant and
               Heller Equity Capital Corporation.
     10.24+    Form of Agreement between the Registrant and Heller Equity
               Capital Corporation, regarding designation of directors of the
               Registrant.
     11        Statement regarding computation of per share earnings.

     21+       Subsidiaries of the Registrant.
     23.1      Consent of Arthur Andersen LLP with respect to financial
               statements of Career Education Corporation and Subsidiaries.
     23.2      Consent of Katten Muchin & Zavis (contained in its opinion filed as Exhibit 5 hereto).
     23.3+     Consent of Thomas B. Lally
     23.4+     Consent of Arthur Andersen LLP with respect to the financial statements of Western Culinary Institute (a division of Phillips
               Educational Group of Portland, Inc., a wholly owned subsidiary of Phillips Colleges, Inc.).
     23.5+     Consent of Arthur Andersen LLP with respect to the financial statements of IAMD, Limited and Subsidiaries.
     23.6+     Consent of Arthur Andersen LLP with respect to the financial statements of International Academy of Merchandising and Design
               (Canada), Ltd. and Subsidiary.
     23.7      Consent of Gleeson, Sklar, Sawyers and Cumpata LLP with respect to the financial statements of IAMD, Limited and Subsidiaries.
     23.8      Consent of Price Waterhouse with respect to the financial
               statements of International Academy of Merchandising and Design
               (Canada), Ltd. and Subsidiary.
     23.9      Consent of Deloitte & Touche LLP with respect to the financial statements of The Katharine Gibbs Schools, Inc. and
               subsidiaries.
     23.10+    Consent of Keith K. Ogata.
     24+       Power of Attorney.
     27+       Financial Data Schedule.

--------
+Previously filed as part of this Registration Statement.

                                                    PAGE
    (b) FINANCIAL STATEMENT SCHEDULES.              ----
    Report of Independent Public Accountants        S-1
    Schedule II--Valuation and Qualifying Accounts  S-2

ITEM 17. UNDERTAKINGS

  The Registrant hereby undertakes:

  (1) To provide to the Underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (3) For purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS ON THE 22ND DAY OF JANUARY, 1998.

                                          Career Education Corporation

                                                /s/ William A. Klettke
                                          By: _________________________________
                                                    William A. Klettke
                                                   Senior Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JANUARY 22, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


                    *                       President, Chief Executive Officer
___________________________________________   (Principal Executive Officer) and a
              John M. Larson                  Director
        /s/ William A. Klettke              Senior Vice President and Chief Financial
___________________________________________   Officer (Principal Financial and
            William A. Klettke                Accounting Officer)
                     *                      Director
___________________________________________
             Robert E. Dowdell
                     *                      Director
___________________________________________
              Wallace O. Laub
                     *                      Director
___________________________________________
             Patrick K. Pesch
                     *                      Director
___________________________________________
              Scott D. Steele
                     *                      Director
___________________________________________
                Todd Steele

      /s/ William A. Klettke
*By: ________________________________
          William A. Klettke
           Attorney-in-fact

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                        DOCUMENT DESCRIPTION
  -------                       --------------------
  5        Opinion of Katten Muchin & Zavis as to the legality of the securities being registered (including consent).
 10.3      Career Education Corporation 1998 Employee Incentive
           Compensation Plan.
 10.5      Career Education Corporation 1998 Non-Employee Directors'
           Stock Option Plan.
 10.14     Registration Rights Agreement dated as of July 31, 1995,
           between the Registrant, Electra Investment Trust P.L.C. and
           Electra Associates, Inc., and form of Amendment Agreement
           relating thereto.
 10.23     Form of Registration Rights Agreement between the Registrant and Heller Equity Capital Corporation.
 11        Statement regarding computation of per share earnings.
 23.1      Consent of Arthur Andersen LLP with respect to financial
           statements of Career Education Corporation and Subsidiaries.
 23.2      Consent of Katten Muchin & Zavis (contained in its opinion filed as Exhibit 5 hereto).
 23.7      Consent of Gleeson, Sklar, Sawyers and Cumpata LLP with
           respect to the financial statements of IAMD, Limited and
           Subsidiaries.
 23.8      Consent of Price Waterhouse with respect to the financial
           statements of International Academy of Merchandising and
           Design (Canada), Ltd. and Subsidiary.
 23.9      Consent of Deloitte & Touche LLP with respect to the financial statements of The Katharine Gibbs Schools, Inc. and
           subsidiaries.

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